As filed with the Securities and Exchange Commission on May 12, 2015

Registration Statement No. 333-202707

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 2
To the

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Equitable Financial Corp.

Equitable Bank Employees’ Savings and Profit Sharing Plan

(Exact name of registrant as specified in its charter)

Maryland	6035	To be applied for
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

113 North Locust Street

Grand Island, Nebraska 68801

(308) 382-3136

(Address, including zip code, and telephone number

Including area code, of registrant’s principal executive offices)

Mr. Thomas E. Gdowski

President and Chief Executive Officer

113 North Locust Street

Grand Island, Nebraska 68801

(308) 382-3136

(Name, address, including zip code, and telephone number

Including area code, of agent for service)

Copies to:

Robert J. Routh, Esq.

David J. Routh, Esq.

Cline Williams Wright Johnson & Oldfather, L.L.P.

233 South 13th Street

1900 U.S. Bank Building

Lincoln, Nebraska 68508

(402) 474-6900

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.01 par value	3,477,329 shares	$8.00	$27,818,632	(1)	$3,233	(2)
Participation Interests	352,816 interests(3)				(3)

(1)          Estimated solely for the purpose of calculating the registration fee pursuant to Regulation 457(o) under the Securities Act.

(2)          Previously paid.

(3)          The securities of Equitable Financial Corp. to be purchased by the Equitable Financial Corp. Bank Employees’ Savings and Profit Sharing Plan are included in the amount shown for the common stock.  Accordingly, no separate fee is required for the participation interests.  In accordance with Rule 457(h) of the Securities Act, the registration fee has been calculated based on the number of shares of common stock that may be purchased with the current assets of such Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Prospectus Supplement

Interests in

EQUITABLE BANK

EMPLOYEES’ SAVINGS AND PROFIT SHARING PLAN

Offering of Participation Interests in up to 352,816 Shares of

EQUITABLE FINANCIAL CORP.

Common Stock

In connection with the conversion of Equitable Financial MHC from the mutual to the stock form of organization, Equitable Financial Corp., a newly formed Maryland corporation (“New Equitable”), is offering shares of common stock for sale.  In connection with the conversion, New Equitable is allowing participants in the Equitable Bank Employees’ Savings and Profit Sharing Plan (the “Plan”) to invest all or a portion of their accounts in the common stock of New Equitable (“Common Stock”).

Based upon the value of the Plan assets at December 31, 2014, the trustee of the Plan could purchase up to 352,816 shares of New Equitable Common Stock, at the purchase price of $8.00 per share.  This prospectus supplement relates to the initial election of Plan participants to direct the trustee of the Plan to invest all or a portion of their Plan accounts in the Stock Purchase Fund at the time of the stock offering.

The prospectus of New Equitable dated [Prospectus Date] is provided with this prospectus supplement.  It contains detailed information regarding the conversion and stock offering of New Equitable and the financial condition, results of operations and business of Equitable Bank.  This prospectus supplement provides information regarding the Plan.  You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page 17 of the prospectus.

The interests in the Plan and the offering of the shares of New Equitable Common Stock have not been approved or disapproved by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Securities and Exchange Commission or any other federal or state agency.  Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by New Equitable, in the stock offering, of interests or shares of Common Stock in the Plan’s Stock Purchase Fund.  No one may use this prospectus supplement to reoffer or resell interests in shares of Common Stock acquired through the Plan.

You should rely only on the information contained in this prospectus supplement and the prospectus.  New Equitable, Equitable Bank and the Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of New Equitable Common Stock shall under any circumstances imply that there has been no change in the affairs of New Equitable, Equitable Bank, or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is [Prospectus Date].

THE OFFERING

Securities Offered

New Equitable is offering participants in the Equitable Bank Employees’ Savings and Profit Sharing Plan (the “Plan”) the opportunity to purchase participation interests in the common stock of New Equitable (“Common Stock”).  The ownership of Common Stock of New Equitable in the Plan is referred to as a “participation interest” because the Common Stock will be titled in the name of the Plan and not directly in a participant’s name.   At the purchase price of $8.00 per share, the Plan may acquire up to 352,816 shares of New Equitable Common Stock in the stock offering, based on the fair market value of the Plan’s assets as of December 31, 2014.  A portion of this number reflects the shares of common stock of Equitable Financial Corp., a federally-chartered mid-tier holding company (“Old Equitable”), that are held by the Plan and that will automatically be exchanged for New Equitable Common Stock pursuant to the exchange ratio (as discussed in greater detail in the accompanying prospectus).

Only employees of Equitable Bank may become participants in the Plan, and only participants may purchase stock in a new investment alternative that will be available under the plan for New Equitable Common Stock. Initially, amounts that will be used to purchase New Equitable Common Stock in the stock offering will be held in a separate fund called the “Stock Purchase Fund.” Following the stock offering, shares of New Equitable Common Stock will be tracked in your plan account under the New Equitable Common Stock’s ticker symbol, “EQFN.” Your investment in Common Stock in connection with the stock offering through the Stock Purchase Fund is subject to the purchase priorities contained in the Plan of Conversion and Reorganization of Equitable Financial MHC, as described below.

Information with respect to the Plan is contained in this prospectus supplement, and information with regard to the financial condition, results of operations and business of New Equitable and Equitable Bank is contained in the accompanying prospectus. The address of the principal executive office of New Equitable and Equitable Bank is 113 North Locust Street, Grand Island, Nebraska 68801 and the telephone number at that address is (308) 382-3136.

All questions about this prospectus supplement should be addressed to April Jilg at Equitable Bank; telephone #: (308) 382-3136; email: ajilg@equitableonline.com .

Questions about the stock offering, the prospectus, or obtaining a stock order form to purchase stock in the offering outside the Plan may be directed to the Stock Information Center at (877) 821-5783.  The Stock Information Center will be open beginning [                    , 2015], between 9:00 a.m. and 3:00 p.m., Central Time.  The Stock Information Center will be closed on weekends and bank holidays.

New Equitable Stock Fund

In connection with the stock offering, you may elect to transfer all or part of your account balances in the Plan to the Stock Purchase Fund, to be used to purchase Common Stock of New Equitable issued in the stock offering.

Purchase Priorities

All Plan participants are eligible to direct a transfer of funds to the Stock Purchase Fund.  However, such directions are subject to the purchase priorities in the Plan of Conversion and Reorganization of Equitable Financial MHC, which provides for a subscription offering and a community offering.  In the offering, purchase priorities are as follows and apply in case more shares of New Equitable Common Stock are ordered than are available for sale (an “oversubscription”):

Subscription Offering:

(1)   Depositors of Equitable Bank with aggregate account balances of at least $50 as of the close of business on September 30, 2013, get first priority.

(2)   Equitable Bank’s tax-qualified plans, including the employee stock ownership plan and the Plan, get second priority.

(3)   Depositors of Equitable Bank with aggregate account balances of at least $50 at the close of business on March 31, 2015 get third priority.

(4)   Depositors of Equitable Bank as of the close of business on May 5, 2015 get fourth priority.

Community Offering:

(5)   Shares of Common Stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to natural persons residing in the communities served by Equitable Bank (as more fully described in the prospectus) and existing stockholders of Old Equitable.

If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase New Equitable Common Stock in the subscription offering and you may use funds in the Plan to pay for the shares of New Equitable Common Stock.  You may also be able to purchase shares of New Equitable Common Stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1), (3) or (4) through subscription offering category (2), reserved for New Equitable’s tax-qualified employee plans.  If your stock order cannot be filled through subscription offering category (2), your order will be treated as a community offering order.  Subscription offering orders will have preference over community offering orders in the event of oversubscription.

Purchase in the Offering and Oversubscriptions

The trustee of the Plan will purchase shares of New Equitable Common Stock in the stock offering in accordance with your directions.   Once you make your election, the amount that you elect to transfer from your existing investment options for the purchase of shares of New Equitable Common Stock in connection with the stock offering will be sold from your existing investment options and the proceeds transferred to the Stock Purchase Fund and held in a money market account pending the formal closing of the stock offering, several weeks later.  At the end of the stock offering period, we will determine whether all, or any portion of, your order will be filled.  (If the offering is oversubscribed, you may not receive any, or all of, your order, depending on your purchase priority, as described above.)  The amount that can be used toward your order will be applied to the purchase of shares of New Equitable Common Stock and will be denominated in stock in the Plan.

In the event the offering is oversubscribed, i.e., there are more orders for New Equitable Common Stock than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase interests in New Equitable Common Stock in the offering, the amount that cannot be invested in New Equitable Common Stock, and any interest earned on such

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amount, will be reinvested in the existing funds of the Plan, in accordance with your then-existing investment election (in proportion to your investment direction for future contributions).  The prospectus describes the allocation procedures in the event of an oversubscription.  If you choose not to direct the investment of your Plan account balances towards the purchase of interests in New Equitable Common Stock in the offering, your account balances will remain in the investment funds of the Plan as previously directed by you.

Value of Plan Assets	As of December 31, 2014, the market value of the assets of the Plan was approximately $2,822,528.

Election to Purchase Common Stock in the Stock Offering

In connection with the stock offering, the Plan will permit you to transfer all or part of the funds which represent your current beneficial interest in the assets of the Plan to the Stock Purchase Fund.  The trustee of the Plan will subscribe for New Equitable Common Stock offered for sale in connection with the stock offering, in accordance with each participant’s direction.  In order to purchase a participation interest in New Equitable Common Stock in the stock offering through the Plan, you must order at least 25 shares in the offering through the Plan.  The prospectus describes maximum purchase limits for investors in the stock offering.  The trustee will pay $8.00 per share of Common Stock in the offering, which will be the same price paid by all other persons who purchase shares in the subscription and community offerings.

How to Order Common Stock in the Offering

You can elect to transfer (in whole percentages or dollar amounts) all or a portion of your account balance in the Plan to the Stock Purchase Fund. This is done by following the procedures described below. Please note the following stipulations concerning this election:

•      You can direct all or a portion of your current account to the Stock Purchase Fund in increments of $8.00.

•      Your election is subject to a minimum purchase of 25 shares, which equals $200.

•      Your election, plus any order you placed outside the Plan, are together subject to a maximum purchase of 37,500 shares, which equals $300,000, or 37,500 shares ($300,000) if you purchase in concert with an associate or group of persons acting in concert (as more fully described in this prospectus).

•      The election period closes at 5:00 p.m., Central Time, on [                      ], 2015.

•                  Your election to purchase New Equitable Common Stock in the offering through the Plan will be processed on-line by Principal Financial Group, the recordkeeper of the Plan.  When you transfer amounts into the Stock Purchase Fund on-line, you must round  down to the closest dollar amount divisible by $8.00.  The amount you transfer into the Stock Purchase Fund will be used by the trustee to purchase shares of New Equitable Common Stock sold in the offering.  This amount will remain in the Stock Purchase Fund until the formal closing of the offering has been completed, several weeks after the election period ends.  At that time, the Common Stock purchased based on your election will be transferred to the Stock Purchase Fund and any remaining funds will be transferred out of the Stock Purchase Fund for investment in other funds under the Plan, based on your election currently on file for future contributions.  Following the formal closing of the offering, the Stock Purchase Fund will be discontinued and all shares of New Equitable Common Stock will be held in your Plan account under the New Equitable Common Stock’s ticker symbol, “EQFN”.

•                  During the stock offering period, you will continue to have the ability to transfer amounts that are not directed to purchase stock in the Stock Purchase Fund among all other investment funds.  However, you will not be permitted to change the investment amounts that you transferred on-line into the Stock Purchase Fund.

•                  The amount you elect to transfer to the Stock Purchase Fund will be held separately until the offering closes.  Therefore, this money is not available for distributions, loans or withdrawals until the transaction is completed, which is expected to be several weeks after the closing of the subscription offering period.

If you wish to use all or part of your account balance in the Plan to purchase New Equitable Common Stock in the stock offering, you need to do two things.

First, you must indicate that decision on the 401(k) Purchaser Information Form.  If you do not wish to make an election, you should check Box E in Section D of the 401(k) Purchaser Information Form and return the form to April Jilg at Equitable Bank, 113 North Locust Street, Grand Island, Nebraska 68801, or by faxing it to (308) 381-0122, to be received no later than 1:00 p.m., Central Time, on [__________], [_________], 2015.  You may return your 401(k) Purchaser Information Form by hand delivery, inter-office mail or by mailing it to April Jilg at the above address in the enclosed self-addressed envelope, so long as it is received by the time specified.

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Second, you must follow these steps to transfer amounts from other investments in the plan into the Stock Purchase Funds, which will be used to purchase shares of New Equitable Common Stock in the stock offering.

•      Go to www.principal.com and log into your Plan account.  In Account Login, click on drop down and choose “Personal”, then “GO.”  Enter your Username and Password.  If you have not established your Username and Password, click on the link “Establish your Username and Password” and follow the prompts.

•      On your Personal Summary Page, choose the line for the Equitable Bank Employees’ Savings and Profit Sharing Plan.

•      When you reach “Your Account Overview,” click on “Investments” at the top of the screen, and then click on “Manage.”

•      When you reach the “Manage Your Investments” screen, click on the orange box titled “Reallocate Existing Savings.”

•      If you want to transfer a percentage of some of your current investments, enter the percentage you would like to transfer “From” each investment.  If you would like to transfer a dollar amount, click on “Advanced Transfer Features” and choose “dollars,” then enter the amount you would like to transfer “From” each investment.  When you have completed transferring “From” each investment, choose “Continue.”

•      Enter the percentage or dollars that you will be transferring into the Stock Purchase Fund.  The Stock Purchase Fund is a money market investment that will hold the funds until the stock offering is concluded.  All of the funds that you transferred “From” other investments must be transferred to another investment.  The total percentage must be 100% or, if transferring dollars, all of the dollars must be transferred “To” another investment.

•      When you have completed the “To” portion of the transaction, click continue.  You will be taken to a confirmation page.  Please review your transaction for accuracy, if you need to make changes, click on “Cancel” or “Start Over” or “Previous” to make changes.  If the information is correct, click on the box, “I confirm the information above and authorize Principal Life Insurance Company to process this request.”  You will receive a communication in your Message Center confirming your transaction.

Order Deadline

If you wish to make an election, then you must make your election online at www.principal.com and return your 401(k) Purchaser Information Form in the pre-paid envelope to April Jilg at Equitable Bank, 113 North Locust Street, Grand Island, Nebraska 68801 or by faxing it to (308) 381-0122, to be received no later than 1:00 p.m., Central Time, on [                    ], [                  ], 2015.   Your election will not be processed until you have also returned the 401(k) Purchaser Information Form.

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Irrevocability of Transfer Direction

Once you make an election to transfer amounts in your Plan account to the Stock Purchase Fund in connection with the stock offering, you may not change your election. Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of interests in New Equitable Common Stock among all of the other investment funds in the Plan on a daily basis.

Future Direction to Purchase New Equitable Common Stock

You will be able to purchase New Equitable Common Stock after the stock offering by directing that your future contributions or your account balance in the plan be transferred to New Equitable Common Stock.  After the offering, to the extent that shares are available, the trustee of the Plan will acquire Common Stock of New Equitable at your election in open market transactions at the prevailing price.  You may change your investment allocation on a daily basis.  Special restrictions may apply to transfers directed to and from the New Equitable Common Stock by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal stockholders of New Equitable.

Voting Rights of Common Stock

The Plan trustee will vote all shares of New Equitable Common Stock held in your Plan account in accordance with your written instructions.  The Plan trustee will vote all New Equitable Common Stock held in any participant’s Plan account for which it has received no voting instruction and New Equitable Common Stock for which participants have voted to “abstain” in the same proportions as it votes New Equitable Common Stock for which it has received instructions from participants.  Whenever such voting rights are to be exercised, New Equitable shall provide the Plan trustee, in a timely manner, with the same notices and other materials as are provided to other holders of New Equitable Common Stock.  The Plan participants shall be provided with adequate opportunity to deliver their instructions to the Plan trustee regarding the voting of New Equitable Common Stock held in their Plan account.   All voting instructions will be kept confidential.

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DESCRIPTION OF THE PLAN

Introduction

Equitable Bank originally adopted the Employees’ Savings and Profit Sharing Plan (the “Plan”) effective as of July 1, 2002.  The Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Equitable Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code.  Equitable Bank will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act (“ERISA”).  The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except for the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan).  The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA.  The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan.  Copies of the Plan are available to all employees by filing a request with the Plan administrator at Equitable Bank, 113 North Locust Street, Grand Island, Nebraska 68801.  You are urged to read carefully the full text of the Plan.

Eligibility and Participation

Employees who are at least age 21 and have completed six months of employment with Equitable Bank during which they worked at least 500 hours are eligible to enter the Plan on the January 1, April 1, July 1 or October 1 coinciding with or next following the date on which the employee meets the eligibility requirements. The Plan Year is July 1 to June 30.

As of December 31, 2014, there were approximately 70 employees and former employees eligible to participate in the Plan.

Contributions Under the Plan

The Plan provides for employee before-tax contributions and employee Roth after-tax contributions (“Roth contributions”), employer matching contributions made on behalf of employees who make employee before-tax contributions and Roth contributions, and discretionary employer contributions.  Each type is summarized below.

Employee Before-tax Contributions.  If you are an eligible employee, you are permitted to defer, on a pre-tax basis, between 1% and 75% of your compensation and to have that amount contributed to the Plan on your behalf.  For purposes of the Plan, “compensation” includes total compensation (including salary reduction contributions made under the Plan or the flexible benefits plan sponsored by Equitable Bank).  In 2015, the annual compensation of each participant taken into account under the Plan is limited to $265,000.  (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code).  You may change the amount of your employee before-tax contributions, including discontinuing or resuming them, by telephone through Principal Financial Group at (800) 547-7754 or through the Internet (which can be reached via www.principal.com).

Employee After-tax Roth Contributions.  You can elect to have your salary reduction contributions treated as after-tax Roth contributions.  The same contribution limits set forth above that apply to Employee before-tax contributions also apply to your Roth after-tax contributions.  You may also change the amount of your employee

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after-tax Roth contributions, including discontinuing or resuming them, by telephone through Principal Financial Group at [(800) 547-7754] or through the Internet (which can be reached via www.principal.com).

Catch-Up Contributions.  If you are over age 50 or will attain age 50 before the close of the plan year and have made the maximum elective deferral set forth above (or are prevented from making the maximum contribution due to one or more Plan limitations that prohibit you from otherwise contributing an additional before-tax contribution or Roth contribution), you may also make “catch-up” contributions, in accordance with the tax laws and subject to the tax law limits (for 2015, the limit on catch-up contributions is $6,000).  Your catch-up contributions may be either employee before-tax contributions or after-tax Roth contributions.

Employer Matching Contributions.  In its discretion, Equitable Bank may make matching contributions to the Plan equal to a uniform percentage of your salary deferrals.  Presently, Equitable Bank makes matching contributions equal to 50% of the first 6% of the compensation you contribute to the Plan through salary deferrals.

Discretionary Profit Sharing Contributions.  Equitable Bank may make discretionary employer profit-sharing contributions to the Plan.

Rollover Contributions.  You are permitted to make rollover contributions to the Plan.

Limitations on Contributions

Limitations on Employee Before-Tax Contributions and Roth Contributions.  For 2015, the amount of your employee before-tax contributions may not exceed $18,000 per calendar year.  This amount may be adjusted periodically by law, based on changes in the cost of living.  Contributions in excess of this limit are known as excess deferrals.  If you defer amounts in excess of this limitation, your gross income for federal income tax purposes will include the excess in the year of the deferral.  In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed.  Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Contribution Limit.  Generally, the law imposes a maximum limit on the amount of contributions you may receive under the Plan. This limit applies to all contributions to the Plan, including your salary deferrals and all other employer contributions made on your behalf during the year, excluding earnings and any transfers/rollovers. For 2015, this total cannot exceed the lesser of $53,000 or 100% of your annual base compensation.

Benefits Under the Plan

Vesting.  At all times, you have a fully vested and nonforfeitable interest in your elective deferral contributions and any rollover contributions.  Employer discretionary contributions credited to your account are subject to a five-year graded vesting schedule pursuant to which such amounts vest in 20% increments, beginning after the first completed year of service until a participant becomes 100% vested upon completion of five years of service.  In addition, you will also become 100% vested in the employer contributions credited to your account upon your death, disability or normal retirement upon attainment of age 65.

To earn a year of service, you must be credited with at least 1,000 hours of service during any Plan Year.

In-Service Distributions from the Plan

Loans.  You may apply for a loan under the Plan, subject to the rules and limitations imposed by the Internal Revenue Code and the Plan document.  The amount of any loan is limited to the lesser of $50,000, or 50%, of your vested account balance under the Plan.  The minimum amount of loan and the term of the loan is determined in accordance with the guidelines of the loan policy established by Equitable Bank with respect to the Plan.

Rollover Withdrawals from the Plan.  A substantial federal tax penalty may be imposed on withdrawals made prior to your attainment of age 59½, regardless of whether such a withdrawal occurs during your employment with Equitable Bank or after termination of employment.  If you have not yet reached age 59½, you may request a

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withdrawal from rollover funds within your Plan accounts for any reason.  Non-hardship withdrawals are not allowed within the Plan, except in the case of rollover withdrawals.

Age 59½ Withdrawals.  Upon attainment of age 59½, you may withdraw from your vested elective deferral contributions, catch-up contributions, and employer discretionary contributions accounts for any reason.

Hardship Withdrawals.  You may be eligible for a hardship withdrawal if you have an immediate and substantial financial need to meet certain expenses and you have no other reasonably available resources to meet your need.  Among other requirements, you must first withdraw all amounts available to you under the non-hardship provisions of the Plan before you may apply for a hardship withdrawal.  Your hardship withdrawal may include amounts necessary to pay any federal, state or local income taxes or penalties expected to result from the withdrawal.  The financial needs for which you can receive a hardship withdrawal are:

•                  Payment of post-secondary school education for the next 12 months for you, your spouse or dependents;

•                  Unreimbursed medical expenses which were previously incurred, or expenses which are necessary to obtain medical care for you, your spouse or dependents;

•                  Purchase of your principal residence (not including mortgage payments);

•                  Prevention of eviction from your principal residence or foreclosure on the mortgage of your principal residence;

•                  Payment of funeral expenses for your parent, spouse, child, or dependent; and

•                  Expenses for the repair of damage to your principal residence that would qualify for a casualty loss deduction under the Code.

You must show that the amount does not exceed the amount you need to meet your financial need, you must have obtained all other distributions and non-taxable loans available to you under any employer plan, and you may not have any employee before-tax contributions, Roth contributions or matching contributions made on your behalf for at least six months.

Distribution Upon Retirement, Disability, or Upon Termination of Employment

You may choose to have retirement benefits begin on or after your normal retirement date (age 65).  If you continue working after your normal retirement date, your distribution will generally be deferred at least until your actual retirement date (your postponed retirement date).  You are also eligible for a benefit distribution if you become disabled while you are an active employee of Equitable Bank.  In addition, if you terminate your employment before you are eligible to retire, for any reason other than disability or death, you will be entitled to the vested value of your Plan accounts.

Forms of Distributions

Plan distributions at retirement, upon disability or upon termination of employment for reasons other than death will be made in the following standard forms of payment, unless you choose an optional form of payment.  If you terminate employment at your normal or postponed retirement date, or upon becoming permanently disabled, and the value of your Plan accounts is $1,000 or less, your benefits will be paid to you in a single cash payment as soon as administratively possible following your termination of employment.

You may elect to defer receipt of your vested Plan accounts until after your normal retirement date or after your actual retirement date (if you retire after your normal retirement date), provided you receive at least a portion of your account balance no later than the first day of April following the calendar year in which you  retire (or terminate employment due to disability) or, if later, you attain age 70½.

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Regardless of the reason for which you terminate employment, you may request that the value of your Plan accounts be transferred to a rollover IRA, another employer’s qualified plan, a Section 403(b) annuity contract or a Section 457(b) governmental plan maintained by a state or agency of the state, if the other plan or contract permits it.

If you die and have not made a valid election as to how payments are to be made, the value of your vested Plan account will be paid to your beneficiary in a single cash payment.  If your vested account is $1,000 or less, your account will be paid to your beneficiary in a single cash payment as soon as administratively possible.  If your designated beneficiary is your spouse and you die before attaining age 70½, payment to your spouse will be made no later than the date you would have attained age 70½.  If your designated beneficiary is your spouse and you die on or after attaining age 70½, payment to your spouse will be made as soon as administratively possible.  If your designated beneficiary is not your spouse, payment to your designated beneficiary will be made within one year of the date of your death.

Investment of Contributions and Account Balances

All amounts credited to your accounts under the Plan are held in the Plan trust (the “Trust”) which is administered by the trustee appointed by Equitable Bank’s Board of Directors.  Prior to the effective date of the offering, you were provided the opportunity to direct the investment of your account into one of the following investment options:

1.              Bond Market Index R3 Fund

2.              Bond & Mortgage Securities R3 Fund

3.              Eagle Small Cap Growth R3 Fund

4.              Equity Income R3 Fund

5.              Goldman Sachs Small Cap Value R Fund

6.              Inflation Protection R3 Fund

7.              International Equity Index R3 Fund

8.              Ivy Mid Cap Growth R Fund

9.              JPMorgan Mid Cap Value R2 Fund

10.       LargeCap Growth I R3 Fund

11.       LargeCap S&P 500 Index R3 Fund

12.       Lord Abbett Value Opportunities R3 Fund

13.       MFS Global Equity R2 Fund

14.       MidCap S&P 400 Index R3 Fund

15.       Principal TrustSM Income Fund

16.       Principal TrustSM Target 2010 Fund

17.       Principal TrustSM Target 2015 Fund

18.       Principal TrustSM Target 2020 Fund

19.       Principal TrustSM Target 2025 Fund

20.       Principal TrustSM Target 2030 Fund

21.       Principal TrustSM Target 2035 Fund

22.       Principal TrustSM Target 2040 Fund

23.       Principal TrustSM Target 2045 Fund

24.       Principal TrustSM Target 2050 Fund

25.       Principal TrustSM Target 2055 Fund

26.       Principal TrustSM Target 2060 Fund

27.       Real Estate Securities R3 Fund

28.       SmallCap S&P 600 Index R3 Fund

29.       Principal Fixed Income Guaranteed Option

You may stop making salary deferral contributions at any time.  You may change your salary deferral amount daily.  Changes will be implemented as soon as possible.

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You may change your investment direction of future contributions at any time by telephone through Principal Financial Group at (800) 547-7754 or through the Internet (which can be reached via www.principal.com).  For further information regarding changes to your investment directions, please contact April Jilg at Equitable Bank; telephone #: (308) 382-3136.

You can transfer existing investment account balances from one fund to another at any time, by telephone or through the Internet.

In connection with the stock offering, the Plan now provides that in addition to the funds specified above, you may direct the trustee, or its representative, to invest all or a portion of your account in the Stock Purchase Fund and New Equitable Common Stock thereafter.

Special rules may apply to investment in the Stock Purchase Fund and New Equitable Common Stock, for certain officers who are subject to restrictions on distributions under Section 16 of the Securities Exchange Act of 1934.  These special rules affect withdrawals, loans, investment direction and transfers of investment account balances for the officers who are subject to these restrictions.

Pending investment in shares of New Equitable Common Stock, amounts allocated towards the purchase of New Equitable Common Stock in the stock offering will be held in a money market fund.   In the event of an oversubscription that prevents you from purchasing all of the shares of New Equitable Common Stock that you ordered in the stock offering, the amounts that you elected to invest but were unable to invest, plus any earnings on those amounts, will be reinvested among the other funds of the Plan in accordance with your then existing investment election (in proportion to your investment direction for future contributions).

Following the stock offering, the Stock Purchase Fund will be discontinued, and your holdings of New Equitable Common Stock in your Plan account will be shown on your account statement as a total number of shares under the New Equitable Common Stock’s ticker symbol, “EQFN”.  Following the stock offering, you may elect to have both past contributions and earnings, as well as future contributions to your account invested among the funds listed above and in New Equitable Common Stock.

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Performance History

The following provides performance data with respect to the investment options available under the Plan. The following performance data is as of December 31, 2014:

	Total Return 1 Yr	Total Return Annualized 3 Yrs	Total Return Annualized 5 Yrs	Total Return Annualized 10 Yrs
Fund	(%)	(%)	(%)	(%)

Bond Market Index R3 Fund	4.89	1.68	3.40	N/A
Bond & Mortgage Securities R3 Fund	4.51	3.17	5.24	3.60
Eagle Small Cap Growth R3 Fund	4.77	16.87	16.16	8.59
Equity Income R3 Fund	12.04	16.78	14.07	7.38
Goldman Sachs Small Cap Value R Fund	6.60	19.39	16.44	8.43
Inflation Protection R3 Fund	2.51	-0.13	3.47	0.95
International Equity Index R3 Fund	-6.55	9.86	4.04	N/A
Ivy Mid Cap Growth R Fund	7.54	16.19	15.05	9.68
JPMorgan Mid Cap Value R2 Fund	14.29	21.42	17.38	9.30
LargeCap Growth I R3 Fund	8.12	19.41	14.98	8.14
LargeCap S&P 500 Index R3 Fund	12.82	19.50	14.59	6.89
Lord Abbett Value Opportunities R3 Fund	8.94	17.47	14.05	N/A
MFS Global Equity R2 Fund	3.50	17.45	11.50	7.86
MidCap S&P 400 Index R3 Fund	8.94	19.05	15.65	8.88
Principal TrustSM Income Fund	4.18	4.96	5.47	N/A
Principal TrustSM Target 2010 Fund	4.72	8.26	7.74	N/A
Principal TrustSM Target 2015 Fund	4.99	9.56	8.49	N/A
Principal TrustSM Target 2020 Fund	5.58	10.91	9.30	N/A
Principal TrustSM Target 2025 Fund	5.97	11.87	9.82	N/A
Principal TrustSM Target 2030 Fund	6.18	12.71	10.25	N/A
Principal TrustSM Target 2035 Fund	6.31	13.38	10.63	N/A
Principal TrustSM Target 2040 Fund	6.45	14.07	10.94	N/A
Principal TrustSM Target 2045 Fund	6.50	14.46	11.21	N/A
Principal TrustSM Target 2050 Fund	6.54	14.85	11.41	N/A
Principal TrustSM Target 2055 Fund	6.58	14.91	11.39	N/A
Principal TrustSM Target 2060 Fund	N/A	N/A	N/A	N/A
Real Estate Securities R3 Fund	31.66	16.67	16.57	8.91
SmallCap S&P 600 Index R3 Fund	4.96	19.34	16.33	8.22

* * * * * * **

Principal Fixed Income Guaranteed Option	See discussion under Description of Funds below

Description of Funds

The following is a description of each of the Plan’s investment funds and other investments:

Bond Market Index R3 Fund.  The investment seeks to provide current income.  Under normal circumstances, the fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in investments designed to replicate the Barclays U.S. Aggregate Bond Index (the “index”) at the time of each purchase.  The index is composed of investment grade, fixed rate debt issues, including government, corporate, asset-backed, and mortgage-backed securities, with maturities of one year or more.  It employs a passive investment approach designed to attempt to track the performance of the index.

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Bond & Mortgage Securities R3 Fund.  The investment seeks to provide current income.  The fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in intermediate maturity fixed-income of debt securities rated BBB- or higher by Standard & Poor’s Rating Service (“S&P”) or Baa3 or higher by Moody’s Investors Service, Inc. (“Moody’s”).  It also invests in foreign securities, and up to 20% of its assets in below investment grade bonds.

Eagle Small Cap Growth R3 Fund.  The investment seeks long-term capital appreciation.  The fund normally invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in the stocks of small-capitalization companies.  The fund’s portfolio manager considers small-capitalization companies to be those companies that, at the time of initial purchase, have a market capitalization equal to or less than the largest company in the Russell 2000® Growth Index during the most recent 12-month period.

Equity Income R3 Fund.  The investment seeks to provide a relatively high level of current income and long-term growth of income and capital.  The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in dividend-paying equity securities.  It usually invests in equity securities of companies with large market capitalizations.  For this fund, companies with large market capitalizations are those with market capitalizations within the range of companies comprising the Russell 1000® Value Index.  The fund also invests in real estate investment trusts and securities of foreign issuers.

Goldman Sachs Small Cap Value R Fund.  The investment seeks long-term capital appreciation.  The fund normally invests at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“net assets”) in a diversified portfolio of equity investments in small-cap issuers with public stock market capitalizations within the range of the market capitalization of companies constituting the Russell 2000® Value Index at the time of investment.  Although it will invest primarily in publicly traded U.S. securities, including real estate investment trusts, it may also invest in foreign securities.

Inflation Protection R3 Fund.  The investment seeks to provide current income and real (after inflation) total returns.  The fund invests primarily in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S. governments, their agencies or instrumentalities, and U.S. and non-U.S. corporations.  It normally maintains an average portfolio duration that is within 20% of the duration of the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index.  The fund also invests in foreign securities, U.S. Treasuries and agency securities.  It actively trades portfolio securities.

International Equity Index R3 Fund.  The investment seeks long-term growth of capital.  The fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in securities held by MSCI EAFE NDTR D Index at the time of each purchase.  The index is a weighted equity index designed to measure the equity performance of developed markets, excluding the United States and Canada.  The fund employs a passive investment approach designed to attempt to track the performance of the index.  It invests in index futures and equity ETFs on a daily basis to gain exposure to the index in an effort to minimize tracking error relative to the benchmark.

Ivy Mid Cap Growth R Fund.  The investment seeks to provide growth of capital.  The fund seeks to achieve its objective by investing primarily in common stock of mid-capitalization companies that IICO believes are high quality and/or offer above-average growth potential.  Under normal circumstances, the fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in the securities of mid-capitalization companies, which, for purposes of this fund, typically are companies with market capitalizations within the range of companies in the Russell Midcap Growth Index at the time of acquisition.

JPMorgan Mid Cap Value R2 Fund.  The investment seeks growth from capital appreciation.  Under normal circumstances, the fund invests at least 80% of its assets in equity securities of mid cap companies.  “Assets” means net assets, plus the amount of borrowings for investment purposes.  Mid cap companies are companies with market capitalizations equal to those within the universe of the Russell Midcap Value Index and/or between $1 billion and $20 billion at the time of purchase.

LargeCap Growth I R3 Fund.  The investment seeks long-term growth of capital.  The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies

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with large market capitalizations at the time of each purchase.  In invests in growth equity securities; growth orientation emphasizes buying equity securities of companies whose potential for growth of capital and earnings is expected to be above average.

LargeCap S&P 500 Index R3 Fund.  The investment seeks long-term growth of capital.  The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies that compose the S&P Index at the time of each purchase.  The index is designed to represent U.S. equities with risk/return characteristics of the large cap universe.  It invests in index futures and options and exchange-traded funds (“ETFs”) on a daily basis to gain exposure to the index in an effort to minimize tracking error relative to the benchmark.

Lord Abbett Value Opportunities R3 Fund.  The investment seeks long-term capital appreciation.  To pursue its objective, the fund normally invests at least 65% of its net assets in equity securities of small and mid-sized companies.  The remainder of the fund’s assets may be invested in companies of any size.  The fund may change this policy at any time.  The fund attempts to invest in companies the investment team believes have been undervalued by the market and whose securities are selling at reasonable prices in relation to an assessment of their potential or intrinsic value.

MFS Global Equity R2 Fund.  The investment seeks capital appreciation.  The fund normally invests at least 80% of its net assets in equity securities.  Equity securities include common stocks, preferred stocks, securities convertible into stocks, equity interests in real estate investment trusts (REITs), and depositary receipts for such securities.  It may invest its assets in the stocks of companies it believes to have above average earnings growth potential compared to other companies (growth companies), in the stocks of companies it believes are undervalued compared to their perceived worth (value companies), or in a combination of growth and value companies.

MidCap S&P 400 Index R3 Fund.  The investment seeks long-term growth of capital.  The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies that compose the S&P MidCap 400 Index at the time of each purchase.  The index is designed to represent U.S. equities with risk/return characteristics of the mid cap universe.  It invests in index futures and ETFs on a daily basis to gain exposure to the index in an effort to minimize tracking error relative to the benchmark.

Principal TrustSM Income Fund.  The investment option seeks current income and, as a secondary objective, capital appreciation.  To pursue its goal, this Target Date Fund generally invests in affiliated and may invest in nonaffiliated open-ended mutual funds, insurance company separate accounts, and collective trust funds that Principal Trust considers appropriate based on investors who have reached their investment time horizon.

Principal TrustSM Target 2010 Fund.  The investment option seeks a total return consisting of long-term growth of capital and current income.  To pursue its goal, this Target Date Fund generally invests in affiliated and may invest in nonaffiliated open-ended mutual funds, insurance company separate accounts, and collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.  Over time, Principal Trust intends to gradually shift the asset allocation targets of each Fund (other than the Principal Trust Income Fund) to accommodate investors progressing from asset accumulation years to income generation years.  It is expected that within 15 years after its target year, a Fund’s underlying fund allocation will match that of the Principal Trust Income Fund.

Principal TrustSM Target 2015 Fund.  The investment option seeks a total return consisting of long-term growth of capital and current income.  To pursue its goal, this Target Date Fund generally invests in affiliated and may invest in nonaffiliated open-ended mutual funds, insurance company separate accounts, and collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.  Over time, Principal Trust intends to gradually shift the asset allocation targets of each Fund (other than the Principal Trust Income Fund) to accommodate investors progressing from asset accumulation years to income generation years.  It is expected that within 15 years after its target year, a Fund’s underlying fund allocation will match that of the Principal Trust Income Fund.

Principal TrustSM Target 2020 Fund.  The investment option seeks a total return consisting of long-term growth of capital and current income.  To pursue its goal, this Target Date Fund generally invests in affiliated and

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may invest in nonaffiliated open-ended mutual funds, insurance company separate accounts, and collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.  Over time, Principal Trust intends to gradually shift the asset allocation targets of each Fund (other than the Principal Trust Income Fund) to accommodate investors progressing from asset accumulation years to income generation years.  It is expected that within 15 years after its target year, a Fund’s underlying fund allocation will match that of the Principal Trust Income Fund.

Principal TrustSM Target 2025 Fund.  The investment option seeks a total return consisting of long-term growth of capital and current income.  To pursue its goal, this Target Date Fund generally invests in affiliated and may invest in nonaffiliated open-ended mutual funds, insurance company separate accounts, and collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.  Over time, Principal Trust intends to gradually shift the asset allocation targets of each Fund (other than the Principal Trust Income Fund) to accommodate investors progressing from asset accumulation years to income generation years.  It is expected that within 15 years after its target year, a Fund’s underlying fund allocation will match that of the Principal Trust Income Fund.

Principal TrustSM Target 2030 Fund.  The investment option seeks a total return consisting of long-term growth of capital and current income.  To pursue its goal, this Target Date Fund generally invests in affiliated and may invest in nonaffiliated open-ended mutual funds, insurance company separate accounts, and collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.  Over time, Principal Trust intends to gradually shift the asset allocation targets of each Fund (other than the Principal Trust Income Fund) to accommodate investors progressing from asset accumulation years to income generation years.  It is expected that within 15 years after its target year, a Fund’s underlying fund allocation will match that of the Principal Trust Income Fund.

Principal TrustSM Target 2035 Fund.  The investment option seeks a total return consisting of long-term growth of capital and current income.  To pursue its goal, this Target Date Fund generally invests in affiliated and may invest in nonaffiliated open-ended mutual funds, insurance company separate accounts, and collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.  Over time, Principal Trust intends to gradually shift the asset allocation targets of each Fund (other than the Principal Trust Income Fund) to accommodate investors progressing from asset accumulation years to income generation years.  It is expected that within 15 years after its target year, a Fund’s underlying fund allocation will match that of the Principal Trust Income Fund.

Principal TrustSM Target 2040 Fund.  The investment option seeks a total return consisting of long-term growth of capital and current income.  To pursue its goal, this Target Date Fund generally invests in affiliated and may invest in nonaffiliated open-ended mutual funds, insurance company separate accounts, and collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.  Over time, Principal Trust intends to gradually shift the asset allocation targets of each Fund (other than the Principal Trust Income Fund) to accommodate investors progressing from asset accumulation years to income generation years.  It is expected that within 15 years after its target year, a Fund’s underlying fund allocation will match that of the Principal Trust Income Fund.

Principal TrustSM Target 2045 Fund.  The investment option seeks a total return consisting of long-term growth of capital and current income.  To pursue its goal, this Target Date Fund generally invests in affiliated and may invest in nonaffiliated open-ended mutual funds, insurance company separate accounts, and collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.  Over time, Principal Trust intends to gradually shift the asset allocation targets of each Fund (other than the Principal Trust Income Fund) to accommodate investors progressing from asset accumulation years to income generation years.  It is expected that within 15 years after its target year, a Fund’s underlying fund allocation will match that of the Principal Trust Income Fund.

Principal TrustSM Target 2050 Fund.  The investment option seeks a total return consisting of long-term growth of capital and current income.  To pursue its goal, this Target Date Fund generally invests in affiliated and may invest in nonaffiliated open-ended mutual funds, insurance company separate accounts, and collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date

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Fund.  Over time, Principal Trust intends to gradually shift the asset allocation targets of each Fund (other than the Principal Trust Income Fund) to accommodate investors progressing from asset accumulation years to income generation years.  It is expected that within 15 years after its target year, a Fund’s underlying fund allocation will match that of the Principal Trust Income Fund.

Principal TrustSM Target 2055 Fund.  The investment option seeks a total return consisting of long-term growth of capital and current income.  To pursue its goal, this Target Date Fund generally invests in affiliated and may invest in nonaffiliated open-ended mutual funds, insurance company separate accounts, and collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.  Over time, Principal Trust intends to gradually shift the asset allocation targets of each Fund (other than the Principal Trust Income Fund) to accommodate investors progressing from asset accumulation years to income generation years.  It is expected that within 15 years after its target year, a Fund’s underlying fund allocation will match that of the Principal Trust Income Fund.

Principal TrustSM Target 2060 Fund.  The investment option seeks a total return consisting of long-term growth of capital and current income.  To pursue its goal, this Target Date Fund generally invests in affiliated and may invest in nonaffiliated open-ended mutual funds, insurance company separate accounts, and collective trust funds that Principal Trust considers appropriate based on the remaining time horizon of a particular Target Date Fund.  Over time, Principal Trust intends to gradually shift the asset allocation targets of each Fund (other than the Principal Trust Income Fund) to accommodate investors progressing from asset accumulation years to income generation years.  It is expected that within 15 years after its target year, a Fund’s underlying fund allocation will match that of the Principal Trust Income Fund.

Real Estate Securities R3 Fund.  The investment seeks to generate a total return.  The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies principally engaged in the real estate industry at the time of each purchase.  It invests in equity securities of small, medium, and large market capitalization companies.  The fund concentrates its investments (invest more than 25% of its net assets) in securities in the real estate industry.  It can invest a higher percentage of assets in securities of individual issuers than a diversified fund.  The fund is non-diversified.

SmallCap S&P 600 Index R3 Fund.  The investment seeks long-term growth of capital.  The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies that compose the S&P SmallCap 600 Index at the time of each purchase.  The index is designed to represent U.S. equities with risk/return characteristics of the small cap universe.  The fund invests in index futures and ETFs on a daily basis to gain exposure to the index in an effort to minimize tracking error relative to the benchmark.

Principal Fixed Income Guaranteed Option. The Fixed Income Guaranteed Option is a guaranteed general-account backed group annuity contract that has been issued by Principal Life Insurance Company to Principal Trust Company as custodian.  This contract provides an interest rate guaranteed for set period of time by Principal Life Insurance Company. The following is a history of the various rates at which interest has been credited under the Principal Fixed Income Guaranteed Option since March 2007:

12/14	6/14	12/13	6/13	12/12	6/12	12/11	6/11	12/10	6/10	12/09	6/09	12/08	6/08	12/07	3/07

—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

5/15	11/14	5/14	11/13	5/13	11/12	5/12	11/11	5/11	11/10	5/10	11/09	5/09	11/08	5/08	11/07

1.35	1.35	1.35	1.65	1.75	2.05	2.30	2.50	2.50	2.85	2.90	2.90	4.25	4.25	4.30	4.30

The crediting rate history is shown based on actual past interest rates and does not guarantee future rates.

New Equitable Common Stock.  The Stock Purchase Fund will consist primarily of investments in New Equitable Common Stock.  Initially, the Plan trustee will use all amounts allocated to the Stock Purchase account through participant online elections made at www.principal.com to acquire shares in the conversion and stock offering.  After the offering, the Stock Purchase Fund will be discontinued, and the Plan will track your ownership of shares of New Equitable Common Stock using the New Equitable Common Stock’s ticker symbol, “EQFN.”  It is expected that all purchases will be made at prevailing market prices.  Under certain circumstances, the trustee may be required to limit the daily volume of

15

shares purchased.  Pending investment in New Equitable Common Stock, amounts allocated towards the purchase of shares in the offering will be held in the Stock Purchase Fund in an interest-bearing account.  In the event of an oversubscription, any earnings that result therefrom will be reinvested among the other funds of the Plan in accordance with your then-existing investment election (in proportion to your investment direction allocation percentages).

Following the offering, New Equitable, a Maryland corporation, will be 100% owned by its public stockholders, including New Equitable’s and Equitable Bank’s tax-qualified plans.  Currently, Equitable Bank is a wholly-owned subsidiary of Old Equitable, a federal mid-tier holding company, that is a majority-owned subsidiary of Equitable Financial MHC, a mutual holding company.  Performance of the New Equitable Common Stock will be dependent upon a number of factors, including the financial condition and profitability of New Equitable and Equitable Bank and market conditions for the New Equitable Common Stock generally.  An investment in New Equitable Common Stock is not insured or guaranteed by the FDIC or any other government agency.  It is possible to lose money by investing in New Equitable Common Stock.

As of the date of this prospectus supplement, none of the shares of New Equitable Common Stock have been issued or are outstanding and there is no established market for New Equitable Common Stock.  Accordingly, there is no record of the historical performance of the Stock Purchase Fund or New Equitable Common Stock.

Investments in the Stock Purchase Fund and New Equitable Common Stock involve special risks that parallel the risks of investing in the common stock of any single company.

For a discussion of material risks you should consider, see the “Risk Factors” section of the accompanying prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

An investment in any of the investment options listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any investment option, there is always a risk that you may lose money on your investment in any of the investment options listed above.

Administration of the Plan

The Trustee and Custodian.  The trustee of the Plan is April Jilg (the “Trustee”).  The custodian of the Plan is Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company.

Plan Administrator.  Pursuant to the terms of the Plan, the Plan is administered by the Plan administrator, Equitable Bank.  The address of the Plan administrator is 113 North Locust Street, Grand Island, Nebraska 68801, telephone number is (308) 382-3136.  The Plan administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants.  The Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

It is the intention of Equitable Bank to continue the Plan indefinitely.  Nevertheless, Equitable Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your accounts.  Equitable Bank reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any

16

purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Equitable Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the Plan with another plan, or the transfer of the trust assets to another plan, the Plan requires that you would, if either the Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the Plan.  You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan.  Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances.  Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.  Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

As a “tax-qualified retirement plan,” the Code affords the Plan special tax treatment, including:

(1)         The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

(2)         Participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)         Earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Equitable Bank will administer the Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution.   A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59½, and consists of the balance credited to participants under the Plan and all other profit sharing plans, if any, maintained by Equitable Bank.  The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other profit sharing plans maintained by Equitable Bank, which is included in the distribution.

New Equitable Common Stock Included in Lump-Sum Distribution.  If a lump-sum distribution includes New Equitable Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to New Equitable Common Stock; that is, the excess of the value of New Equitable at the time of the distribution over its cost or other basis of the securities to the trust.  The tax basis of New Equitable Common Stock, for purposes of computing gain or loss on its subsequent sale, equals the value of New Equitable Common Stock at the time of distribution, less the amount of net unrealized appreciation.  Any gain on a subsequent sale or other taxable disposition of New Equitable Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of New Equitable Common Stock. Any gain on a subsequent sale or other taxable disposition of New Equitable Common Stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain.  The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

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Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA.  You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities

Federal law provides specific rights concerning investments in employer securities. Because you may in the future have investments in New Equitable Common Stock under the Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities.  The Plan must allow you to elect to move any portion of your account that is invested in New Equitable Common Stock from that investment into other investment alternatives under the Plan.  You may contact the Plan administrator shown above for specific information regarding this right, including how to make this election.  In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification.  All of the investment options under the Plan are available to you if you decide to diversify out of your investment in New Equitable Common Stock.

The Importance of Diversifying Your Retirement Savings.   To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio.  Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money.  This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly.  If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the Plan.  No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk.  Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in employer common stock through the Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the Plan to help ensure that your retirement savings will meet your retirement goals.

Additional Employee Retirement Income Security Act (“ERISA”) Considerations

As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries.  The Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion.  Second, no person who otherwise is a fiduciary, such as Equitable Bank, the Plan administrator, or the Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

Because you will be entitled to invest your account balance in the Plan in New Equitable Common Stock, the regulations under Section 404(c) of the ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA.  These regulations also require that your exercise of voting and similar rights with respect to New Equitable Common Stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

18

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as New Equitable.  Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership.  Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of New Equitable, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission.  Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of New Equitable’s fiscal year.  Discretionary transactions in and beneficial ownership of New Equitable Common Stock by officers, directors and persons beneficially owning more than 10% of New Equitable Common Stock generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by New Equitable of profits realized by an officer, director or any person beneficially owning more than 10% of New Equitable Common Stock resulting from non-exempt purchases and sales of New Equitable Common Stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met.  These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of New Equitable Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of New Equitable Common Stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of New Equitable Common Stock for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for Plan benefits and the change in net assets available for Plan benefits at June 30, 2014, is available upon written request to the Plan administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of New Equitable Common Stock has been passed upon Cline Williams Wright Johnson & Oldfather, L.L.P., Lincoln, Nebraska, which firm acted as counsel to Equitable Bank in connection with New Equitable’s stock offering.

19

PROSPECTUS

(Proposed Holding Company for Equitable Bank)

Up to 1,725,000 Shares of Common Stock

(Subject to Increase to up to 1,983,750 Shares)

Equitable Financial Corp., a newly formed Maryland corporation, is offering up to 1,725,000 shares of common stock for sale at $8.00 per share on a best efforts basis in connection with the conversion of Equitable Financial MHC from the mutual holding company to the stock holding company form of organization.  The shares we are offering represent the ownership interest in Equitable Financial Corp., a federal corporation, currently owned by Equitable Financial MHC.  In this prospectus, we refer to Equitable Financial Corp., the Maryland corporation, as “New Equitable,” and we refer to Equitable Financial Corp., the federal corporation, as “Old Equitable.”  Transactions in Old Equitable’s common stock are currently quoted on the OTC Pink Marketplace operated by OTC Markets Group Inc. under the symbol “EQFC.”  We have applied to list the shares of New Equitable common stock on the Nasdaq Capital Market under the symbol “EQFN.”

The shares are first being offered in a subscription offering to eligible depositors and tax-qualified employee benefit plans of Equitable Bank, as described in this prospectus.  Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to natural persons (including trusts of natural persons) residing in the communities served by Equitable Bank and existing stockholders of Old Equitable.  Any shares not purchased in the subscription or community offerings may be offered to the public through a syndicate of broker-dealers, referred to in this prospectus as the syndicated offering.  The subscription, community and syndicated offerings are collectively referred to in this prospectus as the offering.  We must sell a minimum of 1,275,000 shares in order to complete the offering and the conversion.

In addition to the shares we are selling in the offering, the shares of Old Equitable currently held by the public will be exchanged for shares of common stock of New Equitable based on an exchange ratio that will result in existing public stockholders of Old Equitable owning approximately the same percentage of New Equitable common stock as they owned in Old Equitable common stock immediately prior to the completion of the conversion.  The number of shares we expect to issue in the exchange ranges from 959,956 shares to 1,298,764 shares.

The minimum order is 25 shares.  The subscription offering and community offering (if commenced) are expected to expire at 1:00 p.m., Central Time, on [Expiration Date].  We may extend this expiration date without notice to you until [Extension Date].  Once submitted, orders are irrevocable unless the subscription and/or community offerings are terminated or extended, with regulatory approval, beyond [Extension Date], or the number of shares of common stock to be sold is increased to more than 1,983,750 or decreased to less than 1,275,000 shares.  If the offering is extended past [Extension Date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at [Interest Rate]% per annum or cancel your deposit account withdrawal authorization.  If the number of shares to be sold in the offering is increased to more than 1,983,750 shares or decreased to less than 1,275,000 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the offering will be returned promptly with interest. Funds received in the subscription and the community offerings, and if applicable the syndicated offering, will be held in a segregated account at Equitable Bank and will earn interest at [Interest Rate]% per annum until completion or termination of the offering.

Keefe, Bruyette & Woods, Inc., a Stifel Company will assist us in selling the shares on a best efforts basis in the subscription and community offerings, and will serve as sole book-running manager for any syndicated offering.  Keefe, Bruyette & Woods, Inc. is not required to purchase any shares of common stock that are being offered for sale.

OFFERING SUMMARY

Price:  $8.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	1,275,000	1,500,000	1,725,000	1,983,750
Gross offering proceeds	$10,200,000	$12,000,000	$13,800,000	$15,870,000
Estimated offering expenses, excluding selling agent fees and expenses	$575,000	$575,000	$575,000	$575,000
Selling agent fees and expenses(1)	$325,000	$325,000	$325,000	$325,000
Estimated net proceeds	$9,300,000	$11,100,000	$12,900,000	$14,970,000
Estimated net proceeds per share	$7.29	$7.40	$7.48	$7.55

(1)         The amounts shown assume that 100% of the shares are sold in the subscription and community offerings.  The amounts shown further assume that Keefe, Bruyette & Woods, Inc., our selling agent, will receive:  (i) a success fee of $200,000; (ii) reimbursable expenses up to $100,000; and (iii) $25,000 for records management fees and expenses.  See “The Conversion and Offering—Plan of Distribution; Selling Agent Compensation” for information regarding compensation to be paid by us in the subscription, community and syndicated offerings.  If all shares of common stock were sold in the syndicated offering, the selling agent and broker-dealers’ commissions would be approximately $612,000, $720,000, $828,000 and $952,200 at the minimum, midpoint, maximum and adjusted maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 17.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

For assistance, please contact the Stock Information Center at (877) 821-5783

The date of this prospectus is [Prospectus Date].

Equitable BANK

NEBRASKA
IOWA
SOUTH DAKOTA
MINNESOTA
WYOMING
NEBRASKA
IOWA
North Platte
Omaha
Grand Island
MISSOURI
COLORADO
KANSAS
North Platte
Grand Island
Omaha

W Capital Ave
E Capital Ave
W State St
N Broadwell Ave
Diers
Downtown
E Bismark Rd
S Stuhr Rd
S Shady Bend Rd
W Stolley Park Rd
South Locust
S Locust St

Branch Locations

Downtown
113 North Locust Street
Grand Island

Diers
619 North Diers Avenue
(Corner of Highway 281 and Faidley Avenue)
Grand Island

South Locust
3012 South Locust Street
Grand Island

North Platte
920 South Jeffers Street
North Platte

Omaha
10855 West Dodge Road, Suite 110
(Two Old Mill Building)
Omaha

i

SUMMARY

The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of Old Equitable common stock for shares of New Equitable common stock.  It may not contain all of the information that is important to you.  Before making an investment decision, you should read this entire prospectus carefully, including the consolidated financial statements and the notes thereto, and the section entitled “Risk Factors.”

Our Business

Equitable Bank is a Nebraska-based community bank that traces its roots to 1882, when Grand Island Building and Loan Association was chartered by the State of Nebraska as a mutual building and loan association.  This building and loan association was converted to a federally chartered savings association in 1992.  At that time, it adopted the name of “The Equitable Building and Loan Association of Grand Island, Nebraska, A Federal Savings Bank.”  We adopted our present name in 2005, when our mutual holding company reorganization was completed.  We operate our business through our main office in Grand Island, Nebraska, three full-service branches in Grand Island, North Platte and Omaha, Nebraska and one additional limited service branch in Grand Island.  We believe our locations are strategically positioned within the State of Nebraska along the Interstate 80 corridor, from the eastern-most point of that corridor in Omaha, through Nebraska’s fourth largest city in Grand Island, and to the largest city in the western part of that corridor in North Platte.

We are engaged primarily in the business of attracting deposits from the general public and using those funds to originate commercial loans, agricultural loans and one- to four-family residential real estate loans.  To a lesser extent, we also originate home equity loans, construction and land loans and consumer loans.  We invest a portion of our assets in securities issued by the U.S. Government and its agencies, U.S. government-sponsored enterprises and state and municipal governments.  We also invest in mortgage-backed securities primarily issued or guaranteed by U.S. government-sponsored enterprises.  Our principal sources of funds are deposits and principal and interest payments on loans and investments, as well as borrowings from the Federal Home Loan Bank of Topeka.  Our principal source of income is from interest income received on loans and investment securities.  Our principal expenses are interest paid on deposits and borrowings, employee compensation and benefits, data processing and facilities.

We also provide retail brokerage services in Grand Island and North Platte, under the name “Equitable Wealth Management.”   In the most recently completed fiscal year ended June 30, 2014, we had brokerage fee income of $538,000.  At December 31, 2014, our brokerage business had approximately $142.6 million in assets under management.

Equitable Bank is subject to extensive regulation by the Office of the Comptroller of the Currency (“OCC”) and by the Federal Deposit Insurance Corporation (“FDIC”) and is a member of the Federal Home Loan Bank System.

Equitable Bank’s main office is located at 113 North Locust Street, Grand Island, Nebraska and the telephone number at that address is (308) 382-3136.  Its internet address is www.equitableonline.com. Information on our website is not and should not be considered to be a part of this prospectus.

Business Strategy

Our business strategy is to operate and grow a well-capitalized, profitable, community-oriented financial institution dedicated to providing quality customer service.  For most of our history, we have operated as a traditional thrift institution, focusing on the origination of one- to four-family residential real estate loans.  In the past 10 years, however, we have expanded our lending focus and now offer a wide range of loans to commercial businesses, agricultural borrowers and consumers — in addition to our traditional residential loan products.  Highlights of our business strategy are as follows:

•                  Continuing to grow and diversify our loan portfolio in our existing market areas.  We have been successful in growing and diversifying our loan portfolio over the past 10 years.  At December 31, 2004, we had total loans of $123.1 million, with $88.7 million, or 72.1%, consisting of one- to four-family real residential estate loans.  At December 31, 2014, we had total loans of $167.0 million, with $36.6 million, or 21.9%, consisting of one- to four-family residential real estate loans.  At December 31, 2014, $65.9 million, or 39.5%, of our portfolio consisted of commercial operating or real estate loans, and $45.2 million, or 27.1%, of our portfolio consisted of agricultural operating or real estate loans.  Our strategy is to continue to focus on maintaining this type of diversified loan mix, which we believe will provide us with expanded lending opportunities in our existing market areas.

•                  Applying disciplined underwriting practices to maintain the quality of our loan portfolio.  We believe that strong asset quality is a key to long-term financial success.  We have sought to grow and diversify our loan portfolio, while maintaining a high level of asset quality with moderate credit risk.  We seek to accomplish this by applying underwriting standards that we believe are conservative and by pursuing diligent monitoring and collection efforts.  As we have increased the amount of commercial and agricultural loans in our portfolio in recent years, we have sought to manage the larger loan exposures though our conservative approach to lending.  At December 31, 2014, our nonperforming loans (loans which are 90 or more days delinquent and loans which are less than 90 days delinquent but classified as nonaccrual) were less than 1.0% of our total loan portfolio.

•                  Continuing to grow our core deposits.  Over the past five years, we have been successful in growing our deposit base overall and in increasing the share of our deposit base that consists of core deposits.  From December 31, 2009 to December 31, 2014, our total deposits increased from $135.7 million to $164.9 million.  During the same period, our core deposits as a percentage of total deposits increased from 79.6% to 88.2%.  We believe core deposits have favorable cost and interest rate change resistance.  In addition, we believe core deposits allow us greater opportunity to connect with our customers and offer them other financial services and products.  Our strategy is to continue to focus on growing our deposit base as a source of funding for our loans and to continue our efforts to maintain core deposits as a high percentage of total deposits.

•                  Growing our business by expanding our branch network.  As opportunities arise and conditions permit, we will consider opportunities to expand our branch network through whole-bank or branch acquisitions, de novo branching or both.  We operate in a consolidating banking market in the State of Nebraska, with the total number of Nebraska-based banks and savings institutions decreasing from 270 in 2003 to 208 in 2013, according to the FDIC.  In the same period, the average size of Nebraska-based banks and savings institutions has increased from $169.1 million in total assets to $311.4 million in total assets, according to the FDIC.  Although we do not currently have any agreements or understandings regarding specific acquisitions or de novo branching opportunities, our strategy is to grow our business within our consolidating market environment.

•                  Remaining a community-oriented institution.  We were established in 1882 and have been operating continuously since that time.  We have been, and we continue to be, committed to understanding and meeting the financial needs of the communities in which we operate.  Further, we strive to be a good corporate citizen within those communities.  In 2005, we established and funded the Equitable Bank Charitable Foundation as a private charitable foundation based in Grand Island.  Each year since 2005, our foundation has made grants and donations to non-profit organizations, community groups and community projects located within our market areas.  We believe that our community orientation is attractive to customers and distinguishes us from some of our larger competitors.

•                 Providing quality customer service.  We emphasize quality customer service.  We strive to meet the financial needs of our customer base by offering a full complement of loan and deposit products and by providing individualized customer service.  As part of this strategy, we seek to offer our customers a competitive package of on-line and mobile banking services. We believe we have a competitive advantage over some of our larger competitors based on our familiarity with our customers’ needs and our ability to make decisions, such as approving loans, more quickly through local decision-makers.  Our customers enjoy, and will continue to enjoy, access to senior officers at Equitable Bank and the flexibility it brings to their businesses.

In the future, if our business strategy leads to continued growth in our commercial loan portfolio, we may consider converting Equitable Bank’s charter from that of a savings association to that of a commercial bank.  Doing so could allow us to avoid operating restrictions and penalties that can be applied to savings associations which fail to satisfy the “qualified thrift lender” test.  See “Supervision and Regulation—Federal Banking Regulation—Qualified Thrift Lender Test” for additional information on these restrictions and penalties.

Our Organizational Structure and the Proposed Conversion

Since 2005, we have operated in a two-tiered mutual holding company structure.  Old Equitable is our federally chartered stock holding company and the parent company of Equitable Bank.  At December 31, 2014, Old Equitable had consolidated assets of $197.5 million, deposits of $164.9 million and stockholders’ equity of $20.1 million. Old Equitable’s parent company is Equitable Financial MHC, a federally chartered mutual holding company.  At December 31, 2014, Old Equitable had 3,183,004 shares of common stock outstanding, of which 1,369,374 shares, or 43.0%, were owned by the public and the remaining 1,813,630 shares, or 57.0%, were held by Equitable Financial MHC.

Pursuant to the terms of the plan of conversion and reorganization, we are now converting from the mutual holding company corporate structure to the stock holding company corporate structure.  Upon completion of the conversion, Equitable Financial MHC and Old Equitable will cease to exist, and New Equitable will become the successor corporation to Old Equitable.  The shares of New Equitable being offered in this offering represent the majority ownership interest in Old Equitable currently held by Equitable Financial MHC.  Public stockholders of Old Equitable will receive shares of common stock of New Equitable in exchange for their shares of Old Equitable at an exchange ratio intended to preserve the same aggregate ownership interest in New Equitable as they had in Old Equitable.  Equitable Financial MHC’s shares of Old Equitable will be cancelled.

The following diagram shows our current organizational structure, reflecting ownership percentages as of December 31, 2014:

After the conversion and offering are completed, we will be organized as a fully public holding company, as follows:

Reasons for the Conversion and Offering

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•                  Enhance our regulatory capital position.    A strong capital position is essential to achieving our long-term objective of building stockholder value.  While Equitable Bank exceeds all regulatory capital requirements, the proceeds from the offering will greatly strengthen our capital position and enable us to support our planned growth and expansion.  Minimum regulatory capital requirements will also increase in the future under recently adopted regulations, and compliance with these new requirements will be essential to the continued implementation of our business strategy.

•                  Transition us to a more familiar and flexible organizational structure.   The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors, and will give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any additional securities offerings.

•                  Improve the liquidity of our shares of common stock.    The greater number of shares that will be outstanding after completion of the conversion and offering is expected to result in a more liquid and active market for New Equitable common stock than has existed for Old Equitable common stock.  A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•                  Facilitate future mergers and acquisitions.    Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure mergers and acquisitions of other financial institutions or financial services companies as opportunities arise, which will make us a more attractive and competitive bidder for such institutions.  The additional capital raised in the offering also will enable us to consider larger merger transactions.  In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions.  Applicable regulations prohibit the acquisition of New Equitable for three years following completion of the conversion.

Terms of the Offering

We are offering between 1,275,000 and 1,725,000 shares of common stock to eligible depositors of Equitable Bank and to our tax-qualified employee benefit plans in a subscription offering.  To the extent shares remain available, we may offer shares in a community offering to the general public, with a preference given first to natural persons (including trusts of natural persons) residing in Hall, Lincoln and Douglas Counties, Nebraska, and then to our existing public stockholders.  We may also offer for sale shares not purchased in the subscription or community offerings to the general public in a syndicated offering.  The number of shares of common stock to be sold may be increased to up to 1,983,750 shares as a result of demand for the shares of common stock in the offering or changes in market conditions.  Unless the number of shares of common stock to be offered is increased to more than 1,983,750 shares or decreased to fewer than 1,275,000 shares, or the offering is extended beyond [Extension Date], subscribers will not have the opportunity to change or cancel their stock orders once submitted.  If the offering is extended past [Extension Date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders.  If you do not respond to this notice, your order will be cancelled and we will promptly return your funds with interest at [Interest Rate]% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 1,983,750 shares or decreased to less than 1,275,000 shares, all subscribers’ stock orders will be cancelled, their withdrawal authorizations will be cancelled and funds delivered to us to purchase shares of common stock in the offering will be returned promptly with interest at [Interest Rate]% per annum.  We will then resolicit subscribers, giving them an opportunity to place new orders for a period of time.

The purchase price of each share of common stock offered for sale in the offering is $8.00.  All investors will pay the same purchase price per share.  Investors will not be charged a commission to purchase shares of common stock in the offering. Keefe, Bruyette & Woods, Inc., our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock in the offering but is not obligated to purchase any shares of common stock in the offering.  For a more complete discussion of the terms of the offering, see “The Conversion and Offering.”

How We Determined the Offering Range, the Exchange Ratio and the $8.00 Per Share Stock Price

The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of Old Equitable for shares of New Equitable are based on an independent appraisal of the estimated market value of New Equitable, assuming the offering is completed.   RP Financial, LC., our independent appraiser, has estimated that, as of February 6, 2015, this market value was $21.0 million.  Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $17.9 million and a maximum of $24.2 million.   Based on this valuation range, the 57.0% pro forma ownership interest of Equitable Financial MHC in Old Equitable as of December 31, 2014 being sold in the offering and the $8.00 per share price, the number of shares of common stock being offered for sale by New Equitable ranges from 1,275,000 shares to 1,725,000 shares.  The $8.00 per share price was selected by us, taking into account, among other factors, the market price of our stock before adoption of the plan of conversion, the requirement under regulations issued by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering.  The exchange ratio ranges from 0.7010 shares at the minimum of the offering range to 0.9484 shares at the maximum of the offering range, and will preserve the existing percentage ownership of public stockholders of Old Equitable (excluding any new shares purchased by them in the stock offering and their receipt of cash in lieu of fractional shares).  If demand for shares or market conditions warrant, the appraisal can be increased by 15%, which would result in an appraised value of $27.8 million, an offering of 1,983,750 shares of common stock, and an exchange ratio of 1.0907 shares.

The appraisal is based in part on Old Equitable’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded thrift holding companies that RP Financial, LC. considers comparable to Old Equitable.

The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market.

Company Name	Ticker Symbol	Headquarters	Total Assets(1)
			(in millions)

Cheviot Financial Corp.	CHEV	Cheviot, OH	$571
First Capital, Inc.	FCAP	Corydon, IN	473
First Federal of Northern Michigan Bancorp, Inc.	FFNM	Alpena, MI	312	(2)
IF Bancorp, Inc.	IROQ	Watseka, IL	550
Jacksonville Bancorp, Inc.	JXSB	Jacksonville, IL	312
La Porte Bancorp, Inc.	LPSB	La Porte, IN	519
Madison County Financial, Inc.	MCBK	Madison, NE	302	(2)
Poage Bankshares, Inc.	PBSK	Ashland, KY	412	(2)
United Community Bancorp	UCBA	Lawrenceburg, IN	509
Wayne Savings Bancshares, Inc.	WAYN	Wooster, OH	418
Wolverine Bancorp, Inc.	WBKC	Midland, MI	339	(2)

(1)         Assets as of December 31, 2014.

(2)         Assets as of September 30, 2014.

The selection of the peer group was based on both general and specific parameters.  The general parameters related to an institution’s geographic location, asset size, trading index, merger and acquisition involvement and timing of conversion from the mutual to the stock form of organization.  Specific parameters related to an institution’s balance sheet characteristics, operating performance characteristics and asset quality characteristics.

The general parameter requirements for the selection of the peer group candidates included institutions headquartered in the Midwest region of the United States, assets less than $600.0 million, tangible equity-to-assets ratios of greater than 8.0%, positive core earnings and a trading exchange requirement that each candidate be traded on a major stock exchange such as the New York Stock Exchange or NASDAQ.  In addition, a merger and acquisition parameter was established that eliminated any potential candidate that was involved in a merger and acquisition transaction as a target, and a recent conversion parameter was established that eliminated any institution that has not converted from the mutual to the stock form of organization for at least four quarters or prior to February 6, 2015.   Due to the general parameter requirement related to trading on NASDAQ or another major stock exchange, the asset size of the peer group institutions resulted in larger institutions.

The specific parameter requirements are tied to the financial characteristics of Equitable Bank and related to selected key balance sheet ratios, including cash and investments to assets, loans to assets, deposits to assets, borrowed funds to assets and equity to assets.  In addition, selected key performance ratios such as return on average assets, return on average equity, net interest margin, noninterest income to average assets and noninterest expenses to average assets were considered and compared to Equitable Bank as well as asset quality ratios such as non-performing assets to assets, repossessed assets to assets and allowance for loan losses to assets.

Each institution in the peer group must fulfill the general parameters identified and fulfill each of the specific financial parameters.

The following table presents a summary of selected pricing ratios for New Equitable (on a pro forma basis) and the peer group companies used by RP Financial, LC., our independent appraiser, in its appraisal.  These ratios are based on Old Equitable’s book value, tangible book value and core earnings as of and for the twelve months ended December 31, 2014 and the latest date for which complete financial data were publicly available for the peer group as of February 6, 2015, the date of the appraisal.  Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a premium of 51.9% on a price-to-earnings basis, a discount of 22.8% on a price-to-book value basis and a discount of 27.2% on a price-to-tangible book value basis.

	Price-to-earnings multiple(1)	Price-to-book value ratio	Price-to-tangible book value ratio
New Equitable (on a pro forma basis, assuming completion of the conversion)
Adjusted Maximum	39.49x	82.90%	82.90%
Maximum	34.18x	76.34%	76.34%
Midpoint	29.60x	69.93%	69.93%
Minimum	25.06x	62.79%	62.79%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	19.49x	90.53%	96.00%
Medians	17.20x	88.14%	95.73%

(1)         Price-to-earnings multiples calculated by RP Financial, LC.  in the independent appraisal are based on an estimate of “core,” or recurring, earnings on a trailing twelve-month basis through December 31, 2014 for New Equitable and December 31, 2014 or the most recent twelve-month period available for the peer group companies.  These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value.  Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $8.00 per share purchase price.  Furthermore, the pricing ratios presented in the appraisal were used by RP Financial, LC. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group.  The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”

The Exchange of Existing Shares of Old Equitable Common Stock

If you are currently a common stockholder of Old Equitable, at the completion of the conversion your shares of common stock will be exchanged for shares of common stock of New Equitable.  The number of shares of common stock you will receive will be based on the exchange ratio, which will depend upon our final appraised value and the percentage of outstanding shares of Old Equitable common stock owned by public common stockholders immediately prior to the completion of the conversion.  The following table shows how the exchange ratio will adjust, based on the appraised value of New Equitable as of February 6, 2015, assuming public common stockholders of Old Equitable own 43.0% of Old Equitable common stock immediately prior to the completion of the conversion.  The table also shows the number of shares of New Equitable common stock a hypothetical owner of Old Equitable common stock would receive in exchange for 100 shares of Old Equitable common stock owned at the completion of the conversion, depending on the number of shares of common stock issued in the offering.

	Shares to be Sold in This Offering		Shares of New Equitable to be Issued for Shares of Old Equitable		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price(1)	Share(2)	Shares(3)
Minimum	1,275,000	57.0%	959,956	43.0%	2,234,956	0.7010	$5.61	$9.03	70
Midpoint	1,500,000	57.0%	1,129,360	43.0%	2,629,360	0.8247	$6.60	$9.54	82
Maximum	1,725,000	57.0%	1,298,764	43.0%	3,023,764	0.9484	$7.59	$10.04	94
Adjusted Maximum	1,983,750	57.0%	1,493,579	43.0%	3,477,329	1.0907	$8.73	$10.63	109

(1)         Represents the value of shares of New Equitable common stock to be received in the conversion by a holder of one share of Old Equitable, pursuant to the exchange ratio, based upon the $8.00 per share offering price.

(2)         Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.

(3)         Cash will be paid in lieu of fractional shares.

If you own shares of Old Equitable common stock in a brokerage account in “street name,” your shares will be exchanged automatically within your account, so you do not need to take any action to exchange your shares of common stock.  If your shares are represented by physical Old Equitable stock certificates, after the completion of the conversion, our transfer agent will mail to you a transmittal form with instructions to surrender your stock certificate(s).  You should not submit a stock certificate until you receive a transmittal form.  A statement reflecting your ownership of New Equitable common stock will be mailed to you within five business days after the transfer agent receives a properly executed transmittal form and your Old Equitable stock certificate(s).  New Equitable will not issue stock certificates.

No fractional shares of New Equitable common stock will be issued to any public stockholder of Old Equitable. For each fractional share of common stock that otherwise would be issued, New Equitable will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $8.00 per share offering price.

How We Intend to Use the Proceeds From the Offering

We intend to invest at least 50% of the net proceeds from the offering in Equitable Bank, and we may invest as much as 56% of the net proceeds in Equitable Bank.  We also intend to loan funds to our employee stock ownership plan to fund its purchase of shares of common stock in the offering and retain the remainder of the net proceeds from the offering at New Equitable.  Therefore, assuming we sell 1,500,000 shares of common stock in the offering, and we have net proceeds of $11.1 million, we intend to invest $5.5 million in Equitable Bank, loan $720,000 to our employee stock ownership plan to fund its purchase of shares of common stock, and retain the remaining $4.8 million of the net proceeds at New Equitable.

New Equitable may use the funds it retains for investment, to pay cash dividends, to repurchase shares of common stock, to acquire other financial institutions and for other general corporate purposes.  Equitable Bank may use the proceeds it receives to support increased lending and other products and services, to expand its branch network, or to acquire other financial institutions or other financial services companies.

Please see the section of this prospectus entitled “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of New Equitable common stock in a subscription offering in the following descending order of priority:

(i)                                   To depositors with accounts at Equitable Bank with aggregate balances of at least $50 at the close of business on September 30, 2013.

(ii)                                To our tax-qualified employee benefit plans (including Equitable Bank’s employee stock ownership plan and Equitable Bank’s 401(k) plan), which may subscribe for up to 10% of the shares of common stock sold in the offering.  We expect our employee stock ownership plan to purchase 6% of the shares of common stock sold in the stock offering.

(iii)                             To depositors with accounts at Equitable Bank with aggregate balances of at least $50 at the close of business on March 31, 2015.

(iv)                              To depositors of Equitable Bank at the close of business on May 5, 2015.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in Hall, Lincoln and Douglas Counties, Nebraska, and then to Old Equitable’s public stockholders as of May 5, 2015.  The community offering, if any, may begin concurrently with, during or promptly after the subscription offering.  We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated offering.  Keefe, Bruyette & Woods, Inc. will act as sole book-running manager for the syndicated offering.  We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated offering.  Any determination to accept or reject stock orders in the community offering or syndicated offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering.  A detailed description of the subscription offering, the community offering and the syndicated offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25 shares.

Generally, no individual (or group of individuals exercising subscription rights through a single deposit account held jointly) may purchase more than 37,500 shares ($300,000) of common stock.  If any of the following persons purchases shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 37,500 shares ($300,000) of common stock:

•                  Your spouse or relatives of you or your spouse living in your house;

•                  Most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

•                  Other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to the overall purchase limitation of 37,500 shares ($300,000).

In addition to the above purchase limitations, there is an ownership limitation for current stockholders of Old Equitable other than our employee stock ownership plan.  Shares of common stock that you purchase in the offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Old Equitable common stock, may not exceed 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion.  However, if, based on your current ownership level, you will own more than 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion following the exchange of your shares of Old Equitable common stock, you will not need to divest any of your shares.  You will be required to obtain the approval or non-objection of the Federal Reserve Board prior to acquiring more than 10% of New Equitable’s common stock.

Subject to applicable regulatory approval, we may increase or decrease the purchase and ownership limitations at any time.  See the detailed description of the purchase limitations in “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

(i)                                     Personal check, bank check or money order made payable to Equitable Financial Corp.; or

(ii)                                  Authorizing us to withdraw available funds (without any early withdrawal penalty) from your deposit account(s) maintained with Equitable Bank.

Equitable Bank is not permitted to lend funds to anyone to purchase shares of common stock in the offering.  Additionally, you may not use an Equitable Bank line of credit check or any type of third party check to pay for shares of common stock.  Please do not submit cash or a wire transfer.  For orders paid for by check or money order, the funds must be available in the account.  You may not designate withdrawal from Equitable Bank’s accounts with check-writing privileges; instead, please submit a check.  If you request that we directly withdraw the funds, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account.  You may not authorize direct withdrawal from an Equitable Bank retirement account.  See “—Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”

Withdrawals from certificates of deposit at Equitable Bank for the purpose of purchasing common stock in the offering may be made without incurring an early withdrawal penalty.  All funds authorized for withdrawal from deposit accounts with Equitable Bank must be in the deposit accounts at the time the stock order form is received. A hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you.  However, funds will not be withdrawn from the accounts until the offering is completed and will continue to earn interest at the applicable deposit account rate until the completion of the offering. If a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at Equitable Bank’s current passbook rate thereafter.

You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to Equitable Financial Corp. or authorization to withdraw funds from one or more of your Equitable Bank deposit accounts without check-writing privileges, provided that the stock order form is received (not postmarked) before 1:00 p.m., Central Time, on [Expiration Date], which is the end of the subscription offering period.  You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to our Stock Information Center at the address noted on the stock order form.  You may also hand-deliver stock order forms to Equitable Bank’s main office located at 113 North Locust Street, Grand Island, Nebraska.  Hand-delivered stock order forms will only be accepted at this location.  We will not accept stock order forms at our other branch offices. Please do not mail stock order forms to Equitable Bank’s branch offices.  Once submitted, your order is irrevocable.  We are not required to accept incomplete stock order forms, unsigned stock order forms, copies or facsimiles of stock order forms.

By signing the stock order form, you are acknowledging receipt of this prospectus and that the shares of our common stock are not deposits or savings accounts that are federally insured or otherwise guaranteed by Equitable Bank, the FDIC or any other government agency.

Please see “The Conversion and Offering— Procedure for Purchasing Shares—Payment for Shares” for a complete description of how to purchase shares in the subscription and community offerings.

Using Individual Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your individual retirement account, or IRA.  If you wish to use some or all of the funds in your Equitable Bank individual retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm, and the purchase must be made through that account.  If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee.  Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [Expiration Date] offering deadline, for assistance with purchases using your individual retirement account or other retirement account you may have at Equitable Bank or elsewhere.  Whether you may use such funds to purchase shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

See “The Conversion and Offering—Procedure for Purchasing Shares—Payment for Shares” and “—Using Individual Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares in the stock offering.

Market for Common Stock

Old Equitable’s common stock is not currently listed on a national securities exchange.  Trades in the common stock are quoted on the OTC Pink Marketplace operated by OTC Markets Group Inc. under the symbol “EQFC.”  Upon completion of the conversion and offering, the shares of common stock of New Equitable will replace the existing shares of Old Equitable common stock, and we have applied to list the shares of New Equitable common stock on the Nasdaq Capital Market under the symbol “EQFN.” In order to have our stock listed on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock.  Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.

Our Dividend Policy

Following this offering, New Equitable’s Board of Directors will have the authority to declare dividends on shares of its common stock, subject to statutory and regulatory requirements.  However, no decision has been made with respect to the payment of dividends.  We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future.  Any determination to pay dividends on our common stock will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.  Our ability to pay dividends to stockholders may depend, in part, upon capital distributions we receive from Equitable Bank.

Purchases by Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 43,550 shares of common stock in the offering, representing 3.4% of shares to be sold at the minimum of the offering range.  The purchase price paid by them will be the same $8.00 per share price paid by all other persons who purchase shares of common stock in the offering.  Following the conversion, our directors and executive officers, together with their associates, are expected to beneficially own 204,169 shares of common stock, or 9.1% of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own that will be exchanged for shares of New Equitable.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for purchasing shares of common stock in the subscription offering and community offering (if commenced) is 1:00 p.m., Central Time, on [Expiration Date], unless we extend this deadline.  If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.  Orders received after 1:00 p.m., Central Time, on [Expiration Date] will be rejected unless the offering is extended.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 1:00 p.m., Central Time, on [Expiration Date] (unless extended), whether or not we have been able to locate each person entitled to subscription rights.

See “The Conversion and Offering— Procedure for Purchasing Shares—Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.

You May Not Sell or Transfer Your Subscription Rights

Federal regulations prohibit you from transferring your subscription rights.  If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing.  We intend to take legal action, including reporting persons to federal agencies, against anyone who we believe has sold or transferred his or her subscription rights.  We will not accept your order if we have reason to believe you have sold or transferred your subscription rights.  On the stock order form, you cannot add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do.  You may add only those who are eligible to purchase shares of common stock in the subscription offering at your date of eligibility.  In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued.  A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering.  The conversion and offering are expected to be completed as soon as practicable following satisfaction of the conditions described below in “—Conditions to Completion of the Conversion.”  It is possible that until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they purchased, even though the common stock will have begun trading.  Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

•                  The plan of conversion and reorganization is approved by a majority of votes eligible to be cast by depositors of Equitable Bank as of May 5, 2015;

•                  The plan of conversion and reorganization is approved by Old Equitable stockholders holding at least two-thirds of the outstanding shares of common stock of Old Equitable as of May 5, 2015, including shares held by Equitable Financial MHC;

•                  The plan of conversion and reorganization is approved by Old Equitable stockholders holding a majority of the outstanding shares of common stock of Old Equitable as of May 5, 2015, excluding shares held by Equitable Financial MHC;

•                  We sell at least the minimum number of shares of common stock offered in the offering; and

•                  We receive the approval of the Federal Reserve Board to complete the conversion and offering.

Equitable Financial MHC intends to vote its shares in favor of the plan of conversion and reorganization. At May 5, 2015, Equitable Financial MHC owned 57.0% of the outstanding shares of common stock of Old Equitable.  At May 5, 2015, the directors and executive officers of Old Equitable and their affiliates owned 229,137 shares of Old Equitable (including exercisable options), or 7.2% of the outstanding shares of common stock and 16.7% of the outstanding shares of common stock excluding shares held by Equitable Financial MHC.  They intend to vote those shares in favor of the plan of conversion and reorganization.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 1,275,000 shares of common stock, we may take several steps in order to sell the minimum number of shares of common stock in the offering range.  Specifically, we may:

(i)                                     Increase the purchase and ownership limitations; and/or

(ii)                                 Seek regulatory approval to extend the offering beyond [Extension Date], so long as we resolicit subscriptions that we have previously received in the offering; and/or

(iii)                             Increase the shares purchased by the employee stock ownership plan.

If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large purchasers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Change in the Offering Range

RP Financial, LC. will update its appraisal before we complete the offering.  If, as a result of demand for the shares or changes in market conditions, RP Financial, LC. determines that our pro forma market value has increased, we may sell up to 1,983,750 shares in the offering without further notice to you.  If our pro forma market value at that time is either below $17.9 million or above $27.8 million, then, after consulting with the Federal Reserve Board, we may:

•                  Terminate the stock offering and promptly return all funds (with interest paid on funds received in the subscription and community offerings);

•                  Set a new offering range; or

•                  Take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at [Interest Rate]% per annum for funds received for purchases in the subscription and community offerings, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock.  We will then resolicit subscribers, allowing them to place a new stock order for a period of time.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of depositors that has been called to vote on the conversion, and at any time after depositor approval with the approval of the Federal Reserve Board. If we terminate the offering, we will promptly return your funds with interest at [Interest Rate]% per annum, and we will cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all Equitable Bank employees, to purchase up to 6% of the shares of common stock we sell in the offering.   If market conditions warrant, in the judgment of its trustee, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.

Federal regulations permit us to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion.  Stockholder approval of these plans would be required.  Our current intention is to implement one or more new stock-based benefit plans, but we have not determined whether we would adopt the plans within twelve months following the completion of the conversion or more than twelve months following the completion of the conversion.  If we implement stock-based benefit plans within twelve months following the completion of the conversion, the stock-based benefit plans would reserve a number of shares (i) up to 4% of the shares of common stock sold in the offering for awards of restricted stock to key employees and directors, at no cost to the recipients, and (ii) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by key employees and directors.  The total number of shares available under the stock-based benefit plans is subject to adjustment as may be required by federal regulations or policy to reflect shares of common stock or stock options previously granted by Old Equitable or Equitable Bank.  For stock-based benefit plans adopted within 12 months following the completion of the conversion, current regulatory policy would require that the total number of shares of restricted stock and the total number of shares available for the exercise of stock options not exceed 4% and 10%, respectively, of our total outstanding shares following the conversion.  If the stock-based benefit plan is adopted more than twelve months after the completion of the conversion, it would not be subject to the percentage limitations set forth above.  We have not yet determined the number of shares that would be reserved for issuance under these plans.  For a description of our current stock-based benefit plan, see “Management—Benefit Plans.”

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares sold in the stock offering for restricted stock awards and stock options, respectively.  The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market.  A portion of the stock grants shown in the table below may be made to non-management employees.  The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased			Dilution	Value of Grants (in Thousands)(1)
	At Minimum of Offering Range	At Adjusted Maximum of Offering Range	As a Percentage of Common Stock to be Sold in the Offering	Resulting from Issuance of Shares for Stock-Based Benefit Plans	At Minimum of Offering Range	At Adjusted Maximum of Offering Range
Employee stock ownership plan	76,500	119,025	6.00%	N/A (2)	$612	$952
Restricted stock awards	51,000	79,350	4.00%	2.23%	408	635
Stock options	127,500	198,375	10.00%	5.40%	284	442
Total	255,000	396,750	20.00%	7.40%	$1,304	$2,029

(1)         The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made.  For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $8.00 per share.  The fair value of stock options has been estimated at $2.23 per option using the Black-Scholes option pricing model with the following assumptions:  a grant-date share price and option exercise price of $8.00; an expected option term of 10 years; a dividend yield of 0.00%; a risk-free rate of return of 2.17%; and expected volatility of 14.56%.  The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

(2)         No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the offering.

We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock.

The following table presents information as of December 31, 2014 regarding our employee stock ownership plan, our 2006 Equity Incentive Plan and our proposed stock-based benefit plan.  The table below assumes that 3,023,764 shares are outstanding after the offering, which includes the sale of 1,725,000 shares in the offering at the maximum of the offering range and the issuance of new shares in exchange for shares of Old Equitable using an exchange ratio of 0.9484.  It also assumes that the value of the stock is $8.00 per share.

Existing and New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding after the Conversion

Employee Stock Ownership Plan:	Officers and
Existing shares(1)	Employees	122,592	(2)	$980,736		4.1%
Shares to be purchased in this offering		103,500		828,000		3.4
Total employee stock ownership plan shares		226,092		$1,808,736		7.5%

Restricted Stock Awards:	Directors, Officers
2006 Equity Incentive Plan(1)	and Employees	61,296	(3)	$490,368	(4)	2.0%
New shares of restricted stock		69,000		552,000	(4)	2.3
Total shares of restricted stock		130,296		$1,042,368		4.3	%(5)

Stock Options:	Directors, Officers
2006 Equity Incentive Plan(1)	and Employees	153,240	(6)	$341,725		5.1%
New stock options		172,500		384,675	(7)	5.7
Total stock options		325,740		$726,400		10.8	%(5)

Total of stock benefit plans		682,128		$3,577,504		22.6%

(1)         The number of shares indicated has been adjusted for the 0.9484 exchange ratio at the maximum of the offering range.

(2)         As of December 31, 2014, 79,519 of these shares, or 83,845 shares prior to adjustment for the exchange, have been allocated.

(3)         As of December 31, 2014, 54,931of these shares, or 57,920 shares prior to adjustment for the exchange, have been awarded, and 8,560 of these shares, or 9,026 shares prior to adjustment for the exchange, have vested.

(4)         The value of restricted stock awards is determined based on their fair value as of the date grants are made.  For purposes of this table, the fair value of awards under the new stock-based benefit plan is assumed to be the same as the offering price of $8.00 per share.

(5)   The number of shares of restricted stock and shares reserved for stock options set forth in the table would exceed regulatory limits if a stock-based benefit plan were adopted within one year of the completion of the conversion.  Accordingly, the number of new shares of restricted stock and shares reserved for stock options set forth in the table would have to be reduced such that the aggregate amount of stock awards and shares reserved for stock options would be 4% or less and 10% or less, respectively, of our outstanding shares, unless we obtain a waiver from the Federal Reserve Board, or we implement the incentive plan more than 12 months after completion of the conversion.  We have not determined whether we will implement a new stock-based benefit plan earlier than 12 months after completion of the conversion.

(6)         As of December 31, 2014, no options have been granted.

(7)         The weighted-average fair value of stock options to be granted has been estimated at $2.23 per option, using the Black-Scholes option pricing model with the following assumptions:  exercise price, $8.00; trading price on date of grant, $8.00; dividend yield, 0.00%; expected term, 10 years; expected volatility, 14.56%; and risk-free rate of return, 2.17%.  The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

Tax Consequences

Equitable Financial MHC, Old Equitable, Equitable Bank and New Equitable have received opinions of counsel, Cline Williams Wright Johnson & Oldfather, L.L.P., regarding the material federal income tax consequences and the material Nebraska state tax consequences of the conversion.  As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Equitable Financial MHC, Old Equitable (except for cash paid for fractional shares), Equitable Bank, New Equitable, persons eligible to subscribe in the subscription offering, or existing stockholders of Old Equitable. Existing stockholders of Old Equitable who receive cash in lieu of fractional shares of New Equitable will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering.  If you have any questions regarding the conversion or offering, please call our Stock Information Center  toll-free number at (877) 821-5783.  The Stock Information Center is open Monday through Friday between 9:00 a.m. and 3:00 p.m., Central Time.  The Stock Information Center will be closed on bank holidays.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

Our loan portfolio has greater risk than the portfolios of many savings institutions, due to the substantial amount of our commercial loans, which generally carry greater credit risk than loans secured by owner-occupied one- to four-family residential real estate.

At December 31, 2014, $14.6 million, or 8.7%, of our loan portfolio, consisted of commercial operating loans and $51.3 million, or 30.7%, of our loan portfolio, consisted of commercial real estate loans.  Given their larger balances and the complexity of the underlying collateral, commercial loans generally expose a lender to greater credit risk than loans secured by owner-occupied one- to four-family residential real estate.  Also, many of our borrowers have more than one of these types of loans outstanding.  Consequently, an adverse development with respect to one loan or one credit relationship may expose us to significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential real estate loan.  These loans also have greater credit risk than residential real estate for the following reasons:

•                  Commercial operating loans — repayment is generally dependent upon the successful operation of the borrower’s business.

•                  Commercial real estate loans — repayment is generally dependent on income being generated in amounts sufficient to cover operating expenses and debt service.

If loans that are collateralized by real estate or other business assets become troubled and the value of the collateral has been significantly impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan, which could cause us to increase our provision for loan losses which would in turn adversely affect our operating results and financial condition.

Our loan portfolio has greater risk than the portfolios of many savings institutions, due to the substantial amount of our agricultural loans, which generally carry greater credit risk than loans secured by owner-occupied one- to four-family residential real estate.

At December 31, 2014, $25.7 million, or 15.4%, of our loan portfolio, consisted of agricultural operating loans and $19.5 million, or 11.7%, of our loan portfolio, consisted of agricultural real estate loans.   The credit risk associated with these types of loans may be greater than the credit risk associated with one- to four-family residential loans because the repayment of agricultural loans typically depends on the successful operation and income of the borrower’s agricultural business, which can be significantly affected by economic conditions.  Additionally, these loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential loans.

Agricultural operating loans are often secured by collateral that may depreciate over time, be difficult to appraise and fluctuate in value (such as accounts receivable, crops, livestock, inventory and equipment).  Repossessed collateral for a defaulted loan may be worth less than the outstanding loan balance because of damage, loss or depreciation of the collateral.

The repayment of agricultural real estate loans depends on the profitable operation or management of the farm or ranch property securing the loan.  The success of a farm or ranch may be affected by many factors outside the control of the borrower, including adverse weather conditions that prevent the planting or harvesting of crops or limit crop yields, loss of livestock due to disease or other factors, increases in costs of agricultural inputs, declines in market prices for agricultural commodities and the impact of government regulation.  In addition, many farms are dependent on a limited number of key individuals whose injury, illness or death may significantly affect the successful operation of the farm or ranch.  If the cash flow from a farming or ranching operation is diminished, the borrower’s ability to repay the loan may be impaired.   If the borrower’s ability to repay is impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan, which could cause us to increase our provision for loan losses which would in turn adversely affect our operating results and financial condition.

Changing interest rates may have a negative effect on our results of operations.

Our earnings and cash flows are dependent on our net interest income.  Interest rates are highly sensitive to many factors that are beyond our control, including general economic conditions and policies of various governmental and regulatory agencies and, in particular, the Federal Reserve Board.  Changes in market interest rates may have an adverse effect on our financial condition and results of operations.  Our interest-bearing liabilities generally reprice or mature more quickly than our interest-earning assets.  If rates increase rapidly, we may have to increase the rates we pay on our deposits, particularly our higher cost time deposits and borrowed funds, more quickly than any increase in interest rates that we earn on our loans and investments, which would adversely affect our net interest spread and net interest income.

Conversely, if market interest rates fall below current levels, our net interest margin may also be negatively affected if competitive pressures keep us from further reducing rates on our deposits, while the yields on our assets decrease more rapidly through loan prepayments and interest rate adjustments.  Decreases in interest rates often result in increased prepayments of loans and mortgage-related securities, as borrowers refinance their loans to reduce borrowings costs.  Under these circumstances, we are subject to reinvestment risk to the extent we are unable to reinvest the cash received from such prepayments in loans or other investments that have interest rates that are comparable to the interest rates on existing loans and securities.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management of Interest Rate Risk.”

The Federal Reserve Board, in an attempt to help the overall economy, has, among other things, adopted a low interest rate policy through its targeted federal funds rate and the purchase of mortgage-backed securities.  If the Federal Reserve Board changes its policies with respect to investments and reinvestments in mortgage-backed securities and increases the federal funds rate, market interest rates would likely rise, which may negatively affect the housing markets and the U.S. economic recovery.

We have a high concentration of loans secured by real estate in Nebraska, which makes our business highly susceptible to downturns in the state economy and could adversely affect our financial condition and results of operations.

Unlike larger financial institutions that are more geographically diversified, we are a community banking franchise located in Nebraska.  At December 31, 2014, approximately 98.4% of our loans were secured by real estate or business operations located in Nebraska.  As a result, we have a greater risk of loan defaults and losses in the event of economic weakness in our market area, which may have a negative effect on the ability of our borrowers to make timely payments of their loans.  A deterioration in economic conditions generally and in the market areas we serve could result in the following consequences, any of which could have a material adverse effect on our business, financial condition and results of operations:

•                  Loan delinquencies, problem assets and foreclosures may increase;

•                  Weak economic conditions may limit the demand for loans by creditworthy borrowers, limiting our capacity to leverage our retail deposits and maintain our net interest income; and

•                  The value of the collateral for our loans may decline.

Our business may be adversely affected by credit risk associated with residential property.

At December 31, 2014, $36.6 million, or 21.9%, of our loan portfolio, was secured by one- to-four family residential real estate.  One- to four-family residential real estate lending is generally sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict.   Some of our residential real estate loans are secured by liens on properties in which the borrowers have reduced equity because of recent declines in home values.  As a result, we have increased risk that we could incur losses if borrowers default on their loans because we may be unable to recover all or part of the defaulted loans by selling the real estate collateral.  In addition, if the borrowers sell their homes, they may be unable to repay their loans in full from the sale proceeds.  For these reasons, we may experience higher rates of delinquencies, default and loss on our residential real estate loans.

A portion of our one- to four-family residential real estate loans is comprised of non-owner occupied properties which increases the credit risk on this portion of our loan portfolio.

A portion of the housing stock in our primary lending market area is comprised of two-, three- and four-unit properties.  At December 31, 2014, of the $36.6 million of one- to four-family residential real estate loans in our portfolio, $15.3 million, or 41.8% of this amount, were comprised of non-owner occupied properties.  We believe that there is a greater credit risk inherent in two-, three- and four-unit properties and especially in investor-owner and non-owner occupied properties, than in owner-occupied one-unit properties since, similar to commercial real estate loans, the repayment of these loans may depend, in part, on the successful management of the property and/or the borrower’s ability to lease the units of the property.  A downturn in the real estate market or the local economy could adversely affect the value of properties securing these loans or the revenues derived from these properties which could affect the borrower’s ability to repay the loan.

If our nonperforming assets increase, our earnings will be adversely affected.

At December 31, 2014, our nonperforming assets, which consist of non-performing loans (including non-accruing troubled debt restructurings) and foreclosed assets, were $1.2 million, or 0.61% of total assets.   Our nonperforming assets adversely affect our net income in various ways:

•                  We record interest income only on the cash basis or cost-recovery method for non-accrual loans and we do not record interest income for other real estate owned;

•                  We must provide for probable loan losses through a current period charge to the provision for loan losses;

•                  Noninterest expense increases when we write down the value of properties in our other real estate owned portfolio to reflect changing market values;

•                  There are legal fees associated with the resolution of problem assets, as well as carrying costs, such as taxes, insurance, and maintenance fees; and

•                  The resolution of nonperforming assets requires the active involvement of management, which can distract them from more profitable activity.

If additional borrowers become delinquent and do not pay their loans and we are unable to successfully manage our nonperforming assets, our losses and troubled assets could increase significantly, which could have a material adverse effect on our financial condition and results of operations.

If our allowance for loan losses is not sufficient to cover actual loan losses, our results of operations would be negatively affected.

In determining the amount of the allowance for loan losses, we analyze our loss and delinquency experience by loan categories and we consider the effect of existing economic conditions.  In addition, we make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans.  If the results of our analyses are incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, which would require additions to our allowance and would decrease our net income. Our emphasis on loan growth and on increasing our portfolio of commercial real estate loans, as well as any future credit deterioration, could require us to further increase our allowance in the future.

In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs.  Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may have a material adverse effect on our financial condition and results of operations.

Our inability to achieve profitability on de novo branches may negatively affect our earnings.

We currently intend to consider opportunities to expand our branch network through de novo branching, although we have no specific plans to do so at the present time.  The profitability of any future new de novo branches will depend on whether the income that we generate from the additional branches will offset the increased expenses resulting from operating new branches.  We expect that it may take time before new branches become profitable.  During this period, operating new branches may negatively affect our earnings.

We may not be able to successfully execute whole-bank or branch acquisitions, which could cause our business and future growth prospects to suffer.

We currently intend to consider opportunities to expand our branch network through whole-bank or branch acquisitions, although we do not have any agreements or understandings for specific acquisitions in place at the present time.  Suitable acquisition candidates may not be available on terms and conditions we find acceptable.  Further, in pursuing acquisitions, we will compete with other banks and bank holding companies, many of which have greater financial and other resources than we do.  If these other banks and bank holding companies are willing to pay more for acquisitions than we are, we may not be able to complete strategic acquisitions that we otherwise find desirable.  Further, if we succeed in growing our branch network through strategic acquisitions, our business, financial condition and results of operations may be negatively affected because:

•                  The newly acquired branches may not achieve anticipated revenues, earnings or cash flows;

•                  We may assume liabilities that were not disclosed to us or exceed our estimates;

•                  We may be unable to integrate acquired branches successfully or realize anticipated financial, operational or other benefits in a timely manner;

•                  Acquisitions could disrupt our on-going business, distract our management or divert our resources;

•                  We may experience difficulties in operating in markets in which we have had no or only limited direct experience; and

•                  There is the potential for loss of customers and key employees of the newly acquired branches.

We operate in a highly regulated environment and we are subject to supervision, examination and enforcement action by various bank regulatory agencies.

We are subject to extensive supervision, regulation, and examination by the OCC, the FDIC and the Federal Reserve Board.  As a result, we are limited in the manner in which we conduct our business, undertake new investments and activities and obtain financing.  This system of regulation is designed primarily for the protection of the Deposit Insurance Fund and our depositors, and not for the benefit of our stockholders.  Under this system of regulation, the regulatory authorities have extensive discretion in connection with their supervisory, enforcement, rulemaking and examination activities and policies, including rules or policies that:  establish minimum capital levels; restrict the timing and amount of dividend payments; govern the classification of assets; determine the adequacy of loan loss reserves for regulatory purposes; and establish the timing and amounts of assessments and fees.

Moreover, as part of their examination authority, the banking regulators assign numerical ratings to banks and savings institutions relating to capital, asset quality, management, liquidity, earnings and other factors.  These ratings are inherently subjective and the receipt of a less than satisfactory rating in one or more categories may result in enforcement action by the banking regulators against a financial institution.  A less than satisfactory rating may also prevent a financial institution, such as Equitable Bank or New Equitable, from obtaining necessary regulatory approvals to access the capital markets, pay dividends, acquire other financial institutions or establish new branches.

Federal regulations governing the conversion require that we prepare a business plan that addresses, among other items, our projected operations and activities for three years following the conversion.  The business plan is a confidential document that is submitted to the banking regulatory agencies and may not reflect currently unanticipated potential business opportunities or activities, such as increased dividends or acquisitions of other financial institutions.  Federal regulations require that we operate within the parameters of the business plan, and that the Federal Reserve Board or the OCC, as applicable, approve any material deviation from the business plan.  This could affect our ability to conduct activities that deviate from the regulatory business plan that would otherwise benefit our stockholders.

In addition, we must comply with significant anti-money laundering and anti-terrorism laws and regulations, Community Reinvestment Act laws and regulations, and fair lending laws and regulations.  Government agencies have the authority to impose monetary penalties and other sanctions on institutions that fail to comply with these laws and regulations, which could significantly affect our business activities, including our ability to acquire other financial institutions or expand our branch network.

We recently became subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or constrain us from paying dividends or repurchasing shares.

In July 2013, the OCC, the FDIC and the Federal Reserve Board approved a new rule that substantially amends the regulatory risk-based capital rules applicable to Equitable Bank and New Equitable.  The final rule implements the “Basel III” regulatory capital reforms and changes required by the Dodd-Frank Act.

The final rule includes new minimum risk-based capital and leverage ratios, which became effective for Equitable Bank and New Equitable on January 1, 2015, and refines the definition of what constitutes “capital” for purposes of calculating these ratios. The new minimum capital requirements are:  (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6.0% (increased from 4.0%); (iii) a total capital ratio of 8.0% (unchanged from current rules); and (iv) a Tier 1 leverage ratio of 4.0%.  The final rule also establishes a “capital conservation buffer” of 2.5%, and results in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%, (ii) a Tier 1 to risk-based assets capital ratio of 8.5%, and (iii) a total capital ratio of 10.5%.  The new capital conservation buffer requirement will be phased in beginning in January 2016 at 0.625% of risk-weighted assets and will increase each year until fully implemented in January 2019.  An institution is subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such actions.

The application of more stringent capital requirements for Equitable Bank and New Equitable could, among other things, result in lower returns on equity, require the raising of additional capital, and result in regulatory actions constraining us from paying dividends or repurchasing shares if we were unable to comply with such requirements.  Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in our having to lengthen the term of our funding, restructure our business models, and/or increase our holdings of liquid assets.

New regulations could restrict our ability to originate loans.

The Consumer Financial Protection Bureau has issued a rule that became effective in January 2014, requiring creditors to assess a borrower’s ability to repay a mortgage loan.  Loans that meet this “qualified mortgage” definition will be presumed to have complied with the new ability-to-repay standard and enjoy special protection.  Under the Consumer Financial Protection Bureau’s rule, a “qualified mortgage” loan must not contain certain specified features, including:

•                  Excessive upfront points and fees (those exceeding 3.0% of the total loan amount, less “bona fide discount points” for prime loans);

•                  Interest-only payments;

•                  Negative-amortization; and

•                  Terms longer than 30 years.

Also, to qualify as a “qualified mortgage,” a borrower’s total monthly debt-to-income ratio may not exceed 43%.  Lenders must also verify and document the income and financial resources relied upon to qualify the borrower for the loan and underwrite the loan based on a fully amortizing payment schedule and maximum interest rate during the first five years, taking into account all applicable taxes, insurance and assessments.  The Consumer Financial Protection Bureau’s rule on qualified mortgages could limit our ability or desire to make certain types of loans or loans to certain borrowers, or could make it more expensive/and or time consuming to make these loans, which could limit our growth or profitability.

A continuation or worsening of economic conditions could adversely affect our financial condition and results of operations.

Although the U.S. economy has emerged from the severe recession that occurred in 2008 and 2009, economic growth has been slow and unemployment levels remain high despite the Federal Reserve Board’s efforts to maintain low market interest rates and encourage economic growth.  Recovery by many businesses has been impaired by lower consumer spending.  A discontinuation of the Federal Reserve Board’s bond purchasing program could result in higher interest rates and reduced economic activity.  Moreover, a return to prolonged deteriorating economic conditions could significantly affect the markets in which we do business, the value of our loans and investments, and our ongoing operations, costs and profitability.  Further declines in real estate values and continued elevated unemployment levels may result in greater loan delinquencies, increases in our nonperforming, criticized and classified assets and a decline in demand for our products and services.  These events may cause us to incur losses and may adversely affect our financial condition and results of operations.

Strong competition within our market areas may limit our growth and profitability.

Competition in the banking and financial services industry is intense.  In our market areas, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, money market funds, insurance companies and brokerage firms operating locally and elsewhere.  Some of our competitors have greater name recognition and market presence and offer certain services that we do not or cannot provide, all of which benefit them in attracting business.  In addition, larger competitors may be able to price loans and deposits more aggressively than we do.  For additional information, see “Business of Old Equitable and Equitable Bank—Competition.”

Our small size makes it more difficult for us to compete.

Our small asset size makes it more difficult to compete with other financial institutions which are generally larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers.  Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios.  Accordingly, we are not always able to offer new products and services as quickly as our competitors.  Our lower earnings also make it more difficult to offer competitive salaries and benefits.  In addition, our smaller customer base makes it difficult to generate meaningful non-interest income.  Finally, as a smaller institution, we are disproportionately affected by ongoing increased costs of compliance with new banking and other regulations.

We depend on our management team to implement our business strategy and execute successful operations.

We are dependent upon the services of the members of our senior management team who direct our strategy and operations.  Our management team is comprised of experienced executives, with our top five executives possessing an average of over 18 years of financial institution experience.  Members of our senior management team, or lending personnel who possess expertise in our markets and key business relationships, could be difficult to replace.  The loss of these persons or our inability to hire additional qualified personnel could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete.  See “Management of Equitable Financial Corp.”

We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may adversely affect our performance.

We are a community bank and our reputation is one of the most valuable assets of our business.  A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas.  As such, we strive to conduct our business in a manner that enhances our reputation.  This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers.  If our reputation is negatively affected by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers or otherwise, our business and operating results may be materially adversely affected.

Financial reform legislation is expected to increase our costs of operations.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) has changed the bank regulatory framework.  For example, it has created an independent Consumer Financial Protection Bureau that has assumed the consumer protection responsibilities of the various federal banking agencies, established more stringent capital standards for banks and bank holding companies and gives the Federal Reserve Board exclusive authority to regulate savings and loan holding companies.  The Dodd-Frank Act has also resulted in new regulations affecting the lending, funding, trading and investment activities of banks and bank holding companies.  The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Equitable Bank, including the authority to prohibit “unfair, deceptive or abusive” acts and practices.  Banks and savings institutions with $10.0 billion or less in assets will continue to be examined by their applicable bank regulators. The Dodd-Frank Act also weakens the federal preemption available for national banks and federal savings and loan associations, and gives state attorneys general the ability to enforce applicable federal consumer protection laws.  Bank regulatory agencies also have been responding aggressively to concerns and adverse trends identified in examinations.  Ongoing uncertainty and adverse developments in the financial services industry and in the domestic and international credit markets, and the effect of new legislation and regulatory actions in response to these conditions, may adversely affect our operations by restricting our business activities, including our ability to originate or sell loans, modify loan terms, or foreclose on property securing loans.

The full impact of the Dodd-Frank Act on our business will not be known until all of the regulations implementing the statute are adopted and implemented.  As a result, we cannot at this time predict the extent to which the Dodd-Frank Act will impact our business, operations or financial condition.  However, compliance with these new laws and regulations may require us to make changes to our business and operations and will likely result in additional costs and divert management’s time from other business activities, any of which may adversely impact our results of operations, liquidity or financial condition.

Changes in accounting policies or in accounting standards could materially affect how we report our financial condition and results of operations.

Accounting policies are essential to understanding our financial condition and results of operations.  Some of these policies require the use of estimates and assumptions that may affect the value of our assets or liabilities and financial results.  Some of our accounting policies are critical because they require management to make difficult, subjective and complex judgments about matters that are inherently uncertain, and because it is likely that materially different amounts would be reported under different conditions or using different assumptions.  If such estimates or assumptions underlying our financial statements are incorrect, we may experience material losses.

From time to time, the Financial Accounting Standards Board and the Securities and Exchange Commission change the financial accounting and reporting standards or the interpretation of those standards that govern the preparation of our financial statements.  These changes are beyond our control, can be hard to predict and could materially affect how we report our financial condition and results of operations.  We could also be required to apply a new or revised standard retroactively, which may result in our restating our prior period financial statements.

In December 2012, the Financial Accounting Standards Board (“FASB”) issued for public comment its proposal to improve financial reporting about expected credit losses on loans and other financial assets held by banks, financial institutions and other public and private organizations.  Proposed Accounting Standards Update, Financial Instruments—Credit Losses (Subtopic 825-15), proposes a new accounting model intended to require more timely recognition of credit losses, while also providing additional transparency about credit risk.  The FASB’s proposed model would utilize a single “expected credit loss” measurement objective for the recognition of credit losses, replacing the multiple existing impairment models in U.S. GAAP, which generally require that a loss be “incurred” before it is recognized.  Under the proposal, management would be required to estimate the cash flows that it does not expect to collect, using all available information, including historical experience and reasonable and supportable forecasts about the future.  It is widely believed that if this new model is ultimately adopted, financial institutions will be required to increase their allowance for loan losses on the statement of financial condition, with the associated addition to the provision for loan losses on the income statement.

The need to account for certain assets at estimated fair value may adversely affect our results of operations.

We report certain assets, such as available-for-sale investment securities, at estimated fair value.  Generally, for assets that are reported at fair value, we use quoted market prices or valuation models that utilize observable market inputs to estimate fair value.  Because we carry these assets on our books at their estimated fair value, we may incur losses if an impairment in fair value is considered other-than-temporary.

Because the nature of the financial services business involves a high volume of transactions, we face significant operational risks.

The financial services market is complex and we rely on the ability of our employees and systems to process a high number of transactions.  Operational risk is the risk of loss resulting from our operations, including but not limited to, the risk of fraud by employees or persons outside our company, the execution of unauthorized transactions by employees, errors relating to transaction processing and technology, breaches of the internal control system and compliance requirements, and business continuation and disaster recovery.  Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits.  This risk of loss also includes the potential legal actions that could arise as a result of an operational deficiency or as a result of noncompliance with applicable regulatory standards, adverse business decisions or their implementation, and customer attrition due to potential negative publicity.  In the event of a breakdown in our internal control systems, improper operation of systems or improper employee actions, we could suffer financial loss, face regulatory action and suffer damage to our reputation.

Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings.

Information technology systems are critical to our business.  We use various technology systems to manage our customer relationships, general ledger, securities investments, deposits and loans.  We have established policies and procedures to prevent or limit the effect of system failures, interruptions, and security breaches, but such events may still occur or may not be adequately addressed if they do occur.  In addition, any compromise of our systems could deter customers from using our products and services.  Although we rely on security systems to provide security and authentication necessary to effect the secure transmission of data, these precautions may not protect our systems from security breaches.

We rely on certain third party providers for a portion of our information technology systems.  If these third-party providers encounter difficulties, or if we have difficulty communicating with them, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected.  Threats to information security also exist in the processing of customer information through various other vendors and their personnel.

The occurrence of any system failures, interruption, or breach of security could damage our reputation and result in a loss of customers and business thereby subjecting us to additional regulatory scrutiny, or could expose us to litigation and possible financial liability.  Any of these events could have a material adverse effect on our financial condition and results of operations.

Our risk management framework may not be effective in mitigating risk and reducing the potential for significant losses.

Our risk management framework is designed to minimize risk and loss to us.  We seek to identify, measure, monitor, report and control our exposure to risk, including strategic, market, liquidity, compliance and operational risks.  While we use a broad and diversified set of risk monitoring and mitigation techniques, these techniques are inherently limited because they cannot anticipate the existence or future development of currently unanticipated or unknown risks.  Recent economic conditions and heightened legislative and regulatory scrutiny of the financial services industry, among other developments, have increased our level of risk.  Accordingly, we could suffer losses as a result of our failure to properly anticipate and manage these risks.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from reporting requirements that are available to emerging growth companies, our common stock could be less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, as modified by the Jumpstart Our Business Startups Act of 2012.  We are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, reduced disclosure about our executive compensation and omission of compensation discussion and analysis disclosure, and an exemption from the requirement of holding a non-binding advisory vote on executive compensation.  We also will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including the requirement that an independent registered public accounting firm attest to our internal control over financial reporting.  As a result, our stockholders may not have access to certain information they may deem important.  If we take advantage of any of these exemptions, some investors may find our common stock less attractive, which could hurt our stock price.  In addition, we have elected to use the extended transition period to delay adoption of new or revised accounting standards applicable to public companies until such standards are made applicable to private companies.  Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We may remain an emerging growth company until the earlier of: (1) the last day of the fiscal year in which we have total annual gross revenues of $1.0 billion or more; (2) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities in the stock offering; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (4) the date on which we are deemed to be a “large accelerated filer” under Securities and Exchange Commission regulations (which would generally require us to have at least $700 million of voting and non-voting equity held by non-affiliates).

Risks Related to the Offering

The future price of the shares of common stock may be less than the $8.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $8.00 purchase price in the offering.  In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price.  The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal.  The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock.  The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time.  After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of New Equitable and the outlook for the financial services industry in general.  Price fluctuations in our common stock may be unrelated to our operating performance.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to invest between $9.3 million and $12.9 million of the net proceeds of the offering in Equitable Bank.  We may use the remaining net proceeds to invest in short-term investments, pay dividends, repurchase shares of common stock or for other general corporate purposes.  We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering.

Equitable Bank may use the net proceeds it receives to fund new loans, expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes.  However, with the exception of the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds.  Also, certain of these uses, such as opening new branches or acquiring other financial institutions, may require the approval of the OCC or the Federal Reserve Board.  We have not established a timetable for reinvesting the net proceeds, and we cannot predict how long we will require to reinvest the net proceeds.  Our failure to utilize these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

Our new stock-based benefit plans will increase our expenses and reduce our income.

We intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the stock-based benefit plan.  The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards actually granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period and other factors which we cannot predict at this time.  In the event we adopt stock-based benefit plans within twelve months following the conversion, the total shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock outstanding.  If we award restricted shares of common stock or grant options in excess of these amounts under stock-based benefit plans adopted more than twelve months after the completion of the conversion, our costs would increase further.

In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients.  The expense in the first year following the offering for shares purchased in the offering and for our new stock-based benefit plans has been estimated to be approximately $229,000 ($166,000 after tax) at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $8.00 per share purchase price as fair market value.  Actual expenses, however, may be higher or lower, depending on the price of our common stock.  For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Conversion.”

The implementation of stock-based benefit plans may dilute your ownership interest.  Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the stock offering.  These plans may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance.  While our intention would be to fund stock-based benefit plans through open market purchases, stockholders would experience a 7.4% dilution in ownership interest at the maximum of the offering range in the event newly issued shares of our common stock are used to fund stock options and shares of restricted common stock in amounts equal to 10% and 4%, respectively, of the shares sold in the offering.  In the event we adopt a plan within 12 months following the conversion, under current regulatory policy the total shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under our existing and proposed stock-based benefit plans would be limited to 4% and 10%, respectively, of the total shares of our common stock outstanding.  In the event we adopt the plan more than twelve months following the conversion, the plan would not be subject to these limitations and stockholders could experience greater dilution.

Although the implementation of stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than twelve months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within twelve months, which would further increase our costs.

If we adopt stock-based benefit plans more than twelve months following the completion of the conversion, then grants of stock options and shares of common stock under our existing and proposed stock-based benefit plans may exceed 10% and 4%, respectively, of shares of common stock sold in the stock offering.  Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our expenses and reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans may dilute your ownership interest.  Historically, stockholders have approved these stock-based benefit plans.”  Although the implementation of stock-based benefit plans would be subject to stockholder approval, the determination as to when such plans would be implemented will be at the discretion of our Board of Directors.

Our return on equity may be low following the stock offering.  This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions.  Our return on equity may be low until we are able to leverage the additional capital we receive from the stock offering.  Our return on equity will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plan we intend to adopt.  Until we can increase our net interest income and non-interest income and leverage the capital raised in the stock offering, we expect our return on equity to be low, which may reduce the market price of our shares of common stock.

Various factors may make takeover attempts more difficult to achieve.

Our Board of Directors has no current intention to sell control of New Equitable.  Our articles of incorporation and bylaws, federal regulations, Maryland law, shares of restricted stock and stock options that we have granted or may grant to employees and directors and stock ownership by our management and directors, and various other factors may make it more difficult for companies or persons to acquire control of New Equitable without the consent of our Board of Directors.  You may want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then prevailing price of our common stock.  For additional information, see “Restrictions on Acquisition of New Equitable,” and “Management—Benefits to be Considered Following Completion of the Conversion.”

A significant percentage of our common stock will be held or controlled by our directors and executive officers and benefit plans.

We expect that our directors and executive officers, together with their associates, will subscribe for 43,550 shares of common stock in the offering.  In addition, we expect that our employee stock ownership plan will purchase an amount of shares equal to 6% of the common stock sold in the offering.  As a result, assuming the offering closes at the minimum of the offering range, upon consummation of the offering and the exchange, we expect that our directors and executive officers will own a total of 204,169 shares (including 401(k) plan shares and vested but unexercised stock options), or 9.1% of our outstanding common stock, and our employee stock ownership plan will own a total of 119,435 shares, or 5.3% of our outstanding common stock.  These acquisitions of common stock by management, the Board of Directors and the employee stock ownership plan could result in ownership of insiders of New Equitable and Equitable Bank of approximately 14.5% of our outstanding common stock (assuming the offering closes at the minimum of the offering range).  Management and members of the Board of Directors may acquire additional shares of common stock following the adoption of one or more new stock-based benefit plans that we intend to adopt at least six months following the completion of the conversion and offering.  See “Summary—Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion.”  The ownership by executive officers, directors and our stock benefit plans could result in actions being taken that are not in accordance with other stockholders’ wishes, and could prevent any action requiring a supermajority vote under our articles of incorporation and bylaws (including the amendment of certain protective provisions of our articles and bylaws discussed immediately above).

There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock.

Prior to the conversion and offering, transactions in Old Equitable common stock have been quoted on the OTC Pink Marketplace operated by OTC Markets Group Inc., but the shares have not been actively traded.   We have applied to list the shares of New Equitable common stock on the Nasdaq Capital Market following the conversion and offering.  In order to have our stock listed on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock.  Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.  The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold.  Persons purchasing the common stock may not be able to sell their shares at or above the $8.00 price per share in the offering. Purchasers of our common stock should recognize that there are risks involved in their investment and that there may be a limited trading market in the common stock.

You may not revoke your decision to purchase our common stock in the subscription or community offerings after you send us your order.

Funds submitted or deposit account withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, LC., among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond [Extension Date], or the number of shares to be sold in the offering is increased to more than 1,983,750 shares or decreased to fewer than 1,275,000 shares.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain current or former depositors of Equitable Bank are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value.  Whether subscription rights are considered to have ascertainable value is an inherently factual determination.  We have received an opinion of counsel, Cline Williams Wright Johnson & Oldfather, L.L.P., that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected consolidated historical financial and other data of Old Equitable and its subsidiaries for the periods and at the dates indicated.  The following is only a summary and you should read it in conjunction with the business and financial information regarding Old Equitable contained elsewhere in this prospectus, including the consolidated financial statements beginning on page F-1 of this prospectus.  The information at June 30, 2014 and 2013, and for the fiscal years ended June 30, 2014 and 2013, is derived in part from the audited consolidated financial statements that appear in this prospectus.  The information at December 31, 2014 and for the six months ended December 31, 2014 and 2013 is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.  The results of operations for the six months ended December 31, 2014 are not necessarily indicative of the results to be achieved for all of the fiscal year or for any other period.

	At
	December 31,	At June 30,
	2014	2014	2013
	(in thousands)
Selected Financial Condition Data:
Total assets	$197,468	$181,872	$166,694
Investment securities available for sale — at fair value	658	882	1,342
Investment securities held to maturity — at cost	3,438	3,642	842
Loans receivable, net	165,203	157,509	127,049
Deposits	164,876	149,763	134,758
Federal Home Loan Bank borrowings	10,870	10,768	10,563
Stockholders’ equity	20,150	19,604	18,683

	For the Six Months		For the Fiscal Years
	Ended December 31		Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands, except per share data)
Selected Operating Data:
Total interest income	$3,702	$3,501	$6,910	$6,065
Total interest expense	563	498	1,013	1,324
Net interest income	3,139	3,003	5,897	4,741
Provision for loan losses	147	(769)	(681)	(97)
Net interest income after provision for loan losses	2,992	3,772	6,578	4,838
Total non-interest income	1,165	890	1,917	2,306
Total non-interest expense	3,519	3,531	6,926	6,521
Net income before income taxes	638	1,131	1,569	623
Income tax expense	136	395	596	261
Net income	$502	$736	$973	$362
Income per share — basic	$0.16	$0.24	$0.32	$0.12
Income per share — diluted	$0.16	$0.24	$0.31	$0.12

	At or for the Six Months		At or for the Fiscal Years
	Ended December 31,(1)		Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands, except per share data)

Selected Financial Ratios and Other Data:

Performance Ratios:
Return on assets (ratio of net income to average total assets)	0.53%	0.88%	0.56%	0.21%
Return on equity (ratio of net income to average equity)	4.97	7.72	5.02	1.94
Average equity to average total assets	10.63	11.42	11.17	11.02
Equity to total assets at end of period	10.20	11.24	10.78	11.21
Interest rate spread(2)	3.49	3.83	3.61	3.00
Net interest margin(3)	3.60	3.95	3.72	3.13
Average interest-earning assets to average interest-bearing liabilities	118.37	118.15	118.76	115.19
Total non-interest expenses to average total assets	3.71	4.23	4.00	3.86
Efficiency ratio(4)	81.76	90.70	88.64	92.54
Dividend payout ratio(5)	—	—	—	—
Return on common equity (ratio of net income available to common stockholders to average common equity)	4.97	7.72	5.02	1.94

Asset Quality Ratios:
Non-performing loans as a percent of total loans	0.51	0.98	0.80	3.77
Non-performing assets as a percent of total assets	0.61	0.98	0.93	3.85
Allowance for loan losses as a percent of total loans	1.44	1.65	1.61	1.77
Allowance for loan losses as a percent of non-performing loans	279.74	169.31	202.20	47.21

Regulatory Capital Ratios (Bank Only):
Total capital (to risk-weighted assets)	11.71	12.46	11.66	12.83
Tier 1 capital (to risk-weighted assets)	10.45	11.20	10.42	11.58
Tier 1 capital (to adjusted assets)	9.06	9.48	9.30	9.21

Other Ratios:
Common equity to total assets	10.20	11.24	10.78	11.21

Number of:
Banking offices	6	6	6	6
Full-time equivalent employees	68	67	67	66

(1)         Ratios are annualized where appropriate.

(2)         Interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost on interest-bearing liabilities.

(3)         Net interest margin represents net interest income as a percentage of average interest-earning assets.

(4)         Efficiency ratio represents the ratio of general, administrative and other expenses divided by the sum of net interest income and total non-interest income.

(5)         The dividend payout ratio represents dividends declared per share divided by net income per share.

RECENT DEVELOPMENTS

The following tables set forth selected consolidated historical financial and other data of Old Equitable and its subsidiaries for the periods and at the dates indicated.  The following is only a summary and you should read it in conjunction with the business and financial information regarding Old Equitable contained elsewhere in this prospectus, including the consolidated financial statements beginning on page F-1 of this prospectus.  The information at June 30, 2014 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at March 31, 2015 and for the three and nine months ended March 31, 2015 and 2014,  is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.  The results of operations for the three and nine months ended March 31, 2015, are not necessarily indicative of the results for all of fiscal 2015 or any other interim period.

	At March 31,	At June 30,
	2015	2014
	(in thousands)
Selected Financial Condition Data:
Total assets	$200,726	$181,872
Investment securities available for sale	547	882
Investment securities held to maturity — at cost	3,386	3,642
Loans receivable, net	164,925	157,509
Deposits	177,715	149,763
Federal Home Loan Bank borrowings	—	10,768
Stockholders’ equity	20,800	19,604

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
	2015	2014	2015	2014
	(Dollars in thousands, except per share data)
Selected Operating Data:
Total interest income	$1,837	$1,650	$5,539	$5,150
Total interest expense	363	255	926	753
Net interest income	1,474	1,395	4,613	4,397
Provision for loan losses	(858)	—	(711)	(769)
Net interest income after provision for loan losses	2,332	1,395	5,324	5,166
Total non-interest income	434	503	1,599	1,393
Total non-interest expense	1,746	1,807	5,265	5,261
Net income before income taxes	1,020	91	1,658	1,298
Income tax expense	404	41	541	436
Net income	$616	$50	$1,117	$862
Income per share — basic	$0.20	$0.02	$0.36	$0.28
Income per share — diluted	$0.20	$0.02	$0.36	$0.28

	At or for the Three Months		At or for the Nine Months
	Ended March 31,(1)		Ended March 31,(1)
	2015	2014	2015	2014
	(Dollars in thousands, except per share data)

Selected Financial Ratios and Other Data:

Performance Ratios:
Return on assets (ratio of net income to average total assets)	1.23%	0.11%	0.77%	0.67%
Return on equity (ratio of net income to average equity)	11.87	1.02	7.31	5.98
Average equity to average total assets	10.37	10.82	10.54	11.21
Equity to total assets at end of period	10.36	10.69	10.36	10.69
Interest rate spread(2)	3.04	3.27	3.33	3.63
Net interest margin(3)	3.19	3.39	3.46	3.75
Average interest-earning assets to average interest-bearing liabilities	118.53	119.42	118.42	118.59
Total non-interest expenses to average total assets	3.49	4.01	3.63	4.09
Efficiency ratio(4)	91.54	95.21	84.76	90.86
Dividend payout ratio(5)	—	—	—	—
Return on common equity (ratio of net income available to common stockholders to average common equity)	11.87	1.02	7.31	5.98

Asset Quality Ratios:
Non-performing loans as a percent of total loans	0.85	1.18	0.85	1.18
Non-performing assets as a percent of total assets	0.88	1.07	0.88	1.07
Allowance for loan losses as a percent of total loans	1.45	1.66	1.45	1.66
Allowance for loan losses as a percent of non-performing loans	171.00	141.09	171.00	141.09

Regulatory Capital Ratios (Bank Only):
Total capital (to risk-weighted assets)	13.28	12.41	13.28	12.41
Tier 1 capital (to risk-weighted assets)	12.03	11.16	12.03	11.16
Tier 1 capital (to adjusted assets)	9.42	9.09	9.42	9.09

Other Ratios:
Common equity to total assets	10.36	10.69	10.36	10.69

Number of:
Banking offices	6	6	6	6
Full-time equivalent employees	66	66	66	66

(1)   Ratios are annualized where appropriate.

(2)   Interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average rate on interest-bearing liabilities.

(3)   Net interest margin represents net interest income as a percentage of average interest-earning assets.

(4)   Efficiency ratio represents the ratio of general, administrative and other expenses divided by the sum of net interest income and total non-interest income.

(5)   The dividend payout ratio represents dividends declared per share divided by net income per share.

Comparison of Financial Condition at March 31, 2015 and June 30, 2014

Assets.  Total assets at March 31, 2015 were $200.7 million, an increase of $18.8 million, or 10.3%, from $181.9 million at June 30, 2014.   The increase was primarily due to increases in federal funds sold and interest-bearing deposits and net loans, partially offset by decreases in time deposits with financial institutions, securities and foreclosed assets.  Federal funds sold and interest-bearing deposits increased $13.8 million, or 575.0%, to $16.2 million at March 31, 2015 from $2.4 million at June 30, 2014.  We increased our liquidity levels in anticipation of extinguishing our FHLB advances maturing in the first and second quarters of 2015.  Liquidity was increased through a bank-wide focus on generating deposits in the fourth quarter of 2014 and the redeployment of funds from time deposits in other financial institutions. The redeployment of funds in the time deposits in other financial institutions accounted for the $750,000, or 57.7%, decrease in its balance to $500,000 at March 31, 2015 from $1.3 million at June 30, 2014.  Net loans increased $7.4 million, or 4.7%, to $164.9 million at March 31, 2015 from $157.5 million at June 30, 2014.  The increase in net loans was due to increased loan originations during the nine months ended March 31, 2015 from the comparable period in 2014, primarily attributable to improved economic conditions throughout our market areas.  Securities decreased $591,000, or 13.1%, to $3.9 million at March 31, 2015 from $4.5 million at June 30, 2014.  The decrease was primarily attributable to contractual repayments.  Foreclosed assets decreased $62,000, or 15.0%, to $351,000 at March 31, 2015 from $413,000 at June 30, 2014.  The decrease was the result of our continued efforts to dispose of foreclosed property in a timely fashion to limit both the expense and loss exposure resulting from holding these assets.

Non-performing Assets and Allowance for Loan Losses.  We had non-performing assets of $1.8 million, or 0.9% of total assets, at March 31, 2015, and $1.7 million, or 0.9% of total assets as of June 30, 2014.   The increase in non-performing assets resulted from two existing credits that were restructured, and we do not anticipate any loss from these loans.   The allowance for loan losses totaled $2.4 million at March 31, 2015 and $2.6 million at June 30, 2014.   This represents a ratio of the allowance for loan losses to gross loans receivable of 1.5% at March 31, 2015 and 1.6% at June 30, 2014.  The allowance for loan losses to non-performing loans was 171.0% at March 31, 2015 and 202.2% at June 30, 2014.  The decrease in the ratio of the allowance for loan losses to gross loans receivable was primarily due to increase in balance of loans in our portfolio.  The decrease in the ratio of the allowance for loan losses to non-performing loans was primarily due to the increase in nonperforming loans and a decrease in the balance of the allowance for loan losses.

Deposits.  Total deposits increased $28.0 million, or 18.7%, to $177.7 million at March 31, 2015 from $149.8 million at June 30, 2014.   The increase in deposits occurred as a result of increases in all deposit accounts. Demand accounts increased $1.9 million to $22.5 million at March 31, 2015 from $20.6 million at June 30, 2014.  NOW accounts increased $4.3 million to $38.8 million at March 31, 2015 from $34.5 million at June 30, 2014.  Money market accounts increased $7.6 million to $47.6 million at March 31, 2015 from $40.0 million at June 30, 2014.  Savings accounts increased $8.3 million to $19.9 million at March 31, 2015 from $11.6 million at June 30, 2014.  Certificates of deposit increased $5.7 million to $48.9 million at March 31, 2015 from $43.2 million at June 30, 2014.  We attribute these changes in deposits to more aggressive marketing and continued development of commercial accounts related to our effort to provide full-service banking to our commercial loan customers.  Commercial deposit accounts carry larger average balances than retail deposit accounts.

Borrowings.  Our Federal Home Loan Bank borrowings balance was zero at March 31, 2015, compared to $10.8 million at June 30, 2014.   Of the $10.8 million balance at June 30, 2014, $7.9 million was scheduled to pay off in the first calendar quarter of 2015.  The remaining $2.9 million was paid off in the first calendar quarter of 2015 due to excess liquidity on hand.

Stockholders’ Equity.  Total stockholders’ equity increased $1.2 million, or 6.1%, to $20.8 million at March 31, 2015 from $19.6 million at June 30, 2014.   The increase in stockholders’ equity resulted primarily from net income of $1.1 million during the nine months ended March 31, 2015.

Comparison of Operating Results for the Three Months Ended March 31, 2015 and 2014

General.   Net income for the three months ended March 31, 2015 was $616,000.  This represented an increase of $566,000, or 1,132.0%, from net income of $50,000 for the same period in 2014.

Interest Income.   Total interest income increased $187,000, or 11.0%, to $1.8 million for the three months ended March 31, 2015, from $1.7 million for the three months ended March 31, 2014.  The increase in interest income was primarily due to increases in loans and federal funds sold and interest-earning bank balances.  This increase was offset by a decrease in interest income on securities.

Interest income from loans increased $197,000, or 12.3%, to $1.8 million for the three months ended March 31, 2015, from $1.6 million for the same period in 2014.  The increase in interest income from loans was due primarily to $20.4 million in net loan growth.  Average loan balances were $163.1 million for the three months ended March 31, 2015 compared to $142.3 million for the three months ended March 31, 2014. The increase in our average loan balance was primarily due to increased loan demand, primarily attributable to improved economic conditions in our market areas and growth in commercial loans originated by our Omaha branch.  The average yield on loans decreased 9 basis points to 4.37% during the three months ended March 31, 2015 from 4.46% for the three months ended March 31, 2014.

Interest income from securities, federal funds sold and interest-bearing balances decreased $10,000, or 15.6%, to $54,000 for the three months ended March 31, 2015, from $64,000 for the three months ended March 31, 2014.  This decrease was due to a decrease in the average balances of $600,000, or 2.7%, to $21.9 million for the three months ended March 31, 2015 from $22.5 million for the three months ended March 31, 2014.

Interest Expense.   Interest expense increased $108,000, or 42.4%, to $363,000 for the three months ended March 31, 2015, from $255,000 for the three months ended March 31, 2014.  Interest expense on deposits increased $51,000, or 26.3%, to $245,000 for the three months ended March 31, 2015 from $194,000 for the three months ended March 31, 2014.  Average balances of deposit accounts increased $25.0 million, or 19.6%, to $152.3 million for the three months ended March 31, 2015 from $127.3 million for the three months ended March 31, 2014.  Interest expense from borrowed funds increased $59,000, or 98.3%, for the three months ended March 31, 2015 to $119,000 from $60,000 for the three months ended March 31, 2014.  This increase is a result of realizing the remaining prepayment penalty from restructuring Federal Home Loan Bank advances as all advances were paid off in February of 2015.

Net Interest Income.  Net interest income increased $79,000, or 5.6%, to $1.5 million for the three months ended March 31, 2015 from $1.4 million for the three months ended March 31, 2014.  Average interest-earning assets were $185.0 million for the three months ended March 31, 2015 and $164.8 million for the three months ended March 31, 2014, while the average yield was 3.97% and 4.01% for the respective periods.  Our net interest spread decreased 23 basis points to 3.04% for the three months ended March 31, 2015 compared to 3.27% for the three months ended March 31, 2014.  Our net interest margin also decreased 20 basis points to 3.19% for the three months ended March 31, 2015 from 3.39% for the three months ended March 31, 2014.  The ratio of average interest-earning assets to average interest-bearing liabilities decreased 90 basis points to 118.5% for the three months ending March 31, 2015 from 119.4% for the three months ending March 31, 2014.

Provision for Loan Losses.   We establish provisions for loan losses, which are charged to operations, at a level management believes is appropriate to absorb probable incurred credit losses in the loan portfolio. In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events change. Based on our evaluation of these factors, we recorded a negative provision for loan losses of $858,000 for the three months ended March 31, 2015 and a negative provision of less than $1,000 for the three months ended March 31, 2014. The negative provision for loan losses for the three months ended March 31, 2015 was a result of recoveries received on loans previously charged off. The allowance for loan losses was $2.4 million, or 1.5% of loans outstanding at March 31, 2015 compared to $2.4 million, or 1.7% of loans outstanding at March 31, 2014. The non-performing assets to total assets ratio at March 31, 2015 was 0.9% as compared to 1.1% at March 31, 2014. The level of the allowance is based on estimates and the ultimate losses may vary from the estimates.

Management assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses as necessary in order to maintain the adequacy of the allowance. While management uses available information to recognize losses on loans, future loan loss provisions may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require us to recognize additional provisions based on their judgment of information available to them at the time of their examination. The allowance for loan losses as of March 31, 2015 was maintained at a level that represents management’s best estimate of inherent losses in the loan portfolio, such losses were both probable and reasonably estimable.

Non-Interest Income.  Non-interest income decreased $69,000, or 13.7%, to $434,000 for the three months ended March 31, 2015 from $503,000 for the three months ended March 31, 2014.  This decrease was primarily due to an $89,000 decrease in gains on sale of loans to $71,000 for the three months ended March 31, 2015 from $160,000 for the three months ended March 31, 2014.  Service charges on deposit accounts also decreased $4,000 to $129,000 for the three months ended March 31, 2015 from $133,000 for the three months ended March 31, 2014.  These decreases were offset by an increase in brokerage income of $18,000 to $154,000 for the three months ended March 31, 2015 from $136,000 for the three months ended March 31, 2014 and an increase in other income of $7,000 to $21,000 for the three months ended March 31, 2015  from $14,000 for the three months ended March 31, 2014.

Non-Interest Expense. Non-interest expense decreased $61,000, or 3.4%, to $1.7 million for the three months ended March 31, 2015 from $1.8 million for the three months ended March 31, 2014.  This decrease is primarily due to decreases in other expenses of $127,000 to $109,000 for the three months ended March 31, 2015 compared to $236,000 for the three months ended March 31, 2014.  The decrease in other expenses related to a provision of $56,000 for other real estate owned that was recorded during the three months ended March 31, 2014.  No similar entry was made during the three months ended March 31, 2015.  Supplies, telephone and postage expense also decreased by $12,000, and professional fees decreased by $8,000 between the periods.   These decreases were offset by increases in salaries and employee benefits of $79,000 to $1.0 million from $962,000 for the three months ended March 31, 2015 and 2014, respectively.  These increases were a result of customary raises and increased benefits costs for existing personnel.  Regulatory fees and deposit insurance also increased by $10,000 for the three months ended March 31, 2015 compared to the three months ended March 31, 2014.

Income Tax Expense. For the three months ended March 31, 2015, income tax expense was $404,000 compared to $41,000 for the three months ended March 31, 2014. The increase in income tax expense was due to the increase in income before tax between the comparable three months periods ended March 31, 2015 and 2014, respectively.

Comparison of Operating Results for the Nine Months Ended March 31, 2015 and 2014

General.   Net income for the nine months ended March 31, 2015 was $1.1 million.  This represented an increase of $255,000, or 29.6%, from net income of $862,000 for the same period in 2014.

Interest Income.   Total interest income increased $389,000, or 7.6%, to $5.5 million for the nine months ended March 31, 2015, from $5.1 million for the nine months ended March 31, 2014.  The increase in interest income was due to increases from loans and securities.

Interest income from loans increased $361,000, or 7.2%, to $5.4 million for the nine months ended March 31, 2015, from $5.0 million for the same period in 2014.  The increase in interest income from loans was due primarily to an increase of $23.5 million in average loan balances.  Average loan balances were $162.5 million for the nine months ended March 31, 2015 compared to $139.0 million for the nine months ended March 31, 2014. The increase in our average loan balance was primarily due to increased loan demand, primarily attributable to improved economic conditions in our market areas and growth in commercial loans originated by our Omaha branch.  The average yield on loans decreased 40 basis points to 4.41% during the nine months ended March 31, 2015 from 4.81% for the nine months ended March 31, 2014.

Interest income from securities, federal funds sold and interest-bearing balances increased $28,000, or 20.6%, to $164,000 for the nine months ended March 31, 2015, from $136,000 for the nine months ended March 31, 2014.  This increase was due to an increase in the yield of 38 basis points to 1.42% for the nine months ended March 31, 2105 from 1.04% for the nine months ended March 31, 2014.

Interest Expense.   Interest expense increased $173,000, or 23.0%, to $926,000 for the nine months ended March 31, 2015, from $753,000 for the nine months ended March 31, 2014.  Interest expense on deposits increased $119,000, or 21.0%, to $685,000 for the nine months ended March 31, 2015 from $566,000 for the nine months ended March 31, 2014.  Average balances of deposit accounts increased $20.7 million, or 17.2%, to $141.2 million for the nine months ended March 31, 2015 from $120.5 million for the nine months ended March 31, 2014.  Interest expense from borrowed funds increased $60,000, or 33.1% for the nine months ended March 31, 2015 to $241,000 from $181,000 for the nine months ended March 31, 2014.  This increase is a result of realizing the remaining prepayment penalty from restructuring Federal Home Loan Bank advances, as all advances were paid off in February of 2015.  Offsetting the increases in interest expense was a decrease of $6,000 in other interest expense to zero during the nine months ended March 31, 2015 from $6,000 for the nine months ended March 31, 2014.

Net Interest Income.  Net interest income increased $216,000, or 4.9%, to $4.6 million for the nine months ended March 31, 2015 from $4.4 million for the nine months ended March 31, 2014.  Average interest-earning assets were $177.9 million for the nine months ended March 31, 2015 and $156.4 million for the nine months ended March 31, 2014, while the average yield was 4.15% and 4.39% for the respective periods.  Our net interest spread decreased 30 basis points to 3.33% for the nine months ended March 31, 2015 compared to 3.63% for the nine months ended March 31, 2014.  Our net interest margin also decreased 29 basis points to 3.46% for the nine months ended March 31, 2015 from 3.75% for the nine months ended March 31, 2014.  The ratio of average interest-earning assets to average interest-bearing liabilities decreased 17 basis points to 118.4% for the nine months ending March 31, 2015 from 118.6% for the nine months ending March 31, 2014.

Provision for Loan Losses.   We establish provisions for loan losses, which are charged to operations, at a level management believes is appropriate to absorb probable incurred credit losses in the loan portfolio. In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events change. Based on our evaluation of these factors, we recorded a negative provision for loan losses of $711,000 for the nine months ended March 31, 2015 and a negative provision of $769,000 for the nine months ended March 31, 2014. The negative provision for loan losses for the nine months ended March 31, 2015 and 2014 was a result of recoveries received on loans previously charged off. The allowance for loan losses was $2.4 million, or 1.5% of loans outstanding at March 31, 2015 compared to $2.4 million, or 1.7% of loans outstanding at March 31, 2014. The non-performing assets to total assets ratio at March 31, 2015 was 0.9% as compared to 1.1% at March 31, 2014. The level of the allowance is based on estimates and the ultimate losses may vary from the estimates.

Management assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses as necessary in order to maintain the adequacy of the allowance. While management uses available information to recognize losses on loans, future loan loss provisions may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require us to recognize additional provisions based on their judgment of information available to them at the time of their examination. The allowance for loan losses as of March 31, 2015 was maintained at a level that represents management’s best estimate of inherent losses in the loan portfolio, such losses were both probable and reasonably estimable.

Non-Interest Income.  Non-interest income increased $206,000, or 14.8%, to $1.6 million for the nine months ended March 31, 2015 from $1.4 million for the nine months ended March 31, 2014.  This increase was primarily due to a $101,000 increase in gains on sale of loans to $488,000 for the nine months ended March 31, 2015 from $387,000 for the nine months ended March 31, 2014 and an increase of $62,000 in loan fees to $188,000 for the nine months ended March 31, 2015 from $126,000 for the nine months ended 2014.  Brokerage income  also increased $34,000 to $426,000 for the nine months ended March 31, 2015 from $392,000 for the nine months ended March 31, 2014, and other income increased $16,000 between the periods.  These increases were offset by a $7,000 decrease in service charges on deposit accounts  to $428,000 during the nine months ended March 31, 2015 from $435,000 during the nine months ended March 31, 2014.

Non-Interest Expense. Non-interest expense remained unchanged at $5.3 million for both the nine months ended March 31, 2015 and March 31, 2014.  Salaries and employee benefits increased $292,000 to $3.2 million for the nine months ended March 31, 2015 compared to $2.9 million for the nine months ended March 31, 2014.  This increase was primarily due to hiring of additional staff in Omaha and Grand Island earlier in the year, as well as customary raises and increased benefits costs for existing personnel and bonuses tied to bank performance.  This increase was offset by decreases in data processing fees of $198,000, advertising and public relations of $17,000, professional fees of $29,000, supplies, telephone, postage of $15,000, and other expenses of $57,000 during the nine months ended March 31, 2015.

Income Tax Expense. For the nine months ended March 31, 2015, income tax expense was $541,000 compared to $436,000 for the nine months ended March 31, 2014. The increase in income tax expense was due to the increase in income before tax between the comparable nine months periods ended March 31, 2015 and 2014, respectively.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to:

•                  Statements of our goals, intentions and expectations;

•                  Statements regarding our business plans, prospects, growth and operating strategies;

•                  Statements regarding the quality of our loan and investment portfolios; and

•                  Estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•                  General economic conditions, either nationally or in our market areas, that are worse than expected;

•                  Competition among depository and other financial institutions;

•                  Inflation and changes in the interest rate environment that reduce our margins and yields or reduce the fair value of financial instruments;

•                  Our success in continuing to emphasize agricultural and commercial loans;

•                  Changes in consumer spending, borrowing and savings habits;

•                  Our ability to enter new markets successfully and capitalize on growth opportunities;

•                  Our ability to successfully integrate acquired branches or entities;

•                  Adverse changes in the securities markets;

•                  Changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•                  Changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•                  Changes in our organization, compensation and benefit plans;

•                  Our ability to retain key employees;

•                  Changes in the level of government support for housing finance;

•                  Significant increases in our loan losses; and

•                  Changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 17.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $9.3 million and $12.9 million, or $15.0 million if the offering range is increased to the adjusted maximum.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $8.00 Per Share of
	1,275,000 Shares		1,500,000 Shares		1,725,000 Shares		1,983,750 Shares
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Offering proceeds	$10,200		$12,000		$13,800		$15,870
Less offering expenses	900		900		900		900
Net offering proceeds	9,300	100.0%	11,100	100.0%	12,900	100.0%	14,970	100.0%

Distribution of net proceeds:
To Equitable Bank	5,208	56.0%	5,550	50.0%	6,450	50.0%	7,485	50.0%
To fund loan to employee stock ownership plan	612	6.6%	720	6.5%	828	6.4%	952	6.4%
Retained by New Equitable	$3,480	37.4%	$4,830	43.5%	$5,622	43.6%	$6,533	43.6%

(1)         In the event the stock-based benefit plan providing for stock awards and stock options is approved by stockholders, and assuming shares are purchased for the stock awards at $8.00 per share, an additional $408,000, $480,000, $552,000 and $635,000 of net proceeds will be used by New Equitable to fund these purchases.  In this case, the net proceeds retained by New Equitable would be $3.1 million, $4.4 million, $5.1 million and $5.9 million, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Equitable Bank’s deposits.  The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates.  For example, our expenses would increase if fewer shares were sold in the subscription and community offerings and we sold a portion of the offering through a syndicated offering.

New Equitable may use the proceeds it retains from the offering:

•                  To invest in securities;

•                  To pay cash dividends to stockholders;

•                  To repurchase shares of our common stock;

•                  To finance the acquisition of financial institutions or other financial services companies, although we do not currently have any agreements or understandings regarding any specific acquisition transaction; and

•                  For other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion.  Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the Federal Reserve Board) or tax qualified employee stock benefit plans.

Equitable Bank may use the net proceeds it receives from the offering:

•                  To fund new loans;

•                  To enhance existing products and services and to support the development of new products and services;

•                  To expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies as opportunities arise, although we do not currently have any understandings or agreements to acquire a financial institution or other entity;

•                  To invest in securities; and

•                  For other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.  We have not determined specific amounts of the net proceeds that would be used for the purposes described above.  The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions.  The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.

We expect our return on equity to be low until we are able to reinvest effectively the additional capital raised in the offering.  Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock.  See “Risk Factors—Risks Related to the Offering—Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

OUR DIVIDEND POLICY

Following this offering, New Equitable’s Board of Directors will have the authority to declare dividends on shares of its common stock, subject to statutory and regulatory requirements.  However, no decision has been made with respect to the payment of dividends.  We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future.  Any determination to pay dividends on our common stock will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

New Equitable, similar to Old Equitable, is subject to the Federal Reserve Board’s policy that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the company appears consistent with its capital needs, asset quality and overall financial condition.  In addition, New Equitable is subject to Maryland law, which generally permits a corporation to pay dividends on its common stock unless, after giving effect to the dividend, the corporation would be unable to pay its debts as they become due in the usual course of its business or the total assets of the corporation would be less than its total liabilities.   Further, New Equitable will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by New Equitable in connection with the conversion.

New Equitable’s ability to pay dividends may depend, in part, on its receipt of dividends from Equitable Bank.  The OCC and Federal Reserve Board regulations limit dividends and other distributions from Equitable Bank to us.  No insured depository institution may make a capital distribution if, after making the distribution, the institution would be undercapitalized or if the proposed distribution raises safety and soundness concerns.  Further, Equitable Bank will not be permitted to pay dividends on its common stock to New Equitable, its sole stockholder, if its stockholders’ equity would be reduced below the amount of the liquidation account established in connection with the conversion.  In addition, any payment of dividends by Equitable Bank to New Equitable that would be deemed to be drawn out of Equitable Bank’s bad debt reserves would require the payment of federal income taxes by Equitable Bank at the then current income tax rate on the amount deemed distributed. See “Federal and State

Taxation—Federal Income Taxation.”  New Equitable does not contemplate any distribution by Equitable Bank that would result in this type of tax liability.

Under OCC regulations, an application to and the prior approval of the OCC is required prior to any capital distribution if the institution does not meet the criteria for “expedited treatment” of applications under applicable regulations (i.e., generally examination ratings in the top two categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with the OCC.  If an application is not required, an institution must still provide prior notice to the Federal Reserve Board of the distribution if it is a subsidiary of a holding company. In such circumstances, notice must also be provided to the OCC.

MARKET FOR THE COMMON STOCK

Old Equitable’s common stock is not currently listed on a national securities exchange.  Trades in the common stock are quoted on the OTC Pink Marketplace operated by the OTC Markets Group Inc. under the symbol “EQFC.”  Upon completion of the conversion and offering, the shares of common stock of New Equitable will replace the existing shares of Old Equitable common stock, and we have applied to list the shares of New Equitable common stock on the Nasdaq Capital Market under the symbol “EQFN.” In order to have our stock listed on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock.  Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold.  Persons purchasing the common stock may not be able to sell their shares at or above the $8.00 price per share in the offering. Purchasers of our common stock should recognize that there are risks involved in their investment and that there may be a limited trading market in the common stock.

The following table sets forth the high and low trading prices for Old Equitable’s common stock for each quarter during the last two fiscal years and during the current fiscal year, as obtained from the OTC Bulletin Board and the OTC Pink Marketplace operated by OTC Markets Group Inc., and the dividends paid during those periods.

	Price Per Share				Dividends
	High		Low		Paid
Fiscal 2015
Fourth quarter (through May , 2015)	$		$		$0.00
Third quarter		$7.50		$5.60	$0.00
Second quarter		$5.85		$5.45	$0.00
First quarter		$5.90		$5.18	$0.00

Fiscal 2014					$0.00
Fourth quarter		$7.00		$4.25	$0.00
Third quarter		$4.25		$4.10	$0.00
Second quarter		$4.70		$4.00	$0.00
First quarter		$4.40		$3.95	$0.00

Fiscal 2013					$0.00
Fourth quarter		$4.50		$3.11	$0.00
Third quarter		$3.25		$2.50	$0.00
Second quarter		$2.95		$2.30	$0.00
First quarter		$2.85		$2.26	$0.00

On [           , 2015], the latest practicable date before the printing of this document, and on March 3, 2015, the business day immediately preceding the public announcement of the conversion, the closing prices of Old Equitable’s common stock were [$           ] per share and $5.80 per share, respectively.  At December 31, 2014, Old Equitable had approximately 159 stockholders of record, not including those who hold shares in “street name.”  On the effective date of the conversion, all publicly held shares of Old Equitable common stock, including shares held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of New Equitable common stock determined pursuant to the exchange ratio. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.” The above table reflects actual prices and has not been adjusted to reflect the exchange ratio.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At December 31, 2014, Equitable Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.”  The table below sets forth the historical equity capital and regulatory capital of Equitable Bank at December 31, 2014, and the pro forma equity capital and regulatory capital of Equitable Bank, after giving effect to the sale of shares of common stock at $8.00 per share.  The table assumes the receipt by Equitable Bank of 56% of the net offering proceeds at the minimum of the offering range and of 50% of the net offering proceeds at the midpoint, maximum and adjusted maximum of the offering range. See “How We Intend to Use the Proceeds from the Offering.”

	Equitable Bank Historical at		Pro Forma at December 31, 2014, Based Upon the Sale in the Offering of(1)
	December 31, 2014		1,275,000 Shares		1,500,000 Shares		1,725,000 Shares		1,983,750 Shares
	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)
	(Dollars in thousands)

Equity	$18,954	9.68%	$23,142	11.52%	$23,304	11.57%	$24,024	11.88%	$24,852	12.23%

Tier 1 leverage capital	$17,737	9.06%	$21,925	10.91%	$22,087	10.97%	$22,807	11.28%	$23,635	11.63%
Leverage requirement	9,791	5.00	10,051	5.00	10,068	5.00	10,113	5.00	10,165	5.00
Excess	$7,946	4.06%	$11,874	5.91%	$12,019	5.97%	$12,694	6.28%	$13,470	6.63%

Tier 1 risk-based capital(3)	$17,737	10.45%	$21,925	12.84%	$22,087	12.93%	$22,807	13.34%	$23,635	13.81%
Risk-based requirement	13,572	8.00	13,665	8.00	13,661	8.00	13,675	8.00	13,692	8.00
Excess	$4,165	2.45%	$8,270	4.84%	$8,426	4.93%	$9,132	5.34%	$9,943	5.81%

Total risk-based capital(3)	$19,861	11.71%	$24,049	14.09%	$24,211	14.18%	$24,931	14.58%	$25,759	15.05%
Risk-based requirement	16,965	10.00	17,069	10.00	17,076	10.00	17,094	10.00	17,115	10.00
Excess	$2,896	1.71%	$6,980	4.09%	$7,135	4.18%	$7,837	4.58%	$8,644	5.05%

Common equity Tier 1 capital	$17,737	9.06%	$21,925	10.91%	$22,087	10.97%	$22,807	11.28%	$23,635	11.63%
Common equity requirement	12,728	6.50	13,067	6.50	13,089	6.50	13,147	6.50	13,215	6.50
Excess	$5,009	2.56%	$8,858	4.41%	$8,998	4.47%	$9,660	4.78%	$10,420	5.13%

Reconciliation of capital infused into Equitable Bank:
Net proceeds			$5,208		$5,550		$6,450		$7,485
Less: Common stock acquired by stock-based benefit plan			(408)		(480)		(552)		(635)
Less: Common stock acquired by employee stock ownership plan			(612)		(720)		(828)		(952)
Pro forma increase			$4,188		$4,350		$5,070		$5,898

(1)             Effective January 1, 2015, the Prompt Corrective Action Well Capitalized Thresholds are 5%, 8% and 10% for the Tier 1 leverage capital requirement, Tier 1 risk-based capital requirement and total risk-based capital requirement, respectively.  Additionally, effective January 1, 2015, a new capital standard, common equity Tier 1 capital ratio, has been implemented with a 6.5% well capitalized threshold.  At December 31, 2014, assuming the completion of the conversion and offering, Equitable Bank would have been classified as “well capitalized” under each of the Prompt Corrective Action requirements described in this footnote, which also includes the required conservation buffer of 2.5%.

(2)             Equity and Tier 1 leverage capital levels are shown as a percentage of total average assets.  Risk-based capital levels are shown as a percentage of risk-weighted assets.

(3)             Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

CAPITALIZATION

The following table presents the historical consolidated capitalization of Old Equitable at December 31, 2014 and the pro forma consolidated capitalization of New Equitable after giving effect to the conversion and offering based upon the assumptions set forth in the “Pro Forma Data” section.

		Pro Forma at December 31, 2014
	Old Equitable	Based Upon the Sale in the Offering at
	Historical at	$8.00 per Share of
	December 31,	1,275,000	1,500,000	1,725,000	1,983,750
	2014	Shares	Shares	Shares	Shares
	(Dollars in thousands)

Deposits(1)	$164,876	$164,876	$164,876	$164,876	$164,876
Borrowed funds	10,870	10,870	10,870	10,870	10,870
Total deposits and borrowed funds	$175,746	$175,746	$175,746	$175,746	$175,746

Stockholders’ equity:
Common stock, $0.01 par value, 25,000,000 shares authorized (post-conversion); shares to be issued as reflected(2)(3)	$33	$22	$26	$30	$35
Additional paid-in capital(2)	13,121	21,453	23,249	25,045	27,110
MHC capital contribution	—	34	34	34	34
Retained earnings(4)	9,405	9,405	9,405	9,405	9,405
Less:
Accumulated other comprehensive loss	(3)	(3)	(3)	(3)	(3)
Treasury stock	(979)	—	—	—	—
Common stock held by employee stock ownership plan (“ESOP”)(5)	(899)	(1,511)	(1,619)	(1,727)	(1,851)
Common stock acquired by stock-based benefit plan(6)	(528)	(936)	(1,008)	(1,080)	(1,163)
Total stockholders’ equity	$20,150	$28,464	$30,084	$31,704	$33,567

Pro Forma Shares Outstanding
Shares offered for sale	—	1,275,000	1,500,000	1,725,000	1,983,750
Exchange shares issued	—	959,956	1,129,360	1,298,764	1,493,569
Total shares outstanding	3,183,004	2,234,956	2,629,360	3,023,764	3,477,329

Total stockholders’ equity as a percentage of total assets(1)	10.20%	13.83%	14.51%	15.17%	15.92%
Tangible equity as a percentage of total assets	10.20%	13.83%	14.51%	15.17%	15.92%

(1)         Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(2)         Old Equitable currently has 1,000,000 authorized shares of preferred stock, par value $0.01 per share, and 14,000,000 authorized shares of common stock, par value $0.01 per share.  On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of New Equitable common stock to be outstanding.

(3)         No effect has been given to the issuance of additional shares of New Equitable common stock pursuant to the exercise of options under one or more stock-based benefit plans.  If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of New Equitable common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans.

(4)         The retained earnings of Equitable Bank will be substantially restricted after the conversion.  See  “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation—Limitation on Capital Distributions.”

(5)         Assumes that 6% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from New Equitable.  The loan will be repaid principally from Equitable Bank’s contributions to the employee stock ownership plan.  Since New Equitable will finance the employee stock ownership plan debt, this debt will be eliminated from the consolidated financial statements of New Equitable for accounting purposes through intercompany eliminations, and no liability will be reflected on New Equitable’s consolidated financial statements.  Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(6)         Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans. If the stock-based benefit plans are adopted within 12 months following the conversion, the amount reserved for restricted stock awards would be subject to adjustment as may be required by federal regulations or policy to reflect restricted stock previously granted by Old Equitable so that the total shares reserved for restricted stock awards does not exceed 4% of New Equitable’s outstanding shares immediately after the conversion and offering. The funds to be used by such plans to purchase the shares will be provided by New Equitable.  The dollar amount of common stock to be purchased is based on the $8.00 per share subscription price in the offering and represents unearned compensation.  This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering.  New Equitable will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations. Implementation of such plans will require stockholder approval.

PRO FORMA DATA

The following tables summarize historical data of Old Equitable and pro forma data of New Equitable at and for the six months ended December 31, 2014 and at and for the fiscal year ended June 30, 2014.  This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the tables are based upon the following assumptions:

(i)                                     All shares of common stock will be sold in the subscription and community offerings;

(ii)                                  Our employee stock ownership plan will purchase 6% of the shares of common stock sold in the offering with a loan from New Equitable.  The loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest, calculated as of the date of the origination of the loan) over a period of 20 years. Interest income that we earn on the loan will offset the interest paid by Equitable Bank;

(iii)                               We will pay Keefe, Bruyette & Woods, Inc. fees (including reimbursable expenses) equal to $325,000; and

(iv)                              Total expenses of the offering, other than the fees and expenses to be paid to Keefe, Bruyette & Woods, Inc., will be $575,000.

We calculated pro forma consolidated net income for the six months ended December 31, 2014 and the fiscal year ended June 30, 2014 as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 1.65% (1.05% on an after-tax basis).  These figures represent the yield on the five-year U.S. Treasury Note as of December 31, 2014, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by federal regulations.

We further believe that the reinvestment rate is factually supportable because:

•                  The yield on the U.S Treasury Note can be determined and/or estimated from third-party sources; and

•                  We believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. For purposes of pro forma earnings per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan.  We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of one or more stock-based benefit plans.  Subject to the receipt of stockholder approval, we have assumed that stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering.  We assume that awards of common stock granted under such plans vest over a five-year period.

We have also assumed that options will be granted under stock-based benefit plans to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering.  In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $8.00 per share and that the stock options had a term of ten years and vested over five years.   We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.23 for each option.  In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 14.56% for the shares of common stock, a dividend yield of 0.00%, an expected option term of 10 years and a risk-free rate of return of 2.17%.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Stock Offering,” we intend to contribute 50% of the net proceeds from the stock offering to Equitable Bank, and we may contribute as much as 56% of the net proceeds in Equitable Bank. We will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:

•                  Withdrawals from deposit accounts to purchase shares of common stock in the stock offering;

•                  Our results of operations after the stock offering; or

•                  Changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations.  Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities.  The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated.  Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of Equitable Bank, to the tax effect of the recapture of the bad debt reserve.  See “The Conversion and Offering—Liquidation Rights.”

At or for the Six Months Ended December 31, 2014
Base Upon the Sale at $8.00 per Share of
1,275,000	1,500,000	1,725,000	1,983,750
Shares	Shares	Shares	Shares
(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$10,200	$12,000	$13,800	$15,870
Market value of shares issued in the exchange	7,680	9,035	10,390	11,949
Pro forma market capitalization	$17,880	$21,035	$24,190	$27,819

Gross proceeds of offering	$10,200	$12,000	$13,800	$15,870
Expenses	900	900	900	900
Estimated net proceeds	9,300	11,100	12,900	14,970
Common stock purchased by employee stock ownership plan	(612)	(720)	(828)	(952)
Common stock purchased by stock-based benefit plans	(408)	(480)	(552)	(635)
Estimated net proceeds, as adjusted	$8,280	$9,900	$11,520	$13,383

For the Six Months Ended December 31, 2014
Consolidated net earnings:
Historical	$502	$502	$502	$502
Income on adjusted net proceeds	43	52	60	70
Income on MHC asset contribution	—	—	—	—
Employee stock ownership plan(1)	(10)	(11)	(13)	(15)
Stock awards(2)	(26)	(31)	(35)	(40)
Stock options(3)	(26)	(30)	(35)	(40)
Pro forma net income	$483	$482	$479	$477

Earnings per share:(4)
Historical	$0.22	$0.19	$0.16	$0.14
Income on adjusted net proceeds	0.02	0.02	0.02	0.02
Income on MHC asset contribution	—	—	—	—
Employee stock ownership plan(1)	—	—	—	—
Stock awards(2)	(0.01)	(0.01)	(0.01)	(0.01)
Stock options(3)	(0.01)	(0.01)	(0.01)	(0.01)
Pro forma earnings per share(4)	$0.22	$0.19	$0.16	$0.14

Offering price to pro forma net earnings per share	18.18	x	21.05	x	25.00	x	28.57	x
Number of shares used in earnings per share calculations	2,160,368	2,541,610	2,922,851	3,361,280

At December 31, 2014
Stockholders’ equity:
Historical	$20,150	$20,150	$20,150	$20,150
Estimated net proceeds	9,300	11,100	12,900	14,970
Equity increase from the mutual holding company	34	34	34	34
Common stock acquired by employee stock ownership plan(1)	(612)	(720)	(828)	(952)
Common stock acquired by stock-based benefit plans(2)	(408)	(480)	(552)	(635)
Pro forma stockholders’ equity	$28,464	$30,084	$31,704	$33,567
Intangible assets	—	—	—	—
Pro forma tangible stockholders’ equity(5)	$28,464	$30,084	$31,704	$33,567

Stockholders’ equity per share:(6)
Historical	$9.01	$7.66	$6.66	$5.78
Estimated net proceeds	4.16	4.22	4.26	4.31
Equity increase from the mutual holding company	0.02	0.01	0.01	0.01
Common stock acquired by employee stock ownership plan(1)	(0.27)	(0.27)	(0.27)	(0.27)
Common stock acquired by stock-based benefit plans(2)	(0.18)	(0.18)	(0.18)	(0.18)
Pro forma stockholders’ equity per share(5)(6)	$12.74	$11.44	$10.48	$9.65
Intangible assets	—	—	—	—
Pro forma tangible stockholders’ equity per share(5)(6)	$12.74	$11.44	$10.48	$9.65

Offering price as percentage of pro forma stockholders’ equity per share	62.79%	69.93%	76.34%	82.90%
Offering price as percentage of pro forma tangible stockholders’ equity per share	62.79%	69.93%	76.34%	82.90%
Number of shares outstanding for pro forma book value per share calculations	2,234,956	2,629,360	3,023,764	3,477,329

(footnotes begin on following page)

(1)         Assumes that 6% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan.  For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from New Equitable, and the outstanding loan with respect to existing shares of Old Equitable held by the employee stock ownership plan will be refinanced and consolidated with the new loan from New Equitable.  Equitable Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt.  Equitable Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest.  Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation—Stock Compensation—Employee Stock Ownership Plans” (“ASC 718-40”), requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees.  The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Equitable Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 36.5%.  The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity.  No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 1,912, 2,250, 2,587 and 2,976 shares were committed to be released during the period at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.

(2)         Assumes that one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering.  Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion.  The shares may be acquired directly from New Equitable or through open market purchases.  Shares in the stock-based benefit plan are assumed to vest over a period of five years.  The funds to be used to purchase the shares will be provided by New Equitable.  The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $8.00  per share, (ii) 10% of the amount contributed to the plan is amortized as an expense during the six months ended December 31, 2014, and (iii) the plan expense reflects an effective combined federal and state tax rate of 36.5%.  Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.2%.

(3)         Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering.  Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion.  In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $8.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.23 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 36.5%.  The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.  Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share.  There can be no assurance that the actual exercise price of the stock options will be equal to the $8.00 price per share.  If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 5.4%.

(footnotes continue on following page)

(continued from previous page)

(4)         Per share figures include publicly held shares of Old Equitable common stock that will be exchanged for shares of New Equitable common stock in the conversion.  See “The Conversion and Offering—Share Exchange Ratio for Current Common Stockholders.”  Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares which have not been committed for release during the year.  See note 1.  The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.  Pro forma net income per share has been annualized to calculate the offering price to pro forma net earnings per share.

(5)         The retained earnings of Equitable Bank will be substantially restricted after the conversion.  See “Our Dividend Policy,”  “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation—Limitation on Capital Distributions.”

(6)         Per share figures include publicly held shares of Old Equitable common stock that will be exchanged for shares of New Equitable common stock in the conversion.  Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.  The exchange shares reflect an exchange ratio of 0.7010, 0.8247, 0.9484 and 1.0907 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.  The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

At or for the Fiscal Year Ended June 30, 2014
Base Upon the Sale at $8.00 per Share of
1,275,000	1,500,000	1,725,000	1,983,750
Shares	Shares	Shares	Shares
(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$10,200	$12,000	$13,800	$15,870
Market value of shares issued in the exchange	7,680	9,035	10,390	11,949
Pro forma market capitalization	$17,880	$21,035	$24,190	$27,819

Gross proceeds of offering	$10,200	$12,000	$13,800	$15,870
Expenses	900	900	900	900
Estimated net proceeds	9,300	11,100	12,900	14,970
Common stock purchased by employee stock ownership plan	(612)	(720)	(828)	(952)
Common stock purchased by stock-based benefit plans	(408)	(480)	(552)	(635)
Estimated net proceeds, as adjusted	$8,280	$9,900	$11,520	$13,383

For the Fiscal Year Ended June 30, 2014
Consolidated net earnings:
Historical	$973	$973	$973	$973
Income on adjusted net proceeds	87	104	121	140
Income on MHC asset contribution	—	—	—	—
Employee stock ownership plan(1)	(19)	(23)	(26)	(30)
Stock awards(2)	(52)	(61)	(70)	(81)
Stock options(3)	(52)	(61)	(70)	(80)
Pro forma net income	$937	$932	$928	$922

Earnings per share:(4)
Historical	$0.44	$0.38	$0.33	$0.28
Income on adjusted net proceeds	0.04	0.04	0.04	0.04
Income on MHC asset contribution	—	—	—	—
Employee stock ownership plan(1)	(0.01)	(0.01)	(0.01)	(0.01)
Stock awards(2)	(0.02)	(0.02)	(0.02)	(0.02)
Stock options(3)	(0.02)	(0.02)	(0.02)	(0.02)
Pro forma earnings per share(4)	$0.43	$0.37	$0.32	$0.27

Offering price to pro forma net earnings per share	18.60	x	21.62	x	25.00	x	29.63	x
Number of shares used in earnings per share calculations	2,162,281	2,543,860	2,925,439	3,364,255

At June 30, 2014
Stockholders’ equity:
Historical	$19,604	$19,604	$19,604	$19,604
Estimated net proceeds	9,300	11,100	12,900	14,970
Equity increase from the mutual holding company	34	34	34	34
Common stock acquired by employee stock ownership plan(1)	(612)	(720)	(828)	(952)
Common stock acquired by stock-based benefit plans(2)	(408)	(480)	(552)	(635)
Pro forma stockholders’ equity	$27,918	$29,538	$31,158	$33,021
Intangible assets	—	—	—	—
Pro forma tangible stockholders’ equity(5)	$27,918	$29,538	$31,158	$33,021

Stockholders’ equity per share:(6)
Historical	$8.76	$7.45	$6.47	$5.63
Estimated net proceeds	4.16	4.22	4.27	4.31
Equity increase from the mutual holding company	0.02	0.01	0.01	0.01
Common stock acquired by employee stock ownership plan(1)	(0.27)	(0.27)	(0.27)	(0.27)
Common stock acquired by stock-based benefit plans(2)	(0.18)	(0.18)	(0.18)	(0.18)
Pro forma stockholders’ equity per share(5)(6)	$12.49	$11.23	$10.30	$9.50
Intangible assets	—	—	—	—
Pro forma tangible stockholders’ equity per share(5)(6)	$12.49	$11.23	$10.30	$9.50

Offering price as percentage of pro forma stockholders’ equity per share	64.05%	71.24%	77.67%	84.21%
Offering price as percentage of pro forma tangible stockholders’ equity per share	64.05%	71.24%	77.67%	84.21%
Number of shares outstanding for pro forma book value per share calculations	2,234,956	2,629,360	3,023,764	3,477,329

(footnotes begin on following page)

(1)         Assumes that 6% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan.  For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from New Equitable, and the outstanding loan with respect to existing shares of Old Equitable held by the employee stock ownership plan will be refinanced and consolidated with the new loan from New Equitable.  Equitable Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Equitable Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest.  ASC 718-40 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees.  The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Equitable Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 36.5%.  The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity.  No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan.  The pro forma net income further assumes that 3,825, 4,500, 5,175 and 5,951 shares were committed to be released during the year at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.

(2)         Assumes that one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering.  Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion.  The shares may be acquired directly from New Equitable or through open market purchases.  Shares in the stock-based benefit plan are assumed to vest over a period of five years.  The funds to be used to purchase the shares will be provided by New Equitable.  The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $8.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the fiscal year ended June 30, 2014, and (iii) the plan expense reflects an effective combined federal and state tax rate of 36.5%.  Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.2%.

(3)         Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering.  Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion.  In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $8.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.23 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 36.5%.  The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.  Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share.  There can be no assurance that the actual exercise price of the stock options will be equal to the $8.00 price per share.  If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 5.4%.

(footnotes continue on following page)

(continued from previous page)

(4)         Per share figures include publicly held shares of Old Equitable common stock that will be exchanged for shares of New Equitable common stock in the conversion.  See “The Conversion and Offering—Share Exchange Ratio for Current Common Stockholders.”  Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares which have not been committed for release during the year.  See note 1.  The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

(5)         The retained earnings of Equitable Bank will be substantially restricted after the conversion.  See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation—Limitation on Capital Distributions.”

(6)         Per share figures include publicly held shares of Old Equitable common stock that will be exchanged for shares of New Equitable common stock in the conversion.  Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.  The exchange shares reflect an exchange ratio of 0.7010, 0.8247, 0.9484 and 1.0907 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.  The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations.  The information in this section has been derived from the audited and unaudited consolidated financial statements, which appear beginning on page F-1 of this prospectus.  You should read the information in this section in conjunction with the business and financial information regarding Old Equitable and the financial statements provided in this prospectus.

Overview

We are a Nebraska-based community bank headquartered in Grand Island, Nebraska, with full-service branch offices in Grand Island, Omaha and North Platte, Nebraska.  For most of our history as a community bank, which dates back to 1882, we have operated as a traditional thrift institution, focusing on the origination of one- to four-family residential real estate loans.  In the past 10 years, however, we have expanded our lending focus and now offer a wide range of loans to commercial businesses, agricultural borrowers and consumers — in addition to our traditional residential loan products.  We also invest in securities, primarily U.S. government agency securities, municipal bonds and mortgage-backed securities.  In addition, we offer insurance and investment products and services from locations in Grand Island, Omaha and North Platte.

Our results of operations depend primarily on our net interest income.  Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities.  Our results of operations also are affected by our provisions for loan losses, non-interest income and non-interest expense.  Non-interest income currently consists primarily of service fees, rental income, gain on sales of loans and other income.  Non-interest expense currently consists primarily of expenses related to compensation and employee benefits, occupancy, data processing, advertising and promotion, professional and regulatory, federal deposit insurance premiums, net loss on other real estate owned ,write-downs, sales and other operating expenses.  Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

Business Strategy

Our business strategy is to operate and grow a well-capitalized, profitable, community-oriented financial institution dedicated to providing quality customer service.  Highlights of our business strategy are as follows:

•                  Continuing to grow and diversify our loan portfolio in our existing market areas.  We have been successful in growing and diversifying our loan portfolio over the past 10 years.  At December 31, 2004, we had total loans of $123.1 million, with $88.7 million, or 72.1%, consisting of one- to four-family residential real estate loans.  At December 31, 2014, we had total loans of $167.0 million, with $36.6 million, or 21.9%, consisting of one- to four-family residential real estate loans.  At December 31, 2014, $65.9 million, or 39.5%, of our portfolio consisted of commercial operating or real estate loans, and $45.2 million, or 27.1%, of our portfolio consisted of agricultural operating or real estate loans.  Our strategy is to continue to focus on maintaining this type of diversified loan mix, which we believe will provide us with expanded lending opportunities in our existing market areas.

•                  Applying disciplined underwriting practices to maintain the quality of our loan portfolio.  We believe that strong asset quality is a key to long-term financial success.  We have sought to grow and diversify our loan portfolio, while maintaining a high level of asset quality with moderate credit risk.  We seek to accomplish this by applying underwriting standards that we believe are conservative and by pursuing diligent monitoring and collection efforts.  As we have increased the amount of commercial and agricultural loans in our portfolio in recent years, we have sought to manage the larger loan exposures though our conservative approach to lending.  At December 31, 2014, our nonperforming loans (loans which are 90 or more days delinquent and loans which are less than 90 days delinquent but classified as nonaccrual) were less than 1.0% of our total loan portfolio.

•                  Continuing to grow our core deposits.  Over the past five years, we have been successful in growing our deposit base overall and in increasing the share of our deposit base that consists of core deposits.  From December 31, 2009 to December 31, 2014, our total deposits increased from $135.7 million to $164.9 million.  During the same period, our core deposits as a percentage of total deposits increased from 79.6% to 88.2%.  We believe core deposits have favorable cost and interest rate change resistance.  In addition, we believe core deposits allow us greater opportunity to connect with our customers and offer them other financial services and products.  Our strategy is to continue to focus on growing our deposit base as a source of funding for our loans and to continue our efforts to maintain core deposits as a high percentage of total deposits.

•                  Growing our business by expanding our branch network.  As opportunities arise and conditions permit, we will consider opportunities to expand our branch network through whole-bank or branch acquisitions, de novo branching or both.  We operate in a consolidating banking market in the State of Nebraska, with the total number of Nebraska-based banks and savings institutions decreasing from 270 in 2003 to 208 in 2013, according to the FDIC.  In the same period, the average size of Nebraska-based banks and savings institutions has increased from $169.1 million in total assets to $311.4 million in total assets, according to the FDIC.  Although we do not currently have any agreements or understandings regarding specific acquisitions or de novo branching opportunities, our strategy is to grow our business within our consolidating market environment.

•                  Remaining a community-oriented institution.  We were established in 1882 and have been operating continuously since that time.  We have been, and we continue to be, committed to understanding and meeting the financial needs of the communities in which we operate.  Further, we strive to be a good corporate citizen within those communities.  In 2005, we established and funded the Equitable Bank Charitable Foundation as a private charitable foundation based in Grand Island.  Each year since 2005, our foundation has made grants and donations to non-profit organizations, community groups and community projects located within our market areas.  We believe that our community orientation is attractive to customers and distinguishes us from some of our larger competitors.

•                  Providing quality customer service.  We emphasize quality customer service.  We strive to meet the financial needs of our customer base by offering a full complement of loan and deposit products and by providing individualized customer service.  As part of this strategy, we seek to offer our customers a competitive package of on-line and mobile banking services. We believe we have a competitive advantage over some of our larger competitors based on our familiarity with our customers’ needs and our ability to make decisions, such as approving loans, more quickly through local decision-makers.  Our customers enjoy, and will continue to enjoy, access to senior officers at Equitable Bank and the flexibility it brings to their businesses.

In the future, if our business strategy leads to continued growth in our commercial loan portfolio, we may consider converting Equitable Bank’s charter from that of a savings association to that of a commercial bank.  Doing so could allow us to avoid operating restrictions and penalties that can be applied to savings associations which fail to satisfy the “qualified thrift lender” test.  See “Supervision and Regulation—Federal Banking Regulation—Qualified Thrift Lender Test” for additional information on these restrictions and penalties.

Anticipated Increase in Noninterest Expense

Following the completion of the conversion, our noninterest expense is expected to increase because of the increased costs associated with operating as a public company, and the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans, if approved by our stockholders no earlier than six months after the completion of the conversion.  For further information, see “ “Risk Factors—Risks Related to the Offering—Our stock-based benefit plans will increase our costs, which will reduce our income” and “Management—Benefits to be Considered Following Completion of the Stock Offering.” In addition, after the conversion, we expect that we will add additional accounting staff, which will increase our compensation costs.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  By their nature, changes in these assumptions and estimates could significantly affect our financial position or results of operations.  Actual results could differ from those estimates.

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) was signed into law.  The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies.  As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies.  We intend to take advantage of the benefits of this extended transition period.  Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

Discussed below are selected critical accounting policies that are of particular significance to us:

Allowance for Loan Losses.  The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio.  We evaluate the need to establish allowances against losses on loans on a quarterly basis.  When additional allowances are necessary, a provision for loan losses is charged to earnings.  An allowance for loan losses is maintained at a level considered necessary to provide for loan losses based upon an evaluation of known and inherent losses in the loan portfolio.  In determining the allowance for loan losses, we consider the losses inherent in the loan portfolio and changes in the nature and volume of the loan activities, along with the local economic and real estate market conditions.  We utilize a two-tier approach: (1) establishment of specific reserves for impaired loans, and (2) establishment of a general valuation allowance for the remainder of the loan portfolio.  We maintain a loan review system which allows for a periodic review of the loan portfolio and the early identification of impaired loans.  One- to four-family residential real estate loans and consumer installment loans are considered to be homogeneous and, therefore, are not separately evaluated for impairment unless they are considered troubled debt restructurings.  A loan is considered to be a troubled debt restructuring when, to maximize the recovery of the loan we modify the borrower’s existing loan terms and conditions in response to financial difficulties experienced by the borrower.

In establishing specific reserves for impaired loans, we take into consideration, among other things, payment status, collateral value and the probability of collecting scheduled principal and interest payments when due.   Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and shortfalls on a case-by case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length and reason for the delay, the borrower’s prior payment record and the amount of shortfall in relation to what is owed.  A loan is deemed to be impaired when, based on current information and events, it is probable that we will be unable to collect all amounts when due according to the contractual terms of the loan agreement.  All loans identified as impaired are evaluated individually.  We do not aggregate such loans for evaluation purposes.  Loan impairment is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent.  Payments received on impaired loans are generally applied first to principal and then to interest.

The general valuation allowance is based upon a combination of factors including, but not limited to, actual loan loss rates, composition of the loan portfolio, current economic conditions and management’s judgment.  Regardless of the extent of the analysis of customer performance, portfolio evaluations, trends or risk management processes established, certain inherent, but undetected losses are probable within the loan portfolio.  This is due to several factors including inherent delays in obtaining information regarding a customer’s financial condition or changes in their financial condition, the judgmental nature of individual loan evaluations, collateral assessments and the interpretation of economic trends, and the sensitivity of assumptions utilized to establish allocated allowances for homogeneous groups of loans among other factors.  These other risk factors are continually reviewed and revised by management using relevant information available at the time of the evaluation.

Although we believe that we use the best information available to recognize losses on loans and establish the allowance for loan losses, future additions to the allowance may be necessary based on estimates that are susceptible to change as a result of changes in economic conditions and other factors.  In addition, the OCC, as an integral part of its examination process, periodically reviews the adequacy of our allowance for loan losses.  That agency may require us to recognize additions to the allowance based on its judgments about information available to it at the time of its examination.

Foreclosed Assets.   Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis.  If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense.  Holding costs after acquisition are expensed.

Deferred Income Taxes.  We use the asset and liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  If currently available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax assets and liabilities.  These judgments require us to make projections of future taxable income.  The judgments and estimates we make in determining our deferred tax assets are inherently subjective and are reviewed on a continual basis as regulatory and business factors change.  Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets.  A valuation allowance that results in additional income tax expense in the period in which it is recognized would negatively affect earnings.  Management believes, based upon current facts, that it is more likely than not that there will be sufficient taxable income in future years to realize the deferred tax assets.

Fair Value Measurements.  We use our best judgment in estimating fair value measurements of Equitable Bank’s financial instruments; however, there are inherent weaknesses in any estimation technique.  We utilize various assumptions and valuation techniques to determine fair value, including, but not limited to cash flows, discount rates, rate of return, adjustments for nonperformance and liquidity, quoted market prices, and appraisals.  The fair value estimates are not necessarily indicative of the actual amounts that could have been realized in a sale transaction on the dates indicated.  The estimated fair value amounts have not been re-evaluated or updated subsequent to the respective reporting dates.  As such, the estimated fair values subsequent to the respective dates may be different than the amounts reported.

Comparison of Financial Condition at December 31, 2014 and June 30, 2014

Assets.  Total assets at December 31, 2014 were $197.5 million, an increase of $15.6 million, or 8.6%, from $181.9 million at June 30, 2014.   The increase was primarily due to increases in federal funds sold and interest-bearing deposits and net loans, partially offset by decreases in time deposits with financial institutions, securities and foreclosed assets.  Federal funds sold and interest-earning deposits increased $9.4 million, or 391.7%, to $11.8 million at December 31, 2014 from $2.4 million at June 30, 2014.  We increased our liquidity levels in anticipation of extinguishing our FHLB advances maturing in the first and second quarters of 2015.  Liquidity was increased through a bank-wide focus on generating deposits in the fourth quarter of 2014 and the redeployment of funds from time deposits we hold in other financial institutions. The redeployment of funds in the time deposits in other financial institutions accounted for the $750,000, or 57.7%, decrease in its balance to $500,000 at December 31, 2014 from $1.3 million at June 30, 2014.  Net loans increased $7.7 million, or 4.9%, to $165.2 million at December 31, 2014 from $157.5 million at June 30, 2014.  The increase in net loans was due to increased loan originations during the six months ended December 31, 2014 from the comparable period in 2013, primarily attributable to improved economic conditions throughout our market areas.  Securities decreased $429,000, or 9.5%, to $4.1 million at December 31, 2014 from $4.5 million at June 30, 2014.  The decrease was primarily attributable to contractual repayments.  Foreclosed assets decreased $63,000, or 15.3%, to $351,000 at December 31, 2014 from $413,000 at June 30, 2014.  The decrease was the result of our continued efforts to dispose of foreclosed property in a timely fashion to limit both the expense and loss exposure resulting from holding these assets.

Non-performing Assets and Allowance for Loan Losses.  We had non-performing assets of $1.2 million, or 0.6% of total assets, at December 31, 2014, and $1.7 million, or 0.9% of total assets as of June 30, 2014.   The decrease in non-performing assets primarily resulted from the charge-off of a commercial operating loan in the amount of $356,000.   The allowance for loan losses totaled $2.4 million at December 31, 2014 and $2.6 million at June 30, 2014.   This represents a ratio of the allowance for loan losses to gross loans receivable of 1.4% at December 31, 2014 and 1.6% at June 30, 2014.  The allowance for loan losses to non-performing loans was 279.7% at December 31, 2014 and 202.2% at June 30, 2014.  The decrease in the ratio of the allowance for loan losses to gross loans receivable was primarily due to reduction in non-performing loans and overall improvement in the portfolio.  The increase in the ratio of the allowance for loan losses to non-performing loans was primarily due to the charge-off of the large non-performing loan and improvement in the portfolio.

Deposits.  Total deposits increased $15.1 million, or 10.1%, to $164.9 million at December 31, 2014 from $149.8 million at June 30, 2014.   The increase in deposits occurred as a result of increases in all deposit accounts. Demand accounts increased $3.9 million to $24.5 million at December 31, 2014 from $20.6 million at June 30, 2014.  NOW accounts increased $3.2 million to $37.7 million at December 31, 2014 from $34.5 million at June 30, 2014.  Money market accounts increased $713,000 to $40.7 million at December 31, 2014 from $40.0 million at June 30, 2014.  Savings accounts increased $1.0 million to $12.6 million at December 31, 2014 from $11.6 million at June 30, 2014.  Certificates of deposit increased $6.2 million to $49.4 million at December 31, 2014 from $43.2 million at June 30, 2014.  We attribute these changes in deposits to more aggressive marketing and continued development of commercial accounts related to our effort to provide full-service banking to our commercial loan customers.  Commercial deposit accounts carry larger average balances than retail deposit accounts.

Borrowings.  Federal Home Loan Bank borrowings increased $102,000, or 0.9%, to $10.9 million at December 31, 2014 from $10.8 million at June 30, 2014.   The increase was due to a reduction in the amount of the prepayment penalty fee associated with the borrowings.  This fee reduces the book value of the liability on our balance sheet.  The principal amount borrowed from the Federal Home Loan Bank of Topeka was unchanged from June 30, 2014 to December 31, 2014.

Stockholders’ Equity.  Total stockholders’ equity increased $546,000, or 2.8%, to $20.1 million at December 31, 2014 from $19.6 million at June 30, 2014.   The increase in stockholders’ equity resulted primarily from net income of $502,000 during the first six months of fiscal 2015.

Comparison of Financial Condition at June 30, 2014 and June 30, 2013

Assets.  Total assets as of June 30, 2014 were $181.9 million, an increase of $15.2 million, or 9.1%, from $166.7 million at June 30, 2013.   The increase was primarily due to increases in cash, securities and net loans, partially offset by decreases in federal funds sold and interest-earning deposits, Federal Home Loan Bank stock and foreclosed assets.  Cash increased $1.5 million, or 38.5%, to $5.4 million at June 30, 2014 from $3.9 million at June 30, 2013.  The increase was due to fluctuation in deposit balances at month end and core deposit growth.  Securities increased $2.3 million, or 104.5%, to $4.5 million at June 30, 2014 from $2.2 million at June 30, 2013.  The increase was attributable primarily to the purchase of a single local taxable municipal bond.  This bond was initially evaluated and approved by us as a loan but was later converted by the customer to a bond structure, resulting in the classification of the credit as a security on our balance sheet.  Net loans increased $30.5 million, or 24.0%, to $157.5 million at June 30, 2014 from $127.0 million at June 30, 2013.  The increase was due to increased loan origination during the fiscal year, primarily attributable to improved economic conditions in our market areas and growth in commercial loans originated by our Omaha branch.  Federal funds sold decreased $13.3 million, or 84.7%, to $2.4 million at June 30, 2014 from $15.7 million at June 30, 2013. Time deposits at other financial institutions decreased $2.0 million, or 60.6%, to $1.3 million at June 30, 2014 from $3.3 million at June 30, 2013.  The decreases in federal funds sold and time deposits both resulted from the redeployment of funds to the larger volume of securities and loans.  Federal Home Loan Bank stock decreased $2.0 million, or 76.9%, to $550,000 at June 30, 2014 from $2.6 million at June 30, 2013.  The decrease was due to lower Federal Home Loan Bank borrowings and a required stock buyback.  Foreclosed assets, net, decreased $1.2 million, or 74.2%, to $413,000 at June 30, 2014 from $1.6 million at June 30, 2013.  The decrease was due to the sale of a retail strip mall.

Non-performing Assets and Allowance for Loan Losses.  We had non-performing assets of $1.7 million, or 0.9% of total assets as of June 30, 2014, and $6.4 million, or 3.8% of total assets as of June 30, 2013.   The decrease in non-performing assets resulted from the sale of a retail strip mall held in OREO assets, the payoff of a land development loan and improvement in a relationship ship with a borrower in the business of one- to four-family rental houses.   The allowance for loan losses totaled $2.6 million at June 30, 2014 and $2.3 million at June 30, 2013.   This represents a ratio of the allowance for loan losses to gross loans receivable of 1.6% at June 30, 2014 and 1.8% at June 30, 2013.  The allowance for loan losses to non-performing loans was 202.2% at June 30, 2014 and 47.2% at June 30, 2013.  The decrease in the ratio of the allowance for loan losses to gross loans receivable was primarily due to reduction in non-performing loans and overall improvement in the portfolio, and the increase in the ratio of the allowance for loan losses to non-performing loans was primarily due to the payoff of the large non-performing loan and improvement in portfolio.

Deposits.  Total deposits increased $15.0 million, or 11.1%, to $149.8 million at June 30, 2014 from $134.8 million at June 30, 2013.   The increase in deposits occurred as a result of increases in balances of checking, NOW, money market and savings accounts, offset by a small decrease in certificates of deposit.   Demand accounts increased $2.0 million to $20.6 million at June 30, 2014 from $18.6 million at June 30, 2013.  NOW accounts increased $6.0 million to $34.5 million at June 30, 2014 from $28.5 million at June 30, 2013.  Money market accounts increased $5.7 million to $40.0 million at June 30, 2014 from $34.3 million at June 30, 2013.  Savings accounts increased $2.4 million to $11.6 million at June 30, 2014 from $9.2 million at June 30, 2013.  Certificates of deposit decreased $1.0 million to $43.2 million at June 30, 2014 from $44.2 million at June 30, 2013.  We attribute these changes in deposits to more aggressive marketing and continued development of commercial accounts related to our effort to provide full-service banking to our commercial loan customers.  Commercial deposit accounts carry larger average balances than retail deposit accounts.

Borrowings.  Federal Home Loan Bank borrowings increased $205,000, or 1.9%, to $10.8 million at June 30, 2014 from $10.6 million at June 30, 2013.   The increase was due to a reduction in the amount of the prepayment penalty fee associated with the borrowings.  This fee reduces the book value of the liability on our balance sheet.  The principal amount borrowed from the Federal Home Loan Bank of Topeka was unchanged from June 30, 2013 to June 30, 2014.

Stockholders’ Equity.  Total stockholders’ equity increased $921,000 to $19.6 million at June 30, 2014 from $18.7 million at June 30, 2013.   The increase in stockholders’ equity resulted primarily from our $973,000 in net income during fiscal 2014.

Average Balance Sheets

The following tables present for the periods indicated the total dollar amount of interest income on average interest-earning assets and the resultant yields, the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, as well as yields and costs at December 31, 2014 and for the six months ended December 31, 2014 and 2013 and for the years ended June 30, 2014 and 2013.  No tax equivalent adjustments were made.  All average balances are monthly average balances.  Non-accruing loans have been included in the table as loans carrying a zero yield.

	At
	December		For the Six Months Ended December 31,
	31, 2014		2014				2013
	Yield/ Cost		Average Outstanding Balance	Interest Earned/ Paid		Yield/ Cost(4)	Average Outstanding Balance	Interest Earned/ Paid		Yield/ Cost(4)
				(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other financial institutions	0.25%		$7,291	$12		0.33%	$9,056	$27		0.60%
Federal funds sold	—		—	—		—	1,067	1		0.19
Securities	4.25		4,287	87		4.06	2,718	33		2.43
Loans receivable	4.59		162,241	3,591		4.43	137,386	3,429		4.99
FHLB common stock	4.44		551	12		4.36	2,000	11		1.10
Total interest-earning assets	4.29		174,369	3,702		4.25	152,227	3,501		4.60
Total noninterest-earning assets			15,480				14,804
Total assets			$189,849				$167,031

Interest-bearing liabilities:
Savings accounts	0.24		$12,372	$16		0.26	$9,953	$12		0.24
NOW accounts	0.35		36,043	65		0.36	29,502	49		0.33
Money market accounts	0.60		40,580	117		0.58	35,550	92		0.52
Certificates of deposit	1.05		46,671	243		1.04	42,089	219		1.04
Total deposits	0.66		135,666	441		0.65	117,094	372		0.64
Federal funds purchased and securities sold under repurchase agreements	—		346	1		0.58	1,122	5		0.89
FHLB advances	2.21	(5)	11,297	121	(5)	2.14 (5)	10,623	121	(5)	2.28 (5)
Total interest-bearing liabilities	0.64		147,309	563		0.76	128,839	498		0.77
Noninterest-bearing demand deposits-checking accounts			20,245				17,230
Other liabilities			2,109				1,886
Total liabilities			169,663				147,955
Stockholders’ equity			20,186				19,076
Total liabilities and stockholders’ equity			$189,849				$167,031

Net interest income				$3,139				$3,003
Net interest rate spread(1)						3.49%				3.83%
Net interest-earning assets(2)			$27,060				$23,388
Net interest margin(3)						3.60%				3.95%
Average interest-earning assets to average interest-bearing liabilities						118.37%				118.15%

(footnotes begin on following page)

	For the Fiscal Year Ended June 30,
	2014				2013
	Average Outstanding Balance	Interest Earned/ Paid		Yield/ Cost(4)	Average Outstanding Balance	Interest Earned/ Paid		Yield/ Cost(4)
Interest-earning assets:
Interest-earning deposits in other financial institutions	$9,484	$43		0.45%	$17,228	$62		0.36%
Federal funds sold	533	1		0.19	6,142	7		0.12
Securities	3,711	128		3.45	2,888	70		2.43
Loans receivable	143,157	6,717		4.69	122,198	5,881		4.81
FHLB common stock	1,543	21		1.36	3,075	45		1.48
Total interest-earning assets	158,428	6,910		4.36	151,530	6,065		4.00
Total noninterest-earning assets	14,950				17,503
Total assets	$173,378				$169,033

Interest-bearing liabilities:
Savings accounts	$10,866	27		0.25	$9,449	$25		0.26
NOW accounts	32,219	114		0.35	26,091	89		0.34
Money market accounts	36,621	190		0.52	34,015	222		0.65
Certificates of deposit	42,427	435		1.03	46,319	594		1.28
Total deposits	122,133	766		0.63	115,874	931		0.80
Federal funds purchased and securities sold under repurchase agreements	597	6		1.01	705	8		1.07
FHLB advances	10,674	241	(6)	2.26 (6)	14,969	386	(6)	2.58 (6)
Total interest-bearing liabilities	133,404	1,013		0.75	131,548	1,324		1.00
Noninterest-bearing demand deposits-checking accounts	18,350				15,812
Other liabilities	2,259				3,038
Total liabilities	154,013				150,399
Stockholders’ equity	19,365				18,635
Total liabilities and stockholders’ equity	$173,378				$169,033

Net interest income		$5,897				$4,740
Net interest rate spread(1)				3.61%				3.00%
Net interest-earning assets(2)	$25,024				$19,982
Net interest margin(3)				3.72%				3.13%
Average interest-earning assets to average interest-bearing liabilities				118.76%				115.19%

(1)        Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(2)        Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(3)        Net interest margin represents net interest income divided by average total interest-earning assets.

(4)        Annualized.

(5)        Includes the effect of amortization of prepayment penalties associated with our FHLB advances.  Amortization expense was approximately $102,000 in each of the six-month periods ended December 31, 2014 and 2013.   Excluding the effect of this amortization, the weighted average interest rates on our FHLB advances during the six-month periods ended December 31, 2014 and 2013 were 0.32% and 0.33%, respectively, and the weighted average interest rate at December 31, 2014 was 0.31%.

(6)        Includes the effect of amortization of prepayment penalties associated with our FHLB advances.  Amortization expense was approximately $205,000 in each of the fiscal years ended June 30, 2014 and 2013.  Excluding the effect of this amortization, the weighted average interest rates on our FHLB advances during the fiscal years ended June 30, 2014 and 2013 were 0.34% and 1.12%, respectively.

Rate/Volume Analysis

The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities.  It distinguishes between the changes related to outstanding balances and those due to the changes in interest rates.  For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (i.e., changes in volume multiplied by old rate) and (ii) changes in rate (i.e., changes in rate multiplied by old volume).  For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

	Six Months Ended December 31, 2014 vs, 2013			Fiscal Year Ended June 30, 2014 vs, 2013
	Increase/(Decrease) Due to		Total Increase	Increase/(Decrease) Due to		Total Increase
	Volume	Rate	(Decrease)	Volume	Rate	(Decrease)
			(in thousands)
Interest-earning assets:
Interest-earning deposits in other financial institutions	$(5)	$(10)	$(15)	$(32)	$13	$(19)
Securities	25	28	53	23	35	58
Federal funds sold	—	—	—	(6)	—	(6)
Loans receivable	607	(445)	162	987	(150)	837
FHLB common stock	(12)	13	1	(21)	(3)	(24)

Total interest-earning assets	615	(414)	201	951	(105)	846

Interest-bearing liabilities:
Savings accounts	3	1	4	3	(1)	2
NOW accounts	11	5	16	22	3	25
Money market accounts	14	12	26	16	(48)	(32)
Certificates of deposit	24	—	24	(48)	(111)	(159)
Federal funds purchased and securities sold under repurchase agreements	(3)	(2)	(5)	(2)	—	(2)
FHLB advances	7	(7)	—	(101)	(44)	(145)

Total interest-bearing liabilities	56	9	65	(110)	(201)	(311)

Change in net interest income	$559	$(423)	$136	$1,061	$96	$1,157

Comparison of Operating Results for the Six Months Ended December 31, 2014 and 2013

General.   Net income for the six months ended December 31, 2014 was $502,000.  This represented a decrease of $234,000, or 31.8%, from net income of $736,000 for the same period in 2013.

Interest Income.   Total interest income increased $201,000, or 5.7%, to $3.7 million for the six months ended December 31, 2014, from $3.5 million for the six months ended December 31, 2013.   The increase in interest income was primarily due to increases in interest income on loans and securities during the period.

Interest income from loans increased $163,000, or 4.8%, to $3.6 million for the six months ended December 31, 2014, from $3.4 million for the same period in 2013.   The increase in interest income from loans was due primarily to $22.6 million in net loan growth.  Average loan balances were $162.2 million and $137.4 million during the six months ended December 31, 2014 and 2013, respectively.  The increase in our average loan balance was primarily due to increased loan demand, primarily attributable to improved economic conditions in our market areas and growth in commercial loans originated by our Omaha branch.  The average yield on loans decreased 56 basis points to 4.43% during the six months ended December 31, 2014 from 4.99% for the comparable period in 2013 due to a continued low interest rate environment.

Interest income from securities increased by $41,000, or 64.1%, to $105,000 for the six months ended December 31, 2014 compared to $64,000 for the same six month period ended December 31, 2013.   The increase was due to increases in the average balances of securities and the average yield of securities, both of which resulted from the purchase of a single local taxable municipal bond.   Average securities balances were $4.3 million during

the six months ended December 31, 2014 compared to average securities balances of $2.7 million during the six months ended December 31, 2013.   The average yield on securities increased to 4.06% for the six months ended December 31, 2014 from 2.43% for the same period in 2013.

Other interest income decreased $3,000, or 33.3%, to $6,000 from $9,000 for the six months ended December 31, 2014 and 2013, respectively.

Interest Expense.   Interest expense increased $65,000, or 13.1%, to $563,000 for the six months ended December 31, 2014, from $498,000 for the six months ended December 31, 2013, primarily due to increased interest expense on deposit accounts.  Interest expense on deposits increased $69,000, or 18.5%, to $441,000 for the six months ended December 31, 2014 from $372,000 for the six months ended December 31, 2013.  The increase in our cost of deposits reflected the increase in average interest-bearing deposits over the comparable periods in 2014 and 2013.  Average interest-bearing deposits increased to $135.7 million for the six months ended December 31, 2014, from $117.1 million for the same period in 2013.   Our average cost of deposits increased two basis points to 0.65% for the six months ended December 31, 2014 from 0.64% for the six months ended December 31, 2013.   Interest expense on borrowings increased $1,000, or 0.8%, to $122,000 for the six months ended December 31, 2014, from $121,000 for the same period in 2013.

Net Interest Income.  Net interest income increased $136,000, or 4.5%, to $3.1 million for the six months ended December 31, 2014, from $3.0 million for the six months ended December 31, 2013.   Average interest-earning assets were $174.4 million for the six months ended December 31, 2014 and $152.2 million for the same period in 2013, while the average yield was 4.25% and 4.60% for the respective periods.   Our net interest rate spread decreased 34 basis points to 3.49% in the six months ended December 31, 2014 from 3.83% in the six months ended December 31, 2013, while our net interest margin decreased 35 basis points to 3.60% from to 3.95% for the same periods in 2014 and 2013, respectively.   The ratio of average interest-earning assets to average interest-bearing liabilities increased 20 basis points to 118.4% for the six months ended December 31, 2014 from 118.2% for the six months ended December 31, 2013.   The decreases in our net interest rate spread and net interest margin reflected the interest rate environment we are currently experiencing.

Provision for Loan Losses.   We establish provisions for loan losses, which are charged to operations, at a level management believes is appropriate to absorb probable incurred credit losses in the loan portfolio.   In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions.   This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events change.   Based on our evaluation of these factors, we recorded a provision for loan losses of $147,000 for the six months ended December 31, 2014 and a $769,000 negative provision for loan losses for the six months ended December 31, 2013. The negative provision for loan losses for the six months ended December 31, 2013 was a result of recoveries received on loans previously charged off.   The allowance for loan losses was $2.4 million, or 1.4% of loans outstanding at December 31, 2014 compared to $2.6 million, or 1.6% of loans outstanding at June 30, 2014.   The non-performing assets to total assets ratio at December 31, 2014 was 0.6% as compared to 1.1% at December 31, 2013.   The level of the allowance is based on estimates and the ultimate losses may vary from the estimates.

Management assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses as necessary in order to maintain the adequacy of the allowance.  While management uses available information to recognize losses on loans, future loan loss provisions may be necessary based on changes in economic conditions.   In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require us to recognize additional provisions based on their judgment of information available to them at the time of their examination.   The allowance for loan losses as of December 31, 2014 was maintained at a level that represents management’s best estimate of inherent losses in the loan portfolio, such losses were both probable and reasonably estimable.

Non-Interest Income.  Non-interest income increased $275,000, or 30.9%, to $1.2 million for the six months ended December 31, 2014, from $890,000 for the six months ended December 31, 2013.   The increase in non-interest income for the six months ended December 31, 2014 from the same period in 2013 was primarily attributable to a $189,000 increase to $416,000 in gains on the sale of loans from $227,000 for the period ended December 31, 2013; an increase of $62,000  in loan fees generated on loans originated for sale for the six month period ended December 31, 2014 to $128,000 from $66,000 for the period ended December 31, 2013 and an increase of $17,000 in brokerage income to $273,000 from $256,000 for the comparable periods in 2014 and 2013, respectively. The increases in the gains on the sale of loans and other loan fees during the period was the result of higher volumes loans originated for sale during the six month period ended December 31, 2014 compared to the same period in 2013. The higher loan volume was attributable to lower mortgage interest rates. The increase in brokerage fee income was attributed to the improving economy in the areas serviced by the Bank.  Service charges on deposit accounts decreased $3,000 and other non-interest income increased between the periods, by $9,000.

Non-Interest Expense.   Non-interest expense remained unchanged at $3.5 million for both six months ended December 31, 2014 and December 31, 2013, respectively. Salaries and employee benefits increased $215,000 to $2.2 million for the six month period ended December 31, 2014 compared to $1.9 million for the six month period ended December 31, 2013.  This increase was primarily due to the hiring of additional staff in Omaha and Grand Island earlier in the year, as well as customary raises and increased benefits costs for existing personnel and bonuses tied to bank performance.   These increases were offset by total reductions of $220,000 in expenses for professional fees and other third-party vendors.  These reductions resulted primarily from a one-time rebate from a vendor.

Income Tax Expense.   For the six months ended December 31, 2014, income tax expense was $136,000 compared to $395,000 for the six months ended December 31, 2013.  The decrease in income tax expense was due to the decrease in income before tax between the comparable six month periods ended December 31, 2014 and 2013, respectively.

Comparison of Operating Results for the Fiscal Years Ended June 30, 2014 and June 30, 2013

General.   We achieved net income of $973,000 for the fiscal year ended June 30, 2014.  This represented an increase of $611,000, or 168.8%, over the $362,000 in net income for the fiscal year ended June 30, 2013.

Interest Income.   Total interest income increased to $6.9 million for the fiscal year ended June 30, 2014, up $846,000, or 13.9%, from $6.1 million for the fiscal year ended June 30, 2013.   The increase in our interest income was primarily due to increased loan volume.

Interest income from loans increased by $837,000, or 14.2%, to $6.7 million for the fiscal year ended June 30, 2014, from $5.9 million for the fiscal year ended June 30, 2013.   The increase in interest income from loans was due to $30.5 million in loan growth.  Average loan balances were $143.2 million during the fiscal year ended June 30, 2014 compared to average loan balances of $122.2 million during the fiscal year ended June 30, 2013.  The increase in our average loan balance was primarily due to increased loan demand, primarily attributable to improved economic conditions in our market areas and growth in commercial loans originated by our Omaha branch.  The average yield on loans decreased to 4.69% during the fiscal year ended June 30, 2014 from 4.81% during 2013 due to a continued low interest rate environment.

Interest income from securities increased by $26,000, or 17.4%, to $175,000 for the fiscal year ended June 30, 2014 compared to $149,000 for the fiscal year ended June 30, 2013.   The increase was due to increases in the average balances of securities and the average yield of securities, both of which resulted from the purchase of a single local taxable municipal bond.   Average securities balances were $3.7 million during the fiscal year ended June 30, 2014 compared to average securities balances of $2.9 million during the fiscal year ended June 30, 2013.   The average yield on securities increased to 3.45% for the fiscal year ended June 30, 2014 from 2.43% for the fiscal year ended June 30, 2013.

Other interest income decreased $17,000, or 48.6%, to $18,000 for the fiscal year ended June 30, 2014, from $35,000 for the fiscal year ended June 30, 2013.   The decreases resulted from decreases in the average balances of our interest-earning deposits, Federal Funds Sold and FHLB Stock.   Average balances of interest-earning deposits decreased to $9.5 million for the fiscal year ended June 30, 2014 from $17.2 million for the fiscal year ended June 30, 2013, while the average yield increased to 0.45% from 0.36%.  The decrease in the average balance of interest-earning deposits was caused primarily by increases in our loans and securities.  The average balance of Federal Funds sold decreased $5.6 million from June 30, 2013.  The average balance of FHLB Stock decreased to $1.5 million for the fiscal year ended June 30, 2014 from $3.1 million for the fiscal year ended June 30, 2013.

Interest Expense.   Interest expense decreased by $311,000, or 23.5%, to $1.0 million for the fiscal year ended June 30, 2014, from $1.3 million for the fiscal year ended June 30, 2013, due to lower interest expense on deposits and borrowings.   Interest expense on deposits decreased by $165,000, or 17.7%, to $766,000 for the fiscal year ended June 30, 2014, from $931,000 for the fiscal year ended June 30, 2013.   The decrease in our cost of deposits reflected the change in mixture of our deposits and a low interest rate environment.   Average interest-bearing deposits increased to $122.1 million for the fiscal year ended June 30, 2014, from $115.9 million for the fiscal year ended June 30, 2013.   Our average cost of deposits decreased to 0.63% for the fiscal year ended June 30, 2014 from 0.80% for the fiscal year ended June 30, 2013.   Interest expense on borrowings decreased $145,000, or 37.6%, to $241,000 for the fiscal year ended June 30, 2014, from $386,000 for the fiscal year ended June 30, 2013.  The average balance of Federal Home Loan Bank borrowings decreased to $10.7 million for the fiscal year ended June 30, 2014 from $15.0 million the previous year.  Other interest expense decreased $2,000, or 25.0%, to $6,000 for the fiscal year ended June 30, 2014, from $8,000 for the fiscal year ended June 30, 2013.

Net Interest Income.  Net interest income increased by $1.2 million, or 25.5%, to $5.9 million for the fiscal year ended June 30, 2014 from $4.7 million for the fiscal year ended June 30, 2013.   Average interest-earning assets were $158.4 million for the fiscal year ended June 30, 2014 and $151.5 million for the fiscal year ended June 30, 2013, while the average yield was 4.36% and 4.00% for the respective periods.   Our net interest rate spread increased 61 basis points to 3.61% in the fiscal year ended June 30, 2014 from 3.00% in the fiscal year ended June 30, 2013, while our net interest margin increased 59 basis points to 3.72% in the fiscal year ended June 30, 2014 from to 3.13% in the fiscal year ended June 30, 2013.   The ratio of average interest-earning assets to average interest-bearing liabilities increased to 118.8% for the fiscal year ended June 30, 2014 from 115.2% for the fiscal year ended June 30, 2013.   The increase in our net interest rate spread and net interest margin reflected the increase in loan volume along with the decreased cost of deposits and borrowings.

Provision for Loan Losses.   We establish provisions for loan losses, which are charged to operations, at a level management believes is appropriate to absorb probable incurred credit losses in the loan portfolio.   In evaluating the level of the allowance for loan losses, management considers historical loss experience, the types of loans and the amount of loans in the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions.   This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events change.   Based on our evaluation of these factors, we recorded a negative provision of $681,000 for the fiscal year ended June 30, 2014 and $97,000 for the fiscal year ended June 30, 2013.  The negative provision for loan losses for the year ended June 30, 2014 increased as compared to the prior year as a result of recoveries received on loans previously charged off.   The allowance for loan losses was $2.6 million, or 1.6% of loans outstanding at June 30, 2014 compared to $2.3 million, or 1.8% of loans outstanding at June 30, 2013.   The non-performing assets to total assets ratio at June 30, 2014 was 0.9% as compared to 3.8% at June 30, 2013.   The level of the allowance is based on estimates and the ultimate losses may vary from the estimates.

Management assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses as necessary in order to maintain the adequacy of the allowance.   While management uses available information to recognize losses on loans, future loan loss provisions may be necessary based on changes in economic conditions.   In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require us to recognize additional provisions based on their judgment of information available to them at the time of their examination.   The allowance for loan losses as of June 30, 2014 was maintained at a level that represents management’s best estimate of inherent losses in the loan portfolio, and such losses were both probable and reasonably estimable.

Non-Interest Income.  Non-interest income decreased $389,000, or 16.9%, to $1.9 million for the fiscal year ended June 30, 2014 from $2.3 million for the fiscal year ended June 30, 2013.   The decrease was primarily attributable to a $430,000 decrease in gains on the sale of loans, partially offset by a $32,000 increase in brokerage income.  Gains on the sale of loans decreased to $537,000 for the fiscal year ended June 30, 2014, from $967,000 for the fiscal year ended June 30, 2013.  Brokerage fee income increased to $538,000 for the fiscal year ended June 30, 2014, from $506,000 for the fiscal year ended June 30, 2013.  Service charges on deposit accounts and other non-interest income also decreased marginally between the periods, by $8,000 and $3,000 respectively, while other loan fees increased by $19,000.

Non-Interest Expense.   Non-interest expense increased $405,000, or 6.2%, to $6.9 million for the fiscal year ended June 30, 2014 compared to $6.5 million for the fiscal year ended June 30, 2013.   The increase was primarily attributable to increases in salaries and employee benefits and other non-interest expenses, partially offset by decreases in regulatory fees and deposit insurance premiums, occupancy and equipment costs and data processing fees.  Salaries and employee benefits increased $293,000 to $3.8 million for the fiscal year ended June 30, 2014 compared to $3.5 million for the fiscal year ended June 30, 2013.  This increase was primarily due to the hiring of additional staff in Omaha and Grand Island, as well as customary raises and increased benefits costs for existing personnel and bonuses tied to bank performance.   Other non-interest expenses increased $219,000 to $586,000 for the fiscal year ended June 30, 2014 compared to $367,000 for the fiscal year ended June 30, 2013.  This increase was primarily due to expenses and valuation provisions on foreclosed assets.  Regulatory fees and deposit insurance premiums decreased $68,000 to $179,000 for the fiscal year ended June 30, 2014 compared to $247,000 for the fiscal year ended June 30, 2013.    Occupancy and equipment costs  and data processing fees decreased $41,000 and $67,000, respectively.  Other changes between the periods included a $13,000 increase in directors’ fees, a $13,000 increase in advertising expense, a $11,000 increase in insurance and bond premiums, a $19,000 increase in professional fees and a $13,000 increase in supplies, telephone and postage expense.

Income Tax Expense.   For the fiscal year ended June 30, 2014, we reported income tax expense of $596,000 compared to $261,000 for the fiscal year ended June 30, 2013.  The increase in income tax expense was due to the increase in income before tax between the fiscal years ended June 30, 2014 and 2013.  Our effective tax rate was 38.0% for the fiscal year ended June 30, 2014 and 41.9% for the fiscal year ended June 30, 2013.  See note 10 to the consolidated financial statements for the reconciliation of the statutory tax rate to the effective tax rate.

Management of Interest Rate Risk

General.   Our earnings and the market value of our assets and liabilities are subject to fluctuations caused by changes in the level of interest rates.  We manage the interest rate sensitivity of our interest-bearing liabilities and interest-earning assets in an effort to minimize the adverse effects of changes in the interest rate environment.  Deposit accounts typically react more quickly to changes in market interest rates than mortgage loans because of the shorter maturities of deposits.  As a result, sharp increases in interest rates may adversely affect our earnings while decreases in interest rates may beneficially affect our earnings.  To reduce the potential volatility of our earnings, we have sought to improve the match between asset and liability maturities and rates, while maintaining an acceptable interest rate spread.  Our strategy for managing interest rate risk emphasizes originating balloon loans or loans with adjustable interest rates and core deposit products.

We have an Asset/Liability Management Committee to coordinate all aspects involving asset/liability management.  The committee establishes and monitors the volume, maturities, pricing and mix of assets and funding sources with the objective of managing assets and funding sources to provide results that are consistent with liquidity, growth, risk limits and profitability goals.

Economic Value of Equity Analysis.  We analyze the sensitivity of our financial condition to changes in interest rates through an economic value of equity model provided by an outside consulting firm.  This analysis measures the difference between predicted changes in the present value of our assets and predicted changes in the present value of our liabilities assuming various changes in current interest rates.  The following table presents the changes in the economic value of equity of Equitable Bank at December 31, 2014 that would occur in the event of the scenarios referenced in the table, with no effect given to any steps that we might take to counteract that change.

	December 31, 2014
	Economic Value of Equity (“EVE”) (Dollars in thousands)			EVE as % of Economic Value of Assets
Basis Point (“bp”) Change in Interest Rates(1)	Estimated EVE	$ Change	% Change	EVE Ratio	Change

400 bp	$22,697	$3,179	16.3%	12.43%	245 bp
300	21,431	1,913	9.8	11.51	154
200	20,431	913	4.7	10.79	81
100	20,089	571	2.9	10.42	44
0	19,518	—	—	9.98	—
-100	18,728	(790)	(4.0)	9.44	(54)
-200	15,800	(3,718)	(19.0)	7.88	(211)
-300	10,698	(8,820)	(45.2)	5.29	(470)

(1)         Assumes instantaneous parallel changes in interest rates.

As with any method of measuring interest rate risk, certain shortcomings are inherent in the methodology used in the above interest rate risk measurement.  Modeling changes in the economic value of equity requires making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates.  Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in interest rates, and certain assets, such as adjustable-rate mortgage loans, have features that restrict changes in interest rates on a short-term basis and over the life of the asset.  Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.  Furthermore, although the table above provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income.  Finally, the above table does not take into account the changes in the credit risk of our assets which can occur in connection with changes in interest rates.

Liquidity and Capital Resources

We maintain liquid assets at levels we consider adequate to meet our liquidity needs.  Liquid assets, which include cash and cash equivalents, interest-earning time deposits with other financial institutions and securities available for sale, totaled $17.8 million, or 9.0% of total assets at December 31, 2014, as compared to $9.9 million, or 5.4% of total assets, at June 30, 2014 and $24.2 million, or 14.5% of total assets, at June 30, 2013.   We adjust our liquidity levels to fund deposit outflows, pay real estate taxes on mortgage loans, repay our borrowings and to fund loan commitments.  We also adjust liquidity as appropriate to meet asset and liability management objectives.

Our primary sources of liquidity are deposits, amortization and prepayment of loans and mortgage-backed securities, maturities of investment securities and other short-term investments, and earnings and funds provided from operations.  While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition.  We set the interest rates on our deposits to maintain a desired level of total deposits.  In addition, we invest excess funds in short-term interest-earning investments and other assets, which provide liquidity to meet lending requirements.  Short-term interest-earning deposits with the Federal Home Loan Bank of Topeka, Midwest Independent Bank and Bankers Bank of the West amounted to $15.1 million at December 31, 2014, $6.3 million at June 30, 2014, and $16.3 million at June 30, 2013.

A significant portion of our liquidity consists of securities classified as available-for-sale and cash and cash equivalents, which are a product of our operating, investing and financing activities.  Our primary sources of cash are net income, principal repayments on loans and mortgage-backed securities, and increases in deposit accounts, along with advances from the Federal Home Loan Bank of Topeka.

Liquidity management is both a daily and long-term function of business management.  If we require funds beyond our ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank of Topeka which provides an additional source of funds.  At December 31, 2014, we had $10.9 million in advances outstanding from the Federal Home Loan Bank of Topeka.  Of this amount, $7.9 million is due within one year and $3.0 million is due between one and two years.

Our cash flows are comprised of three classifications: cash flows from operating activities, investing activities, and financing activities.  Net cash provided by operating activities was $867,000 and $656,000 for the six months ended December 31, 2014 and December 31, 2013, respectively.  Net cash provided by operating activities for the years ended June 30, 2014 and June 30, 2013 was $1.8 million and $1.9 million, respectively.  Net cash used by investing activities, which consists primarily of disbursements for loan originations and the purchase of securities, offset by principal collections on loans, proceeds from the sales, calls, and maturities of securities and proceeds from the pay downs on mortgage-backed securities, were $7.1 million and $13.7 million for the six months ended December 31, 2014 and December 31, 2013, respectively.  During the six months ended December 31, 2014, no securities were purchase or sold.  During the six months ended December 31, 2013, we purchased $3.2 million in securities held as held-to-maturity.  Net cash used by investing activities for the years ended June 30, 2014 and June 30, 2013 was $27.6 million and $4.7 million.  During the year ended June 30, 2014, we purchased $3.2 million in securities held as held-to-maturity, and during the year ended June 30, 2013, we purchased $1.1 million in securities held as available-for-sale.  Net cash provided by financing activities, consisting primarily of deposit account activity, was $15.1 million and $5.0 million for the six months ended December 31, 2014 and December 31, 2013, respectively.  Net cash provided by financial activities was $14.0 million and $601,000 for the years ended June 30, 2014 and June 30, 2013, respectively.  For additional information about cash flows from our operating, financing, and investing activities, see “Consolidated Statements of Cash Flows” included in the consolidated financial statements beginning on page F-1.

At December 31, 2014, we had outstanding commitments of $2.5 million to originate loans.  This amount does not include the unfunded portion of loans in process.  At December 31, 2014, certificates of deposit scheduled to mature in less than one year totaled $28.9 million.  Based on prior experience, management believes that a significant portion of such deposits will remain with us, although there can be no assurance that this will be the case.  In addition, the cost of such deposits may be significantly higher upon renewal in a rising interest rate environment.

At December 31, 2014, we exceeded all our regulatory capital requirements with a Tier 1 leverage capital level of $17.7  million, or 9.1% of adjusted total assets, which is above our individual minimum capital required level of $7.8  million, or 4.0%; and total risk-based capital of $19.9 million, or 11.7% of risk-weighted assets, which is above our individual minimum capital required level of $13.6 million, or 8.0%.  At June 30, 2014, we exceeded all our regulatory capital requirements with a Tier 1 leverage capital level of $16.7 million, or 9.3% of adjusted total assets, which is above our individual minimum capital required level of $7.2 million, or 4.0%; and total risk-based capital of $18.7 million, or 11.7% of risk-weighted assets, which is above our individual minimum capital required level of $12.9 million, or 8.0%.  Accordingly, Equitable Bank was classified as well-capitalized at December 31, 2014 and at June 30, 2014.  Management is not aware of any conditions or events since the most recent notification that would change our classification.

Off-Balance-Sheet Arrangements.  In the normal course of operations, we engage in a variety of financial transactions that, in accordance with generally accepted accounting principles are not recorded in our financial statements.  These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk.  Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments, unused lines of credit and standby letters of credit.  For information about our loan commitments, letters of credit and unused lines of credit, see Note 13 of the Notes to Consolidated Financial Statements.

For the six months ended December 31, 2014 and the fiscal years ended June 30, 2014 and 2013, we did not engage in any off-balance-sheet transactions other than loan origination commitments, unused lines of credit and standby letters of credit in the normal course of our lending activities.

Recent Accounting Pronouncements

For information with respect to recent accounting pronouncements that are applicable to Old Equitable, please see note 1 of the notes to Old Equitable’s consolidated financial statements beginning on page F-9.

Effect of Inflation and Changing Prices

The consolidated financial statements and related consolidated financial data presented herein regarding Old Equitable have been prepared in accordance with accounting principles generally accepted in the United States of America, which generally require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation.  Unlike most industrial companies, virtually all of Old Equitable’s assets and liabilities are monetary in nature.  As a result, interest rates generally have a more significant impact on Old Equitable’s performance than does the effect of inflation.  Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, because such prices are affected by inflation to a larger extent than interest rates.

BUSINESS OF NEW EQUITABLE

New Equitable is a Maryland corporation that was organized in February 2015.  Upon completion of the conversion, New Equitable will become the holding company of Equitable Bank and will succeed to all of the business and operations of Old Equitable.  Old Equitable and Equitable Financial MHC will cease to exist as a result of the conversion.

Initially following the completion of the conversion, New Equitable will have approximately $200,000  in cash and securities held by Old Equitable and Equitable Financial MHC as of December 31, 2014, plus the net proceeds it retains from the offering.   A portion of the net proceeds from the offering will be used to make a loan to the Equitable Bank Employee Stock Ownership Plan.  New Equitable will have no significant liabilities.  New Equitable intends to use the support staff and offices of Equitable Bank and will pay Equitable Bank for these services.  If New Equitable expands or changes its business in the future, it may hire its own employees.

New Equitable intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.”  In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations.  There are, however, no current understandings or agreements for these activities.

BUSINESS OF OLD EQUITABLE AND EQUITABLE BANK

Old Equitable

Old Equitable is a federally chartered corporation organized in November 2005 that owns all of the outstanding shares of common stock of Equitable Bank.  At December 31, 2014, Old Equitable had consolidated assets of $197.5 million, deposits of $164.9 million and stockholders’ equity of $20.1 million.

Equitable Bank became the wholly owned subsidiary of Old Equitable in November 2005 when Equitable Bank reorganized from a federally chartered mutual savings bank into the two-tiered mutual holding company structure.  At December 31, 3014, Old Equitable had 3,183,004 shares of common stock outstanding, of which 1,369,374 shares, or 43.0%, were owned by the public and will be exchanged for shares of common stock of New Equitable as part of the conversion.  The remaining 1,813,630 shares of common stock of Old Equitable are held by Equitable Financial MHC, a federally chartered mutual holding company.  The shares of common stock being offered by New Equitable represent Equitable Financial MHC’s ownership interest in Old Equitable.  Upon completion of the conversion and offering, Equitable Financial MHC’s shares will be cancelled and Old Equitable will no longer exist.

Old Equitable’s executive office is located at 113 North Locust Street, Grand Island, Nebraska, and the telephone number at that address is (308) 382-3136.  Its internet address is www.equitableonline.com. Information on our website is not and should not be considered to be a part of this prospectus.

Equitable Bank

Equitable Bank is a Nebraska-based community bank that traces its roots to 1882, when Grand Island Building and Loan Association was chartered by the State of Nebraska as a mutual building and loan association.  This building and loan association was converted to a federally chartered savings association in 1992.  At that time, it adopted the name of “The Equitable Building and Loan Association of Grand Island, Nebraska, A Federal Savings Bank.”  We adopted our present name in 2005, when our mutual holding company reorganization was completed.  We operate our business through our main office in Grand Island, Nebraska, three full-service branches in Grand Island, North Platte and Omaha, Nebraska and one additional limited service branch in Grand Island.  We believe our locations are strategically positioned within the State of Nebraska along the Interstate 80 corridor, from the eastern-most point of that corridor in Omaha, through Nebraska’s fourth largest city in Grand Island, and to the largest city in the western part of that corridor in North Platte.

We are engaged primarily in the business of attracting deposits from the general public and using those funds to originate commercial loans, agricultural loans and one- to four-family residential real estate loans.  To a lesser extent, we also originate home equity loans, construction and land loans and consumer loans.  We invest a portion of our assets in securities issued by the U.S. Government and its agencies, U.S. government-sponsored enterprises and state and municipal governments.  We also invest in mortgage-backed securities primarily issued or guaranteed by U.S. government-sponsored enterprises.  Our principal sources of funds are deposits and principal and interest payments on loans and investments, as well as borrowings from the Federal Home Loan Bank of Topeka.  Our principal source of income is from interest income received on loans and investment securities.  Our principal expenses are interest paid on deposits and borrowings, employee compensation and benefits, data processing and facilities.

We also provide retail brokerage services in Grand Island and North Platte, under the name “Equitable Wealth Management.”   In the most recently completed fiscal year ended June 30, 2014, we had brokerage fee income of $538,000.  At December 31, 2014, our brokerage business had approximately $142.6 million in assets under management.

Equitable Bank is subject to extensive regulation by the OCC and by the FDIC and is a member of the Federal Home Loan Bank System.

Equitable Bank’s main office is located at 113 North Locust Street, Grand Island, Nebraska and the telephone number at that address is (308) 382-3136.  Its internet address is www.equitableonline.com. Information on our website is not and should not be considered to be a part of this prospectus.

Market Area

We are headquartered in Grand Island, Nebraska in Hall County.  In addition to our main office, we also operate an additional full service facility and two drive-through facilities in Grand Island, Nebraska.  We also provide retail brokerage services in Grand Island and North Platte, Nebraska under the company name of Equitable Wealth Management.  In the beginning of 2005, our Board of Directors made the strategic decision to expand into other select markets in Nebraska.  As a result, we now operate one full service location, which includes Equitable Wealth Management, in North Platte, and one full service location in Omaha.  All of these cities are connected by Interstate 80, which runs across central Nebraska.  The region in which our current offices are located was once dominated by agriculture, but now consists of a diverse blend of industries, urban centers and significant corporate investment.

Historically, we have considered Grand Island and the surrounding communities in Hall County as our primary market area.  With the fourth largest population in Nebraska, Grand Island is a regional population and employment center for central Nebraska.  Grand Island has a diverse employment base and serves as a center for agriculture, manufacturing, healthcare, tourism, retail and other related industries.  The surrounding communities in Hall County are primarily rural and have an agriculture-based economy.

Omaha is the leading urban market in Nebraska, located in eastern Nebraska.  Omaha, which is Nebraska’s largest city, is a leader in the central United States in the insurance, telecommunications and transportation industries.  North Platte, located in central-western Nebraska, has an economy primarily based on agriculture and the transportation industry.

Competition

We face significant competition for the attraction of deposits and origination of loans.  Our most direct competition for deposits has historically come from the several financial institutions operating in our market areas and, to a lesser extent, from other financial service companies such as brokerage firms, credit unions and insurance companies.  We also face competition for investors’ funds from money market funds, mutual funds and other corporate and government securities.  At June 30, 2014, which is the most recent date for which data is available from the FDIC, we held approximately 5.2% of the deposits in Hall County, which was the fifth largest market share out of the fourteen financial institutions with offices in Hall County.  In addition, banks owned by large bank holding companies also operate in our market areas.  These institutions are significantly larger than us and, therefore, have significantly greater resources.

Our competition for loans comes primarily from financial institutions in our market areas, and, to a lesser extent, from other financial service providers such as mortgage companies and mortgage brokers.  Competition for loans also comes from non-depository financial service companies in the mortgage market, such as insurance companies, securities companies and specialty finance companies.

We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry.  Technological advances, for example, have lowered the barriers to market entry, allowed banks and other lenders to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks.  Changes in federal law permit affiliation among banks, securities firms and insurance companies, which promotes a competitive environment in the financial services industry. Competition for deposits and the origination of loans could limit our future growth.

Lending Activities

General.  Our principal lending activity is to originate commercial operating loans, commercial real estate loans, agricultural operating loans, agricultural real estate loans and one- to four-family residential real estate

loans.  To a lesser extent, we also originate home equity loans, construction and land loans and consumer loans.   As a long-standing community lender, we believe that our knowledge of our communities allows us to compete effectively in commercial, agricultural and residential lending by emphasizing superior customer service and local underwriting, which we believe differentiates us from larger commercial banks in our market areas.

Loan Portfolio Composition.  The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated.

	At December 31,		At June 30,
	2014		2014		2013
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Commercial:
Operating	$14,612	8.7%	$18,138	11.4%	$16,968	13.1%
Real estate	51,266	30.7	45,289	28.4	32,482	25.2
Agricultural:
Operating	25,719	15.4	24,884	15.6	18,420	14.3
Real estate	19,494	11.7	19,677	12.3	15,418	12.0
Residential real estate:
One- to four-family(1)	36,615	21.9	34,021	21.3	33,514	26.0
Home equity	9,536	5.7	9,669	6.1	6,667	5.2
Other loans:
Construction and land	6,484	3.9	5,044	3.2	2,437	1.9
Consumer	3,317	2.0	2,796	1.7	2,944	2.3

Total loans	167,043	100.0%	159,518	100.0%	128,850	100.0%

Other items:
Deferred loan origination costs, net	563		565		491
Allowance for loan losses	(2,403)		(2,574)		(2,293)

Loans, net	$165,203		$157,509		$127,049

(1)         At December 31, 2014, June 30, 2014 and June 30, 2013, included $15.3 million, $13.0 million and $12.1 million, respectively, of loans collateralized by non-owner occupied properties.

Loan Portfolio Maturities and Yields.  The following tables set forth certain information regarding the dollar amounts maturing and the interest rate sensitivity of our loan portfolio at June 30, 2014.  Mortgages which have adjustable or renegotiable interest rates are shown as maturing in the period during which the contract is due.  Demand loans, loans having no stated repayment schedule or maturity and overdraft loans are reported as being due in one year or less.  The schedule does not reflect the effects of possible prepayments or enforcement of due on sale clauses.

	Commercial — Operating		Commercial — Real Estate		Agricultural — Operating		Agricultural — Real Estate
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)

1 year or less	$5,727	5.53%	$4,057	4.72%	$22,211	4.41%	$2,333	4.57%
Greater than 1 to 3 years	5,333	4.80	10,003	4.92	1,418	4.85	3,668	4.41
Greater than 3 to 5 years	4,726	4.64	14,944	4.27	871	5.00	3,834	4.16
Greater than 5 to 10 years	1,476	5.14	11,571	4.43	384	4.60	8,834	4.93
Greater than 10 to 20 years	876	4.00	4,676	4.37	—	—	1,008	4.26
More than 20 years	—	—	38	5.50	—	—	—	—
Total	$18,138	4.98	$45,289	4.50	$24,884	4.46	$19,677	4.61

	Residential Real Estate — One- to Four-Family		Residential Real Estate — Home Equity		Other — Construction and Land		Other — Consumer
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)

1 year or less	$2,155	5.51%	$2,902	4.93%	$3,789	4.49%	$200	5.01%
Greater than 1 to 3 years	4,642	5.15	3,095	5.03	54	5.41	1,517	6.29
Greater than 3 to 5 years	7,396	4.61	2,869	4.37	60	5.59	1,000	5.55
Greater than 5 to 10 years	6,386	4.99	357	5.50	1,141	4.50	79	5.46
Greater than 10 to 20 years	7,952	4.48	218	5.11	—	—	—	—
More than 20 years	5,490	4.84	228	4.50	—	—	—	—
Total	$34,021	4.82	$9,669	4.81	$5,044	4.52	$2,796	5.91

	Total
	Amount	Weighted Average Rate
	(Dollars in thousands)

1 year or less	$43,374	4.61%
Greater than 1 to 3 years	29,730	4.93
Greater than 3 to 5 years	35,700	4.44
Greater than 5 to 10 years	30,228	4.75
Greater than 10 to 20 years	14,730	4.41
More than 20 years	5,756	4.83
Total	$159,518	4.65

Fixed and Adjustable Rate Loan Schedule. The following table sets forth at June 30, 2014, the dollar amount of all fixed-rate and adjustable-rate loans with a maturity date after June 30, 2015.

	At June 30, 2014 and Due After June 30, 2015
	Fixed	Adjustable	Total
	(in thousands)
Commercial:
Operating	$11,025	$2,646	$13,671
Real estate	29,717	11,819	41,536
Agricultural:
Operating	2,298	457	2,755
Real estate	10,359	7,082	17,441
Residential real estate:
One- to four-family	20,350	11,731	32,081
Home equity	3,406	3,602	7,008
Other loans:
Construction and land	1,395	—	1,395
Consumer	2,458	25	2,483

Total loans	$81,008	$37,362	$118,370

Commercial — Operating Loans.  At December 31, 2014, approximately $14.6 million, or 8.7% of our loan portfolio consisted of commercial operating loans, including commercial lines of credit and term loans.  Our commercial lines of credit are generally used by our customers to finance short-term working capital needs, like accounts receivable and inventory.  Our commercial lines of credit generally are priced on an adjustable-rate basis and may be secured or unsecured.  We generally obtain personal guarantees with all commercial lines of credit.  Business assets such as accounts receivable, inventory, equipment, furniture and fixtures may be used to secure lines of credit.  Our lines of credit typically have a maximum term of 12 months.   Our commercial term loans are generally used by our customers to fund longer-term borrowing needs, such as purchasing equipment, property improvements or other fixed assets.  We typically fix the maturity of a term loan to correspond to 80% of the useful life of any equipment purchased or 7 years, whichever is less.  Term loans can be secured with a variety of collateral, including business assets such as equipment, furniture, fixtures or real estate.

At December 31, 2014, our largest lending relationship for commercial operating loans involved total loan balances of $1.6  million and was secured by commercial vehicles, equipment and other business assets.  At December 31, 2014, the borrower in this relationship was performing in accordance with the required repayment terms.

Borrowers of commercial operating loans are required to supply current financial statements and tax returns.  Additionally, some borrowers are required to produce cash flow projections which are updated on an annual basis. In addition, on larger loans, the loan officer responsible for the loan and/or our in-house evaluator will perform an annual site visit, obtain financial statements and perform a financial review of the loan.

Unlike one- to four-family residential real estate loans, which we generally originate on the basis of the borrower’s ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, we typically originate commercial operating loans on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business or rental income produced by the property.  As a result, the availability of funds for the repayment of commercial operating loans may be substantially dependent on the success of the business or rental property itself and the general economic environment.  Therefore, commercial operating loans that we originate generally have greater credit risk than the one- to four-family residential real estate loans that we originate or, generally, consumer loans.  In addition, commercial loans often result in larger outstanding balances to single borrowers, or related groups of borrowers, and also generally require substantially greater evaluation and oversight efforts.

Commercial — Real Estate Loans.  At December 31, 2014, approximately $51.3 million, or 30.7% of our loan portfolio consisted of commercial real estate loans.   Our commercial real estate loans are secured primarily by office buildings, retail buildings, owner-occupied offices, apartment buildings and developed lots.  At December 31, 2014, our commercial real estate loans had an average loan balance of approximately $266,000.  At December 31, 2014, our largest lending relationship for commercial real estate loans involved total loan balances of $2.6 million and was secured by an industrial building.  At December 31, 2014, the borrower in this relationship was performing in accordance with the required repayment terms.

We offer both fixed-rate and adjustable-rate commercial real estate loans to our customers.  At the present time, a large number of our customers are selecting a five-year fixed-rate loan product with a balloon payment due after five years.  As a result, at December 31, 2014, 70.9% of our commercial real estate loans had fixed interest rates.  The rates on our adjustable-rate commercial real estate loans are generally tied to a variety of indices including the prime interest rate as reported in The Wall Street Journal.  A portion of our commercial real estate represent permanent financing for borrowers who have completed real estate construction for which we previously provided construction financing.

In underwriting commercial real estate loans, we generally lend up to 70% of the property’s appraised value.   We base our decisions to lend on the economic viability of the property and the creditworthiness of the borrower.  In evaluating a proposed commercial real estate loan, we emphasize the ratio of the property’s projected net cash flow to the loan’s debt service requirement (generally requiring a minimum ratio of 1.25 times), computed after deduction for a vacancy factor and property expenses we deem appropriate.   Personal guarantees are obtained from commercial real estate borrowers.  We require title insurance insuring the priority of our lien, fire and extended coverage casualty insurance, and, if appropriate, flood insurance, in order to protect our security interest in the underlying property.

Commercial real estate loans generally carry higher interest rates and have shorter terms than one- to four-family residential real estate loans.  Commercial real estate loans, however, entail additional credit risks compared to one- to four-family residential real estate loans, as they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers.  In addition, the payment of loans secured by income-producing properties typically depends on the successful operation of the related real estate project, and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy.

We consider a number of factors in originating commercial real estate loans.  We evaluate the qualifications and financial condition of the borrower, including credit history, profitability and expertise, as well as the value and condition of the property securing the loan.  When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions.  In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service).  All commercial real estate loans are appraised by outside independent appraisers approved by the Board of Directors or by internal evaluations, where permitted by regulation.  Personal guarantees generally are obtained from the principals of commercial real estate loans.

Agricultural — Operating Loans.  At December 31, 2014, $25.7 million, or 15.4% of our loan portfolio, consisted of agricultural operating loans.  These loans include seasonal crop operating loans that are used to fund the borrower’s crop production operating expenses; livestock operating and revolving loans used to purchase livestock for resale and related livestock production expense; and loans used to finance the purchase of machinery, equipment and breeding stock.  Agricultural operating loans are originated at an adjustable- or fixed-rate of interest and generally for a term of up to 12 months.  In the case of agricultural operating loans secured by breeding livestock and/or farm equipment, such loans are originated at fixed rates of interest for a term of up to five years.  At December 31, 2014, the average outstanding principal balance of our agricultural operating loans was $160,000, excluding lines of credit with zero balances at this date.

At December 31, 2014, our largest lending relationship for agricultural operating loans involved total loan balances of $4.5 million and was secured by cattle.  At December 31, 2014, the borrower in this relationship was performing in accordance with the required repayment terms.

Borrowers of agricultural operating loans are required to supply current financial statements and tax returns.  Additionally, some borrowers are required to produce cash flow projections which are updated on an annual basis.  In addition, on larger loans, the loan officer responsible for the loan and/or our in-house evaluator will perform an annual site visit, obtain financial statements and perform a financial review of the loan.

Unlike one- to four-family residential real estate loans, which we generally originate on the basis of the borrower’s ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, we typically originate agricultural operating loans on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s agricultural business.  As a result, the availability of funds for the repayment of agricultural operating loans may be substantially dependent on the success of the business itself and the general economic environment.  Therefore, agricultural operating loans that we originate generally have greater credit risk than the one- to four-family residential real estate loans that we originate or, generally, consumer loans.  In addition, generally loans often result in larger outstanding balances to single borrowers, or related groups of borrowers, and also generally require substantially greater evaluation and oversight efforts.

Our agricultural operating loans present an additional risk, as a significant number of our borrowers with these types of loans may qualify for relief under 11 U.S.C. Section 1201 et seq. of the United States Bankruptcy Code (generally known as Chapter 12-Adjustment of Debts of a Family Farmer or Fisherman with Regular Annual Income) (“Chapter 12”).  Chapter 12, which was enacted by the United States Congress in response to the recession in agriculture in 1986, is designed specifically for the reorganization of financial obligations of family farmers.

Pursuant to Chapter 12, a family farmer may be permitted through an order of the Bankruptcy Court to modify a loan with Equitable Bank without the consent of Equitable Bank, including the following types of modifications:  (1) the sale of a portion of the property that serves as collateral for a loan (typically grain or livestock) and the use of the cash proceeds for the borrower’s operating expenses (which reduces the overall value of the Bank’s collateral securing the loan); (2) non-payment by the borrower of unsecured indebtedness; (3) a reduction in the amount of the loan to the current fair market value of secured property; (4) establishing a repayment schedule which extends the original repayment schedule for the loan; and (5) establishing a lower interest rate on the unpaid balance of the loan.  Although we have had exposure to Chapter 12 since its enactment, we never have had a loan that we were required to modify involuntarily under Chapter 12.

Agricultural — Real Estate Loans.  At December 31, 2014, $19.5 million, or 11.7% of our loan portfolio consisted of agricultural real estate loans, which are loans to finance the acquisition, development or refinancing of

agricultural real estate.   We consider a number of factors in originating agricultural real estate loans.   We evaluate the qualifications and financial condition of the borrower, including credit history, profitability and expertise, as well as the value and condition of the agricultural property securing the loan.  When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions.  In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service).

We offer both fixed-rate and adjustable-rate agricultural real estate loans to our customers.  At the present time, a large number of our customers are selecting a five-year fixed-rate loan product with a balloon payment due after five years.  As a result, at December 31, 2014, 56.1% of our agricultural real estate loans had fixed rates of interest.  Generally, our agricultural real estate loans amortize over periods not in excess of 20 years and have a loan-to-value ratio of 50%, although we will originate such loans with a maximum loan-to-value ratio of 65%.  In recent years, with the substantial increases in the price of the agricultural real estate in our market area, consistent with our conservative underwriting practices, the loan-to-value ratio on the majority of our agricultural real estate loans has not exceeded 50%.

We also originate agricultural real estate loans directly and through programs sponsored by the Farmers Home Administration, an agency of the United States Department of Agriculture (“FmHA”), which provides a partial guarantee on loans underwritten to FmHA standards.

Agricultural real estate loans generally carry higher interest rates and have shorter terms than one-to-four-family residential real estate loans.  Agricultural real estate loans, however, entail additional credit risks compared to one- to four-family residential real estate loans, as they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers.  In addition, payments on agricultural real estate loans are dependent on the successful operation or management of the farm property securing the loan.  The success of the loan may also be affected by many factors outside the control of the borrower.

Weather presents one of the greatest risks to agricultural real estate lending as hail, drought, floods, or other conditions, can severely limit crop yields and thus impair loan repayments and the value of the underlying collateral.  This risk can be reduced by the farmer with a variety of insurance coverages which can help to ensure loan repayment.  For instance, we generally require farmers to obtain multi-peril crop insurance coverage through a program partially subsidized by the Federal government.  Grain and livestock prices also present a risk as prices may decline prior to sale resulting in a failure to cover production costs.  These risks may be reduced by the farmer with the use of futures contracts or options to mitigate price risk.  Another risk is the uncertainty of government programs and other regulations.  During periods of low commodity prices, the income from government programs can be a significant source of cash to make loan payments and if these programs are discontinued or significantly changed, cash flow problems or defaults could result.  Finally, many farms are dependent on a limited number of key individuals upon whose injury or death may result in an inability to successfully operate the farm.

At December 31, 2014, our largest lending relationship for agricultural real estate loans involved total loan balances of $2.2 million.  At December 31, 2014, the borrower in this relationship was performing in accordance with the required repayment terms.

Like our agricultural operating loans, our agricultural real estate loans present the additional risks associated with Chapter 12 of the United States Bankruptcy Code.  See “—Agricultural — Operating Loans” above for additional information regarding Chapter 12.

Residential Real Estate — One- to Four-Family Loans.  Historically, our primary lending consisted of originating one- to four-family, owner-occupied residential real estate loans, substantially all of which were secured by properties located in our market areas.  Over the past several years, we have begun to shift our lending focus towards originating commercial and agricultural operating and real estate loans.  Nevertheless, at December 31, 2014, $36.6 million, or 21.9% of our loan portfolio, consisted of one- to four-family residential real estate loans.

A portion of the housing stock in our market areas is comprised of two-, three- and four-unit properties, all of which are classified as one- to four-family residential real estate loans.  At December 31, 2014, of the $36.6 million of one- to four-family residential real estate loans in our portfolio, $15.3 million, or 41.8% of this amount, were comprised of non-owner occupied properties.

The average loan balance of one- to four-family residential real estate loans held in our portfolio at December 31, 2014 was $65,000 and our largest outstanding balance at that date was $466,000, which was secured by residential property located in Waterloo, Nebraska.   At December 31, 2014, this loan was performing in accordance with it repayment terms.

We currently offer one- to four-family residential real estate loans with terms up to 30 years that are generally underwritten according to Federal National Mortgage Corporation (“Fannie Mae”) guidelines, and we refer to loans that conform to such guidelines as “conforming loans.”  We generally originate both fixed- and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits as established by the Federal Housing Finance Agency, which as of December 31, 2014 was generally $417,000 for single-family homes in our market area.  We generally sell our one- to four-family residential fixed-rate real estate loans in the secondary market.

Our fixed-rate one- to four-family residential real estate loans include loans that generally amortize on a monthly basis over periods between 10 to 30 years.  Fixed rate one- to four-family residential real estate loans often remain outstanding for significantly shorter periods than their contractual terms because borrowers have the right to refinance or prepay their loans.  At December 31, 2014, 61.5% of the one- to four-family residential real estate loans held in our portfolio (and not sold in the secondary market) were fixed-rate loans.

Our adjustable-rate one- to four-family residential real estate loans generally consist of loans with initial interest rates fixed for one, three, or five years, and annual adjustments thereafter are indexed based on changes in the one-year United States Treasury bill constant maturity rate.  Our adjustable-rate mortgage loans generally have an interest rate adjustment limit of 200 basis points per adjustment, with a maximum lifetime interest rate adjustment limit of 500 basis points. In the current low interest rate environment, we have not originated a significant dollar amount of adjustable-rate mortgage loans.

Although adjustable-rate one- to four-family residential real estate loans may reduce, to an extent, our vulnerability to changes in market interest rates because they periodically re-price, as interest rates increase, the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower.  At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates.  Upward adjustments of the contractual interest rate are also limited by our maximum periodic and lifetime rate adjustments.

Regulations limit the amount we may lend relative to the appraised value of the real estate securing the loan, as determined by an appraisal of the property at the time the loan is originated.  For borrowers who do not obtain private mortgage insurance (“PMI”), our lending policies limit the maximum loan-to-value ratio on both fixed-rate and adjustable-rate mortgage loans to 80% of the appraised value of the collateralized property, with the exception for a limited use product which allows for loans up to 90% with no PMI.  For most one- to four-family residential real estate loans with loan-to-value ratios of between 80% and 95%, we require the borrower to obtain private mortgage insurance.  For first mortgage loan products, we require the borrower to obtain title insurance. We also require homeowners’ insurance, fire and casualty, and, if necessary, flood insurance on properties securing real estate loans.  We do not, and have never offered or invested in, one- to four-family residential real estate loans specifically designed for borrowers with sub-prime credit scores, including interest-only, negative amortization or payment option adjustable-rate mortgage loans.

Residential Real Estate — Home Equity Loans.  At December 31, 2014, home equity loans totaled $9.5 million, or 5.7% of our loan portfolio, and are made up of lines of credit secured by owner-occupied and non-owner occupied one- to four-family residences and second and third real estate mortgage loans.  At December 31, 2014, the total unused commitments with respect to our home equity loans were $3.5  million.  The average outstanding home equity loan balance at December 31, 2014 was $29,000 and our largest outstanding home equity

loan balance at that date was $400,000, which was secured by residential property located in Grand Island, Nebraska.   At December 31, 2014, this loan was performing in accordance with it repayment terms.

Home equity loans and home equity lines of credit are generally underwritten using the same criteria that we use to underwrite one- to four-family residential real estate loans.  We typically originate home equity loans and home equity lines of credit on the basis of the applicant’s credit history, an assessment of the applicant’s ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan.  Home equity loans are offered with fixed and adjustable interest rates.  Lines of credit also are offered with fixed and adjustable rates, which generally are indexed to the prime rate, and with a draw period up to five years. The loan-to-value ratio for our home equity loans is generally limited to 85% when combined with the first security lien, if applicable.  The loan to value of our home equity lines of credit are generally limited to 85%, unless we hold the first mortgage.  If we hold the first mortgage, we will permit a loan to value of up to 90% and adjust the interest rate and underwriting standards to compensate for the additional risk.

For all first lien position mortgage loans, we utilize outside independent appraisers.  For second position mortgage loans where we also hold the existing first mortgage, we will use the lesser of the existing appraisal used in underwriting the first mortgage or assessed value.   For all other second mortgage loans, we will use a third-party service which gathers all data from real property tax offices and gives the property a low, middle and high value, together with similar properties for comparison.  The middle value from the third-party service will be the value used in underwriting.  If the valuation method for the loan amount requested does not provide a value, or the value is not sufficient to support the loan request and it is determined that the borrower(s) are credit worthy, a full appraisal will be ordered.

Home equity loans have greater risk than one- to four-family residential real estate loans secured by first-position mortgages or deeds of trust.  We face the risk that the collateral will be insufficient to compensate us for loan losses and costs of foreclosure, after repayment of the senior mortgages, if applicable.  When customers default on their loans, we attempt to work out the relationship in order to avoid foreclosure because the value of the collateral may not be sufficient to compensate us for the amount of the unpaid loan and we may be unsuccessful in recovering the remaining balance from those customers. Moreover, decreases in real estate values could adversely affect our ability to fully recover the loan balance in the event of a default.

Other — Construction and Land Loans.   At December 31, 2014, construction and loans totaled $6.5 million, or 3.9% of our loan portfolio.  We originate loans to individuals and, to a lesser extent, builders to finance the construction of residential dwellings.  We also make construction loans for commercial development projects, including apartment buildings, restaurants, motels, shopping centers and owner-occupied properties used for businesses.  The average outstanding construction loan balance at December 31, 2014 was $216,000.  Our largest lending relationship for construction loans at that date involved a $1.8 million commitment with $1.7  million outstanding, which was secured by a hotel property.  At December 31, 2014, the borrower in this relationship was performing in accordance with the required repayment terms.

Our construction loans generally provide for the payment of interest only during the construction phase, which is usually 12 months for residential properties and 12 to 18 months for commercial properties.  At the end of the construction phase, the loan generally converts to a permanent mortgage loan.  Loans generally can be made with a maximum loan to value ratio of 80% on residential construction and 70% on commercial construction at the time the loan is originated.  Before making a commitment to fund a construction loan, we require an appraisal of the property by an independent licensed appraiser.  We also will require an inspection of the property before disbursement of funds during the term of the construction loan.

Consumer Loans.   We are authorized to make loans for a variety of personal and consumer purposes.  As of December 31, 2014, consumer loans totaled $3.3 million, or 2.0% of our loan portfolio, and consisted primarily of automobile, recreational vehicles and unsecured personal loans, as well as unsecured lines of credit and loans secured by deposit accounts.  As of December 31, 2014, $828,000 of our consumer loans were unsecured.  The average outstanding consumer loan balance at December 31, 2014 was $6,000 and our largest outstanding consumer loan balance at that date was $50,000, which is secured by automobiles.  At December 31, 2014, this loan was performing in accordance with it repayment terms.

Our procedure for underwriting consumer loans includes an assessment of the applicant’s credit history and ability to meet existing obligations and payments of the proposed loan, as well as an evaluation of the value of the collateral security, if any.

Consumer loans generally entail greater risk than one- to four-family residential real estate loans, particularly in the case of loans that are unsecured or are secured by assets that tend to depreciate in value, such as automobiles.  As a result, consumer loan collections are primarily dependent on the borrower’s continuing financial stability and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. In these cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan, and the remaining value often does not warrant further substantial collection efforts against the borrower.

Loan Originations, Purchases, Sales and Servicing.  We benefit from a number of sources for our loan originations, including existing customers, borrowers, builders, real estate broker referrals, attorneys, and “walk-in” customers.  We also advertise in newspapers that are widely circulated in our market areas of Grand Island, North Platte and Omaha.  Our loan origination activity may be affected adversely by a rising interest rate environment which may result in decreased loan demand.  Other factors, such as the overall health of the local economy and competition from other financial institutions, can also impact our loan originations.  Although we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon borrower demand, market interest rates, borrower preference for fixed-versus adjustable-rate loans, and the interest rates offered on each type of loan by other lenders in our market area.  These lenders include commercial banks, savings institutions, credit unions, and mortgage banking companies that also actively compete for local real estate loans.  Accordingly, the volume of loan originations may vary from period to period.

The majority of the fixed rate residential loans that are originated each year meet the underwriting guidelines established by Fannie Mae.  We sell the majority of originations of residential real estate loans into the secondary market. We continue to service them once they are sold.  We sold 118 one- to four-family residential real estate loans during the six months ended December 31, 2014 and 124 for the fiscal year ended June 30, 2014.

From time to time, we also purchase loan participations in which we are not the lead lender. In these circumstances, we follow our customary loan underwriting and approval policies. At December 31, 2014, we had twelve purchased loan participations for which we were not the lead lender, which totaled $4.3 million.  All purchased loan participations were performing in accordance with their terms at December 31, 2014, although one participation in the amount of $849,000 was classified as “substandard” as of that date.

From time to time, we also sell loan participations in which we remain the lead lender.  Participations are sold primarily when the total loan amount exceeds our legal lending limit or concentration limit.  At December 31, 2014, we had nine sold loan participations for which we remained the lead lender.  The participated loans totaled $11.0 million, of which $4.8 million was retained by us and $6.2 million was sold to other financial institutions.

The following table shows our loan origination, purchase and repayment activities for the periods indicated.

	For the Six Months Ended December 31,		For the Fiscal Years Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands)

Loans receivable at beginning of period	$159,518	$128,850	$128,850	$123,743
Originations by type:
Commercial:
Operating	8,073	13,075	22,128	15,041
Real estate	10,451	13,098	26,302	15,737
Agricultural:
Operating	31,987	25,971	54,526	48,398
Real estate	3,448	4,270	14,683	9,718
Residential real estate:
One- to four-family	21,427	15,526	29,555	48,986
Home equity	4,698	4,544	8,706	5,188
Other loans:
Construction and land	5,671	3,749	6,938	4,972
Consumer	1,734	1,129	2,485	2,563
Total loans originated	87,489	81,362	165,323	150,603
Loans purchased	542	—	947	1,000
Transfer to foreclosed assets	—	—	(277)	(28)
Loans sold	(15,125)	(9,923)	(5,783)	(38,477)
Charge-offs	(410)	(11)	(90)	(97)
Principal repayments	(64,971)	(55,816)	(129,452)	(107,894)

Loans receivable at end of period	$167,043	$144,462	$159,518	$128,850

Loan Approval Procedures and Authority.  Equitable Bank’s lending activities follow written, non-discriminatory underwriting standards and loan origination policies established by management and the Board of Directors.  Our policies are designed to provide loan officers with guidelines on acceptable levels of risk, given a broad range of factors.  The loan approval process is intended to assess the borrower’s ability to repay the loan, the viability of the loan and the adequacy of the value of the property that will secure the loan, if applicable.

The Board of Directors grants loan officers individual lending authority to approve extensions of credit. The level of authority for loan officers varies based upon the loan type, total relationship, form of collateral and risk rating of the borrower.  Each loan officer is charged with the responsibility of achieving high credit standards. Individual lending authority can be increased, suspended or removed by the Board of Directors, as recommended by the President or Chief Lending Officer.

If a loan relationship is in excess of any individual loan officer’s lending authority, the extension of credit must be referred to the Branch Loan Committee for each market, which consists of all loan officers of that branch.  Each Branch Loan Committee can approve loan relationships up to $500,000.  Loan relationships over $500,000 are referred to our Senior Loan Committee, which consists of all Market Presidents and our Chief Executive Officer.  The Senior Loan Committee has the authority to approve loan relationships up to $750,000.  Loan relationships above $750,000 are referred to the Executive Committee of the Board of Directors or the entire Board of Directors.  The Executive Committee or the entire Board of Directors must approve all loans over the limits described above.  In addition, the Executive Committee ratifies all consumer loan relationships over $100,000 and all commercial loan relationships over $500,000.

In some instances for all loan types, it may be appropriate to originate or purchase loans that are exceptions to the guidelines and limits established within the lending policy described above and below.  In general, exceptions to the lending policy do not significantly deviate from the guidelines and limits established within the lending policy and, if there are exceptions, they are clearly noted as such and specifically identified in loan approval documents.

Loans to One Borrower.  Federal savings banks are subject to the same loans-to-one-borrower limits as those applicable to national banks, which restrict loans to one borrower to an amount equal to 15% of unimpaired capital and unimpaired surplus on an unsecured basis, and an additional amount equal to 10% of unimpaired capital and unimpaired surplus if the loan is secured by readily marketable collateral (generally, financial instruments and bullion, but not real estate).  At December 31, 2014, our lending limit was $3.0 million and $5.0 million for loans secured by readily marketable collateral.  At December 31, 2014, our largest lending relationship to one borrower totaled $4.5 million, which was secured by cattle and complied with our legal lending limit at the time of origination.  This lending relationship was performing in accordance with its terms at December 31, 2014.  Our second largest lending relationship at December 31, 2014 was $3.2 million and is secured by cattle.  This lending relationship also was performing in accordance with its terms at December 31, 2014.

Asset Quality

Loan Delinquencies and Collection Procedures.  When a loan becomes delinquent, we make attempts to contact the borrower to determine the cause of the delayed payments and seek a reasonable solution to permit the loan to be brought current within a reasonable period of time.  The outcome can vary with each individual borrower.  In the case of mortgage loans and consumer loans, a late notice is sent 15 days after an account becomes delinquent.  If delinquency persists, notices are sent at the 30 day delinquency mark, the 45 day delinquency mark and the 60 day delinquency mark.  After 15 days, we attempt to establish telephone contact with the borrower.  In the case of mortgage loans, included in every late notice is a letter that includes information regarding home-ownership counseling.  As part of a workout agreement, we will accept partial payments during the month in order to bring the account current.  If attempts to reach an agreement are unsuccessful and the customer is unable to comply with the terms of the workout agreement, we will review the account to determine if foreclosure is warranted, in which case, consistent with Nebraska law, we send a 90 day notice of foreclosure and then a 30 day notice before legal proceedings are commenced.  A consumer final demand letter is sent in the case of a consumer loan.  In the case of commercial loans and commercial mortgage loans, we follow a similar notification practice with the exception of the previously mentioned information on home-ownership counseling.  In addition, commercial loans do not require 90 day notices of foreclosure.  Generally, commercial borrowers only receive 10 day notices before legal proceedings can be commenced.  Commercial loans may experience longer workout times which may trigger a need for a loan modification that could meet the requirements of a troubled debt restructured loan.

Impaired and Non-Performing Loans.  A loan is impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement.  A loan is non-performing when it is greater than ninety days past due.  Some loans may be included in both categories, whereas other loans may only be included in one category.  Specific allocations are made for loans that are determined to be impaired.  Our policy requires that all non-homogeneous loans past due greater than ninety days be classified as impaired and non-performing.  However, loans past due less than 90 days may also be classified as impaired when management does not expect to collect all amounts due according to the contractual terms of the loan agreement.  Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses as compared to the loan carrying value.

As of December 31, 2014, our total non-accrual loans were $857,000, or 0.51% of total loans, compared to $1.3 million, or 0.79% of total loans, at June 30, 2014.  At December 31, 2014, our largest non-accrual loan was a one- to four-family residential real estate loan with an outstanding balance of $346,000.

Troubled Debt Restructurings.    Troubled debt restructurings are loan restructurings in which we, for economic or legal reasons related to an existing borrower’s financial difficulties, grant a concession to the debtor that we would not otherwise consider.  Typically, a troubled debt restructuring involves a modification of terms of a debt, such as reduction of the stated interest rate for the remaining original life of the debt or extension of the maturity date.  We consider modifications only after analyzing the borrower’s current repayment capacity, evaluating the strength of any guarantors based on documented current financial information, and assessing the current value of any collateral pledged.  These modifications are made only when there is a reasonable and attainable workout plan that has been agreed to by the borrower and that is in our best interests.  No additional loan commitments were outstanding to our troubled debt restructured borrowers at December 31, 2014.

The following table sets forth our troubled debt restructurings by concession type and amount at the dates indicated.

	At December 31,		At June 30,
	2014		2014	2013
	(in thousands)
Extension of maturity	$2,169	(1)	$2,243	$5,263
Reduced rate below market	2,226	(2)	2,740	2,991
Total troubled debt restructurings	$4,395		$4,983	$8,254

(1)         $342,000 of the troubled debt restructurings of this concession type were non-accruing.

(2)         $367,000 of the troubled debt restructurings of this concession type were non-accruing.

Loans on non-accrual status at the date of modification are initially classified as non-accrual troubled debt restructurings.  At December 31, 2014 and June 30, 2014, we had $709,000 and $1.1 million in non-accruing troubled debt restructurings, respectively.  Our policy provides that troubled debt restructured loans are returned to accrual status after a period of satisfactory and reasonable future payment performance under the terms of the restructuring.  Satisfactory payment performance is generally no less than six consecutive months of timely payments and demonstrated ability to continue to repay.  At December 31, 2014 and June 30, 2014, we had $3.7 million and $3.9 million in accruing troubled debt restructurings, respectively.  As of December 31, 2014, no loans that were modified as troubled debt restructurings within the previous twelve months defaulted after their restructure.

Non-Performing Assets.  The following table sets forth the amounts and categories of our non-performing assets in our loan portfolio at the dates indicated.

	At December 31,	At June 30,
	2014	2014	2013
	(Dollars in thousands)
Non-accrual loans:
Commercial:
Operating	$1	$110	$163
Real estate	38	39	—
Agricultural:
Operating	—	—	—
Real estate	—	—	27
Residential real estate:
One- to four-family	90	50	232
Home equity	21	22	—
Other loans:
Construction and land	—	—	—
Consumer	—	—	—
Total non-accrual loans	150	221	422

Non-accruing troubled debt restructured loans:
Commercial:
Operating	69	441	172
Real estate	197	200	—
Agricultural:
Operating	—	—	—
Real estate	—	—	—
Residential real estate:
One- to four-family	435	402	1,787
Home equity	—	—	23
Other loans:
Construction and land	—	—	2,440
Consumer	8	9	13
Total non-accruing troubled debt restructured loans	709	1,052	4,435

Total non-performing loans	859	1,273	4,857

Foreclosed assets:
Foreclosed commercial real estate loans	336	336	1,557
Foreclosed agricultural real estate loans	—	—	—
Foreclosed residential real estate loans	—	—	—
Foreclosed other assets	15	77	—
Total foreclosed assets	351	413	1,557

Total non-performing assets	$1,210	$1,686	$6,414

Accruing troubled debt restructured loans:
Commercial:
Operating	$39	$44	$434
Real estate	2,015	2,168	2,103
Agricultural:
Operating	—	—	—
Real estate	—	—	—
Residential real estate:
One- to four-family	1,564	1,716	1,206
Home equity	66	—	71
Other loans:
Construction and land	—	—	—
Consumer	2	3	5
Total accruing troubled debt restructured loans	$3,686	$3,931	$3,819

Ratios:
Non-performing loans to total loans	0.51%	0.80%	3.77%
Non-performing assets to total assets	0.61%	0.93%	3.85%

For the six months ended December 31, 2014 and for the fiscal year ended June 30, 2014, gross interest income which would have been recorded had the non-performing loans been current in accordance with their

original terms amounted to $42,000 and $60,000, respectively.   We recognized $37,000 and $45,000 of interest income on such loans during the six months ended December 31, 2014 and the fiscal year ended June 30, 2014, respectively.

Foreclosed assets.    Foreclosed assets consist of property acquired through formal foreclosure, in-substance foreclosure or by deed in lieu of foreclosure, and are recorded at fair value less estimated costs to sell, establishing a new cost basis.  Write-downs to fair value, which are required at the time of foreclosure, are charged to the allowance for loan losses.  After transfer, adjustments to the carrying value of the properties that result from subsequent declines in value are charged to operations in the period in which the declines occur.  Subsequent to foreclosure, valuations are updated periodically and assets are marked to current fair value, not to exceed the initial cost basis.  In the determination of fair value subsequent to foreclosure, management also considers other factors or recent developments, such as, changes in absorption rates and market conditions from the time of valuation and anticipated sales values considering management’s plans for disposition.  Either change could result in adjustment to lower the property value estimates indicated in the appraisals.

During the six months ended December 31, 2014, there were no loans transferred into foreclosed assets.  For the year ended June 30, 2014, $198,180 of loans were transferred into foreclosed assets.  We had $351,000 and $413,000 in foreclosed assets at December 31, 2014 and June 30, 2014, respectively.

Delinquent Loans.  The following tables set forth our loan delinquencies, including non-accrual loans, by type, amount and percentage at the dates indicated.

Loans Delinquent For:
	61-90 Days			Greater Than 90 Days			Total Delinquent Loans
	Number	Amount	Percent of Loan Category	Number	Amount	Percent of Loan Category	Number	Amount	Percent of Loan Category
(Dollars in thousands)
At December 31, 2014
Commercial:
Operating	—	$—	—	—	$—	—	—	$—	—
Real estate	—	—	—	2	235	0.5%	2	235	0.5%
Agricultural:
Operating	—	—	—	—	—	—	—	—	—
Real estate	—	—	—	—	—	—	—	—	—
Residential real estate:
One- to four-family	—	—	—	6	494	1.4	6	494	1.4
Home equity	—	—	—	—	—	—	—	—	—
Other loans:
Construction and land	—	—	—	—	—	—	—	—	—
Consumer	—	—	—	—	—	—	—	—	—

Total loans	—	$—	—	8	$729	0.4	8	$729	0.4

	Loans Delinquent For:
	61-90 Days			Greater Than 90 Days			Total Delinquent Loans
	Number	Amount	Percent of Loan Category	Number	Amount	Percent of Loan Category	Number	Amount	Percent of Loan Category
	(Dollars in thousands)
At June 30, 2014
Commercial:
Operating	—	$—	—%	3	$106	0.6%	3	$106	0.6%
Real estate	1	200	0.4	1	38	0.1	2	238	0.5
Agricultural:
Operating	—	—	—	—	—	—	—	—	—
Real estate	—	—	—	—	—	—	—	—	—
Residential real estate:
One- to four-family	1	349	1.0	2	70	0.2	3	419	1.2
Home equity	—	—	—	—	—	—	—	—	—
Other loans:
Construction and land	—	—	—	—	—	—	—	—	—
Consumer	—	—	—	—	—	—	—	—	—

Total loans	2	$549	0.3%	6	$214	0.1%	8	$763	0.5%

Loans Delinquent For:
	61-90 Days			Greater Than 90 Days			Total Delinquent Loans
	Number	Amount	Percent of Loan Category	Number	Amount	Percent of Loan Category	Number	Amount	Percent of Loan Category
(Dollars in thousands)
At June 30, 2013
Commercial:
Operating	—	$—	—%	—	$—	—%	—	$—	—%
Real estate	—	—	—	1	2,440	7.5	1	2,440	7.5
Agricultural:
Operating	—	—	—	—	—	—	—	—	—
Real estate	—	—	—	—	—	—	—	—	—
Residential real estate:
One- to four-family	1	8	0.0	—	—	—	1	8	0.0
Home equity	—	—	—	—	—	—	—	—	—
Other loans:
Construction and land	—	—	—	—	—	—	—	—	—
Consumer	—	—	—	—	—	—	—	—	—

Total loans	1	$8	0.0%	1	$2,440	1.9%	2	$2,448	1.9%

Classified Assets.  Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the OCC to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any.  “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected.  Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific allowance for loan losses is not warranted.  Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover losses that were both probable and reasonable to estimate.  General allowances represent allowances which have been established to cover accrued losses associated with lending activities that were both probable and reasonable to estimate, but which, unlike specific allowances, have not been allocated to particular problem assets.  When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount.  An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific allowances.

In connection with the filing of our periodic regulatory reports and in accordance with our classification of assets policy, we continuously assess the quality of our loan portfolio and we regularly review the problem loans in our loan portfolio to determine whether any loans require classification in accordance with applicable regulations.  Loans are listed on the “watch list” initially because of emerging financial weaknesses even though the loan is currently performing as agreed, or delinquency status, or if the loan possesses weaknesses although currently performing.  Management reviews the status of our loan portfolio delinquencies, by product types, with the full Board of Directors on a monthly basis.  Individual classified loan relationships are discussed as warranted.  If a loan deteriorates in asset quality, the classification is changed to “special mention,” “substandard,” “doubtful” or “loss” depending on the circumstances and the evaluation.  Generally, loans 90 days or more past due are placed on nonaccrual status and classified “substandard.”

We also employ a risk grading system for our loans to help assure that we are not taking unnecessary and/or unmanageable risk.  The primary objective of the loan risk grading system is to establish a method of assessing credit risk to further enable management to measure loan portfolio quality and the adequacy of the allowance for loan losses.

The following table sets forth our amounts of classified loans and loans designated as special mention as of December 31, 2014 and June 30, 2014 and 2013. The classified loans totaled $2.0 million at December 31, 2014 and includes $860,000 of nonperforming loans.

	At December 31,	At June 30,
	2014	2014	2013
	(in thousands)
Classification of Loans:
Substandard	$1,964	$2,657	$4,603
Doubtful	—	—	—
Loss	—	—	—
Total classified loans	$1,964	$2,657	$4,603
Special Mention	$0	$52	$2

Allowance for Loan Losses. The following table sets forth information regarding our allowance for loan losses and other ratios at or for the dates indicated.

	For the Six Months Ended December 31,		For the Fiscal Years Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands)
Balance at beginning of period	$2,574	$2,293	$2,293	$2,286

Charge-offs:
Commercial:
Operating	(406)	—	(65)	(9)
Real estate	—	—	—	—
Agricultural:
Operating	—	—	—	—
Real estate	—	—	—	—
Residential real estate:
One- to four-family	—	—	(11)	(53)
Home equity	—	—	—	—
Other loans:
Construction and land	—	—	—	(33)
Consumer	(4)	(11)	(14)	(2)
Total charge-offs	(410)	(11)	(90)	(97)

Recoveries:
Commercial:
Operating	3	311	367	74
Real estate	—	—	—	—
Agricultural:
Operating	—	—	—	—
Real estate	—	—	—	—
Residential real estate:
One- to four-family	13	1	2	18
Home equity	—	—	—	—
Other loans:
Construction and land	76	561	678	104
Consumer	—	2	5	5
Total recoveries	92	875	1,052	201

Net recoveries (charge-offs)	(318)	864	962	104
Provision for loan losses	(147)	769	(681)	(97)

Balance at end of period	$2,403	$2,389	$2,574	$2,293

Ratios:
Net recoveries (charge-offs) during the period to average loans outstanding during the period(1)	0.2%	0.6%	0.7%	0.1%

Net recoveries (charge-offs) during the period to non-performing loans at end of period	37.0	53.3	75.6	2.1

Allowance for loan losses to non-performing loans at end of period	279.7	148.1	202.2	47.2

Allowance for loan losses to total loans at end of period	1.4	1.7	1.6	1.8

(1)         Annualized.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated.  Management performs a quarterly evaluation of the adequacy of the allowance.  The allowance is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries.  Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.  All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely.  Non-

residential consumer loans are generally charged off no later than 120 days past due on a contractual basis, unless productive collection efforts are providing results.  Consumer loans may be charged off earlier in the event of bankruptcy, or if there is an amount that is deemed uncollectible.  No portion of the allowance for loan losses is restricted to any individual loan product and the entire allowance is available to absorb any and all loan losses.

The allowance is based on two components, which are: (i) specific reserves for impaired loans; and (ii) a general valuation allowance for the remainder of the loan portfolio.

The first component is the specific reserves that relate to loans that are classified as impaired.  For these loans, an allowance is established when the discounted cash flows or collateral value of the impaired loan are lower than the carrying value of that loan.  A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Impairment is measured by either the present value of the expected future cash flows discounted at the loan’s effective interest rate or the fair value of the underlying collateral if the loan is collateral dependent.  The majority of our loans utilize the fair value of the underlying collateral.  Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and shortfalls on a case-by case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length and reason for the delay, the borrower’s prior payment record and the amount of shortfall in relation to what is owed.  One- to four-family residential real estate loans and consumer installment loans are considered to be homogeneous and, therefore, are not separately evaluated for impairment unless they are considered troubled debt restructurings.  A loan is considered to be a troubled debt restructuring when, to maximize the recovery of the loan we modify the borrower’s existing loan terms and conditions in response to financial difficulties experienced by the borrower.

The second component of the allowance for loan losses is the general valuation allowance.   The general valuation allowance is determined by historical loss experience and consideration of a variety of current factors including, but not limited to; levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures and practices; experience, ability and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.  This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision based on new information as it becomes known. Actual loan losses may be significantly more than the allowance for loan losses we have established which could have a material negative effect on our financial results.

In addition, the OCC, as an integral part of its examination process, periodically reviews our allowance for loan losses and may require us to recognize additions to the allowance based on their judgments about information available at the time of the examination, which may not be currently available to management.  Based on management’s comprehensive analysis of the loan portfolio, we believe the current level of the allowance for loan losses is adequate.

Allocation of the Allowance for Loan Losses.  The following table presents our allocation of the allowance for loan losses by loan category and the percentage of loans in each category to total loans at the periods indicated.  Management believes that the allowance can be allocated by category only on an approximate basis.  The allocation of the allowance by category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

	At December 31,			At June 30,
	2014			2014			2013
	Allowance for Loan Losses	Loan Amounts by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Loan Amounts by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Loan Amounts by Category	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
Commercial:
Operating	$246	$14,612	8.7%	$489	$18,138	11.4%	$375	$16,968	13.2%
Real estate	770	51,266	30.7	748	45,289	28.4	635	32,482	25.2
Agricultural:
Operating	368	25,719	15.4	359	24,884	15.6	251	18,420	14.3
Real estate	279	19,494	11.7	287	19,677	12.3	200	15,418	12.0
Residential real estate
One- to four-family	475	36,615	21.9	432	34,021	21.3	606	33,514	26.0
Home equity	148	9,536	5.7	154	9,669	6.1	112	6,667	5.1
Other loans:
Construction	80	6,484	3.9	68	5,044	3.2	80	2,437	1.9
Consumer	37	3,317	2.0	37	2,796	1.7	34	2,944	2.3

Total loans	$2,403	$167,043	100.0%	$2,574	$159,518	100.0%	$2,293	$128,850	100.0%

Investment Activities

General.  We are permitted under federal law to invest in various types of liquid assets, including U.S. Government obligations, securities of various federal agencies and of state and municipal governments, deposits at the Federal Home Loan Bank of Topeka, certificates of deposit at federally insured institutions, certain bankers’ acceptances and federal funds.  Within certain regulatory limits, we also may invest a portion of our assets in commercial paper and corporate debt securities.  We are also required to maintain an investment in stock of the Federal Home Loan Bank of Topeka.

Securities are categorized as “held to maturity,” “trading securities” or “available for sale,” based on management’s intent as to the ultimate disposition of each security.  Debt securities are classified as “held to maturity” and reported in financial statements at amortized cost only if we have the positive intent and ability to hold these securities to maturity.  Securities that might be sold in response to changes in market interest rates, changes in the security’s prepayment risk, increases in loan demand, or other similar factors cannot be classified as “held to maturity.”

Trading securities are carried at fair value with unrealized gains and losses recorded through earnings.  We typically do not use a trading account with the intent to purchase and sell securities.  Debt and equity securities not classified as “held to maturity” or “trading” are classified as “available for sale.” These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity.  None of our securities are classified as trading securities.

All of our securities carry market risk insofar as increases in market rates of interest may cause a decrease in their fair value.  Investments in securities are made based on certain considerations, which include the interest rate, tax considerations, yield, settlement date and maturity of the security, our liquidity position, and anticipated cash needs and sources.  The effect that the proposed security would have on our credit and interest rate risk and risk-based capital is also considered.  We purchase securities to provide necessary liquidity for day-to-day operations, and when investable funds exceed loan demand.

Generally, our investment policy is to invest funds in various categories of securities and maturities based upon our liquidity needs, asset/liability management policies, investment quality, marketability and performance objectives.  The Board of Directors reviews our securities portfolio on a monthly basis.

Securities classified as held to maturity totaled $3.4 million at December 31, 2014; $378,000 of this amount was mortgage-backed securities.  We had no securities classified as available for sale, other than mortgage-backed securities, at December 31, 2014.  Mortgage-backed securities are discussed below.

We also have a $550,000 investment in Federal Home Loan Bank stock at December 31, 2014, which is classified separately from securities due to the restrictions on sale or transfer.  For further information regarding our securities portfolio, see Note 2 to the Consolidated Financial Statements.

Municipal Obligations.  At December 31, 2014, our municipal securities portfolio totaled $3.1 million and was comprised of taxable bonds issued by cities and other political subdivisions in Nebraska.  At December 31, 2014, all of our municipal securities were classified as held to maturity.  At this date, none of these securities had maturities of more than 10 years.

Mortgage-Backed Securities.  Mortgage-backed securities represent a participation interest in a pool of one- to four-family or multi-family mortgages.  The mortgage originators use intermediaries (generally U.S. government agencies and government-sponsored enterprises) to pool and repackage the participation interests in the form of securities, with investors such as Equitable Bank receiving the principal and interest payments on the mortgages.  Such U.S. government agencies and government sponsored enterprises guarantee the payment of principal and interest to investors.

Mortgage-backed securities are typically issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a specific range and have varying maturities.  The characteristics of the underlying pool of mortgages, i.e., fixed-rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder.  The life of a mortgage-backed pass-through security thus approximates the life of the underlying mortgages.  Our mortgage-backed securities consist of Ginnie Mae securities.

At December 31, 2014, our available for sale mortgage-backed securities totaled $658,000 and held to maturity mortgage-backed securities totaled $378,000, which represented 0.52% of our total assets at that date.  At December 31, 2014, 100% of our mortgage-backed securities had fixed rates of interest.  No purchases of mortgage-backed securities occurred during the six months ended December 31, 2014 or fiscal year ended June 30, 2014.

Mortgage-backed securities generally yield less than the mortgage loans underlying such securities because of their payment guarantees or credit enhancements, which offer nominal credit risk to the security holder.  In addition, mortgage-backed securities are more liquid than individual mortgage loans and we may use them to collateralize borrowings or other obligations of Equitable Bank.

Amortized Cost and Estimated Fair Value of Securities. The following table sets forth certain information regarding the amortized cost and estimated fair values of our securities as of the dates indicated.

	At December 31,		At June 30,
	2014		2014		2013
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(Dollars in thousands)

Investment securities held to maturity:
Municipal obligations	$3,060	$3,058	$3,141	$3,142	$—	$—
Ginnie Mae	378	397	501	526	842	877
Total investment securities held to maturity	3,438	3,455	3,642	3,668	842	877

Investment securities available for sale:
Ginnie Mae	662	658	887	882	1,371	1,342
Total investment securities available for sale	662	658	887	882	1,371	1,342

Total investment securities	$4,100	$4,113	$4,529	$4,550	$2,213	$2,219

Carrying Values, Yields and Maturities.  The following tables set forth certain information regarding the carrying value, weighted average yields and contractual maturities of our securities portfolio as of December 31, 2014.  Adjustable-rate mortgage-backed securities are included in the period in which interest rates are next scheduled to adjust.

At December 31, 2014
	One Year or Less		More than One Year Through Five Years		More than Five Years Through Ten Years
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield
(Dollars in thousands)

Investment securities held to maturity:
Municipal obligations	$—	—	$3,060	4.64%	$—	—
Ginnie Mae	—	—	—	—	—	—
Total investment securities held to maturity	$—	—	$3,060	4.64	$—	—

Investment securities available for sale:
Ginnie Mae	$—	—	$—	—	$—	—
Total investment securities available for sale	$—	—	$—	—	$—	—

	At December 31, 2014
	More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Estimated Fair Value	Weighted Average Yield

Investment securities held to maturity:
Municipal obligations	$—	—	$3,060	$3,058	4.64%
Ginnie Mae	378	4 07%	378	397	4 07
Total investment securities held to maturity	$378	4.07	$3,438	$3,455	4.58

Investment securities available for sale:
Ginnie Mae	$662	3.75	$662	$658	3.75
Total investment securities available for sale	$662	3.75	$662	$658	3.75

Sources of Funds

General.    Deposits have traditionally been our primary source of funds for use in lending and investment activities.  We also rely on advances from the Federal Home Loan Bank of Topeka and Promontory Products as a form of brokered deposits.  In addition to deposits and borrowings, we derive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on interest earning assets.  While scheduled loan payments and income on interest earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing market interest rates, economic conditions and competition from other financial institutions.

Deposits.    A majority of our depositors are persons or businesses who work or reside or operate in Hall, Lincoln and Douglas Counties in Nebraska.  We offer a selection of deposit products, including checking, savings, money market deposit accounts, and certificates of deposit.  Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate.  We establish interest rates, maturity terms, service fees and withdrawal penalties on a periodic basis.

Management determines the rates and terms based on rates paid by competitors, our need for funds or liquidity, overall growth goals and federal and state regulations.  The flow of deposits is influenced significantly by general economic conditions, changes in interest rates and competition.  The variety of deposit accounts that we offer allows us to be competitive in generating deposits and to respond with flexibility to changes in our customers’ demands.  We believe that deposits are a stable source of funds, but our ability to attract and maintain deposits at favorable rates will be affected by market conditions, including competition and prevailing interest rates.

The Promontory network is a form of brokered deposit program.  In addition to offering depositors enhanced FDIC insurance coverage, being a participant in the Promontory network allows us to fund our balance sheet through CDARS’ One-Way Buy program.  This program uses a competitive bid process for available deposits at specified terms.  These deposits work well for us because of their weekly availability, coupled with their short term, which allows us to more closely mirror our funding needs.  We believe this arrangement is a viable source of funding provided that we maintain our “well-capitalized” status.  Brokered deposit holdings are limited to 10% of reported total assets or $19.7 million as of December 31, 2014.  At December 31, 2014, brokered deposits totaled $2.2 million (all of which are in products with the Promontory network).  At December 31, 2014, we had $49.4 million in total time deposits.

Deposit Accounts.  The following tables set forth the dollar amount of savings deposits in the various types of deposit programs we offered as of and for the dates indicated.

	At or For the Six Months Ended December 31, 2014				At or For the Fiscal Year Ended June 30, 2014
	Average Balance	Amount	Percent	Weighted Average Rate	Average Balance	Amount	Percent	Weighted Average Rate
	(Dollars in thousands)

Deposit type:
Interest-bearing NOW	$36,043	$37,700	22.9%	0.33%	$32,219	34,500	23.0%	0.35%
Money market	40,580	40,684	24.7	0.61	36,621	39,970	26.7	0.56
Savings	12,372	12,600	7.7	0.26	10,866	11,559	7.7	0.26
Certificates of deposit	46,671	49,368	29.9	1.04	42,427	43,151	28.8	1.02
Noninterest bearing demand	20,245	24,475	14.8	—	18,350	$20,583	13.7	—

Total deposits	$155,911	$164,876	100.0%	0.65%	$140,483	$149,763	100.0%	0.54%

	At or For the Fiscal Year Ended June 30, 2013
	Average Balance	Amount	Percent	Weighted Average Rate
	(Dollars in thousands)

Deposit type:
Interest-bearing NOW	$26,091	$28,531	21.2%	0.33%
Money market	34,015	34,265	25.4	0.53
Savings	9,449	9,235	6.9	0.24
Certificates of deposit	46,319	44,172	32.8	1.10
Noninterest bearing demand	15,812	18,555	13.7	—

Total deposits	$131,686	$134,758	100.0%	0.58%

Maturities of Certificates of Deposit Accounts.  The following table sets forth the amount and maturities of certificates of deposit accounts at the dates indicated.

	At December 31, 2014
	Less than Six Months	Six Months to One Year	Over One Year to Three Years	Over Three Years	Total	Percent of Total
	(in thousands)
Interest Rate:
0.50% and below	$9,180	$3,458	$2,403	$1,377	$16,418	33.3%
0.51% to 1.00%	2,268	1,558	2,120	2,644	8,590	17.4
1.01% to 2.00%	1,319	6,577	11,359	465	19,720	39.9
2.01% to 3.00%	3,184	1,281	65	—	4,530	9.2
3.01% to 4.00%	10	100	—	—	110	0.2
Total	$15,961	$12,974	$15,947	$4,486	$49,368	100.0%

Large Certificates.  As of December 31, 2014, the aggregate amount of outstanding certificates of deposit at Equitable Bank in amounts greater than or equal to $100,000 was approximately $19.4 million.  The following table presents the maturity of these certificates of deposit at such date.

Maturity Period	At December 31, 2014

Less than three months	$2,472
Three to six months	4,001
Six months to one year	4,610
Over one year to three years	6,882
Over three years	1,441
Total	$19,406

The following table sets forth certificates of deposit classified by interest rate as of the dates indicated.

	At December 31,	At June 30,
	2014	2014	2013
	(in thousands)
Interest Rate:
0.50% and below	$16,418	$19,039	$19,973
0.51% to 1.00%	8,590	8,094	10,783
1.01% to 2.00%	19,720	10,437	4,987
2.01% to 3.00%	4,530	5,461	6,797
3.01% to 4.00%	110	120	1,632
Total	$49,368	$43,151	$44,172

Borrowings.  We may obtain advances from the Federal Home Loan Bank of Topeka upon the security of the common stock we own in the Federal Home Loan Bank of Topeka and our qualifying residential real estate loans and mortgage-backed securities, provided certain standards related to creditworthiness are met.  These advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities.  Federal Home Loan Bank advances are generally available to meet seasonal and other withdrawals of deposit accounts and to permit increased lending.  The following table sets forth information with respect to our Federal Home Loan Bank advances, which were our only outstanding borrowings for the periods indicated.

	At or for the Six Months Ended December 31,				At or for the Fiscal Year Ended June 30,
	2014		2013		2014		2013
	(Dollars in thousands)
Federal Home Loan Bank Advances:
Maximum outstanding at any month end	$12,229		$10,666		$10,768		$19,542
Balance at the end of period	10,870		10,666		10,768		10,563
Average balance during period	11,297		10,623		10,674		14,969
Weighted average interest rate at the end of period	2.21	%(1)	2.27	%(1)	2.22	%(2)	2.28	%(2)
Weighted average interest rate during period	2.14	%(1)	2.28	%(1)	2.26	%(2)	2.58	%(2)

(1)         Includes the effect of amortization of prepayment penalties associated with our FHLB advances.   Excluding the effect of this amortization, the weighted average interest rates on our FHLB advances during the six-month periods ended December 31, 2014 and 2013 were 0.32% and 0.33%, respectively, and the weighted average interest rates at December 31, 2014  and 2013 were 0.31% and 0.32%, respectively.

(2)         Includes the effect of amortization of prepayment penalties associated with our FHLB advances.  Excluding the effect of this amortization, the weighted average interest rates on our FHLB advances during the fiscal years ended June 30, 2014 and 2013 were 0.34% and 1.12%, respectively, and the weighted average interest rates at June 30, 2014 and 2013 were 0.31% and 0.33%, respectively.

Properties

The following table sets forth certain information relating to our properties as of December 31, 2014.

Location	Year Opened	Owned/ Leased	Date of Lease Expiration	Net Book Value as of December 31, 2014
				(in thousands)
Main Office:

113 North Locust Street Grand Island, Nebraska	1959	Owned	Not applicable	$1,637

Full Service Branches:

619 North Diers Avenue Grand Island, Nebraska	2000	Owned	Not applicable	1,253

920 South Jeffers Street North Platte, Nebraska	2005	Owned	Not applicable	1,644

10855 West Dodge Road, Suite 110 Omaha, Nebraska	2006	Leased	2017	Not applicable

Limited Service Branch:

3012 South Locust Street Grand Island, Nebraska	2005	Owned	Not applicable	552

We believe that our facilities are adequate for the business conducted.

Legal Proceedings

Periodically, there have been various claims and lawsuits against us, such as claims to enforce liens and contracts, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business.  We are not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

Personnel

As of December 31, 2014, we had 61 full-time employees and nine part-time employees, none of whom is represented by a collective bargaining unit. We believe our relationship with our employees is good.

Subsidiaries

Old Equitable’s only direct subsidiary is Equitable Bank.  Equitable Bank has no subsidiaries.

SUPERVISION AND REGULATION

General

Equitable Bank, as a federal savings association, is currently subject to extensive regulation, examination and supervision by the OCC, as its primary federal regulator, and by the FDIC as the insurer of its deposits. Equitable Bank is a member of the Federal Home Loan Bank System and its deposit accounts are insured up to applicable limits by the Deposit Insurance Fund of the FDIC. Equitable Bank must file reports with the OCC concerning its activities and financial condition in addition to obtaining regulatory approvals before entering into certain transactions such as mergers with, or acquisitions of, other financial institutions.  There are periodic examinations by the OCC to evaluate Equitable Bank’s safety and soundness and compliance with various regulatory requirements.  This regulatory structure is intended primarily for the protection of the insurance fund and depositors.  The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of an adequate allowance for loan losses for regulatory purposes.   Any change in such policies, whether by the OCC, the FDIC or Congress, could have a material adverse impact on New Equitable and Equitable Bank and their operations.

The Dodd-Frank Act made extensive changes to the regulation of Equitable Bank.  Under the Dodd-Frank Act, the Office of Thrift Supervision was eliminated and responsibility for the supervision and regulation of federal savings associations such as Equitable Bank was transferred to the OCC on July 21, 2011.  The OCC is the agency that is primarily responsible for the regulation and supervision of national banks.  Additionally, the Dodd-Frank Act created a new Consumer Financial Protection Bureau as an independent bureau of the Federal Reserve Board.  The Consumer Financial Protection Bureau assumed responsibility for the implementation of the federal financial consumer protection and fair lending laws and regulations and has authority to impose new requirements.  However, institutions of less than $10 billion in assets, such as Equitable Bank, will continue to be examined for compliance with consumer protection and fair lending laws and regulations by, and be subject to the enforcement authority of, their prudential regulators.

Certain of the regulatory requirements that are or will be applicable to Equitable Bank and New Equitable are described below.  This description of statutes and regulations is not intended to be a complete explanation of such statutes and regulations and their effects on Equitable Bank and New Equitable.

Federal Banking Regulation

Business Activities.  The activities of federal savings banks, such as Equitable Bank, are governed by federal laws and regulations.  Those laws and regulations delineate the nature and extent of the business activities in which federal savings banks may engage.  In particular, certain lending authority for federal savings banks, e.g., commercial, non-residential real property loans and consumer loans, is limited to a specified percentage of the institution’s capital or assets.

Capital Requirements.  The applicable capital regulations require savings associations to meet three minimum capital standards: a 1.5% tangible capital to total assets ratio, a 4% Tier 1 capital to total assets leverage ratio (3% for institutions receiving the highest rating on the CAMELS examination rating system) and an 8% risk-based capital ratio.  In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The regulations also require that, in meeting the tangible, leverage and risk- based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

The risk-based capital standard for savings associations requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital less certain specified deductions from total capital such as reciprocal holdings of depository institution capital instruments and equity investments) to risk-weighted assets of at least 4% and 8%, respectively.  In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet activities, recourse obligations, residual interests and direct credit substitutes, are multiplied by a risk-weight factor assigned by the capital regulation based on the risks believed inherent in the type of asset. Tier 1 (core) capital is generally defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships.  The components of supplementary capital (Tier 2 capital) include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible debt securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values.  Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

The OCC also has authority to establish individual minimum capital requirements in appropriate cases upon a determination that an institution’s capital level is or may become inadequate in light of the particular risks or circumstances.

Savings and loan holding companies are not currently subject to specific regulatory capital requirements.  The Dodd-Frank Act, however, required the Federal Reserve Board to promulgate consolidated capital requirements for depository institution holding companies, including savings and loan holding companies, that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to institutions themselves.  In early July 2013, the Federal Reserve Board and the OCC approved revisions to their capital adequacy guidelines and prompt corrective action rules that implement the revised standards of the Basel Committee on Banking Supervision, commonly called Basel III, and address relevant provisions of the Dodd-Frank Act.  “Basel III” refers to two consultative documents released by the Basel Committee on Banking Supervision in December 2009, the rules text released in December 2010, and loss absorbency rules issued in January 2011, which include significant changes to bank capital, leverage and liquidity requirements.

The rules include new risk-based capital and leverage ratios, which were effective January 1, 2015, and revise the definition of what constitutes “capital” for purposes of calculating those ratios.  The new minimum capital level requirements applicable to New Equitable and Equitable Bank is:  (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 capital ratio of 6% (increased from 4%); (iii) a total capital ratio of 8% (unchanged from current rules); and (iv) a Tier 1 leverage ratio of 4% for all institutions. The rules eliminate the inclusion of certain instruments, such as trust preferred securities, from Tier 1 capital. Instruments issued prior to May 19, 2010 will be grandfathered for companies with consolidated assets of $15 billion or less.  The rules also establish a “capital conservation buffer” of 2.5% above the new regulatory minimum capital requirements, which must consist entirely of common equity Tier 1 capital and result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%, (ii) a Tier 1 capital ratio of 8.5%, and (iii) a total capital ratio of 10.5%. The new capital conservation buffer requirement will be phased in beginning in January 2016 at 0.625% of risk-weighted assets and will increase by that amount each year until fully implemented in January 2019. An institution is subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations establish a maximum percentage of eligible retained income that could be utilized for such actions.

Prompt Corrective Regulatory Action.  Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept broker deposits.  The OCC is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution’s degree of undercapitalization.  In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion.  The OCC could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors. Significantly and critically undercapitalized institutions are subject to additional mandatory and discretionary measures.

Insurance of Deposit Accounts.  Equitable Bank’s deposits are insured up to applicable limits by the Deposit Insurance Fund of the FDIC. Deposit insurance per account owner is currently $250,000.  Under the FDIC’s risk-based assessment system, insured institutions are assigned a risk category based on supervisory evaluations, regulatory capital levels and certain other factors.  An institution’s assessment rate depends upon the category to which it is assigned, and certain adjustments specified by FDIC regulations.  Institutions deemed less risky pay lower assessments.  The FDIC may adjust the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment.  No institution may pay a dividend if in default of the federal deposit insurance assessment.

The Dodd-Frank Act required the FDIC to revise its procedures to base its assessments upon each insured institution’s total assets less tangible equity instead of deposits.  The FDIC finalized a rule, effective April 1, 2011, that set the assessment range at 2.5 to 45 basis points of total assets less tangible equity.

The FDIC has authority to increase insurance assessments.  A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Equitable Bank. Management cannot predict what insurance assessment rates will be in the future.

Loans to One Borrower.  Federal law provides that savings associations are generally subject to the limits on loans to one borrower applicable to national banks.  Generally, subject to certain exceptions, a savings association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus.  An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral.

Qualified Thrift Lender Test.  Federal law requires savings associations to meet a qualified thrift lender test. Under the test, a savings association is required to either qualify as a “domestic building and loan association” under the Internal Revenue Code or maintain at least 65% of its “portfolio assets” (total assets less:  (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential real estate loans and related investments, including certain mortgage-backed securities but also including education, credit card and small business loans) in at least nine months out of each twelve-month period.

A savings association that fails the qualified thrift lender test is subject to certain operating restrictions and the Dodd-Frank Act also specifies that failing the qualified thrift lender test is a violation of law that could result in an enforcement action and dividend limitations.  As of December 31, 2014, Equitable Bank maintained 79.9% of its portfolio assets in qualified thrift investments and, therefore, met the qualified thrift lender test.

In the future, if our business strategy leads to continued growth in our commercial loan portfolio, we may consider converting Equitable Bank’s charter from that of a savings association to that of a commercial bank.  Doing so could allow us to avoid operating restrictions and penalties that can be applied to savings associations which fail to satisfy the qualified thrift lender test.

Limitation on Capital Distributions.  Federal regulations impose limitations upon all capital distributions by a savings association, including cash dividends, payments to repurchase its shares and payments to stockholders of another institution in a cash-out merger.  Under the regulations, an application to and the prior approval of the OCC is required before any capital distribution if the institution does not meet the criteria for “expedited treatment” of applications under OCC regulations (i.e., generally, examination and Community Reinvestment Act ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with the OCC.  If an application is not required, the institution must still provide 30 days prior written notice to, and receive the nonobjection of, the Federal Reserve Board of the capital distribution if, like Equitable Bank, it is a subsidiary of a holding company, as well as an informational notice filing to the OCC.  If Equitable Bank’s capital ever fell below its regulatory requirements or the OCC notified it that it was in need of increased supervision, its ability to make capital distributions could be restricted.  In addition, the OCC could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OCC determines that such distribution would constitute an unsafe or unsound practice.

Community Reinvestment Act.  All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income neighborhoods.  An institution’s failure to satisfactorily comply with the provisions of the Community Reinvestment Act could result in denials of regulatory applications.  Responsibility for administering the Community Reinvestment Act, unlike other fair lending laws, is not being transferred to the Consumer Financial Protection Bureau.  Equitable Bank received a “satisfactory” Community Reinvestment Act rating in its most recently completed examination.

Transactions with Related Parties.  Federal law limits Equitable Bank’s authority to engage in transactions with “affiliates” (e.g., any entity that controls or is under common control with Equitable Bank, including New Equitable and Equitable Financial MHC and their other subsidiaries).  The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings association.  The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings association’s capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type specified by federal law.  The purchase of low quality assets from affiliates is generally prohibited.  Transactions with affiliates must generally be on terms and under circumstances that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings associations are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings association may purchase the securities of any affiliate other than a subsidiary.

The Sarbanes-Oxley Act of 2002 generally prohibits loans by New Equitable to its executive officers and directors.  However, the law contains a specific exception for loans by a depository institution to its executive officers and directors in compliance with federal banking laws.  Under such laws, Equitable Bank’s authority to extend credit to executive officers, directors and 10% stockholders (“insiders”), as well as entities such persons control, is limited.  The laws limit both the individual and aggregate amount of loans that Equitable Bank may make to insiders based, in part, on Equitable Bank’s capital level and requires that certain board approval procedures be followed. Such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment.  There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. Loans to executive officers are subject to additional limitations based on the type of loan involved.

Enforcement.  The OCC currently has primary enforcement responsibility over savings associations and has authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful actions likely to have an adverse effect on an insured institution.  Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance.  Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1.0 million per day in especially egregious cases.  The FDIC has the authority to recommend to the OCC that enforcement action be taken with respect to a particular savings association.  If action is not taken by the OCC, the FDIC has authority to take such action under certain circumstances.  Federal law also establishes criminal penalties for certain violations.

Federal Home Loan Bank System. Equitable Bank is a member of the Federal Home Loan Bank System, which consists of twelve regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Equitable Bank, as a member of the Federal Home Loan Bank of Topeka, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank. Equitable Bank was in compliance with this requirement with an investment in Federal Home Loan Bank stock at December 31, 2014 of $550,000.

Federal Reserve Board System.  The Federal Reserve Board regulations require savings associations to maintain non-interest earning reserves against their transaction accounts (primarily Negotiable Order of Withdrawal (NOW) and regular checking accounts).  For 2014, the regulations provided that reserves be maintained against aggregate transaction accounts as follows: a 3% reserve ratio is assessed on net transaction accounts up to and including $71.0 million; a 10% reserve ratio is applied above $71.0 million.  The first $11.5 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements.  The amounts are adjusted annually and, for 2014, require a 3% ratio for up to $79.5 million and an exemption of $12.4 million. Equitable Bank complies with the foregoing requirements.  In October 2008, the Federal Reserve Board began paying interest on certain reserve balances.

Other Regulations

Equitable Bank’s operations are also subject to federal laws applicable to credit transactions, including the:

•                  Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•                  Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•                  Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•                  Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

•                  Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

•                  rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Equitable Bank also are subject to laws such as the:

•                  Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•                  Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services; and

•                  Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check.

Holding Company Regulation

General.  As a savings and loan holding company, Old Equitable is, and New Equitable will be, subject to Federal Reserve Board regulations, examinations, supervision, reporting requirements and regulations regarding its activities.  Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to Equitable Bank.

Pursuant to federal law and regulations and policy, a savings and loan holding company such as New Equitable may generally engage in the activities permitted for financial holding companies under Section 4(k) of the Bank Holding Company Act and certain other activities that have been authorized for savings and loan holding companies by regulation.

Federal law prohibits a savings and loan holding company from, directly or indirectly or through one or more subsidiaries, acquiring more than 5% of the voting stock of another savings association, or savings and loan holding company thereof, without prior written approval of the Federal Reserve Board or from acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary holding company or savings association.  A savings and loan holding company is also prohibited from acquiring more than 5% of a company engaged in activities other than those authorized by federal law or acquiring or retaining control of a depository institution that is not insured by the FDIC.  In evaluating applications by holding companies to acquire savings associations, the Federal Reserve Board must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

The Federal Reserve Board is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings associations in more than one state, except:  (i) the approval of interstate supervisory acquisitions by savings and loan holding companies; and (ii) the acquisition of a savings association in another state if the laws of the state of the target savings association specifically permit such acquisitions.  The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Capital Requirements.  Savings and loan holding companies historically have not been subject to consolidated regulatory capital requirements.  However, in July 2013, the Federal Reserve Board approved a new rule that implements the “Basel III” regulatory capital reforms and changes required by the Dodd-Frank Act.  The final rule established consolidated capital requirements for many savings and loan holding companies, including New Equitable. See “Regulation and Supervision—Federal Banking Regulation—Capital Requirements.”

Source of Strength.  The Dodd-Frank Act also extends the “source of strength” doctrine to savings and loan holding companies.  The regulatory agencies must promulgate regulations implementing the “source of strength” policy that holding companies act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

Dividends and Stock Repurchases.  The Federal Reserve Board has the power to prohibit dividends by savings and loan holding companies if their actions constitute unsafe or unsound practices.  The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which also applies to savings and loan holding companies and which expresses the Federal Reserve Board’s view that a holding company should pay cash dividends only to the extent that the company’s net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the company’s capital needs, asset quality and overall financial condition.  The Federal Reserve Board also indicated that it would be inappropriate for a holding company experiencing serious financial problems to borrow funds to pay dividends.  Under the prompt corrective action regulations, the Federal Reserve Board may prohibit a bank holding company from paying any dividends if the holding company’s bank subsidiary is classified as “undercapitalized.”

Federal Reserve Board policy also provides that a holding company should inform the Federal Reserve Board supervisory staff prior to redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, as of the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred.

Acquisition of New Equitable.  Under the federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve Board if any person (including a company), or group acting in concert, seeks to acquire direct or indirect “control” of a savings and loan holding company or savings association.  Under certain circumstances, a change of control may occur, and prior notice is required, upon the acquisition of 10% or more of the outstanding voting stock of the company or institution, unless the Federal Reserve Board has found that the acquisition will not result in a change of control.  Under the Change in Control Act, the Federal Reserve Board generally has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition.  Any company that acquires control would then be subject to regulation as a savings and loan holding company.

Emerging Growth Company Status.  The JOBS Act, which was enacted in April 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets.  Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year qualifies as an “emerging growth company.”  New Equitable qualifies as an emerging growth company under the JOBS Act.

An “emerging growth company” may choose not to hold stockholder votes to approve annual executive compensation (more frequently referred to as “say-on-pay” votes) or executive compensation payable in connection with a merger (more frequently referred to as “say-on-golden parachute” votes).  An emerging growth company also is not subject to the requirement that its auditors attest to the effectiveness of the company’s internal control over financial reporting, and can provide scaled disclosure regarding executive compensation; however, New Equitable will also not be subject to the auditor attestation requirement or additional executive compensation disclosure so long as it remains a “smaller reporting company” under Securities and Exchange Commission regulations (generally less than $75 million of voting and non-voting equity held by non-affiliates).  Finally, an emerging growth company may elect to comply with new or amended accounting pronouncements in the same manner as a private company, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company.  New Equitable has elected to comply with new or amended accounting pronouncements in the same manner as a private company.

A company loses emerging growth company status on the earlier of:  (i) the last day of the fiscal year of the company during which it had total annual gross revenues of $1.0 billion or more; (ii) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the company pursuant to an effective registration statement under the Securities Act of 1933; (iii) the date on which such company has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which such company is deemed to be a “large accelerated filer” under Securities and Exchange Commission regulations (generally, at least $700 million of voting and non-voting equity held by non-affiliates).

TAXATION

Federal Taxation

General.  Equitable Financial MHC, Old Equitable and Equitable Bank are, and New Equitable will be, subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below.  The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Equitable -Federal, New Equitable or Equitable Bank.

Method of Accounting.  For federal income tax purposes, Old Equitable currently reports its income and expenses on the accrual method of accounting and uses a tax year ending June 30 for filing its federal and state income tax returns.

Bad Debt Reserves.  Prior to 1996, Equitable Bank was permitted to establish a reserve for bad debts and to make annual additions to the reserve.  These additions could, within specified formula limits, be deducted in arriving at our taxable income.  As a result of tax law changes in 1996, Equitable Bank was required to use the specific charge-off method in computing its bad debt deduction beginning with its 1996 federal tax return.  Savings institutions were required to recapture any excess reserves over those established as of December 31, 1987 (base year reserve). At June 30, 2014, Equitable Bank had approximately $1.1 million in reserves subject to recapture in excess of its base year reserves.

Old Equitable is required to use the specific charge-off method to account for bad debt tax deductions.

Taxable Distributions and Recapture.  Prior to 1996, bad debt reserves created prior to 1988 were subject to recapture into taxable income if Equitable Bank failed to meet certain thrift asset and definitional tests or made certain distributions. Tax law changes in 1996 eliminated thrift-related recapture rules.  However, under current law, pre-1988 tax bad debt reserves remain subject to recapture if Equitable Bank makes certain non-dividend distributions, repurchases any of its common stock, pays dividends in excess of earnings and profits, or fails to qualify as a “bank” for tax purposes.  At December 31, 2014, our total federal pre-base year bad debt reserve was approximately $2.1 million.

Alternative Minimum Tax.  The Internal Revenue Code imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, less any available exemption.  The alternative minimum tax is imposed to the extent it exceeds the regular income tax.  Net operating losses can offset no more than 90% of alternative taxable income.  Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years.  At June 30, 2014, Old Equitable had approximately $82,000 in available credits for carryover.

Net Operating Loss Carryovers.  A financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years.  A 2009 federal tax law change allows for a one-time carry back of either 2008 or 2009 taxable losses for up to five years.  At June 30, 2014, Old Equitable had net operating loss carryforwards of approximately $5.0 million.

Corporate Dividends-Received Deduction.  Old Equitable may exclude from its federal taxable income 100% of dividends received from Equitable Bank as a wholly-owned subsidiary by filing consolidated tax returns.  The corporate dividends-received deduction is 80% when the corporation receiving the dividend owns at least 20% of the stock of the distributing corporation.  The dividends-received deduction is 70% when the corporation receiving the dividend owns less than 20% of the distributing corporation.

State Taxation

Nebraska Taxation.  Under Nebraska law, Equitable Bank pays a franchise tax in lieu of a corporate income tax.  The franchise tax is the lesser of two amounts computed based on our average deposits and net financial income, respectively.  Presently, the tax is $0.47 per $1,000 of average deposits but not to exceed an amount determined by applying 3.81% to our net financial income.  Net financial income is our income as reported to the OCC after ordinary and necessary expenses but before income taxes.  In addition, Old Equitable and Equitable Financial MHC are required, and New Equitable will be required, to file a Nebraska income tax return because we will be doing business in Nebraska.  For Nebraska tax purposes, corporations are presently taxed at a rate equal to 5.58% of the first $50,000 of taxable income and 7.81% of taxable income in excess of $50,000.  For this purpose, “taxable income” generally means federal taxable income, subject to certain adjustments (including addition of interest income on non-Nebraska municipal obligations and excluding interest income from qualified U.S. governmental obligations).

MANAGEMENT

Shared Management Structure

Each executive officer of New Equitable is also an executive officer of Equitable Bank.  We expect that New Equitable and Equitable Bank will continue to have common executive officers until there is a business reason to establish separate management structures.

Directors and Executive Officers of New Equitable and Equitable Bank

New Equitable has nine directors.  Directors serve three-year staggered terms so that approximately one-third of the directors are elected annually.  Directors of Equitable Bank will be elected by New Equitable as its sole stockholder.  The following table states our directors’ and executive officers’ names, their ages as of February 28, 2015, the years when they began serving as directors of Equitable Bank and when their current terms as directors expire.  The executive officers of New Equitable and Equitable Bank are elected annually.

Name	Age	Position	Director Since	Term to Expire
Thomas E. Gdowski	54	President, Chief Executive Officer and Director	2007	2017
David L. Richardson	36	Community Bank President (Grand Island), Chief Lending Officer and Director	2013	2016
Levi D. Fisher	37	Community Bank President (North Platte) and Director	2014	2015
Benedict P. Wassinger, Jr.	72	Chairman of the Board	1985	2015
Vincent J. Dugan	53	Director	2007	2017
Gary L. Hedman	71	Director	2003	2016
Pamela L. Price	70	Director	2003	2015
Jack E. Rasmussen	85	Director	1987	2017
Douglas J. Redman	55	Director	2001	2016
Douglas J. Nodgaard	52	Community Bank President (Omaha)	—	—
Darcy M. Ray	34	Vice President of Finance and Controller	—	—

The principal occupation during the past five years of each of our directors and executive officers is set forth below.  All directors and executive officers have held their present positions for all five years unless otherwise noted.

Thomas E. Gdowski has served as President and Chief Executive Officer of Old Equitable and Equitable Bank since December 2008.  Prior to that, Mr. Gdowski had served as Executive Vice President and Chief Operating Officer of Old Equitable and Equitable Bank since June 2006.  Other prior positions with Equitable Bank include Chief Financial Officer (August to December, 2008), Senior Vice President (March, 2005, to June, 2006), and Chief Branch Operating Officer (November, 2005, to June, 2006).  Prior to joining Equitable Bank, Mr. Gdowski served as the Funds Management Officer for TierOne Bank from September 2004 to March 2005, and as Executive Vice President and Chief Financial Officer of United Nebraska Bank from 1993 to September 2004.  Mr. Gdowski is a member of the Boards of Directors of New Equitable, Old Equitable and Equitable Bank.  Mr. Gdowski provides the board with extensive knowledge of our customers and lending markets.

David L. Richardson has served as Community Bank President (Grand Island) and Chief Lending Officer of Equitable Bank since May 2009.  Prior to that time, Mr. Richardson served as Credit Administration Manager of Old Equitable and Equitable Bank.  Mr. Richardson is a member of the Boards of Directors of New Equitable, Old Equitable and Equitable Bank.  Mr. Richardson provides the board with extensive knowledge of our customers and loan portfolio.

Levi D. Fisher has served as Community Bank President (North Platte) of Equitable Bank since June 2011.  Prior to that time, Mr. Fisher served as an Agricultural Loan Officer of Old Equitable and Equitable Bank since May 2005.  Prior to joining Equitable Bank, Mr. Fisher served as an Ag Loan Officer for United Nebraska Bank from

May 2002 to May 2005.  Mr. Fisher is a member of the Boards of Directors of New Equitable, Old Equitable and Equitable Bank.  Mr. Fisher provides the board with extensive knowledge of our customers and loan portfolio, particularly with respect to our North Platte market.

Benedict P. Wassinger, Jr. serves as Chairman of the Board of Directors Old Equitable and Equitable Bank.  Mr. Wassinger is a pharmacist and previous owner of Bens’ Drug Store dba Bens Long Term Care Pharmacy and A-B Health Services, LLC in Grand Island, Nebraska.   Because of his almost 30 years of board service, Mr. Wassinger provides the Board of Directors with extensive institutional knowledge. Mr. Wassinger also provides the board with extensive business experience and knowledge of the Grand Island community and market area.

Vincent J. Dugan is the President and General Counsel of Trego/Dugan Aviation, Inc., a Nebraska-based aviation company, and the President of Trego/Dugan Aviation of Grand Island, Inc.  He has served in those positions since July 1994.  Mr. Dugan has also been affiliated with the law firm of Brouillette, Dugan & Troshynski in North Platte, Nebraska since October 2007.  Mr. Dugan’s experience as an attorney provides a valuable resource and perspective to the board.

Gary L. Hedman is retired.  He is the former President and Chief Executive Officer of Southern Public Power District, an electric utilities company, having served in that capacity for over 30 years until 2012.  Mr. Hedman’s extensive business and management experience at a regulated entity provides a valuable perspective to the board.

Pamela L. Price is retired.  She is the former Executive Director of the Stuhr Museum Foundation, having served in that capacity for 14 years until August 2014.  As Executive Director, Ms. Price raised unrestricted funds, special project funds, and endowment funds to benefit the living history, education and preservation programs of the Stuhr Museum in Grand Island.  Ms. Price’s experience in the non-profit sector and her service to Grand Island provides the board with a unique perspective on conditions in the Grand Island community and market area.

Jack E. Rasmussen is the retired owner and partner of Jack’s Tire Service in Grand Island, Nebraska.  Because of his over 25 years of board service, Mr. Rasmussen provides the Board of Directors with extensive institutional knowledge. Mr. Rasmussen also provides the board with extensive business experience and knowledge of the Grand Island community and market area.

Douglas J. Redman served as Equitable Bank’s Business Development Officer from May 2009 until December 2010.  Since January 2014, Mr. Redman has been a partner in Red Mountain Breakfast Company LLC, which operates a Dunkin Donuts franchise.  Mr. Redman is also the former owner of several businesses, including a Subway franchise and a Video Kingdom store.  Mr. Redman’s experience as a small business owner provides the board with valuable insight into managing and overseeing a business, as well as a valuable perspective on the needs of our business banking customers.

Douglas J. Nodgaard has served as Community Bank President (Omaha) of Equitable Bank since May 2013.  Prior to joining Equitable Bank, Mr. Nodgaard served as the Chief Lending Officer of United Republic Bank from April 2010 to May 2013 and as Senior Vice President and Chief Marketing Officer of First Westroads Bank from January 1999 to April 2010.

Darcy M. Ray has served as Vice President of Finance and Controller of Equitable Bank since November 2006.  Ms. Ray also has served as a part-time accountant and Controller with Horst & Associates in Grand Island, Nebraska since January 2007.  Prior to joining Equitable Bank, Ms. Ray was a Staff Accountant with McDermott & Miller PC in Grand Island, Nebraska.

Board Independence

The Board of Directors determines the independence of each director in accordance with Nasdaq Stock Market rules, which include all elements of independence as set forth in the listing requirements for Nasdaq securities.  The Board of Directors has determined that all of our directors are “independent” directors within the meaning of such standards, with the exceptions of Mr. Gdowski, Mr. Fisher and Mr. Richardson.  In evaluating the independence of our independent directors, we found no transactions between us and our independent directors that are not required to be reported in this prospectus and that had an impact on our determination as to the independence of our directors.

Codes of Business Conduct and Ethics

Old Equitable has adopted a code of business conduct and ethics that reflects current circumstances and Securities and Exchange Commission and Nasdaq definitions for such codes. The code of business conduct and ethics covers Old Equitable, Equitable Bank and other subsidiaries. Among other things, the code of business conduct and ethics includes provisions regarding honest and ethical conduct, conflicts of interest, full and fair disclosure, compliance with law, and reporting of and sanctions for violations.  The code applies to all directors, officers and employees of Old Equitable and subsidiaries.  We have posted a copy of the code of business conduct and ethics on our corporate website, at www.equitableonline.com.  As further matters are documented, or if those documents (including the code of business conduct and ethics) are changed, waivers from the code of business conduct and ethics are granted, or new procedures are adopted, those new documents, changes and/or waivers will be posted on the corporate website at that address.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Equitable Bank, to their executive officers and directors in compliance with federal banking regulations.  Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.  Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees.  Equitable Bank does not currently have such a program in place.

At December 31, 2014, loans and drawn open lines of credit to executive officers, directors and their associates totaled approximately $1.7 million.   All of the loans to related persons (as defined under Securities and Exchange Commission rules) were made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons not related to Equitable Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

Director Compensation

Each director receives a fee of $950 per month for service on the Board of Directors.  Our Chairman receives an additional fee of $1,000 per month, and members of our Executive Committee receive an additional fee of $500 per month.  Members of our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee receive an additional fee of $250 for each meeting attended.  We paid a total of $103,650 in director fees during the fiscal year ended June 30, 2014.

Upon completion of the conversion and the offering, each director will receive an annual retainer of $3,000, in addition to the monthly compensation and per-meeting fees described above.

Set forth below is director compensation for each of our non-employee directors for the fiscal year ended June 30, 2014.

Name	Fees Earned or Paid in Cash	Total
Vincent J. Dugan	$12,650	$12,650
Gary L. Hedman	17,650	17,650
Pamela L. Price	13,400	13,400
Jack E. Rasmussen	12,150	12,150
Douglas J. Redman	17,400	17,400
Benedict P. Wassinger, Jr.	30,400	30,400

Executive Compensation

Summary Compensation Table. The table below summarizes the total compensation paid to, or earned by, Thomas E. Gdowski, our principal executive officer, and our two most highly compensated other executive officers who received total compensation of $100,000 or more during the fiscal year ended June 30, 2014. The officers listed in the table are referred to in this prospectus as the “named executive officers.”

Summary Compensation Table for Fiscal Year Ended June 30, 2014

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	All Other Compensation ($)(2)	Total ($)

Thomas E. Gdowski President and Chief Executive Officer	2014	$164,950	$16,200	$12,992	$194,142
David L. Richardson Community Bank President (Grand Island) and Chief Lending Officer	2014	113,003	5,000	10,846	128,849
Douglas J. Nodgaard Community Bank President (Omaha)	2014	135,000	38,675	14,059	187,734

(1)         Includes directors fees paid in cash for service by the officer on the Boards of Directors of Old Equitable and Equitable Bank.  For the fiscal year ended June 30, 2014, such amounts were $10,450 for Mr. Gdowski, $10,450 for Mr. Richardson and $0 for Mr. Nodgaard.

(2)         Details of the amounts reported in the “All Other Compensation” column for fiscal 2014 are provided in the table below:

	Mr. Gdowski	Mr. Richardson	Mr. Nodgaard
Employer contribution to 401(k) plan	$2,460	$1,771	$2,684
Vehicle allowance	4,800	4,500	—
Market value of ESOP contribution	2,409	1,462	1,383
Country club dues	3,323	3,113	9,895
Phone reimbursement	—	—	97
Total	$12,992	$10,846	$14,059

Employment Agreement with Mr. Gdowski.  Old Equitable and Mr. Gdowski entered into an employment agreement dated June 30, 2011.  The employment agreement had an initial term of 24 months.  The employment agreement provides that, on each anniversary date of the agreement, outside members of the Board of Directors may extend the agreement term for an additional year, so that the remaining term again becomes 24 full months from the applicable anniversary date.  The decision to extend is based on an annual review of Mr. Gdowski’s performance.  Mr. Gdowski’s employment agreement was last extended by the outside members of the Board of Directors in 2014, and the term of the employment agreement now continues through June 30, 2016.

The employment agreement provides Mr. Gdowski with a base salary of $154,500.  Mr. Gdowski’s annual rate of base salary is reviewed by the Board of Directors at least annually, and may be increased but not decreased.  In addition to base salary, Mr. Gdowski is entitled to incentive compensation in accordance with any program established by Old Equitable or as otherwise determined by a majority of the outside members of the Board of Directors in their discretion.  Further, Mr. Gdowski is entitled to participate in any and all officer or employee compensation and benefit plans in effect from time to time and a car allowance of $400 per month.  Mr. Gdowski is also reimbursed for reasonable business expenses incurred while performing his obligations as President and Chief Executive Officer.

In the event of Mr. Gdowski’s involuntary termination of employment for reasons other than cause, disability or death, or in the event he voluntarily terminates employment with “good reason,” Mr. Gdowski will receive the following benefits:  (a)  if such termination occurs following a change in control of Old Equitable or New Equitable, Mr. Gdowski will be entitled to receive a lump sum severance payment equal to the sum of six months’ base salary as in effect at the time of the change in control or termination of employment, whichever is higher; or (b) if such termination does not occur following a change in control of Old Equitable or New Equitable, Mr. Gdowski will continue to receive his base salary as in effect at the time of termination for a period of six months in accordance with regular pay practices.  For purposes of the employment agreement, “good reason” means:  (a) a failure to reelect or reappoint Mr. Gdowski as President and Chief Executive Officer without his consent; (b) a material change in Mr. Gdowski’s position to become one of lesser responsibility, importance or scope without his consent; (c) a liquidation or dissolution of the corporation, other than those related to reorganizations that do not affect the status of Mr. Gdowski; (d) a material reduction in Mr. Gdowski’s base salary or benefits, other than a reduction that is generally applicable to executive employees or a reduction or elimination of benefits as part of a good faith, overall reduction or elimination of such plans or benefits applicable to all participants; or (e) a material breach of the employment agreement by Old Equitable.

Discretionary Bonus Program.  The Board of Directors has the authority to award discretionary bonus payments to the named executive officers.  While strict numerical formulas are not used to quantify the named executive officers’ bonus payments, both company-wide and individually based performance objectives are used to determine bonus payments.  Company-wide performance objectives focus on growth, expense control and asset quality, which are customary metrics used by similarly situated financial institutions in measuring performance.  Individually based performance objectives are determined based on the individual’s responsibilities and contributions to our successful operation.  Both the company-wide and individually based performance objectives are evaluated by the Board of Directors on an annual basis and also as a trend of performance.  The Board of Directors also takes into consideration outside factors that impact our performance, such as national and local economic conditions, the interest rate environment, regulatory mandates and the level of competition in our primary market areas.

Outstanding Equity Awards.  The following table sets forth information with respect to our outstanding equity awards as of June 30, 2014 for our named executive officers.

Outstanding Equity Awards at June 30, 2014

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)

Thomas E. Gdowski	8,000	$39,200

David L. Richardson	3,250	15,925

Douglas J. Nodgaard	—	—

Benefit Plans

2006 Equity Incentive Plan.  The Equitable Financial Corp. 2006 Equity Incentive Plan (the “2006 Incentive Plan”) was approved at our 2006 annual meeting.  The 2006 Incentive Plan authorizes the issuance of up to161,577 stock options and 64,631 shares of restricted stock to employees and directors.  The 2006 Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to grant awards, designate participants, determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards and otherwise to make  all other decisions and determinations that may be required under the 2006 Incentive Plan.   To date, no stock options and 57,920 shares of restricted stock have been granted under the 2006 Incentive Plan to employees and directors.

Employee Savings and Profit Sharing Plan.  Equitable Bank maintains an Employee Savings’ and Profit Sharing Plan which is a qualified, tax-exempt profit sharing plan with a “cash or deferred” feature that is tax-qualified under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”).  All employees who have attained age 21 and have completed six months of employment during which they worked at least 500 hours are eligible to participate.

The 401(k) Plan provides for employee before-tax contributions and employee Roth after-tax contributions, discretionary employer matching contributions and discretionary employer profit-sharing contributions.  Participants may elect to defer a percentage of their compensation each year instead of receiving that amount in cash, in an amount up to 75% of their compensation to the 401(k) Plan, provided that the amount deferred does not exceed $18,000 for 2015.  In addition, for participants who are age 50 or older by the end of any taxable year, the participant may elect to defer additional amounts (called “catch-up contributions”) to the 401(k) Plan.  The “catch-up contributions” may be made regardless of any other limitations on the amount that a participant may defer to the 401(k) Plan.  The maximum “catch-up contribution” that a participant can make in 2015 is $6,000.  For these purposes, “compensation” includes total compensation (including salary reduction contributions made under the 401(k) Plan or the flexible benefits plan sponsored by Equitable Bank), but does not include compensation in excess of $265,000 for 2015.  Employer matching contributions are made by Equitable Bank at the discretion of, and determined by, the Board of Directors.  Presently, Equitable Bank makes matching contributions equal to 50% of the first 6% of compensation contributed to the 401(k) Plan by an employee through salary deferrals.  Annual profit-sharing contributions are made by Equitable Bank at the discretion of, and determined by, the Board of Directors.  All employee contributions and earnings thereon are fully and immediately vested.  All employer matching and profit-sharing contributions vest at the rate of 20% per year beginning at the end of a participant’s first year of service with Equitable Bank until a participant is 100% vested after five years of service.  Participants also will vest in employer profit-sharing contributions when they reach the normal retirement age of 65 or later, or upon death or disability regardless of years of service.

401(k) Plan benefits will be paid to each participant in a lump sum.  For the plan year ended December 31, 2014, Equitable Bank made a contribution in the amount of  $80,230 to the 401(k) Plan.  In connection with the offering, Old Equitable intends to allow participants in the 401(k) Plan to purchase New Equitable common stock with their 401(k) Plan account balances.

Employee Stock Ownership Plan.  Equitable Bank maintains an Employee Stock Ownership Plan (“ESOP”).  Employees who are at least 21 years old with at least three months of employment with Equitable Bank during which they have worked at least 1,000 hours are eligible to participate.  The ESOP borrowed funds from Old Equitable and used those funds to purchase shares of common stock for the plan.  Collateral for the loan is the common stock purchased by the ESOP.  The common stock that was purchased with the loan is held in a suspense account and allocated to participants’ accounts in the ESOP as the loan is repaid. Equitable Bank makes annual contributions to the ESOP which are used by the ESOP to repay the loan from Old Equitable.

Benefits under the ESOP become vested in an ESOP participant at the rate of 20% per year, starting upon an employee’s completion of one year of credited service, and will be fully vested upon completion of five years of credited service.  Participants’ interest in their account under the ESOP will also fully vest in the event of termination of service due to their normal retirement, death, disability or upon a change in control (as defined in the plan).  Vested benefits will be payable generally upon the participants’ termination of employment with Equitable Bank, and will be paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash.  However, participants have the right to elect to receive their benefits entirely in the form of cash or common stock, or a combination of both.

In connection with the offering, the ESOP intends to purchase up to 6% of the shares issued in the offering by obtaining a loan from New Equitable.  The ESOP loan from New Equitable will have a 20 year term and will have a fixed rate of interest equal to the prime rate at the closing of the offering.

Benefits to be Considered Following Completion of the Conversion

Following the stock offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted common stock awards.  If adopted within twelve months following the completion of the conversion, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plans would be limited to 10% and 4%, respectively, of the shares sold in the stock offering, subject to adjustment as may be required by federal regulations or policy to reflect shares of common stock or stock options previously granted by Old Equitable or Equitable Bank, so that the total shares reserved for stock options and restricted stock awards does not exceed 10% and 4%, respectively, of New Equitable’s outstanding shares immediately after the conversion and offering.

The stock-based benefit plans will not be established sooner than six months after the stock offering, and if adopted within one year after the stock offering, the plans must be approved by a majority of the votes eligible to be cast by our stockholders.  If stock-based benefit plans are established more than one year after the stock offering, they must be approved by a majority of votes cast by our stockholders.  The following additional restrictions would apply to our stock-based benefit plans only if such plans are adopted within one year after the stock offering:

•                  Non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plans;

•                  Any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

•                  Any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plans;

•                  Any tax-qualified employee stock benefit plans and restricted stock plan, in the aggregate, may not acquire more than 10% of the shares sold in the offering, unless Equitable Bank has tangible capital of 10% or more, in which case tax-qualified employee stock benefit plans and restricted stock plans may acquire up to 12% of the shares sold in the offering;

•                  The options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans;

•                  Accelerated vesting is not permitted except for death, disability or upon a change in control of Equitable Bank or New Equitable; and

•                  Our executive officers or directors must exercise or forfeit their options in the event that Equitable Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We have not determined whether we will present stock-based benefit plans for stockholder approval prior to or more than twelve months after the completion of the conversion.  In the event either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under stock-based benefit plans would be based in part on the price of New Equitable’s common stock at the time the shares are awarded.  The stock-based benefit plans are subject to stockholder approval, and cannot be implemented until at least six months after the offering.  The following table presents the total value of all shares of restricted stock that would be available for issuance under the stock-based benefit plans, assuming the shares are awarded when the market price of our common stock ranges from $6.00 per share to $12.00 per share.

Share Price	51,000 Shares Awarded at Minimum of Offering Range	60,000 Shares Awarded at Midpoint of Offering Range	69,000 Shares Awarded at Maximum of Offering Range	79,350 Shares Awarded at Adjusted Maximum of Offering Range
$6.00	$306,000	$360,000	$414,000	$476,100
8.00	408,000	480,000	552,000	634,800
10.00	510,000	600,000	690,000	793,500
12.00	612,000	720,000	828,000	952,200

The grant-date fair value of the options granted under the stock-based benefit plans will be based in part on the price of shares of common stock of New Equitable at the time the options are granted.  The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted.  The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is  $6.00 per share to $12.00 per share.  The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	127,500 Options at Minimum of Offering Range	150,000 Options at Midpoint of Offering Range	172,500 Options at Maximum of Offering Range	198,375 Options at Adjusted Maximum of Offering Range
$6.00	$1.67	$212,925	$250,500	$288,075	$331,286
8.00	2.23	284,325	334,500	384,675	442,376
10.00	2.79	355,725	418,500	481,275	553,466
12.00	3.35	427,125	502,500	577,875	664,556

The tables presented above are provided for informational purposes only.  There can be no assurance that our stock price will not trade below $6.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 17.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides the beneficial ownership of shares of common stock of Old Equitable held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of May 5, 2015.  Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown and has not pledged any shares of common stock as security for a loan.

Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of All Common Stock Outstanding

Vincent J. Dugan(1)	7,232	*
Levi D. Fisher(2)	15,300	*
Thomas E. Gdowski(3)	45,422	1.4%
Gary L. Hedman(4)	35,479	1.1%
Douglas J. Nodgaard(5)	2,841	*
Pamela L. Price(6)	7,893	*
Darcy M. Ray(7)	6,511	*
Jack E. Rasmussen(8)	19,264	*
Douglas J. Redman(9)	43,915	1.4%
David L. Richardson(10)	19,753	*
Benedict P. Wassinger, Jr.(11)	25,527	*

All directors and executive officers as a group (11 persons)	229,137	7.2%

Equitable Financial MHC 113 North Locust Street Grand Island, Nebraska 68801	1,813,630	57.0%

Elkhorn Partners Limited Partnership 2222 Skyline Drive Elkhorn, Nebraska 68022	160,800	5.1%

*                      Less than 1%.

(1)              Includes 3,232 unvested shares of restricted stock held under our 2006 Incentive Plan.

(2)              Includes 3,750 unvested shares of restricted stock held under our 2006 Incentive Plan, and 2,411 shares allocated under our employee stock ownership plan with respect to which Mr. Fisher has voting but not investment power.

(3)              Includes  9,000 unvested shares of restricted stock held under our 2006 Incentive Plan, 22,000 shares held in Mr. Gdowski’s IRA, and 4,313 shares allocated under our employee stock ownership plan with respect to which Mr. Gdowski has voting but not investment power.

(4)              Includes 3,232 unvested shares of restricted stock held under our 2006 Incentive Plan, 30,247 shares held in Mr. Hedman’s IRA and 1,000 shares held by a member of Mr. Hedman’s immediate family.

(5)              Includes 2,500 unvested shares of restricted stock held under our 2006 Incentive Plan, and 341 shares allocated under our employee stock ownership plan with respect to which Mr. Nodgaard has voting but not investment power.

(6)              Includes 3,232 unvested shares of restricted stock held under our 2006 Incentive Plan.

(7)              Includes 3,550 unvested shares of restricted stock held under our 2006 Incentive Plan, and 1,795 shares allocated under our employee stock ownership plan with respect to which Ms. Ray has voting but not investment power.

(8)              Includes 3,232 unvested shares of restricted stock held under our 2006 Incentive Plan, 7,032 shares held in Mr. Rasmussen’s IRA, and 4,000 shares held in Mr. Rasmussen’s spouse’s IRA.

(9)              Includes 3,232 unvested shares of restricted stock held under our 2006 Incentive Plan, and 4,000 shares owned by Mr. Redman’s spouse.

(10)       Includes 5,750 unvested shares of restricted stock held under our 2006 Incentive Plan, and 2,363 shares allocated under our employee stock ownership plan with respect to which Mr. Richardson has voting but not investment power.

(11)       Includes 3,232 unvested shares of restricted stock held under our 2006 Incentive Plan, 14,685 shares held in Mr. Wassinger’s IRA, 5,350 shares held by Mr. Wassinger’s spouse’s IRA, and 60 shares held as custodian for Mr. Wassinger’s grandchildren.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of New Equitable’s directors and executive officers, and for all of these individuals as a group, the following information:

(i)                                   The number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of Old Equitable common stock as of May 5,2015;

(ii)                                The proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)                             The total shares of common stock to be held upon completion of the conversion.

In each case, it is assumed that subscription shares are sold at the minimum of the offering range.  See “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”  Federal regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.  Subscriptions by management through our 401(k) plan are included in the proposed purchases set forth below and will be counted as part of the maximum number of shares such individuals may subscribe for in the stock offering and as part of the maximum number of shares directors and officers may purchase in the stock offering.

		Proposed Purchases of		Total Common Stock to be Held at Minimum of
	Number of	Stock in the Offering(2)		Offering Range(3)
	Exchange Shares to be Held(1)	Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding
Vincent J. Dugan	5,069	4,000	$32,000	9,069	*
Levi D. Fisher	10,725	2,500	20,000	13,225	*
Thomas E. Gdowski	31,840	10,000	80,000	41,840	1.9%
Gary L. Hedman	24,870	3,750	30,000	28,620	1.3%
Douglas J. Nodgaard	1,991	4,000	32,000	5,991	*
Pamela L. Price	5,532	300	2,400	5,832	*
Darcy M. Ray	4,564	5,000	40,000	9,564	*
Jack E. Rasmussen	13,504	—	—	13,504	*
Douglas J. Redman	30,784	10,000	80,000	40,784	1.8%
David L. Richardson	13,846	3,500	28,000	17,346	*
Benedict P. Wassinger, Jr.	17,894	500	4,000	18,394	*
Total for Directors and Executive Officers	160,619	43,550	$348,400	204,169	9.1%

*                      Less than 1%.

(1)              Based on information presented in “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 0.7010 at the minimum of the offering range.

(2)              Includes proposed subscriptions, if any, by associates.

(3)              At the maximum of the offering range, directors and executive officers would beneficially own 260,857 shares, or 8.6% of our outstanding shares of common stock.

THE CONVERSION AND OFFERING

The Boards of Directors of Equitable Financial MHC and Old Equitable have approved the plan of conversion and reorganization.  The plan of conversion and reorganization must also be approved by the depositors of Equitable Bank and the stockholders of Old Equitable.  A special meeting of depositors and a special meeting of stockholders have been called for this purpose.  The Federal Reserve Board has approved the application that includes the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by the Federal Reserve Board.

General

The Boards of Directors of Equitable Financial MHC and Old Equitable adopted the plan of conversion and reorganization on March 2, 2015.  Pursuant to the plan of conversion and reorganization, our organization will convert from the mutual holding company form of organization to the stock holding company form of organization.  Equitable Financial MHC, the mutual holding company parent of Old Equitable, will be merged into Old Equitable, and Equitable Financial MHC will no longer exist.  Old Equitable, which owns 100% of Equitable Bank, will be merged into a new Maryland corporation named Equitable Financial Corp.  As part of the conversion, the 57.0% ownership interest of Equitable Financial MHC in Old Equitable will be offered for sale in the offering.  When the conversion is completed, all of the outstanding common stock of Equitable Bank will be owned by New Equitable, and all of the outstanding common stock of New Equitable will be owned by public stockholders.  Equitable Financial MHC and Old Equitable will cease to exist.  A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.

Under the plan of conversion and reorganization, at the completion of the conversion and offering, each share of Old Equitable common stock owned by persons other than Equitable Financial MHC will be converted automatically into the right to receive shares of New Equitable common stock determined pursuant to an exchange ratio.  The exchange ratio will ensure that immediately after the exchange of existing shares of Old Equitable for new shares of New Equitable, the public stockholders will own the same aggregate percentage of shares of common stock of New Equitable that they owned in Old Equitable immediately prior to the conversion, as adjusted for the assets of Equitable Financial MHC, and excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares.

We intend to retain between $4.0 million and $5.6 million of the net proceeds of the offering and to invest between $4.7 million and $6.5 million of the net proceeds in Equitable Bank.  The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization.

The plan of conversion and reorganization provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, supplemental eligible account holders and other depositors.  In addition, we may offer common stock for sale in a community offering to members of the general public, with a preference given in the following order:

(i)                                     Natural persons (including trusts of natural persons) residing in Hall, Lincoln and Douglas Counties, Nebraska;

(ii)                                  Old Equitable’s public stockholders as of May 5,2015; and

(iii)                               The general public.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering.  The community offering may begin at the same time, during or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Federal Reserve Board.  See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicated offering in which Keefe, Bruyette & Woods, Inc.  will be sole book-running manager.  See “—Syndicated Offering” herein.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of New Equitable.  All shares of common stock to be sold in the offering will be sold at $8.00 per share.  Investors will not be charged a commission to purchase shares of common stock in the offering.  The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering.  See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion and reorganization.  A copy of the plan of conversion and reorganization is available for inspection at each branch office of Equitable Bank.  The plan of conversion and reorganization is also filed as an exhibit to Equitable Financial MHC’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board.  The plan of conversion and reorganization is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part.  Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov.  See “Where You Can Find Additional Information.”

Reasons for the Conversion and Offering

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•                  Enhance our regulatory capital position.    A strong capital position is essential to achieving our long-term objective of building stockholder value.  While Equitable Bank exceeds all regulatory capital requirements, the proceeds from the offering will greatly strengthen our capital position and enable us to support our planned growth and expansion.  Minimum regulatory capital requirements will also increase in the future under recently adopted regulations, and compliance with these new requirements will be essential to the continued implementation of our business strategy.

•                  Transition us to a more familiar and flexible organizational structure.    The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors, and will give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any additional securities offerings.

•                  Improve the liquidity of our shares of common stock.    The greater number of shares that will be outstanding after completion of the conversion and offering is expected to result in a more liquid and active market for New Equitable common stock than has existed for Old Equitable common stock.  A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•                  Facilitate future mergers and acquisitions.    Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure mergers and acquisitions of other financial institutions or financial services companies as opportunities arise, which will make us a more attractive and competitive bidder for such institutions.  The additional capital raised in the offering also will enable us to consider larger merger transactions.  In addition, although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions.  Applicable regulations prohibit the acquisition of New Equitable for three years following completion of the conversion.

Approvals Required

The affirmative vote of a majority of the total votes eligible to be cast by the depositors of Equitable Bank is required to approve the plan of conversion and reorganization.  By their approval of the plan of conversion and reorganization, the depositors of Equitable Bank will also be approving the merger of Equitable Financial MHC into Old Equitable.  The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Old Equitable and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Old Equitable held by the public stockholders of Old Equitable (stockholders other than Equitable Financial MHC) also are required to approve the plan of conversion and reorganization.  The plan of conversion and reorganization also must be approved by the Federal Reserve Board, which has approved the application that includes the plan of conversion and reorganization.

Share Exchange Ratio for Current Common Stockholders

Federal regulations provide that in a conversion of a mutual holding company to stock form, the public common stockholders will be entitled to exchange their shares for common stock of the new stock holding company, provided that the mutual holding company demonstrates to the satisfaction of the Federal Reserve Board that the basis for the exchange is fair and reasonable.  At the completion of the conversion, each publicly held share of Old Equitable common stock will be converted automatically into the right to receive a number of shares of New Equitable common stock.  The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in New Equitable after the conversion as they held in Old Equitable immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares.  The exchange ratio will not depend on the market value of Old Equitable common stock.  The exchange ratio will be based on the percentage of Old Equitable common stock held by the public, the independent valuation of New Equitable prepared by RP Financial, LC., and the number of shares of common stock issued in the offering.  The exchange ratio is expected to range from approximately 0.7010 shares for each publicly held share of Old Equitable at the minimum of the offering range to 1.0907 shares for each publicly held share of Old Equitable at the adjusted maximum of the offering range.

The following table shows how the exchange ratio will adjust, based on the appraised value of New Equitable as of February 6, 2015, assuming public stockholders of Old Equitable own 43.0% of Old Equitable common stock immediately prior to the completion of the conversion.  The table also shows how many shares of New Equitable a hypothetical owner of Old Equitable common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

	Shares to be Sold in This Offering		Shares of New Equitable to be Issued for Shares of Old Equitable		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price(1)	Share(2)	Shares(3)
Minimum	1,275,000	57.0%	959,956	43.0%	2,234,956	0.7010	$5.61	$9.03	70
Midpoint	1,500,000	57.0%	1,129,360	43.0%	2,629,360	0.8247	$6.60	$9.54	82
Maximum	1,725,000	57.0%	1,298,764	43.0%	3,023,764	0.9484	$7.59	$10.04	94
Adjusted Maximum	1,983,750	57.0%	1,493,579	43.0%	3,477,329	1.0907	$8.73	$10.63	109

(1)         Represents the value of shares of New Equitable common stock to be received in the conversion by a holder of one share of Old Equitable, pursuant to the exchange ratio, based upon the $8.00 per share offering price.

(2)         Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.

(3)         Cash will be paid in lieu of fractional shares.

If you own shares of Old Equitable common stock in a brokerage account in “street name,” your shares will be exchanged automatically within your account, so you do not need to take any action to exchange your shares of common stock.  If your shares are represented by physical Old Equitable stock certificates, after the completion of the conversion, our transfer agent will mail to you a transmittal form with instructions to surrender your stock certificate(s).  You should not submit a stock certificate until you receive a transmittal form.  A statement reflecting your ownership of New Equitable common stock will be mailed to you within five business days after the transfer agent receives a properly executed transmittal form and your Old Equitable stock certificate(s).  New Equitable will not issue stock certificates.

No fractional shares of New Equitable common stock will be issued to any public stockholder of Old Equitable.  For each fractional share of common stock that otherwise would be issued, New Equitable will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $8.00 per share offering price.

Effects of Conversion on Depositors and Borrowers

Continuity.  The conversion will not affect the normal business of Equitable Bank of accepting deposits and making loans.  Equitable Bank will continue to be a federal savings association and will continue to be regulated by the OCC and the FDIC.  After the conversion, Equitable Bank will continue to offer existing services to depositors, borrowers and other customers.  The directors serving Old Equitable at the time of the conversion will be the directors of New Equitable after the conversion.

Effect on Deposit Accounts.  Pursuant to the plan of conversion and reorganization, each depositor of Equitable Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion.  Each such account will be insured by the FDIC to the same extent as before the conversion.  Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans.  No loan outstanding from Equitable Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Depositors.  At present, all depositors of Equitable Bank have voting rights in Equitable Financial MHC as to all matters requiring depositor approval.  Upon completion of the conversion, depositors will cease to have any voting rights.  Upon completion of the conversion, all voting rights in Equitable Bank will be vested in New Equitable as the sole stockholder of Equitable Bank.  The stockholders of New Equitable will possess exclusive voting rights with respect to New Equitable common stock.

Tax Effects.  We have received opinions of counsel with regard to the federal income tax consequences and the Nebraska state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to Equitable Financial MHC, Old Equitable, the public stockholders of Old Equitable (except for cash paid for fractional shares), depositors of Equitable Bank, eligible account holders, supplemental eligible account holders, or Equitable Bank.  See “—Material Income Tax Consequences.”

Effect on Liquidation Rights.   Each depositor in Equitable Bank has both a deposit account in Equitable Bank and a pro rata ownership interest in the net worth of Equitable Financial MHC based upon the deposit balance in his or her account.  This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account.  This ownership interest may only be realized in the event of a complete liquidation of Equitable Financial MHC and Equitable Bank; however, there has never been a liquidation of a solvent mutual holding company.  Any depositor who opens a deposit account obtains a pro rata ownership interest in Equitable Financial MHC without any additional payment beyond the amount of the deposit.  A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Equitable Financial MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that Equitable Financial MHC and Equitable Bank are liquidated.  If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Equitable Financial MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion and reorganization, Eligible Account Holders and Supplemental Eligible Account Holders will receive an interest in liquidation accounts maintained by New Equitable and Equitable Bank in an aggregate amount equal to (i) Equitable Financial MHC’s ownership interest in Old Equitable’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of Equitable Financial MHC as of the date of the latest statement of financial condition of Equitable Financial MHC prior to the consummation of the conversion (excluding its ownership of Old Equitable).  New Equitable and Equitable Bank will hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in Equitable Bank after the conversion.  The liquidation accounts would be distributed to Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts in Equitable Bank only in the event of a liquidation of (a) New Equitable and Equitable Bank or (b) Equitable Bank.  The liquidation account in Equitable Bank would be used only in the event that New Equitable does not have sufficient assets to fund its obligations under its liquidation account.  The total obligation of New Equitable and Equitable Bank under their respective liquidation accounts will never exceed the dollar amount of New Equitable’s liquidation account as adjusted from time to time pursuant to the plan of conversion and reorganization and federal regulations.  See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued

The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation.  We have retained RP Financial, LC.  to prepare an independent valuation appraisal.  For its services in preparing the initial valuation, RP Financial, LC.  will receive a fee of $35,000, payment for reimbursable expenses up to $6,000 and an additional $5,000 for each updated valuation prepared.  We have not paid RP Financial, LC.  any other fees during the previous three years.  We have agreed to indemnify RP Financial, LC.  and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from RP Financial, LC.’s bad faith or negligence.

The independent valuation was prepared by RP Financial, LC.  in reliance upon the information contained in this prospectus, including the consolidated financial statements of Old Equitable.  RP Financial, LC.  also considered the following factors, among others:

•                  The present results and financial condition of Old Equitable and the projected results and financial condition of New Equitable;

•                  The economic and demographic conditions in Old Equitable’s existing market area;

•                  Certain historical, financial and other information relating to Old Equitable;

•                  A comparative evaluation of the operating and financial characteristics of Old Equitable with those of other publicly traded savings institutions;

•                  The effect of the conversion and offering on New Equitable’s stockholders’ equity and earnings potential;

•                  The proposed dividend policy of New Equitable; and

•                  The trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation appraisal considered the pro forma effect of the offering.  Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach.  The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies.  RP Financial, LC. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. RP Financial, LC. did not consider a pro forma price-to-assets approach to be as meaningful in preparing the appraisal.

In applying each of the valuation methods, RP Financial, LC. considered adjustments to the pro forma market value based on a comparison of Old Equitable with the peer group.  RP Financial, LC. made upward adjustments for asset growth and primary market area and made downward adjustments for profitability, growth and viability of earnings and liquidity of the shares.  RP Financial, LC. made no adjustments for financial condition, dividends, marketing of the issue, management or effect of government regulations and regulatory reform.  The upward adjustment applied for asset growth was due to Old Equitable’s stronger organic asset growth, which was sustained by a higher rate of loan growth compared to the peer group’s average rate of loan growth.  The upward adjustment applied for primary market area took into consideration Hall County’s stronger rate of population growth and relatively low unemployment rate compared to the primary market area counties served by the peer group companies, on average.  The downward adjustment applied for profitability, growth and viability of earnings took into consideration Old Equitable’s less favorable efficiency and expense coverage ratios and New Equitable’s lower pro forma return on equity.  The downward adjustment applied for liquidity of the shares was due to New Equitable’s lower pro forma market value and shares outstanding compared to the peer group’s averages and medians.

Included in RP Financial, LC.’s independent valuation were certain assumptions as to the pro forma earnings of New Equitable after the conversion that were used in determining the appraised value.  These assumptions included estimated expenses, an assumed after-tax rate of return of 1.05% as of December 31, 2014 on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $8.00 per share purchase price.  See “Pro Forma Data” for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.

The independent valuation states that as of February 6, 2015, the estimated pro forma market value of New Equitable was $21.0 million.  Based on federal regulations, this market value forms the midpoint of a range with a minimum of $17.9 million and a maximum of $24.2 million.  The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Old Equitable’s common stock owned by Equitable Financial MHC.  The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share.  Based on the valuation range, the percentage of Old Equitable’s common stock owned by Equitable Financial MHC and the $8.00 price per share, the minimum of the offering range is 1,275,000 shares, the midpoint of the offering range is 1,500,000 shares and the maximum of the offering range is 1,725,000 shares.

The Board of Directors of New Equitable reviewed the independent valuation and, in particular, considered the following:

•                  Old Equitable’s financial condition and results of operations;

•                  A comparison of financial performance ratios of Old Equitable to those of other financial institutions of similar size;

•                  Market conditions generally and in particular for financial institutions; and

•                  The historical trading price of the publicly held shares of Old Equitable common stock.

All of these factors are set forth in the independent valuation.  The Board of Directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable.  The offering range may be amended with the approval of the Federal Reserve Board, if required, as a result of subsequent developments in the financial condition of Old Equitable or Equitable Bank or market conditions generally.  In the event the independent valuation is updated to amend the pro forma market value of New Equitable to less than $17.9 million or more than $27.8 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to New Equitable’s registration statement.

The following table presents a summary of selected pricing ratios for New Equitable (on a pro forma basis) based on earnings and other information as of and for the twelve months ended December 31, 2014 and for the peer group companies based on earnings and other information as of and for the twelve months ended December 31, 2014 or the most recent twelve-month period of financial data available, and stock price information as of February 6, 2015, as reflected in the appraisal report.  Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a premium of 51.9% on a price-to-earnings basis, a discount of 22.8% on a price-to-book value basis and a discount of 27.2% on a price-to-tangible book value basis.  Our Board of Directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering.  The appraisal did not consider one valuation approach to be more important than the other.  The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering as well as the trading price of Old Equitable’s common stock.  The closing price of the common stock was $6.00 per share on February 6, 2015, the effective date of the appraisal, and $5.80 per share on March 3, 2015, the last trading day immediately preceding the announcement of the conversion.

	Price-to-earnings multiple(1)		Price-to-book value ratio	Price-to-tangible book value ratio
New Equitable (on a pro forma basis, assuming completion of the conversion
Adjusted Maximum	39.49	x	82.90%	82.90%
Maximum	34.18	x	76.34%	76.34%
Midpoint	29.60	x	69.93%	69.93%
Minimum	25.06	x	62.79%	62.79%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	19.49	x	90.53%	96.00%
Medians	17.20	x	88.14%	95.73%

(1)         Price-to-earnings multiples calculated by RP Financial, LC.  in the independent appraisal are based on an estimate of “core,” or recurring, earnings on a trailing twelve-month basis through December 31, 2014 for New Equitable and December 31, 2014 or the most recent twelve-month period available for the peer group companies.  These ratios are different than those presented in “Pro Forma Data.”

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock.  RP Financial, LC.  did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial, LC.  independently value our assets or liabilities.  The independent valuation considers Equitable Bank as a going concern and should not be considered as an indication of the liquidation value of Equitable Bank.  Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $8.00 price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $27.8 million, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 1,983,750 shares, to reflect changes in the market and financial conditions or demand for the shares.  We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers.  The subscription price of $8.00 per share will remain fixed.  See “—Additional Limitations on Common Stock Purchases” as to the method of distribution of additional shares to be issued in the event of an increase in the offering range of up to 1,983,750 shares.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $27.8 million and a corresponding increase in the offering range to more than 1,983,750 shares, or a decrease in the minimum of the valuation range to less than $17.9 million and a corresponding decrease in the offering range to fewer than 1,275,000 shares, then we will promptly return with interest at [Interest Rate]% per annum all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Federal Reserve Board, we may terminate the plan of conversion and reorganization.  Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Federal Reserve Board in order to complete the offering.  In the event that we extend the offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time.  Any single offering extension will not exceed 90 days. Aggregate extensions may not conclude beyond [                   ], 2017, which is two years after the special meeting of depositors to vote on the conversion.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and New Equitable’s pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis.  A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and New Equitable’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of RP Financial, LC.  and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion and reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority.  The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and reorganization and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders.  Each depositor of Equitable Bank with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on September 30, 2013 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to 37,500 shares ($300,000) of our common stock, subject to the overall purchase limitations.  See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed.  Thereafter, any remaining shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled.  If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on September 30, 2013.  In the event of an oversubscription, failure to list an account, or providing incorrect information, could result in fewer shares being allocated than if all accounts had been disclosed.  In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Old Equitable or who are associates of such persons will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the twelve months preceding September 30, 2013.

Priority 2: Tax-Qualified Plans.  Our tax-qualified employee plans, including our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase 6% of the shares of common stock sold in the offering.  If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.  The amount of the subscription requests by the 401(k) plan will be determined by its participants, who will have the right to invest all or a portion of their 401(k) plan accounts in our common stock, subject to the maximum purchase limitations.  However, to comply with the limitations applicable to our tax-qualified employee plans, our 401(k) plan may purchase no more than 4% of the shares of common stock sold in the offering.

Priority 3: Supplemental Eligible Account Holders.  To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each depositor of Equitable Bank with a Qualifying Deposit at the close of business on March 31, 2015 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to 37,500 shares ($300,000) of common stock, subject to the overall purchase limitations.  See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed.  Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.  If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at March 31, 2015.  In the event of an oversubscription, failure to list an account, or providing incorrect information, could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Depositors.  To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each depositor of Equitable Bank as of the close of business on May 5, 2015 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Depositors”) will receive, without payment therefor, nontransferable subscription rights to purchase up to 37,500 shares ($300,000) of common stock, subject to the overall purchase limitations.  See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Depositor to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed.  Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Depositor bears to the total amount of the subscriptions of all Other Depositors whose subscriptions remain unsatisfied.

To ensure proper allocation of common stock, each Other Depositor must list on the stock order form all deposit accounts in which he or she had an ownership interest at May 5, 2015.  In the event of an oversubscription, failure to list an account, or providing incorrect information, could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date.  The subscription offering will expire at 1:00 p.m., Central Time, on [Expiration Date], unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve Board, if necessary.  Subscription rights will expire whether or not each eligible depositor can be located.  We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range.  Subscription rights which have not been exercised prior to the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock have been sold in the offering.  If at least 1,275,000 shares have not been sold in the offering by [Extension Date] and the Federal Reserve Board has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at [Interest Rate]% per annum for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be cancelled.  If an extension beyond [Extension Date] is granted by the Federal Reserve Board, we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Depositors, we may offer shares pursuant to the plan of conversion and reorganization to members of the general public in a community offering.  Shares will be offered in the community offering with the following preferences:

(i)                                     Natural persons (including trusts of natural persons) residing in Hall, Lincoln and Douglas Counties, Nebraska;

(ii)                                  Old Equitable’s public stockholders as of May 5, 2015 ; and

(iii)                               The general public.

Subscribers in the community offering may purchase up to 37,500 shares ($300,000) of common stock, subject to the overall purchase limitations.  See “—Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons (including trusts of natural persons) residing in Hall, Lincoln and Douglas Counties, Nebraska, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person.  Thereafter, unallocated shares will be allocated among natural persons residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order.  If an oversubscription occurs due to the orders of public stockholders of Old Equitable or members of the general public, the allocation procedures described above will apply to the stock orders of such persons.  In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within Hall, Lincoln or Douglas County, Nebraska, has a present intent to remain within this community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature.  We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident.  In all cases, however, the determination shall be in our sole discretion.

Expiration Date.    The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected (if commenced) to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended.  New Equitable may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond [Extension Date], in which event we will resolicit purchasers.

Syndicated Offering

If feasible, our Board of Directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated offering is held, Keefe, Bruyette & Woods, Inc.  will serve as sole book-running manager.   In the event that shares of common stock are sold in a syndicated offering, we will pay fees of 6% of the aggregate amount of common stock sold in the syndicated offering to Keefe, Bruyette & Woods, Inc.  and any other broker-dealers included in the syndicated offering.  The shares of common stock will be sold at the same price per share ($8.00 per share) that the shares are sold in the subscription offering and the community offering.

In the event of a syndicated offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of stock order forms and the submission of funds directly to New Equitable for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at Equitable Bank or wire transfers) and the expiration date for the subscription and community offerings will not apply to the syndicated offering .  See “—Procedure for Purchasing Shares.”

If for any reason we cannot effect a syndicated offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares.   The Federal Reserve Board and the Financial Industry Regulatory Authority must approve any such arrangements.

Additional Limitations on Common Stock Purchases

The plan of conversion and reorganization includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(i)            No person may purchase fewer than 25 shares of common stock;

(ii)           Tax qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering, including shares issued in the event of an increase in the offering range of up to 15%;

(iii)          Except for the employee stock ownership plan and 401(k) plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 37,500 shares ($300,000) of common stock in all categories of the offering combined;

(iv)          Current stockholders of Old Equitable are subject to an ownership limitation.  As previously described, current stockholders of Old Equitable will receive shares of New Equitable common stock in exchange for their existing shares of Old Equitable common stock.  The number of shares of common stock that a stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Old Equitable common stock, may not exceed 9.9% of the shares of common stock of New Equitable to be issued and outstanding at the completion of the conversion; and

(v)           The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of Equitable Bank and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 32% of the total shares issued in the conversion.

Depending upon market or financial conditions, our Board of Directors, with the approval of the Federal Reserve Board and without further approval of depositors of Equitable Bank, may decrease or increase the purchase limitations.  If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their orders up to the then applicable limit.  The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders.  In the event that the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.

In the event of an increase in the offering range of up to 1,983,750 shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion and reorganization:

(i)            To fill the subscriptions of our tax-qualified employee benefit plans, specifically the employee stock ownership plan, for up to 10% of the total number of shares of common stock issued in the offering;

(ii)           In the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfilled subscriptions of these subscribers according to their respective priorities; and

(iii)          To fill unfilled subscriptions in the community offering, with preference given first to natural persons (including trusts of natural persons) residing in Hall, Lincoln and Douglas Counties, Nebraska, then to Old Equitable’s public stockholders as of May 5, 2015, and then to members of the general public.

The term “associate” of a person means:

(i)            Any corporation or organization, other than Old Equitable, Equitable Bank or a majority-owned subsidiary of Equitable Bank, of which the person is a senior officer, partner or 10% beneficial stockholder;

(ii)           Any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)          Any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Old Equitable or Equitable Bank.

The term “acting in concert” means:

(i)            Knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)           A combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons having the same address, and persons exercising subscription rights through qualifying deposits registered at the same address will be deemed to be acting in concert unless we determine otherwise.

Our directors are not treated as associates of each other solely because of their membership on the Board of Directors.  Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of New Equitable or Equitable Bank and except as described below.  Any purchases made by any associate of New Equitable or Equitable Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution.  In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities.  For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of New Equitable.”

Plan of Distribution; Selling Agent Compensation

Subscription and Community Offerings.   To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Keefe, Bruyette & Woods, Inc., which is a broker-dealer registered with the Financial Industry Regulatory Authority.  Keefe, Bruyette & Woods, Inc.  will assist us on a best efforts basis in the subscription and community offerings by:

•                  Providing advice on the financial and securities market implications of the plan of conversion and reorganization;

•                  Assisting in structuring the offering, including developing a market strategy for the offering;

•                  Reviewing all offering documents, including the prospectus, stock order forms and related offering materials;

•                  Assisting us in analyzing proposals from outside vendors retained in connection with the offering, as needed;

•                  Assisting us in the drafting and distribution of press releases as required or appropriate; and

•                  Providing general advice and assistance as may be reasonably necessary to promote the successful completion of the offering.

For these services, Keefe, Bruyette & Woods, Inc.  will receive a success fee of $200,000.  Included in the success fee is a management fee of $40,000, all of which has been paid.

Syndicated Offering.    In the event that we sell shares of common stock through a group of broker-dealers in a syndicated offering, Keefe, Bruyette & Woods, Inc.  will be paid a fee not to exceed 6.0% of the aggregate purchase price of the shares of common stock sold in the syndicated offering, and this fee will be re-allowed to selected dealers.  Keefe, Bruyette & Woods, Inc.  will serve as sole book-running manager in such an offering.  All fees payable with respect to a syndicated offering will be in addition to fees payable with respect to the subscription and community offerings.

Expenses.    Keefe, Bruyette & Woods, Inc.  also will be reimbursed for reasonable expenses in an amount not to exceed $25,000 and for attorney’s fees and expenses not to exceed $75,000.  The expenses may be increased by mutual consent of Keefe, Bruyette & Woods, Inc.  and Equitable Bank in the event of a material delay or resolicitation of the offering.  Under such circumstances, Keefe, Bruyette & Woods, Inc.  may be reimbursed for additional reasonable expenses not to exceed $10,000, or additional fees and expenses of its attorneys not to exceed $15,000.

Records Management

We have also engaged Keefe, Bruyette & Woods, Inc.  as records management agent in connection with the conversion and the subscription and community offerings.  In its role as records management agent, Keefe, Bruyette & Woods, Inc., will among other things:

•                  Consolidate deposit accounts, develop a central file and calculate eligible votes;

•                  Design and prepare proxy forms and stock order forms;

•                  Organize and supervise the Stock Information Center;

•                  Tabulate proxy votes;

•                  Support the inspector of election at the special meeting of depositors; and

•                  Provide necessary subscription services to distribute, collect and tabulate stock orders in the subscription and community offerings.

For these services, Keefe, Bruyette & Woods, Inc.  will receive a fee of $15,000, of which $5,000 already has been paid.  If any material changes in regulations or the plan of conversion occur, or if there are delays requiring duplicate or replacement processing due to changes in record dates, additional fees may be paid to Keefe, Bruyette & Woods, Inc. in amounts agreed by the parties, not to exceed $10,000.  We will also reimburse Keefe, Bruyette & Woods, Inc.  for its reasonable out-of-pocket expenses in connection with these services not to exceed $10,000.  This expense cap may be increased by up to $5,000 by mutual agreement of the parties if a resolicitation of the offering occurs.

Indemnity

We will indemnify Keefe, Bruyette & Woods, Inc.  against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings.  These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation.  Other regular employees of Equitable Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction.  No offers or sales may be made by tellers or at the teller counters.  Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe, Bruyette & Woods, Inc.  Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock.  We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock.  None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Lock-up Agreements

We, and each of our directors and executive officers have agreed, subject to certain exceptions, that during the period beginning on the date of this prospectus and ending 90 days after the closing of the offering, without the prior written consent of Keefe, Bruyette & Woods, Inc., directly or indirectly, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Old Equitable or New Equitable stock or any securities convertible into or exchangeable or exercisable for Old Equitable or New Equitable stock, whether owned on the date of this prospectus or acquired after the date of this prospectus or with respect to which we or any of our directors or executive officers has or after the date of this prospectus acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Old Equitable or New Equitable stock, whether any such swap or transaction is to be settled by delivery of stock or other securities, in cash or otherwise.   In the event that either (1) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the restricted period and ends on the last day of the restricted period, we issue an earnings release or material news or a material event relating to us occurs, or (2) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions set forth above will continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the earnings release is issued or the material news or event related to us occurs.

Procedure for Purchasing Shares

Expiration Date.  The offering will expire at 1:00 p.m., Central Time, on [Expiration Date], unless we extend the offering for up to 45 days, with the approval of the Federal Reserve Board, if required.  This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering.  Any extension of the subscription and/or community offering beyond [Extension Date] would require the Federal Reserve Board’s approval.  If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders.  If you do not respond to this notice, we will promptly return your funds with interest at [Interest Rate]% per annum or cancel your deposit account withdrawal authorization.  If the offering range is decreased below the minimum of the offering range or is increased above the maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at [Interest Rate]% per annum for funds received in the subscription and community offerings.  We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at [Interest Rate]% per annum from the date of receipt as described above.

Use of Stock Order Forms.  In order to purchase shares of common stock, you must properly complete and sign an original stock order form and remit full payment.  We are not required to accept orders submitted on photocopied or facsimiled stock order forms.  All stock order forms must be received (not postmarked) prior to 1:00 p.m., Central Time, on [Expiration Date].  We are not required to accept stock order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions.  We are not required to notify subscribers of incomplete or improperly executed stock order forms, and we have the right to waive or permit the correction of incomplete or improperly executed stock order forms.  We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects.  You may submit your stock order form and payment by mail using the stock order return envelope provided, or by overnight delivery to our Stock Information Center at the address noted on the stock order form.  You may also hand-deliver stock order forms to Equitable Bank’s main office located at 113 North Locust Street, Grand Island, Nebraska.  Hand-delivered stock order forms will only be accepted at this location.  We will not accept stock order forms at our other banking offices.  Please do not mail stock order forms to Equitable Bank’s branch offices.

Once tendered, a stock order form cannot be modified or revoked without our consent.  We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.  If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares.  We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion and reorganization.  Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the stock order forms will be final.

By signing the stock order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Equitable Bank or the federal government, and that you received a copy of this prospectus.  However, signing the stock order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares.  Payment for all shares of common stock will be required to accompany all completed stock order forms for the purchase to be valid.  Payment for shares in the subscription and community offerings may be made by:

(i)            Personal check, bank check or money order, made payable to Equitable Financial Corp.; or

(ii)           Authorization of withdrawal of available funds (without any early withdrawal penalty) from your deposit account(s) maintained with Equitable Bank.

Appropriate means for designating withdrawals from deposit accounts without check-writing privileges at Equitable Bank are provided on the stock order form.  The funds designated must be available in the account(s) at the time the stock order form is received.  A hold will be placed on these funds, making them unavailable to the depositor.  Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made.  Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be cancelled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal.  In the case of payments made by personal check, these funds must be available in the account(s).  Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Equitable Bank and will earn interest at [Interest Rate]% per annum from the date payment is processed until the offering is completed or terminated, at which time, a subscriber will be issued a check for interest earned.

You may not remit cash, Equitable Bank line of credit checks or any type of third-party checks, including those payable to you and endorsed over to Equitable Financial Corp.  You may not pay by wire transfer.  Regulations prohibit Equitable Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.  You may not designate on your stock order form direct withdrawal from an Equitable Bank retirement account.  See “—Using Individual Retirement Account Funds.” Additionally, you may not designate a direct withdrawal from Equitable Bank’s deposit accounts with check-writing privileges.  Please provide a check instead.  If you request that we directly withdraw the funds, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your account.  If permitted by the Federal Reserve Board, in the event we resolicit large purchasers, as described above in “—Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by [Extension Date].  If the subscription and community offerings are extended past [Extension Date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders.  If you do not respond to this notice, we will promptly return your funds with interest at [Interest Rate]% per annum or cancel your deposit account withdrawal authorization.  We may resolicit purchasers for a specified period of time.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion.  This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or New Equitable to lend to the employee stock ownership plan the necessary amount to fund the purchase.  In addition, if our 401(k) plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering.

Using Individual Retirement Account Funds.    If you are interested in using funds in your individual retirement account or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account.  By regulation, Equitable Bank’s retirement accounts are not self-directed, so they cannot be invested in our shares of common stock.  Therefore, if you wish to use funds that are currently in an Equitable Bank retirement account, you may not designate on the stock order form that you wish funds to be withdrawn from the account for the purchase of common stock.  The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts.  The purchase must be made through that account.  If you do not have such an account, you will need to establish one before placing a stock order.  An annual administrative fee may be payable to the independent trustee or custodian.  There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers.  Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Equitable Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the [Expiration Date] offering deadline.  Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held.  We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock.  All shares of common stock sold will be issued in book entry form.  Stock certificates will not be issued.  A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering.  It is possible that until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the shares of common stock will have begun trading.  Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions.  Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding.  We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished.  In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a State of the United States with respect to which any of the following apply:

(i)            A small number of persons otherwise eligible to subscribe for shares under the plan of conversion and reorganization reside in such state;

(ii)           The issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in such state; or

(iii)          Such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Regulations of the Federal Reserve Board prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion and reorganization or the shares of common stock to be issued upon their exercise.  These rights may be exercised only by the person to whom they are granted and only for his or her account.  When registering your stock purchase on the stock order form, you cannot add the name(s) of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do.  You may add only those who are eligible to purchase shares of common stock in the subscription offering at your date of eligibility.  Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares.  The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering.  If you have any questions regarding the conversion or offering, please call our Stock Information Center toll-free number at (877) 821-5783.  The Stock Information Center is open Monday through Friday between 9:00 a.m.  and 3:00 p.m., Central Time.  The Stock Information Center will be closed on bank holidays.

Liquidation Rights

Liquidation Prior to the Conversion.   In the unlikely event that Equitable Financial MHC is liquidated prior to the conversion, all claims of creditors of Equitable Financial MHC would be paid first.  Thereafter, if there were any assets of Equitable Financial MHC remaining, these assets would first be distributed to certain depositors of Equitable Bank based on such depositors’ liquidation rights.  The amount received by such depositors would be equal to their pro rata interest in the remaining value of Equitable Financial MHC after claims of creditors, based on the relative size of their deposit accounts.

Liquidation Following the Conversion.   The plan of conversion and reorganization provides for the establishment, upon the completion of the conversion, of a liquidation account by New Equitable for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) Equitable Financial MHC’s ownership interest in Old Equitable’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of Equitable Financial MHC as of the date of the latest statement of financial condition of Equitable Financial MHC prior to the consummation of the conversion (excluding its ownership of Old Equitable).  The plan of conversion also provides for the establishment of a parallel liquidation account in Equitable Bank to support the New Equitable liquidation account in the event New Equitable does not have sufficient assets to fund its obligations under the New Equitable liquidation account.

In the unlikely event that Equitable Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first.  However, except with respect to the liquidation account to be established in Old Equitable, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest.  Depositors generally would not have an interest in the value of the assets of Equitable Bank or New Equitable above that amount.

The liquidation account established by New Equitable is designed to provide qualifying depositors a liquidation interest (exchanged for the liquidation interests such persons had in Equitable Financial MHC) after the conversion in the event of a complete liquidation of New Equitable and Equitable Bank or a liquidation solely of Equitable Bank.  Specifically, in the unlikely event that either (i) Equitable Bank or (ii) New Equitable and

Equitable Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of September 30, 2013 and March 31, 2015 of their interests in the liquidation account maintained by New Equitable.  Also, in a complete liquidation of both entities, or of Equitable Bank only, when New Equitable has insufficient assets (other than the stock of Equitable Bank) to fund the liquidation account distribution owed to Eligible Account Holders and Supplemental Eligible Account Holders, and Equitable Bank has positive net worth, then Equitable Bank shall immediately make a distribution to fund New Equitable’s remaining obligations under the liquidation account.  In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by New Equitable as adjusted from time to time pursuant to the plan of conversion and federal regulations.  If New Equitable is completely liquidated or sold apart from a sale or liquidation of Equitable Bank, then the New Equitable liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the Equitable Bank liquidation account, subject to the same rights and terms as the New Equitable liquidation account.

Pursuant to the plan of conversion and reorganization, after two years from the date of conversion, New Equitable may upon written approval of the Federal Reserve Board and will upon the written request of the Federal Reserve Board, transfer the liquidation account and the depositors’ interests in such account to Equitable Bank and the liquidation account shall thereupon be subsumed into the liquidation account of Equitable Bank.

Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation or similar combination or transaction with another depository institution or depository institution holding company in which New Equitable or Equitable Bank is not the surviving institution, would not be considered a liquidation.  In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Equitable Bank on September 30, 2013 or March 31, 2015 equal to the proportion that the balance of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s deposit account on September 30, 2013 and March 31, 2015, respectively, bears to the balance of all deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders in Equitable Bank on such date.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on September 30, 2013 or March 31, 2015, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed.  In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account.  Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor.  Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion to Equitable Financial MHC, Old Equitable, Equitable Bank, Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors of Equitable Financial MHC.  Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions.  In the event of such disagreement, there can be no assurance that New Equitable or Equitable Bank would prevail in a judicial proceeding.

Equitable Financial MHC, Old Equitable, Equitable Bank and New Equitable have received an opinion of counsel, Cline Williams Wright Johnson & Oldfather, L.L.P., regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.                                      The merger of Equitable Financial MHC with and into Old Equitable will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.                                      The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in Equitable Financial MHC for liquidation interests in Old Equitable will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.                                      None of Equitable Financial MHC, Old Equitable, Eligible Account Holders nor Supplemental Eligible Account Holders, will recognize any gain or loss on the transfer of the assets of Equitable Financial MHC to Old Equitable in constructive exchange for liquidation interests in Old Equitable.

4.                                      The basis of the assets of Equitable Financial MHC and the holding period of such assets to be received by Old Equitable will be the same as the basis and holding period of such assets in Equitable Financial MHC immediately before the exchange.

5.                                      The merger of Old Equitable with and into New Equitable will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.  Neither Old Equitable nor New Equitable will recognize gain or loss as a result of such merger.

6.                                      The basis of the assets of Old Equitable and the holding period of such assets to be received by New Equitable will be the same as the basis and holding period of such assets in Old Equitable immediately before the exchange.

7.                                      Current stockholders of Old Equitable will not recognize any gain or loss upon their exchange of Old Equitable common stock for New Equitable common stock.

8.                                      Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Old Equitable for interests in the liquidation account in New Equitable.

9.                                      The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in Old Equitable for interests in the liquidation account established in New Equitable will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

10.                               Each stockholder’s aggregate basis in shares of New Equitable common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Old Equitable common stock surrendered in the exchange.

11.                               Each stockholder’s holding period in his or her New Equitable common stock received in the exchange will include the period during which the Old Equitable common stock surrendered was held, provided that the Old Equitable common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

12.                               Cash received by any current stockholder of Old Equitable in lieu of a fractional share interest in shares of New Equitable common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of New Equitable common stock, which such stockholder would otherwise be entitled to receive.  Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share.  If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.                               It is more likely than not that the fair market value of the nontransferable subscription rights to purchase New Equitable common stock is zero.  Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Depositors upon distribution to them of nontransferable subscription rights to purchase shares of New Equitable common stock.  Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.                               It is more likely than not that the fair market value of the benefit provided by the liquidation account of Equitable Bank supporting the payment of the New Equitable liquidation account in the event New Equitable lacks sufficient net assets is zero.  Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Equitable Bank liquidation account as of the effective date of the merger of Old Equitable with and into New Equitable.

15.                               It is more likely than not that the basis of the shares of New Equitable common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price.  The holding period of the New Equitable common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

16.                               No gain or loss will be recognized by New Equitable on the receipt of money in exchange for New Equitable common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Equitable Financial MHC, Old Equitable, Equitable Bank, New Equitable and persons receiving subscription rights and stockholders of Old Equitable.  With respect to items 13 and 15 above, Cline Williams Wright Johnson & Oldfather, L.L.P.  noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering.  The firm further noted that RP Financial, LC.  has issued a letter that the subscription rights have no ascertainable fair market value.  The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value.  Based on the foregoing, Cline Williams Wright Johnson & Oldfather, L.L.P. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value.  However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances.  If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution.  Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion as to item 14 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in Equitable Bank are reduced; and (iv) the Equitable Bank liquidation account payment obligation arises only if New Equitable lacks sufficient assets to fund the liquidation account.

In addition, we have received a letter from RP Financial, LC.  stating its belief that the benefit provided by the Equitable Bank liquidation account supporting the payment of the liquidation account in the event New Equitable lacks sufficient net assets does not have any economic value at the time of the conversion.  Based on the foregoing, Cline Williams Wright Johnson & Oldfather, L.L.P. believes it is more likely than not that such rights in the Equitable Bank liquidation account have no value.  If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Cline Williams Wright Johnson & Oldfather, L.L.P., unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date.  The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion and offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed.  We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from Cline Williams Wright Johnson & Oldfather, L.L.P. that the Nebraska state income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to New Equitable’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or certain officers of Equitable Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or officer.  Our transfer agent will be given notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any record ownership of the shares other than as provided above is a violation of the restriction.  Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted.  The directors and executive officers of New Equitable also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board.  This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

Federal regulations prohibit New Equitable from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by stockholders (with Federal Reserve Board approval) or tax-qualified employee stock benefit plans.  In addition, the repurchase of shares of common stock is subject to Federal Reserve Board policy related to repurchases of shares by financial institution holding companies.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING STOCKHOLDERS OF

EQUITABLE FINANCIAL CORP.

General.  As a result of the conversion, existing common stockholders of Old Equitable will become common stockholders of New Equitable.  There are differences in the rights of common stockholders of Old Equitable and common stockholders of New Equitable caused by differences between federal and Maryland law and regulations and differences in Old Equitable’s federal stock charter and bylaws and New Equitable’s Maryland articles of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders.  See “Where You Can Find Additional Information” for procedures for obtaining a copy of New Equitable’s articles of incorporation and bylaws.

Authorized Capital Stock.  The authorized capital stock of Old Equitable consists of 14,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share.

The authorized capital stock of New Equitable consists of 25,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Under Maryland General Corporation Law and New Equitable’s articles of incorporation, the Board of Directors may increase or decrease the number of authorized shares without stockholder approval.  Stockholder approval is required to increase or decrease the number of authorized shares of Old Equitable.

Old Equitable’s charter and New Equitable’s articles of incorporation both authorize the Board of Directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences.  As a result of the ability to fix voting rights for a series of preferred stock, our Board of Directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control.  We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock.  Pursuant to applicable laws and regulations, Equitable Financial MHC is required to own not less than a majority of the outstanding shares of Old Equitable common stock.  Equitable Financial MHC will no longer exist following completion of the conversion.

New Equitable’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Old Equitable’s charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by stockholders.

Voting Rights.  Neither Old Equitable’s charter or bylaws nor New Equitable’s articles of incorporation or bylaws provide for cumulative voting for the election of directors.  For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.

Payment of Dividends.  Old Equitable’s ability to pay dividends depends, to a large extent, upon Equitable Bank’s ability to pay dividends to Old Equitable, which is restricted by federal regulations and by federal income tax considerations related to federally chartered savings associations.

The same restrictions will apply to Equitable Bank’s payment of dividends to New Equitable.  In addition, Maryland law generally provides that New Equitable is limited to paying dividends in an amount equal to its capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make it insolvent.

Board of Directors.  Old Equitable’s bylaws and New Equitable’s articles of incorporation require the Board of Directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are duly elected and qualified, with one class being elected annually.

Under Old Equitable’s bylaws, any vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors.  Persons elected by the Board of Directors of Old Equitable to fill vacancies may only serve until the next election of directors by stockholders.  Under New Equitable’s bylaws, any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of two-thirds of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

Limitations on Liability.   The charter and bylaws of Old Equitable do not limit the personal liability of directors or officers.

New Equitable’s articles of incorporation provide that directors and officers will not be personally liable for monetary damages to New Equitable for certain actions as directors or officers, except for (i) receipt of an improper personal benefit, (ii) actions or omissions that are determined to have materially involved active and deliberate dishonesty, or (iii) to the extent otherwise provided by Maryland law.  These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their duties even though such an action, if successful, might benefit New Equitable.

Indemnification of Directors, Officers, Employees and Agents.   As generally allowed under current Federal Reserve Board regulations, Old Equitable will indemnify its directors, officers and employees for any reasonable costs incurred in connection with any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor.  In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Old Equitable or its stockholders.  Old Equitable also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification.  Before making any indemnification payment, Old Equitable is required to notify the Federal Reserve Board of its intention, and such payment cannot be made if the Federal Reserve Board objects to such payment.

The articles of incorporation of New Equitable provide that it shall indemnify (i) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses, and (ii) other employees or agents to such extent as shall be authorized by the Board of Directors and Maryland law, all subject to any applicable federal law.  Maryland law allows New Equitable to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of New Equitable.  No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled.  The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Special Meetings of Stockholders.  Old Equitable’s bylaws provide that special meetings of stockholders may be called by the chairman, the president, a majority of the members of the Board of Directors or the holders of not less than 10% of the outstanding capital stock entitled to vote at the meeting.  New Equitable’s bylaws provide that special meetings of stockholders may be called by the chairman, the chief executive officer , by a majority vote of the total authorized directors, or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Stockholder Nominations and Proposals.  Old Equitable’s bylaws provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Old Equitable at least five days before the date of any such meeting.

New Equitable’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to New Equitable at least 80 days prior and not earlier than 90 days prior to such meeting.  However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

Management believes that it is in the best interest of New Equitable and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors.  This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally.  Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.  In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

Stockholder Action Without a Meeting.  The bylaws of Old Equitable provide that action may be taken without a meeting if all stockholders entitled to vote on such matter consent in writing.  New Equitable’s bylaws do not provide for action to be taken by stockholders without a meeting.  However, under Maryland law, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.

Stockholder’s Right to Examine Books and Records.  Old Equitable’s bylaws provide that it may either make available for inspection, at least 20 days prior to a stockholders meeting, a list of the stockholders of record entitled to vote at such meeting, or the Board of Directors may elect to follow the procedures described in 12 C.F.R.  § 239.26(d) of the Federal Reserve Board’s regulations regarding the right to examine books and records.  The federal regulation noted above provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose.  Maryland law provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements.  However, only a stockholder or group of stockholders who together, for at least three months, hold at least 5% of the company’s total shares, have the right to inspect a company’s stock ledger, list of stockholders and books of accounts.

Limitations on Voting Rights of Greater-than-10% Stockholders.    New Equitable’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit.  Old Equitable’s charter does not contain voting limits based on stock ownership.

In addition, federal regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of New Equitable’s equity securities without the prior written approval of the Federal Reserve Board.  Where any person acquires beneficial ownership of more than 10% of a class of New Equitable’s equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Business Combinations with Interested Stockholders.  Under Maryland law, “business combinations” between New Equitable and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities.  Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of New Equitable’s voting stock after the date on which New Equitable had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of New Equitable at any time after the date on which New Equitable had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of New Equitable.  A person is not an interested stockholder under the statute if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.  However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between New Equitable and an interested stockholder generally must be recommended by the Board of Directors of New Equitable and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of New Equitable, and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of New Equitable other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.  These super-majority vote requirements do not apply if New Equitable’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Current federal regulations do not provide a vote standard for business combinations involving federal mid-tier stock holding companies.

Mergers, Consolidations and Sales of Assets.    Under New Equitable’s articles of incorporation, a merger or consolidation of New Equitable requires approval of a majority of all votes entitled to be cast by stockholders.  However, no approval by stockholders is required for a merger if:

•                  the plan of merger does not make an amendment to the articles of incorporation that would be required to be approved by the stockholders;

•                  each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•                  the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90% owned subsidiary of New Equitable.

Under Maryland law, a sale of all or substantially all of New Equitable’s assets other than in the ordinary course of business, or a voluntary dissolution of New Equitable, requires the approval of its Board of Directors and the affirmative vote of two-thirds of the votes of stockholders entitled to be cast on the matter.

Current federal regulations do not provide a vote standard for mergers, consolidations or sales of assets by federal mid-tier stock holding companies.

Evaluation of Offers.   The articles of incorporation of New Equitable provide that its Board of Directors, when evaluating a transaction that would or may involve a change in control of New Equitable (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New Equitable and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•                  the economic effect, both immediate and long-term, upon New Equitable’s stockholders, including stockholders, if any, who do not participate in the transaction;

•                  the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, New Equitable and its subsidiaries and on the communities in which New Equitable and its subsidiaries operate or are located;

•                  whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of New Equitable;

•                  whether a more favorable price could be obtained for New Equitable’s stock or other securities in the future;

•                  the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of New Equitable and its subsidiaries;

•                  the future value of the stock or any other securities of New Equitable or the other entity to be involved in the proposed transaction;

•                  any antitrust or other legal and regulatory issues that are raised by the proposal;

•                  the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•                  the ability of New Equitable to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the Board of Directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Old Equitable’s charter and bylaws do not contain a similar provision.

Dissenters’ Rights of Appraisal.   Under the Maryland General Corporation Law, shareholders of New Equitable generally will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which New Equitable is a party as long as the common stock of New Equitable trades on the Nasdaq Capital Market or on another national securities exchange.

Current federal regulations do not provide for dissenters’ appraisal rights for stockholders of federal mid-tier stock holding companies.

Amendment of Governing Instruments.  No amendment of Old Equitable’s stock charter may be made unless it is first proposed by the Board of Directors then approved or preapproved by the Federal Reserve Board, and approved by the holders of a majority of the total votes eligible to be cast at a legal meeting.  Amendments to Old Equitable’s bylaws require either preliminary approval by or post-adoption notice to the Federal Reserve Board as well as approval of the amendment by a majority vote of the authorized Board of Directors, or by a majority of the votes cast by the stockholders of Old Equitable at any legal meeting.

New Equitable’s articles of incorporation may be amended, upon the submission of an amendment by the Board of Directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole Board of Directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)            The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)           The division of the Board of Directors into three staggered classes;

(iii)          The ability of the Board of Directors to fill vacancies on the board;

(iv)          The requirement that directors may only be removed for cause and by the affirmative vote of at least a majority of the votes eligible to be cast by stockholders;

(v)           The ability of the Board of Directors to amend and repeal the bylaws;

(vi)          The ability of the Board of Directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire New Equitable;

(vii)         The authority of the Board of Directors to provide for the issuance of preferred stock;

(viii)        The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)          The number of stockholders constituting a quorum or required for stockholder consent;

(x)           The indemnification of current and former directors and officers, as well as employees and other agents, by New Equitable;

(xi)          The limitation of liability of officers and directors to New Equitable for money damages;

(xii)         The inability of stockholders to cumulate their votes in the election of directors;

(xiii)        The advance notice requirements for stockholder proposals and nominations; and

(xiv)        The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiii) of this list.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.  Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

RESTRICTIONS ON ACQUISITION OF NEW EQUITABLE

Although the Board of Directors of New Equitable is not aware of any effort that might be made to obtain control of New Equitable after the conversion, the Board of Directors believes that it is appropriate to include certain provisions as part of New Equitable’s articles of incorporation to protect the interests of New Equitable and its stockholders from takeovers which the Board of Directors might conclude are not in the best interests of Equitable Bank, New Equitable or New Equitable’s stockholders.

The following discussion is a general summary of the material provisions of Maryland law, New Equitable’s articles of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect.  The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question.  New Equitable’s articles of incorporation and bylaws are included as part of Equitable Financial MHC’s application for conversion filed with the Federal Reserve Board and New Equitable’s registration statement filed with the Securities and Exchange Commission.  See “Where You Can Find Additional Information.”

Maryland Law and Articles of Incorporation and Bylaws of New Equitable

Maryland law, as well as New Equitable’s articles of incorporation and bylaws, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts.  As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so.  In addition, these provisions will also render the removal of the Board of Directors or management of New Equitable more difficult.

Directors.  The Board of Directors will be divided into three classes.  The members of each class will be elected for a term of three years and only one class of directors will be elected annually.  Thus, it would take at least two annual elections to replace a majority of the Board of Directors.  The bylaws establish qualifications for board members, including (i) a requirement that board members be residents of the State of Nebraska at the time of their nomination and election, unless otherwise agreed by the Board of Directors; and (ii) restrictions on affiliations with competitors of Equitable Bank and restrictions based upon prior legal or regulatory violations.  Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.  Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Restrictions on Call of Special Meetings.   The bylaws provide that special meetings of stockholders can be called by the chairman, chief executive officer , by a majority of the total authorized directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting.   The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights.   The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit.  This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office.   The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all of our then-outstanding capital stock entitled to vote in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights.”) voting together as a single class .

Authorized but Unissued Shares.   After the conversion, New Equitable will have authorized but unissued shares of common and preferred stock.  See “Description of Capital Stock of New Equitable Following the Conversion.” The articles of incorporation authorize 10,000,000 shares of serial preferred stock.  New Equitable is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class).  In the event of a proposed merger, tender offer or other attempt to gain control of New Equitable that the Board of Directors does not approve, it may be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction.  An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of New Equitable.  The Board of Directors has no present plan or understanding to issue any preferred stock other than exchanging Old Equitable’s Series B Preferred Stock for preferred stock of New Equitable with rights and preferences identical to the Series B Preferred Stock of Old Equitable on a one for one exchange basis.

Amendments to Articles of Incorporation and Bylaws.    Amendments to the articles of incorporation must be approved by the Board of Directors and by the affirmative vote of at least two-thirds of the outstanding shares of capital stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole Board of Directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions.  A list of these provisions is provided under “Comparison of Stockholders’ Rights For Existing Stockholders of Equitable Financial Corp.—Amendment of Governing Instruments” above.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of New Equitable’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be cast at a duly constituted meeting of stockholders.  Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the total votes eligible to be cast.

The provisions requiring the affirmative vote of 80% of the total eligible votes eligible to be cast for certain stockholder actions have been included in the articles of incorporation of New Equitable in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law.  Section 2-104(b)(4) permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

Business Combinations with Interested Stockholders.    Maryland law restricts mergers, consolidations, sales of assets and other business combinations between New Equitable and an “interested stockholder.” See “Comparison of Stockholder Rights for Existing Stockholders of Equitable Financial Corp.—Mergers, Consolidations and Sales of Assets” above.

Evaluation of Offers.   The articles of incorporation of New Equitable provide that its Board of Directors, when evaluating a transaction that would or may involve a change in control of New Equitable (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New Equitable and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors.  For a list of these enumerated factors, see “Comparison of Stockholder Rights for Existing Stockholders of Equitable Financial Corp.—Evaluation of Offers” above.

Purpose and Anti-Takeover Effects of New Equitable’s Articles of Incorporation and Bylaws.   Our Board of Directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our Board of Directors.  These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion.  We believe these provisions are in the best interests of New Equitable and its stockholders.  Our Board of Directors believes that it will be in the best position to determine the true value of New Equitable and to negotiate more effectively for what may be in the best interests of all our stockholders.  Accordingly, our Board of Directors believes that it is in the best interests of New Equitable and all of our stockholders to encourage potential acquirers to negotiate directly with the Board of Directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts.  It is also the view of our Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of New Equitable and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our Board of Directors present the risk of a takeover on terms that may be less favorable than might otherwise be available.  A transaction that is negotiated and approved by our Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company.  As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of New Equitable’s articles of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our Board of Directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices.  As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so.  Such provisions will also make it more difficult to remove our Board of Directors and management.  Our Board of Directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Conversion Regulations

Federal Reserve Board regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion.  Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company.  The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution.  However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted.  The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of an insured savings bank or its parent holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition.  The Federal Reserve Board takes into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition.  In addition, federal regulations provide that no company may acquire control of a savings bank without the prior approval of the Federal Reserve Board.  Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution.  Acquisition of more than 10% of any class of a bank holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with New Equitable, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.  Federal Reserve Board regulations provide that parties seeking to rebut control will be provided an opportunity to do so in writing.

DESCRIPTION OF CAPITAL STOCK OF NEW EQUITABLE FOLLOWING THE CONVERSION

General

New Equitable is authorized to issue 25,000,000 shares of common stock, par value of $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.  New Equitable currently expects to issue in the offering and exchange up to 1,725,000 shares of common stock, subject to adjustment up to 1,983,750 shares.  No preferred stock will be issued in the conversion.  Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock.  Upon payment of the subscription price for the common stock, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

Common Stock

Dividends.  New Equitable may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent, as and when declared by our Board of Directors.  The payment of dividends by New Equitable is also subject to limitations that are imposed by law and applicable regulation, including restrictions on payments of dividends that would reduce New Equitable’s assets below the then-adjusted balance of its liquidation account.  The holders of common stock of New Equitable will be entitled to receive and share equally in dividends as may be declared by our Board of Directors out of funds legally available therefor.  If New Equitable issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights.  Upon completion of the conversion, the holders of common stock of New Equitable will have exclusive voting rights in New Equitable.  They will elect New Equitable’s Board of Directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the Board of Directors.  Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors.  Any person who beneficially owns more than 10% of the then-outstanding shares of New Equitable’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit.  If New Equitable issues shares of preferred stock, holders of the preferred stock may also possess voting rights.  Certain matters require the approval of 80% of our outstanding common stock.

As a federal stock savings bank, corporate powers and control of Equitable Bank are vested in its Board of Directors, who elect the officers of Equitable Bank and who fill any vacancies on the Board of Directors.  Voting rights of Equitable Bank are vested exclusively in the owners of the shares of capital stock of Equitable Bank, which will be New Equitable, and voted at the direction of New Equitable’s Board of Directors.  Consequently, the holders of the common stock of New Equitable will not have direct control of Equitable Bank.

Liquidation.  In the event of any liquidation, dissolution or winding up of Equitable Bank, New Equitable, as the holder of 100% of Equitable Bank’s capital stock, would be entitled to receive all assets of Equitable Bank available for distribution, after payment or provision for payment of all debts and liabilities of Equitable Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders.  In the event of liquidation, dissolution or winding up of New Equitable, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of New Equitable available for distribution.  If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights.  Holders of the common stock of New Equitable will not be entitled to preemptive rights with respect to any shares that may be issued.  The common stock is not subject to redemption.

Preferred Stock

None of the shares of New Equitable’s authorized preferred stock will be issued as part of the offering or the conversion.  Preferred stock may be issued with preferences and designations as our Board of Directors may from time to time determine.  Our Board of Directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for New Equitable’s common stock is Computershare Trust Company, N.A., Canton, Massachsetts.

EXPERTS

The consolidated financial statements of Old Equitable and subsidiaries as of June 30, 2014 and 2013, and for each of the years in the two-year period ended June 30, 2014, have been included herein and in the registration statement in reliance upon the reports of McGladrey LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

RP Financial, LC.  has consented to the publication herein of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letters with respect to subscription rights and the liquidation accounts.

LEGAL MATTERS

Cline Williams Wright Johnson & Oldfather, L.L.P., Lincoln, Nebraska, counsel to New Equitable, Equitable Financial MHC, Old Equitable and Equitable Bank, has issued to New Equitable its opinion regarding the legality of the common stock, the federal income tax consequences of the conversion and the Nebraska state income tax consequences of the conversion.  Attorneys with Cline Williams Wright Johnson & Oldfather, L.L.P., may exercise their subscription and voting rights as depositors of Equitable Bank in connection with the conversion and offering.  Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc.  by Luse Gorman, PC, Washington, D.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

New Equitable has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby.  As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement.  Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C.  20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates.  The Securities and Exchange Commission telephone number is 1-800-SEC-0330.  In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including New Equitable.  The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Equitable Financial MHC has filed with the Federal Reserve Board an Application on Form AC with respect to the conversion, and New Equitable has filed with the Federal Reserve Board an Application on Form FR Y-3 with respect to its acquisition of Equitable Bank.  This prospectus omits certain information contained in those applications.  To obtain a copy of the applications filed with the Federal Reserve Board, you may contact Dennis Denney, Assistant Vice President of the Federal Reserve Bank of Kansas City, at (816) 881-2633.  The plan of conversion and reorganization is available, upon request, at each of Equitable Bank’s offices.

In connection with the offering, New Equitable will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, New Equitable and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934.  Under the plan of conversion and reorganization, New Equitable has undertaken that it will not terminate such registration for a period of at least three years following the offering.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF EQUITABLE FINANCIAL CORP.

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets at December 31, 2014 (unaudited) and June 30, 2014 and 2013	F-3
Consolidated Statements of Income for the Six Months ended December 31, 2014 and 2013 (unaudited) and the Years Ended June 30, 2014 and 2013	F-4
Consolidated Statements of Comprehensive Income for the Six Months ended December 31, 2014 and 2013 (unaudited) and the Years Ended June 30, 2014 and 2013	F-5
Consolidated Statements of Changes in Stockholders’ Equity for the Six Months ended December 31, 2014 (unaudited) and the Years Ended June 30, 2014 and 2013	F-6
Consolidated Statements of Cash Flows for the Six Months ended December 31, 2014 and 2013 (unaudited) and the Years Ended June 30, 2014 and 2013	F-7
Notes to Consolidated Financial Statements	F-9

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Equitable Financial Corp.
Grand Island, Nebraska

We have audited the accompanying consolidated balance sheets of Equitable Financial Corp. and Subsidiary (the Company) as of June 30, 2014 and 2013, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2014 and 2013, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey LLP

Omaha, Nebraska
May 12, 2015

Equitable Financial Corp. and Subsidiary

Consolidated Balance Sheets

	(Unaudited)
	December 31, 2014	June 30, 2014	June 30, 2013
Assets
Cash and due from financial institutions	$4,917,149	$5,364,305	$3,850,397
Interest-earning deposits	11,764,000	2,412,000	15,706,000
	16,681,149	7,776,305	19,556,397
Time deposits with financial institutions	500,000	1,250,000	3,287,000
Securities available-for-sale	657,792	882,308	1,342,221
Securities held-to-maturity	3,437,736	3,642,304	842,077
Federal Home Loan Bank stock, at cost	550,300	549,600	2,587,100
Loans, net of allowance for loan losses of $2,403,000, $2,574,000 and $2,293,000, respectively	165,202,999	157,509,440	127,048,611
Premises and equipment, net	5,586,070	5,463,598	5,578,168
Foreclosed assets, net	350,700	413,200	1,556,650
Accrued interest receivable	1,114,466	983,958	785,460
Deferred taxes, net	2,236,192	2,331,287	2,783,190
Other assets	1,150,906	1,070,350	1,326,875

Total assets	$197,468,310	$181,872,350	$166,693,749

Liabilities and Stockholders’ Equity
Liabilities:
Noninterest-bearing deposits	$24,474,687	$20,582,628	$18,555,263
Interest-bearing deposits	140,401,631	129,180,665	116,202,328
	164,876,318	149,763,293	134,757,591
Federal funds purchased and securities sold under agreements to repurchase	—	—	1,015,192
Federal Home Loan Bank borrowings	10,870,121	10,767,815	10,563,203
Advance payments from borrowers for taxes and insurance	388,770	357,091	353,421
Accrued interest payable and other liabilities	738,773	991,894	1,040,951
Total liabilities	176,873,982	161,880,093	147,730,358

Common stock in ESOP subject to contingent repurchase obligation	444,578	388,585	280,880

Commitments and contingencies (Note 13)

Stockholders’ equity:
Common stock, $0.01 par value, 14,000,000 shares authorized; 3,297,509 shares issued	32,975	32,975	32,975
Additional paid-in capital	13,120,551	13,236,086	13,287,155
Retained earnings	9,404,767	8,902,839	7,929,377
Unearned ESOP shares	(454,170)	(499,590)	(590,420)
Shares reserved for stock compensation	(528,455)	(698,015)	(698,015)
Treasury stock at cost; 114,505 shares	(978,682)	(978,682)	(978,682)
Accumulated other comprehensive loss, net of tax	(2,658)	(3,356)	(18,999)
Reclassification of ESOP shares	(444,578)	(388,585)	(280,880)
Total stockholders’ equity	20,149,750	19,603,672	18,682,511

Total liabilities and stockholders’ equity	$197,468,310	$181,872,350	$166,693,749

See Notes to Consolidated Financial Statements.

Equitable Financial Corp. and Subsidiary

Consolidated Statements of Income

	(Unaudited)
	For the six months ended		For the year ended
	December 31, 2014	December 31, 2013	June 30, 2014	June 30, 2013
Interest income:
Loans	$3,591,852	$3,428,724	$6,717,201	$5,880,023
Securities	104,565	63,567	175,294	149,159
Other	5,737	8,545	17,713	35,422
Total interest income	3,702,154	3,500,836	6,910,208	6,064,604

Interest expense:
Deposits	440,958	372,105	765,793	930,752
Federal Home Loan Bank borrowings	122,112	120,863	241,118	386,063
Other	—	5,166	6,130	7,530
Total interest expense	563,070	498,134	1,013,041	1,324,345

Net interest income	3,139,084	3,002,702	5,897,167	4,740,259

Provision for loan losses	146,879	(768,937)	(681,169)	(97,109)

Net interest income after provision for loan losses	2,992,205	3,771,639	6,578,336	4,837,368

Noninterest income:
Service charges on deposit accounts	298,697	301,558	585,075	592,613
Brokerage fee income	272,832	255,597	537,852	505,625
Gain on sale of loans	416,240	226,656	536,829	966,918
Other loan fees	128,090	66,061	182,590	163,454
Other income	48,796	40,099	74,524	77,533
Total noninterest income	1,164,655	889,971	1,916,870	2,306,143

Noninterest expense:
Salaries and employee benefits	2,160,943	1,945,548	3,832,810	3,539,886
Director and committee fees	65,950	63,600	124,550	111,850
Data processing fees	75,797	275,706	524,548	591,263
Occupancy and equipment	452,045	438,622	897,625	938,481
Regulatory fees and deposit insurance premium	90,784	92,746	179,156	247,077
Advertising and public relations	85,705	98,883	202,430	189,363
Insurance and surety bond premiums	46,392	43,093	87,111	76,578
Professional fees	127,923	148,092	231,071	212,266
Supplies, telephone and postage	131,203	134,430	260,743	247,325
Other expenses	281,964	290,097	585,645	366,681
Total noninterest expense	3,518,706	3,530,817	6,925,689	6,520,770

Income before income taxes	638,154	1,130,793	1,569,517	622,741

Income tax expense	(136,226)	(395,114)	(596,055)	(261,183)

Net income	$501,928	$735,679	$973,462	$361,558

Basic earnings per share	$0.16	$0.24	$0.32	$0.12
Diluted earnings per share	$0.16	$0.24	$0.31	$0.12

See Notes to Consolidated Financial Statements.

Equitable Financial Corp. and Subsidiary

Consolidated Statements of Comprehensive Income

	(Unaudited)
	For the six months ended		For the year ended
	December 31, 2014	December 31, 2013	June 30, 2014	June 30, 2013
Net income	$501,928	$735,679	$973,462	$361,558

Other comprehensive income (loss):
Unrealized gain (loss) on securities available-for-sale, net of tax	698	1,605	15,643	(48,371)

Comprehensive income	$502,626	$737,284	$989,105	$313,187

See Notes to Consolidated Financial Statements.

Equitable Financial Corp. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity

					Shares		Accumulated	Amount
					Reserved for		Other	Reclassified
	Common	Additional	Retained	Unearned	Stock	Treasury	Comprehensive	on ESOP
	Stock	Paid-in Capital	Earnings	ESOP Shares	Compensation	Stock	Income (Loss)	Shares	Total
Balance, June 30, 2012	$32,975	$13,350,198	$7,567,819	$(681,260)	$(698,015)	$(978,682)	$29,372	$(158,954)	$18,463,453

Net income	—	—	361,558	—	—	—	—	—	361,558
Other comprehensive income (loss)	—	—	—	—	—	—	(48,371)	—	(48,371)
Release of 9,084 unearned ESOP shares	—	(63,043)	—	90,840	—	—	—	—	27,797
Reclassification due to release and changes in fair value of common stock in ESOP subject to contingent repurchase obligation of ESOP shares	—	—	—	—	—	—	—	(121,926)	(121,926)

Balance, June 30, 2013	32,975	13,287,155	7,929,377	(590,420)	(698,015)	(978,682)	(18,999)	(280,880)	18,682,511

Net income	—	—	973,462	—	—	—	—	—	973,462
Other comprehensive income (loss)	—	—	—	—	—	—	15,643	—	15,643
Release of 9,083 unearned ESOP shares	—	(51,069)	—	90,830	—	—	—	—	39,761
Reclassification due to release and changes in fair value of common stock in ESOP subject to contingent repurchase obligation of ESOP shares	—	—	—	—	—	—	—	(107,705)	(107,705)

Balance, June 30 2014	32,975	13,236,086	8,902,839	(499,590)	(698,015)	(978,682)	(3,356)	(388,585)	19,603,672

Net income	—	—	501,928	—	—	—	—	—	501,928
Other comprehensive income (loss)	—	—	—	—	—	—	698	—	698
Release of 4,542 unearned ESOP shares	—	(20,492)	—	45,420	—	—	—	—	24,928
Stock compensation expense	—	(95,043)	—	—	169,560	—	—	—	74,517
Reclassification due to release and changes in fair value of common stock in ESOP subject to contingent repurchase obligation of ESOP shares	—	—	—	—		—	—	(55,993)	(55,993)

Balance, December 31 2014	$32,975	$13,120,551	$9,404,767	$(454,170)	$(528,455)	$(978,682)	$(2,658)	$(444,578)	$20,149,750

See Notes to Consolidated Financial Statements.

Equitable Financial Corp. and Subsidiary

Consolidated Statements of Cash Flows

	(Unaudited)
	For the six months ended		For the year ended
	December 31, 2014	December 31, 2013	June 30, 2014	June 30, 2013
Cash Flows from Operating Activities:
Net income	$501,928	$735,679	$973,462	$361,558
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	152,826	140,046	271,632	326,434
Federal Home Loan Bank stock dividends	(12,100)	(10,300)	(20,400)	(45,100)
ESOP expense	24,928	19,352	39,761	27,797
Stock compensation expense	74,517	—	—	—
Amortization of deferred loan origination costs, net	233,758	223,956	448,186	419,751
Amortization of premiums and discounts	8,378	10,537	19,223	42,598
Amortization of prepayment penalty fee	102,306	102,306	204,612	204,612
Gain on sale of loans	(416,240)	(226,657)	(536,829)	(966,918)
(Gain) loss on sale of foreclosed assets	2,819	3,007	3,007	(702)
Loss on disposal of premises and equipment	—	—	2,301	—
Provision for loan losses	146,879	(768,937)	(681,169)	(97,109)
Provision for foreclosed assets	—	77,770	133,570	1,244
Deferred taxes	94,735	344,775	443,844	238,109
Loans originated for sale	(15,393,710)	(9,922,155)	(18,925,314)	(37,501,917)
Proceeds from sale of loans	15,706,369	10,149,896	19,250,990	38,007,314
Loss on investment from low income housing	15,000	9,000	28,792	23,760
Changes in:
Accrued interest receivable	(130,508)	(132,641)	(198,498)	27,652
Prepaid FDIC assessment	—	—	—	519,125
Other assets	8,681	(26,777)	432,701	218,635
Accrued interest payable and other liabilities	(253,121)	(72,733)	(49,057)	62,165
Net cash provided by operating activities	867,445	656,124	1,840,814	1,869,008

Cash Flows from Investing Activities:
Net change in loans	(8,074,853)	(15,074,692)	(30,419,841)	(5,309,464)
Proceeds from sale of foreclosed assets, net	59,681	1,196,873	1,205,053	28,702
Time deposits placed with financial institutions	—	—	—	(1,500,000)
Proceeds from maturity of time deposits with financial institutions	750,000	2,037,000	2,037,000	348,000
Securities available-for-sale:
Proceeds from calls and principal repayments	218,760	273,274	468,343	896,842
Purchases	—	—	—	(1,065,620)
Securities held-to-maturity:
Proceeds from calls and principal repayments	203,005	201,869	403,226	1,115,383
Purchases	—	(3,207,404)	(3,207,404)	—
Purchases of Federal Home Loan Bank stock	(13,500)	—	—	—
Redemption of Federal Home Loan Bank stock	24,900	887,800	2,057,900	944,100
Purchase of premises and equipment	(275,298)	(59,777)	(159,363)	(130,454)
Net cash used in investing activities	(7,107,305)	(13,745,057)	(27,615,086)	(4,672,511)

(Continued)

Equitable Financial Corp. and Subsidiary

Consolidated Statements of Cash Flows (Continued)

	(Unaudited)
	For the six months ended		For the year ended
	December 31, 2014	December 31, 2013	June 30, 2014	June 30, 2013
Cash Flows from Financing Activities:
Net change in deposits	$15,113,025	$4,398,822	$15,005,702	$9,629,164
Net change in federal funds purchased and securities sold under agreements to repurchase	—	602,166	(1,015,192)	272,609
Proceeds from Federal Home Loan Bank borrowings	1,410,000	—	—	—
Repayments of Federal Home Loan Bank borrowings	(1,410,000)	—	—	(9,250,017)
Net change in advance payments from borrowers for taxes and insurance	31,679	(10,271)	3,670	(50,593)
Net cash provided by financing activities	15,444,704	4,990,717	13,994,180	601,163

Increase (decrease) in cash and cash equivalents	8,904,844	(8,098,216)	(11,780,092)	(2,202,340)

Cash and Cash Equivalents:
Beginning	7,776,305	19,556,397	19,556,397	21,758,737

Ending	$16,681,149	$11,458,181	$7,776,305	$19,556,397

Supplemental Cash Flow Information:
Interest paid on deposits and borrowings	$554,008	$503,425	$1,023,573	$1,371,427
Income taxes paid	$102,202	$27,012	$57,557	$31,110

Supplemental Noncash Disclosure:
Transfer of loans to foreclosed assets	$—	$—	$198,180	$28,000

See Notes to Consolidated Financial Statements.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies

Principles of consolidation:  The accompanying consolidated financial statements include the accounts of Equitable Financial Corp. (the Company) and its wholly owned subsidiary, Equitable Bank (the Bank).  All significant intercompany transactions and balances are eliminated in consolidation.

The Company was organized on November 8, 2005 and is a majority-owned subsidiary of Equitable Financial MHC (the MHC).  The consolidated financial statements do not include the transactions and balances of the MHC.

Mutual Holding Company reorganization and stock issuance:  The Company was organized as a federal corporation at the direction of the Bank in connection with the mutual holding company reorganization of the Bank.  The reorganization was completed on November 8, 2005.  The transaction was accounted for at historical cost.  In the reorganization, the Company sold 43.1% of its outstanding shares of common stock to the public, contributed 1.9% of its outstanding shares of common stock plus $100,000 in cash to the Equitable Bank Charitable Foundation and issued 55% of its outstanding shares of common stock to Equitable Financial MHC, the mutual holding company of the Company.  In connection with the reorganization, the Bank changed its name to Equitable Bank from Equitable Federal Savings Bank of Grand Island.  On June 3, 2008, the Company filed the necessary forms to terminate its registration with the Securities and Exchange Commission.  The decision to take this action was based on the Company’s desire to reduce the expenses associated with registration.

Nature of business:  The primary business of the Company is the ownership of the Bank.  Through the Bank, the Company is engaged in the business of retail banking, with operations conducted through its main office and branches, which are located in Grand Island, North Platte and Omaha, Nebraska.  The Bank’s primary services include accepting deposits, making loans and investing in securities.

Use of estimates:  In preparing the accompanying consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses for the reporting period.  Estimates significant to the consolidated financial statement include the allowance for loan losses, the fair value of investments and the related determination of other-than-temporary impairment, deferred tax valuation allowances, fair values of financial instruments and foreclosed assets.  Actual results could differ from those estimates.  The allowance for loan losses is inherently subjective as it requires material estimates that are susceptible to significant change.  The fair value disclosure of investments and other financial instruments is an estimate that can be computed within a range.

Risks and uncertainties:  Changes in economic conditions in the United States, and more specifically Nebraska, could impact the credit worthiness of the Company’s borrowers and the borrower’s ability to service their outstanding loans with the Company.  Additionally, the Company is subject to interest rate risk in which changes in the interest rate environment could negatively impact the Company’s net interest margin.

Cash flows:  Cash and cash equivalents include cash, deposits with other financial institutions with maturities under 90 days when purchased, and federal funds sold.  Net cash flows are reported for customer loan and deposit transactions, and advance payments from borrowers for taxes and insurance.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

Time deposits with financial institutions:  Time deposits with financial institutions are carried at cost.  At December 31, 2014, time deposits of $500,000 have maturities of 12 months or less.

Securities:  Securities are classified as held-to-maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity.  Securities are classified as available-for-sale when they might be sold before maturity.  Securities classified as available-for-sale are carried at fair value with unrealized holding gains and losses reported in other comprehensive income or loss, net of tax.

Interest income is recognized under the interest method and includes amortization of purchase premium and discount.  Gains and losses on sales are recorded on the trade date based on the amortized cost of the security sold and determined using the specific identification method.

Declines in the fair value of securities available-for-sale below their amortized cost are evaluated to determine whether the loss is temporary or other-than-temporary.  If the Company (a) has the intent to sell a debt security or (b) more-likely-than-not will be required to sell the debt security before its anticipated recovery, then the Company recognizes the entire unrealized loss in earnings as an other-than-temporary loss.  If neither of these conditions are met, the Company evaluates whether a credit loss exists.  The impairment is separated into (a) the amount of the total impairment related to the credit loss and (b) the amount of total impairment related to all other factors.  The amount of the total other-than-temporary impairment related to the credit loss is recognized in earnings and the amount related to all other factors is recognized in other comprehensive income (loss).

Collateralized financing transactions: Securities sold under repurchase agreements are generally accounted for as collateralized financing transactions. They are recorded at the amount at which the securities were acquired or sold plus accrued interest.  The Company monitors its exposure with respect to securities sold under repurchase agreements, and a request for the return of excess securities held by the counterparty is made when deemed appropriate.

The Company pledges assets to collateralize repurchase agreements and other secured financings such as public and trust deposits and other short-term borrowings.  Pledged securities that can be sold or repledged by the secured party are classified as securities pledged as collateral on the consolidated balance sheet.  The carrying value and classification of securities owned by the Company that have been loaned or pledged to counterparties where those counterparties do not have the right to sell or repledge are as follows:

	(Unaudited)
	December 31, 2014	June 30, 2014	June 30, 2013
Securities available-for-sale, at fair value	$315,603	$369,105	$280,178
Securities held-to-maturity, at amortized cost	$546,329	$615,054	$778,496

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

Federal Home Loan Bank stock: The Bank is a member of the Federal Home Loan Bank (FHLB) system.  Members are required to own a certain amount of stock based on the level of borrowings and other factors and may invest in additional amounts.  The stock does not have a readily determinable fair value and as such is classified as restricted stock, carried at cost and evaluated for impairment.  In accordance with the applicable accounting guidance, the stock’s value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. The determination of whether the par value will ultimately be recovered is influenced by criteria such as the following: (a) the significance of the decline in net assets of the Federal Home Loan Bank as compared to the capital stock amount and the length of time this situation has persisted (b) commitments by the Federal Home Loan Bank to make payments required by law or regulation and the level of such payments in relation to the operating performance (c) the impact of legislative and regulatory changes on the customer base of the Federal Home Loan Bank and (d) the liquidity position of the Federal Home Loan Bank.  With consideration given to the previous criteria, management concluded that the stock was not impaired at December 31, 2014, June 30, 2014 and June 30, 2013.

Loans, net:  Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are stated at their outstanding unpaid principal balances, less an allowance for loan losses, premiums and discounts on loans purchased, and net deferred loan fees/costs.  Interest income on loans is recognized over the term of the loan and is calculated using the simple interest method on principal amounts outstanding.  Direct loan origination fees and costs are generally being deferred and the net amounts amortized as an adjustment of the related loan’s yield. The Company generally amortizes these amounts over the contractual life.  Direct loan origination fees and costs related to loans sold to unrelated third parties are recognized as income or expense in the current consolidated statement of income.

The Company’s portfolio segments are as follows:

•             Commercial

•             Agricultural

•             Residential real estate

•             Other

The Company’s classes of loans are as follows:

•             Commercial — operating

•             Commercial — real estate

•             Agricultural — operating

•             Agricultural — real estate

•             Residential real estate — 1-4 family

•             Residential real estate — home equity

•             Other — construction and land

•             Other — consumer

Generally, for all classes of loans, loans are considered past due when contractual payments are delinquent for 31 days or greater.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

For all classes of loans, loans will generally be placed on nonaccrual status when the loan has become greater than 90 days past due; or when management believes, after considering collection efforts and other factors, that the borrower’s financial condition is such that collection of interest is doubtful.

When a loan is placed on nonaccrual status, payments received will be applied to the principal balance. However, interest may be taken on a cash basis in the event the loan is fully secured and the risk of loss is minimal.  Previously recorded but uncollected interest on a loan placed in nonaccrual status is accounted for as follows:  if the previously accrued but uncollected interest and the principal amount of the loan is protected by sound collateral value based upon a current, independent qualified appraisal, such interest may remain on the Company’s books. If such interest is not so protected, it is considered a loss with the amount thereof recorded in the current year being reversed against current interest income, and the amount recorded in the prior year being charged against the allowance for possible loan losses.

For all classes of loans, nonaccrual loans may be restored to accrual status provided the following criteria are met:

•             The loan is current, and all principal and interest amounts contractually due have been made,

•             The loan is well secured and in the process of collection, and

•             Prospects for future principal and interest payments are not in doubt.

Troubled debt restructures: Troubled debt restructuring exists when the Company, for economic or legal reasons related to the borrower’s financial difficulties, grants a concession (either imposed by court order, law, or agreement between the borrower and the Company) to the borrower that it would not otherwise consider. These concessions could include forgiveness of principal, extension of maturity dates, and reduction of stated interest rates or accrued interest. The Company is attempting to maximize its recovery of the balances of the loans through these various concessionary restructurings. See Note 3 for disclosure of the Company’s troubled debt restructurings.

Allowance for loan losses:  For all portfolio segments, the allowance for loan losses is maintained at the level considered adequate by management of the Company to provide for losses that are probable. The allowance is increased by provisions charged to operating expense and reduced by net charge-offs. Subsequent recoveries, if any, are credited to the allowance.  In determining the adequacy of the allowance balance, the Company makes continuous evaluations of the loan portfolio and related off-balance sheet commitments, considers current economic conditions, historical loan loss experience, review of specific problem loans and other factors.

A discussion of the risk characteristics and the allowance for loan losses by each portfolio segment follows:

For commercial loans, the Company focuses on small and mid-sized businesses in their geographical footprint. The Company provides a wide range of commercial loans, including lines of credit for working capital and operational purposes, and term loans for the acquisition of real estate, facilities, equipment and other purposes. Approval is generally based on the following factors:

•             Sufficient cash flow to support debt repayment;

•             Ability and stability of current management of the borrower;

•             Positive earnings and financial trends;

•             Earnings projections based on reasonable assumptions;

•             Financial strength of the industry and business;

•             Value and marketability of collateral.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

Collateral for commercial loans generally includes accounts receivable, inventory, equipment and real estate. The lending policy specifies approved collateral types and corresponding maximum advance percentages. The value of collateral pledged on loans typically exceeds the loan amount by a margin sufficient to absorb potential erosion of its value in the event of foreclosure and cover the loan amount plus costs incurred to convert it to cash.

The lending policy specifies maximum term limits for commercial loans. For term loans, the typical maximum term is 10 years. The lending policy includes guidelines for real estate appraisals, including minimum appraisal standards based on certain transactions. Where the purpose of the loan is to finance depreciable equipment, the term loan generally does not exceed the estimated useful life of the asset. For lines of credit, the typical maximum term is 1 year. However, longer maturities may be approved if the loan is secured by readily marketable collateral.

In addition, the Company often takes personal guarantees to help assure repayment. Loans may be made on an unsecured basis if warranted by the overall financial condition of the borrower.

Agricultural loans are subject to underwriting standards and processes similar to commercial loans. The Company provides a wide range of agriculture loans, including lines of credit for working capital and operational purposes, and term loans for the acquisition of real estate, facilities, equipment and other purposes. Approval is generally based on the following factors:

•             Sufficient cash flow to support debt repayment;

•             Ability and stability of current management of the borrower;

•             Positive earnings and financial trends;

•             Earnings projections based on reasonable assumptions;

•             Financial strength of the industry and business; and

•             Value and marketability of collateral.

Collateral for agricultural loans generally includes accounts receivable, inventory (typically grain or livestock), equipment and real estate. The lending policy specifies approved collateral types and corresponding maximum advance percentages. The value of collateral pledged on loans typically exceeds the loan amount by a margin sufficient to absorb potential erosion of its value in the event of foreclosure and cover the loan amount plus costs incurred to convert it to cash.

The lending policy specifies maximum term limits for agricultural loans. For term loans, the typical maximum term is 10 years. The lending policy includes guidelines for real estate appraisals, including minimum appraisal standards based on certain transactions. Where the purpose of the loan is to finance depreciable equipment, the term loan generally does not exceed the estimated useful life of the asset. For lines of credit, the typical maximum term is 1 year. However, longer maturities may be approved if the loan is secured by readily marketable collateral.

In addition, the Company often takes personal guarantees to help assure repayment. Loans may be made on an unsecured basis if warranted by the overall financial condition of the borrower.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

In some instances for all loans, it may be appropriate to originate or purchase loans that are exceptions to the guidelines and limits established within the lending policy described above and below. In general, exceptions to the lending policy do not significantly deviate from the guidelines and limits established within the lending policy and, if there are exceptions, they are clearly noted as such and specifically identified in loan approval documents.

For commercial loans and agricultural loans, the allowance for estimated losses on loans consists of specific and general components.

The specific component relates to loans that are classified as impaired, as defined below. For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.

For commercial loans and agricultural loans, a loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a case-by-case basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

The general component consists of quantitative and qualitative factors and covers non-impaired loans. The quantitative factors are based on historical charge-off experience. The qualitative factors are determined based on an assessment of internal and/or external influences on credit quality that are not fully reflected in the historical loss data. The Company’s credit quality indicator for all loans excluding commercial loans is past due or performance status.  The Company’s credit quality indicator for commercial loans is internal risk ratings.

For commercial and agriculture loans, the Company utilizes the following internal risk rating scale:

1.              Highest Quality — Loans represent a credit extension of the highest quality.  Excellent liquidity, management and character in an industry with favorable conditions.  High quality financial information, history of strong cash flows and superior collateral including readily marketable assets, prime real estate, U.S. government securities, U.S. government agencies, highly rated municipal bonds, insured savings accounts, and insured certificates of deposit drawn on high-quality financial institutions.

2.              Good Quality — Loans which have a sound primary and secondary source of repayment.  Strong to good liquidity, management and character in an industry with favorable conditions.  Good quality financial information and margins of cash flow coverage is consistently good. Loans may be unsecured, secured by quality (but less readily marketable) assets, high quality real estate or traded stocks, lower grade municipal bonds (which must still be investment grade), and uninsured certificates of deposit on other financial institutions may also be included in this grade.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

3.              Acceptable Quality — Loans where the borrower is a reasonable credit risk and demonstrates the ability to repay the debt from normal business operations.  Good liquidity, management and character in an industry that is more sensitive to external factors.  Alternative sources of refinancing may be less available in periods of uncertain economic conditions.  Term debt is moderate but cash flow margins fall within bank policy guidelines.  Quality of financial information is adequate but is not as detailed and sophisticated as information found on higher-grade loans.  Secured by business assets that conform to usual lending parameters for margin and eligibility or real estate that is deemed to be of satisfactory quality in an area that may not be prime but still within viable economic centers.

4.              Fair Quality — Loans where the borrower is a reasonable credit risk but shows a more erratic earnings history (a loss may have been realized in the past four years).  Liquidity is limited and primary repayment is susceptible to unfavorable external factors.  Industry characteristics are generally stable.  Borrower is more highly leveraged with increased levels of term debt.  Cash flow margins remain adequate but may not fall within the policy guidelines.  Quality of financial information is adequate and interim reporting may be required.  Secured by business assets with an adequate collateral margin or real estate that is of fair quality and location.  Property may have limited alternative uses and may be considered a “special use” facility.

5.              Special Mention — Loans in this category have the potential for developing weaknesses that deserve extra attention from the account manager and other management personnel. If the developing weakness is not corrected or mitigated, the ability of the borrower to repay the Company’s debt in the future may deteriorate. This grade should not be assigned to loans that bear certain peculiar risks normally associated with the type of financing involved, unless circumstances have caused the risk to increase to a level higher than would have been acceptable when the credit was originally approved. If a loan’s actual, not potential, weakness or problems are clearly evident and significant it should generally be graded in one of the following grade categories.

6.              Substandard — Loans and other credit extensions are considered to be inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. These loans, even if apparently protected by collateral value, have a well-defined weakness or weaknesses that jeopardize the liquidation of debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard loans, does not have to exist in individual loans classified substandard.

7.              Doubtful — Loans and other credit extensions have all the weaknesses inherent in those graded “6” with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. The possibility of loss is extremely high, but because of certain important and reasonably specific pending factors, which may work to the advantage and strengthening of the loan, its classification as an estimated loss is deferred until its more exact status may be determined. Pending factors include: proposed merger, acquisition, or liquidation actions; capital injection; perfecting liens on collateral and refinancing plans. Loans in this classification should be placed in non-accrual status, with collections applied to principal.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

8.              Loss — Loans are considered uncollectible and cannot be justified as a viable asset of the Bank. This classification does not mean the loan has absolutely no recovery value. However, it is not prudent to delay writing off this loan even though partial recovery may be obtained in the future.

For commercial and agricultural loans or credit relationships with aggregate exposure greater than $250,000, a loan review is required within 12 months of the most recent credit review.  The reviews are completed in enough detail to, at a minimum, validate the risk rating. Additionally, the reviews shall determine whether any documentation exceptions exist, appropriate written analysis is included in the loan file, and whether credit policies have been properly adhered to.

Many of the residential real estate loans underwritten by the Company conform to the underwriting requirements of Freddie Mac or other secondary market aggregators to allow the Company to resell loans in the secondary market. Servicing rights are retained on many, but not all, of the residential real estate loans sold in the secondary market. The lending policy establishes minimum appraisal and other credit guidelines.

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or market, as determined by outstanding commitments from investors.  As of December 31, 2014, June 30, 2014 and June 30, 2013, loans held for sale were immaterial to the consolidated financial statements.

Periodically, the Company originates first mortgage loans for other investors.  Generally, the Company receives fees equivalent to a stated percentage of the loan amount.  This fee is recognized as income at the time of closing.  From time to time, the Company also originates loans for sale in the secondary market.  Gain on sale of loans in the secondary market is included in noninterest income.

The Company provides many types of consumer and other loans, including motor vehicle, home improvement, home equity, signature loans and small personal credit lines. The lending policy addresses specific credit guidelines by consumer loan type.

For residential real estate loans and consumer and other loans, these large groups of smaller balance homogenous loans are collectively evaluated for impairment. In estimating the allowance for loan losses for these loans, the Company applies quantitative and qualitative factors on a portfolio segment basis. Quantitative factors are based on historical charge-off experience and qualitative factors are based on an assessment of internal and/or external influences on credit quality that are not fully reflected in the historical loss data. Accordingly, the Company generally does not separately identify individual residential real estate loans and/or consumer and other loans for impairment disclosures, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Troubled debt restructures are considered impaired loans and are subject to the same allowance methodology as described above for impaired loans by portfolio segment.

Transfers of financial assets:  Transfers of financial assets are accounted for as sales when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when: (1) the assets have been isolated from the Company; (2) the transferee has the right to pledge or exchange the assets it received, and no condition both constrains the transferee from taking advantage of its right to pledge or exchange and provides more than a trivial benefit to the transferor; and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

Premises and equipment:  Land is carried at cost.  Premises and equipment are stated at cost less accumulated depreciation.  Depreciation is included in noninterest expense and is computed on 25 to 40 years for buildings and improvements that extend the life of the original building, 10 to 20 years for routine building improvements, 5 to 15 years for furniture and equipment, and 2 to 5 years for computer equipment.  The cost of maintenance and repairs is charged to expense as incurred.

Long-term assets:  Premises and equipment and other long-term assets are reviewed for impairment when events indicate that their carrying amount may not be recoverable from future undiscounted cash flows.  If impaired, the assets are recorded at fair value.  No impairment has been recognized by the Company for the six months ended December 31, 2014 and 2013 and the years ended June 30, 2014 and 2013.

Foreclosed assets:  Assets acquired through foreclosure are initially recorded at fair value, less estimated costs to sell, establishing a new cost basis.  If the fair value less costs to sell is less than the respective loan balance, a charge against the allowance for loan losses is recorded upon property acquisition.  Declines in property value subsequent to acquisition are charged to operations.  Holding costs are expensed as incurred.

Brokerage fee income:  Acting as an agent, the Company earns brokerage income by buying and selling securities on behalf of its customers through independent third parties and earning fees on the transactions.  These fees are recorded on the settlement date, which is not materially different than the trade date.

Income taxes:  Income tax expense or benefit is the sum of the current year income tax due or refundable and the change in the deferred tax assets and liabilities.  Deferred tax assets and liabilities are the expected future tax consequence of temporary differences between the carrying amounts and tax basis of assets and liabilities, computed using enacted tax rates.  A valuation allowance reduces deferred tax assets to the amount expected to be realized.

The Company follows the guidance on accounting for uncertainty in income taxes which allows the Company to recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.  The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods.  When applicable, the Company recognizes interest and penalties on income taxes as a component of income tax (benefit) expense.

Employee Stock Ownership Plan:  The cost of shares issued to the Employee Stock Ownership Plan (ESOP) but not yet allocated to participants is presented in the consolidated balance sheet as a reduction of stockholders’ equity.  Compensation expense is recorded based on the market price of the shares as the shares are committed to be released for allocation to participant accounts.  Because participants may require the Company to purchase their ESOP shares upon termination of their employment, the appraised fair value of all earned and allocated ESOP shares is reclassified from stockholders’ equity.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

Loan commitments and related financial instruments:  Financial instruments include off-balance-sheet credit instruments, such as commitments to make loans and standby letters of credit, issued to meet customer-financing needs.  The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay.  Such financial instruments are recorded when they are funded.

Fair value of financial instruments:  Fair values of financial instruments are estimated using relevant market value information and other assumptions, as more fully disclosed in Note 14.  Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items.  Changes in assumptions or in market conditions could significantly affect the estimates.

Earnings per share:  Basic earnings per share is based on net income divided by the weighted average number of shares outstanding during the period, including allocated and committed to be released ESOP shares.  Diluted earnings per share shows the dilutive effect, if any, of additional common shares issuable under stock options or awards.

Loss contingencies:  Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.  Management does not believe that there are such matters that will have a material effect on the consolidated financial statements.

Comprehensive income (loss):  Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss).  Other comprehensive income (loss) includes unrealized gains (losses) on securities available-for-sale, net of tax.

Reclassifications:  Certain amounts in the June 2014 and 2013 consolidated financial statements have been reclassified to conform to the December 2014 presentation with no effect on net income or stockholders’ equity.

Recent accounting pronouncements:  In January 2014, the FASB issued ASU 2014-04, Receivables — Troubled Debt Restructurings by Creditors (Subtopic 310-40) — Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure.  ASU 2014-04 is intended to reduce diversity in practice by clarifying when an in substance repossession or foreclosure occurs, that is, when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan should be derecognized and the real estate property recognized.  ASU 2014-04 is effective for annual periods beginning after December 15, 2014 and is not expected to have a material impact on the Company’s consolidated financial statements.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 2.                                 Securities

The fair value of securities available-for-sale and the related gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) are as follows:

		Gross	Gross
(Unaudited)	Amortized	Unrealized	Unrealized
December 31, 2014	Cost	Gains	Losses	Fair Value
Residential mortgage-backed securities	$661,819	$903	$(4,930)	$657,792

		Gross	Gross
	Amortized	Unrealized	Unrealized
June 30, 2014	Cost	Gains	Losses	Fair Value
Residential mortgage-backed securities	$887,394	$—	$(5,086)	$882,308

		Gross	Gross
	Amortized	Unrealized	Unrealized
June 30, 2013	Cost	Gains	Losses	Fair Value
Residential mortgage-backed securities	$1,371,009	$—	$(28,788)	$1,342,221

The carrying amount, unrecognized gross gains and losses, and fair value of securities held-to-maturity are as follows:

		Gross	Gross
(Unaudited)	Amortized	Unrealized	Unrealized
December 31, 2014	Cost	Gains	Losses	Fair Value
Residential mortgage-backed securities	$378,293	$18,919	$—	$397,212
Municipal securities	3,059,443	—	(1,019)	3,058,424
	$3,437,736	$18,919	$(1,019)	$3,455,636

		Gross	Gross
	Amortized	Unrealized	Unrealized
June 30, 2014	Cost	Gains	Losses	Fair Value
Residential mortgage-backed securities	$500,811	$25,265	$—	$526,076
Municipal securities	3,141,493	1,007	(797)	3,141,703
	$3,642,304	$26,272	$(797)	$3,667,779

		Gross	Gross
	Amortized	Unrealized	Unrealized
June 30, 2013	Cost	Gains	Losses	Fair Value
Residential mortgage-backed securities	$842,077	$35,275	$—	$877,352

Securities available-for-sale and held-to-maturity consist of investments in bonds securitized by the Government National Mortgage Association and local municipal securities.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 2.                                 Securities (Continued)

The contractual maturities of the residential mortgage-backed securities at December 31, 2014 are not disclosed because the securities are not due at a single maturity date.  Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Approximately $2.9 million in municipal securities will mature in the year ending June 30, 2019 with the remaining balance maturing in the year ending June 30, 2020.

There were no sales of securities for the six months ended December 31, 2014 and 2013 and the years ended June 30, 2014 and 2013.

The duration of gross unrealized losses is not disclosed as such amounts are immaterial to the consolidated financial statements. The Company has not recognized other-than-temporary impairment on any securities for the six months ended December 31, 2014 and 2013 nor the years ended June 30, 2014 and 2013.

Note 3.                                Loans

Loans are as follows:

	(Unaudited)
	December 31, 2014	June 30, 2014	June 30, 2013
Commercial:
Operating	$14,612,200	$18,138,426	$16,967,968
Real estate	51,265,901	45,289,372	32,481,420
Agricultural:
Operating	25,719,089	24,883,737	18,420,302
Real estate	19,493,546	19,677,197	15,417,469
Residential real estate:
1-4 family	36,614,645	34,020,587	33,514,247
Home equity	9,536,446	9,669,142	6,667,390
Other:
Construction and land	6,483,805	5,043,990	2,436,553
Consumer	3,316,923	2,795,609	2,944,365
Total loans	167,042,555	159,518,060	128,849,714

Deferred loan origination costs, net	563,444	565,380	491,897
Allowance for loan losses	(2,403,000)	(2,574,000)	(2,293,000)
	(1,839,556)	(2,008,620)	(1,801,103)

Loans, net	$165,202,999	$157,509,440	$127,048,611

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 3                                    Loans (Continued)

Changes in the allowance for loan losses, by portfolio segment are summarized as follows:

			Residential
	Commercial	Agricultural	Real Estate	Other	Total
	(Unaudited)
	For the six months ended December 31, 2014
Balance, beginning	$1,237,000	$646,000	$586,000	$105,000	$2,574,000
Provision charged to expense	181,525	1,000	24,219	(59,865)	146,879
Recoveries	3,056	—	12,781	76,076	91,913
	1,421,581	647,000	623,000	121,211	2,812,792
Loans charged off	(405,581)	—	—	(4,211)	(409,792)
Balance, ending	$1,016,000	$647,000	$623,000	$117,000	$2,403,000

			Residential
	Commercial	Agricultural	Real Estate	Other	Total
	For the year ended June 30, 2014
Balance, beginning	$1,010,000	$451,000	$718,000	$114,000	$2,293,000
Provision charged to expense	(541,858)	195,000	(122,746)	(211,565)	(681,169)
Recoveries	834,235	—	1,600	216,555	1,052,390
	1,302,377	646,000	596,854	118,990	2,664,221
Loans charged off	(65,377)	—	(10,854)	(13,990)	(90,221)
Balance, ending	$1,237,000	$646,000	$586,000	$105,000	$2,574,000

			Residential
	Commercial	Agricultural	Real Estate	Other	Total
	For the year ended June 30, 2013
Balance, beginning	$1,046,217	$330,000	$766,000	$144,000	$2,286,217
Provision charged to expense	(166,826)	121,000	(12,832)	(38,451)	(97,109)
Recoveries	140,079	—	17,780	42,981	200,840
	1,019,470	451,000	770,948	148,530	2,389,948
Loans charged off	(9,470)	—	(52,948)	(34,530)	(96,948)
Balance, ending	$1,010,000	$451,000	$718,000	$114,000	$2,293,000

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 3                                    Loans (Continued)

The allowance for loan losses, by impairment evaluation and portfolio segment is summarized as follows:

			Residential
			Real
	Commercial	Agricultural	Estate	Other	Total
	(Unaudited)
	December 31, 2014
Allowance for loans individually evaluated for impairment	$6,002	$—	$54,481	$—	$60,483
Allowance for loans collectively evaluated for impairment	1,009,998	647,000	568,519	117,000	2,342,517
	$1,016,000	$647,000	$623,000	$117,000	$2,403,000

Loans individually evaluated for impairment	$342,964	$—	$4,147,569	$9,900	$4,500,433
Loans collectively evaluated for impairment	65,535,137	45,212,635	42,003,522	9,790,828	162,542,122
	$65,878,101	$45,212,635	$46,151,091	$9,800,728	$167,042,555

Allowance as a percentage of loans individually evaluated for impairment	1.75%	0.00%	1.31%	0.00%	1.34%
Allowance as a percentage of loans collectively evaluated for impairment	1.54%	1.43%	1.35%	1.19%	1.44%
Allowance as a percentage of total loans evaluated for impairment	1.54%	1.43%	1.35%	1.19%	1.44%

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 3.                                 Loans (Continued)

			Residential
			Real
	Commercial	Agricultural	Estate	Other	Total
	June 30, 2014
Allowance for loans individually evaluated for impairment	$270,272	$—	$52,197	$—	$322,469
Allowance for loans collectively evaluated for impairment	966,728	646,000	533,803	105,000	2,251,531
	$1,237,000	$646,000	$586,000	$105,000	$2,574,000

Loans individually evaluated for impairment	$792,682	$—	$4,286,736	$12,500	$5,091,918
Loans collectively evaluated for impairment	62,635,116	44,560,934	39,402,993	7,827,099	154,426,142
	$63,427,798	$44,560,934	$43,689,729	$7,839,599	$159,518,060

Allowance as a percentage of loans individually evaluated for impairment	34.10%	0.00%	1.22%	0.00%	6.33%
Allowance as a percentage of loans collectively evaluated for impairment	1.54%	1.45%	1.35%	1.34%	1.46%
Allowance as a percentage of total loans evaluated for impairment	1.95%	1.45%	1.34%	1.34%	1.61%

			Residential
			Real
	Commercial	Agricultural	Estate	Other	Total
	June 30, 2013
Allowance for loans individually evaluated for impairment	$239,286	$—	$216,836	$—	$456,122
Allowance for loans collectively evaluated for impairment	770,714	451,000	501,164	114,000	1,836,878
	$1,010,000	$451,000	$718,000	$114,000	$2,293,000

Loans individually evaluated for impairment	$3,204,908	$26,505	$5,348,084	$17,467	$8,596,964
Loans collectively evaluated for impairment	46,244,480	33,811,266	34,833,553	5,363,451	120,252,750
	$49,449,388	$33,837,771	$40,181,637	$5,380,918	$128,849,714

Allowance as a percentage of loans individually evaluated for impairment	7.47%	0.00%	4.05%	0.00%	5.31%
Allowance as a percentage of loans collectively evaluated for impairment	1.67%	1.33%	1.44%	2.13%	1.53%
Allowance as a percentage of total loans evaluated for impairment	2.04%	1.33%	1.79%	2.12%	1.78%

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 3.                                 Loans (Continued)

The aging in terms of unpaid principal balance of the loan portfolio, by classes of loans is summarized as follows:

				> 90 days
		31-60 days	61-90 days	Past Due
	Current	Past Due	Past Due	(Nonaccrual)	Total
	(Unaudited)
	December 31, 2014
Classes of loans:
Commercial:
Operating	$14,553,060	$59,140	$—	$—	$14,612,200
Real estate	51,031,128	—	—	234,773	51,265,901
Agricultural:
Operating	25,719,089	—	—	—	25,719,089
Real estate	19,493,546	—	—	—	19,493,546
Residential real estate:
1-4 family	35,980,681	139,914	—	494,050	36,614,645
Home equity	9,484,952	51,494	—	—	9,536,446
Other:
Construction and land	6,483,805	—	—	—	6,483,805
Consumer	3,316,923	—	—	—	3,316,923
	$166,063,184	$250,548	$—	$728,823	$167,042,555

As a percentage of total loan portfolio	99.41%	0.15%	0.00%	0.44%	100.00%

				> 90 days
		31-60 days	61-90 days	Past Due
	Current	Past Due	Past Due	(Nonaccrual)	Total
	June 30, 2014
Classes of loans:
Commercial:
Operating	$18,027,590	$4,298	$—	$106,538	$18,138,426
Real estate	45,051,510	—	199,638	38,224	45,289,372
Agricultural:
Operating	24,883,737	—	—	—	24,883,737
Real estate	19,677,197	—	—	—	19,677,197
Residential real estate:
1-4 family	33,537,729	64,279	348,817	69,762	34,020,587
Home equity	9,652,522	16,620	—	—	9,669,142
Other:
Construction and land	5,043,990	—	—	—	5,043,990
Consumer	2,795,309	300	—	—	2,795,609
	$158,669,584	$85,497	$548,455	$214,524	$159,518,060

As a percentage of total loan portfolio	99.48%	0.05%	0.34%	0.13%	100.00%

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 3.                                 Loans (Continued)

				> 90 days
		31-60 days	61-90 days	Past Due
	Current	Past Due	Past Due	(Nonaccrual)	Total
	June 30, 2013
Classes of loans:
Commercial:
Operating	$16,845,565	$122,403	$—	$—	$16,967,968
Real estate	29,886,116	155,683	—	2,439,621	32,481,420
Agricultural:
Operating	18,420,302	—	—	—	18,420,302
Real estate	15,417,469	—	—	—	15,417,469
Residential real estate:
1-4 family	33,005,393	501,251	7,603	—	33,514,247
Home equity	6,625,680	41,710	—	—	6,667,390
Other:
Construction and land	2,436,553	—	—	—	2,436,553
Consumer	2,934,614	9,751	—	—	2,944,365
	$125,571,692	$830,798	$7,603	$2,439,621	$128,849,714

As a percentage of total loan portfolio	97.46%	0.64%	0.01%	1.89%	100.00%

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 3.                                 Loans (Continued)

For each class of loans, the following summarizes the unpaid principal balance by credit quality indicator as of:

	Commercial —	Commercial —	Agricultural —	Agricultural —
	Operating	Real Estate	Operating	Real Estate	Total
	(Unaudited)
	December 31, 2014
Internally assigned risk rating:
Highest Quality (rating 1)	$19,800	$—	$1,336,098	$199,200	$1,555,098
Good Quality (rating 2)	381,802	6,115,351	8,322,782	4,833,831	19,653,766
Acceptable Quality (rating 3)	8,164,998	29,861,250	5,857,779	10,049,128	53,933,155
Fair Quality (rating 4)	5,945,892	13,425,397	10,202,430	4,411,387	33,985,106
Special Mention (rating 5)	—	—	—	—	—
Substandard (rating 6)	99,708	1,863,903	—	—	1,963,611
Doubtful (rating 7)	—	—	—	—	—
Loss (rating 8)	—	—	—	—	—
	$14,612,200	$51,265,901	$25,719,089	$19,493,546	$111,090,736

	Commercial —	Commercial —	Agricultural —	Agricultural —
	Operating	Real Estate	Operating	Real Estate	Total
	June 30, 2014
Internally assigned risk rating:
Highest Quality (rating 1)	$27,495	$—	$648,226	$199,200	$874,921
Good Quality (rating 2)	237,591	6,635,611	3,246,964	5,254,390	15,374,556
Acceptable Quality (rating 3)	9,012,508	22,943,545	6,998,671	8,915,336	47,870,060
Fair Quality (rating 4)	7,384,634	14,477,642	13,989,876	5,308,271	41,160,423
Special Mention (rating 5)	—	51,909	—	—	51,909
Substandard (rating 6)	1,476,198	1,180,665	—	—	2,656,863
Doubtful (rating 7)	—	—	—	—	—
Loss (rating 8)	—	—	—	—	—
	$18,138,426	$45,289,372	$24,883,737	$19,677,197	$107,988,732

	Commercial —	Commercial —	Agricultural —	Agricultural —
	Operating	Real Estate	Operating	Real Estate	Total
	June 30, 2013
Internally assigned risk rating:
Highest Quality (rating 1)	$—	$—	$447,622	$361,492	$809,114
Good Quality (rating 2)	2,448,753	2,672,204	4,984,564	3,930,596	14,036,117
Acceptable Quality (rating 3)	4,044,537	15,432,064	5,801,620	7,951,063	33,229,284
Fair Quality (rating 4)	9,208,997	11,065,200	7,186,496	3,147,813	30,608,506
Special Mention (rating 5)	1,583	—	—	—	1,583
Substandard (rating 6)	1,264,098	3,311,952	—	26,505	4,602,555
Doubtful (rating 7)	—	—	—	—	—
Loss (rating 8)	—	—	—	—	—
	$16,967,968	$32,481,420	$18,420,302	$15,417,469	$83,287,159

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 3.                                 Loans (Continued)

	Residential RE —	Residential RE —	Other — Construction	Other —
	1-4 Family	Home Equity	and Land	Consumer	Total
	(Unaudited)
	December 31, 2014
Delinquency status*:
Performing	$35,980,681	$9,484,952	$6,483,805	$3,309,337	$55,258,775
Nonperforming	633,964	51,494	—	7,586	693,044
	$36,614,645	$9,536,446	$6,483,805	$3,316,923	$55,951,819

	Residential RE —	Residential RE —	Other — Construction	Other —
	1-4 Family	Home Equity	and Land	Consumer	Total
	June 30, 2014
Delinquency status*:
Performing	$33,537,729	$9,652,522	$5,043,990	$2,795,309	$51,029,550
Nonperforming	482,858	16,620	—	300	499,778
	$34,020,587	$9,669,142	$5,043,990	$2,795,609	$51,529,328

	Residential RE —	Residential RE —	Other — Construction	Other —
	1-4 Family	Home Equity	and Land	Consumer	Total
	June 30, 2013
Delinquency status*:
Performing	$33,005,393	$6,625,680	$2,436,553	$2,934,614	$45,002,240
Nonperforming	508,854	41,710	—	9,751	560,315
	$33,514,247	$6,667,390	$2,436,553	$2,944,365	$45,562,555

*         Performing loans are those which are accruing and less than 31 days past due. Nonperforming loans are those on nonaccrual and accruing loans that are greater than or equal to 31 days past due.

For commercial loans and agricultural loans, the Company’s credit quality indicator is internally assigned risk ratings. Each commercial loan is assigned a risk rating upon origination. The risk rating is reviewed every 12 months, at a minimum, and on as needed basis depending on the specific circumstances of the loan. See Note 1 for further discussion on the Company’s risk ratings.

For residential real estate and other loans, the Company’s credit quality indicator is performance determined by delinquency status. Delinquency status is updated daily by the Company’s loan system.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 3.                                 Loans (Continued)

Loans, by classes of loans, considered to be impaired are summarized as follows:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
	(Unaudited)
	December 31, 2014
Classes of loans:
Impaired loans with no specific allowance recorded:
Commercial:
Operating	$48,952	$48,170	$—	$52,125	$2,022
Real estate	240,905	234,773	—	242,461	7,819
Residential real estate:
1-4 family	4,010,938	3,994,570	—	4,055,577	105,560
Home equity	65,727	65,518	—	66,580	2,136
Other:
Consumer	10,288	9,900	—	11,092	409
	4,376,810	4,352,931	—	4,427,835	117,946

Impaired loans with specific allowance recorded:
Commercial:
Operating	60,106	60,021	6,002	61,700	1,572
Residential real estate:
1-4 family	70,307	66,659	33,659	69,417	2,181
Home equity	20,986	20,822	20,822	21,291	746
	151,399	147,502	60,483	152,408	4,499

Total impaired loans:
Commercial:
Operating	109,058	108,191	6,002	113,825	3,594
Real estate	240,905	234,773	—	242,461	7,819
Residential real estate:
1-4 family	4,081,245	4,061,229	33,659	4,124,994	107,741
Home equity	86,713	86,340	20,822	87,871	2,882
Other:
Consumer	10,288	9,900	—	11,092	409
	$4,528,209	$4,500,433	$60,483	$4,580,243	$122,445

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 3.                                 Loans (Continued)

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
	June 30, 2014
Classes of loans:
Impaired loans with no specific allowance recorded:
Commercial:
Operating	$55,800	$54,649	$—	$224,952	$5,062
Real estate	199,149	199,638	—	99,575	13,025
Residential real estate:
1-4 family	3,196,754	3,189,520	—	3,676,200	164,138
Home equity	67,339	67,308	—	69,425	4,586
Other:
Consumer	12,484	12,500	—	12,623	1,029
	3,531,526	3,523,615	—	4,082,775	187,840

Impaired loans with specific allowance recorded:
Commercial:
Operating	541,203	538,395	270,272	431,108	23,252
Residential real estate:
1-4 family	1,011,629	1,008,328	30,617	1,062,152	59,431
Home equity	21,644	21,580	21,580	22,523	1,769
	1,574,476	1,568,303	322,469	1,515,783	84,452

Total impaired loans:
Commercial:
Operating	597,003	593,044	270,272	656,060	28,314
Real estate	199,149	199,638	—	99,575	13,025
Residential real estate:
1-4 family	4,208,383	4,197,848	30,617	4,738,352	223,569
Home equity	88,983	88,888	21,580	91,948	6,355
Other:
Consumer	12,484	12,500	—	12,623	1,029
	$5,106,002	$5,091,918	$322,469	$5,598,558	$272,292

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 3.                                 Loans (Continued)

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
	June 30, 2013
Classes of loans:
Impaired loans with no specific allowance recorded:
Commercial:
Operating	$394,103	$447,242	$—	$197,156	$18,853
Agricultural:
Real estate	27,060	26,505	—	29,085	1,811
Residential real estate:
1-4 family	4,155,646	4,142,710	—	3,990,088	239,801
Home equity	71,512	71,385	—	76,849	4,352
Other:
Consumer	12,763	17,467	—	15,104	998
	4,661,084	4,705,309	—	4,308,282	265,815

Impaired loans with specific allowance recorded:
Commercial:
Operating	321,013	318,045	161,313	361,474	15,887
Real estate	2,439,621	2,439,621	77,973	1,219,811	(13,906)
Residential real estate:
1-4 family	1,112,674	1,110,651	193,498	1,183,174	60,609
Home equity	23,401	23,338	23,338	11,701	3,470
	3,896,709	3,891,655	456,122	2,776,160	66,060

Total impaired loans:
Commercial:
Operating	715,116	765,287	161,313	558,630	34,740
Real estate	2,439,621	2,439,621	77,973	1,219,811	(13,906)
Agricultural:
Real estate	27,060	26,505	—	29,085	1,811
Residential real estate:
1-4 family	5,268,320	5,253,361	193,498	5,173,262	300,410
Home equity	94,913	94,723	23,338	88,550	7,822
Other:
Consumer	12,763	17,467	—	15,104	998
	$8,557,793	$8,596,964	$456,122	$7,084,442	$331,875

Impaired loans, for which no allowance has been provided as of December 31, 2014, June 30, 2014 and June 30, 2013, have adequate collateral, based on management’s current estimates.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 3.                                 Loans (Continued)

The following summarizes the number and recorded investment of troubled debt restructurings (TDRs) as of:

		(Unaudited)
		December 31, 2014
	Number	Recorded
	of TDRs	Investment
Concession — Extension of maturity:
Commercial:
Operating	4	$109,058
Real estate	1	197,167
Residential real estate:
1-4 family	37	1,793,637
Home equity	4	65,727
Other:
Consumer	2	10,288
	48	$2,175,877

Concession — Reduction of interest rate below market:
Commercial:
Residential real estate:
1-4 family	49	$2,217,300
Home equity	1	20,986
	50	$2,238,286

Total:
Commercial:
Operating	4	$109,058
Real estate	1	197,167
Residential real estate:
1-4 family	86	4,010,937
Home equity	5	86,713
Other:
Consumer	2	10,288
	98	$4,414,163

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 3.                                 Loans (Continued)

		June 30, 2014
	Number	Recorded
	of TDRs	Investment
Concession — Extension of maturity:
Commercial:
Operating	6	$163,537
Real estate	1	199,149
Residential real estate:
1-4 family	35	1,811,371
Home equity	4	67,339
Other:
Consumer	3	12,484
	49	$2,253,880

Concession — Reduction of interest rate below market:
Commercial:
Operating	1	$356,142
Residential real estate:
1-4 family	52	2,365,351
Home equity	1	21,644
	54	$2,743,137

Total:
Commercial:
Operating	7	$519,679
Real estate	1	199,149
Residential real estate:
1-4 family	87	4,176,722
Home equity	5	88,983
Other:
Consumer	3	12,484
	103	$4,997,017

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 3.                                 Loans (Continued)

		June 30, 2013
	Number	Recorded
	of TDRs	Investment
Concession — Extension of maturity:
Commercial:
Operating	8	$231,279
Real estate	1	2,439,621
Residential real estate:
1-4 family	40	2,517,871
Home equity	4	71,512
Other:
Consumer	4	17,442
	57	$5,277,725

Concession — Reduction of interest rate below market:
Commercial:
Operating	1	$380,382
Residential real estate:
1-4 family	53	2,592,318
Home equity	1	23,401
	55	$2,996,101

Total:
Commercial:
Operating	9	$611,661
Real estate	1	2,439,621
Residential real estate:
1-4 family	93	5,110,189
Home equity	5	94,913
Other:
Consumer	4	17,442
	112	$8,273,826

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 3.                                 Loans (Continued)

The following summarizes the number and investment in TDRs, by type of concession, that were restructured:

(Unaudited)	Number	Recorded
For the six months ended December 31, 2014	of TDRs	Investment
Concession — Extension of maturity:
Commercial:
Operating	1	$60,106
Residential real estate:
1-4 family	1	58,701
	2	$118,807

Total:
Commercial:
Operating	1	$60,106
Residential real estate:
1-4 family	1	58,701
	2	$118,807

(Unaudited)	Number	Recorded
For the six months ended December 31, 2013	of TDRs	Investment
Concession — Extension of maturity:
Other:
Consumer	1	$30,000
	1	$30,000

Total:
Other:
Consumer	1	$30,000
	1	$30,000

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 3.                                 Loans (Continued)

	Number	Recorded
For the year ended June 30, 2014	of TDRs	Investment
Concession — Extension of maturity:
Commercial:
Real estate	1	$199,149
	1	$199,149

Total:
Commercial:
Real estate	1	$199,149
	1	$199,149

	Number	Recorded
For the year ended June 30, 2013	of TDRs	Investment
Concession — Extension of maturity:
Commercial:
Operating	8	$231,279
Residential real estate:
1-4 family	3	652,260
Home equity	3	33,314
Other:
Consumer	2	12,763
	16	$929,616

Concession — Reduction of interest rate below market:
Residential real estate:
1-4 family	1	$355,854
Home equity	1	23,401
	2	$379,255

Total:
Commercial:
Operating	8	$231,279
Residential real estate:
1-4 family	4	1,008,114
Home equity	4	56,715
Other:
Consumer	2	12,763
	18	$1,308,871

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 4.                                 Loan Servicing

Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets.  The unpaid principal balances of these loans were approximately $88,525,000, $83,808,000 and $80,718,000 at December 31, 2014, June 30, 2014 and 2013, respectively.

During the six months ended December 31, 2014 and 2013 and the years ended June 30, 2014 and 2013, the Company sold approximately $15,394,000, $9,922,000, $18,925,000 and $37,502,000, respectively, of fixed-rate loans secured by one-to-four family residential real estate, which resulted in a pre-tax gain on the sale of approximately $416,000 and $227,000 for the six months ended December 31, 2014 and 2013, respectively, and $537,000 and $967,000 for the years ended June 30, 2014 and 2013, respectively.

The Company entered into an agreement with the FHLB to originate mortgage loans on behalf of the FHLB and to sell closed loans to the FHLB under the FHLB Mortgage Partnership Finance (MPF) program.  Under the terms of the agreement, the Company retains a portion of the credit risk associated with each conventional loan pool under a risk-sharing agreement.  The Company’s credit losses are capped by the credit enhancement amount established for each pool of loans.  Losses beyond that cap are absorbed by the FHLB.  At December 31, 2014, June 30, 2014 and 2013, the amount of conventional loans outstanding that were originated and sold to the FHLB in the MPF was $19,603,271, $19,652,262 and $22,432,753, respectively, with possible credit enhancement losses capped at $1,135,566, $1,109,788 and $1,087,424 at December 31, 2014, June 30, 2014 and 2013, respectively.  The Company has no history of losses and no losses were accrued in the Company’s consolidated financial statements at December 31, 2014, June 30, 2014 and 2013.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 5.                                 Accrued Interest Receivable

Accrued interest receivable is summarized as follows:

	(Unaudited)
	December 31, 2014	June 30, 2014	June 30, 2013
Time deposits with other financial institutions	$348	$950	$2,664
Securities	34,815	15,846	7,195
Loans	1,079,303	967,162	775,601

	$1,114,466	$983,958	$785,460

Note 6.                                 Premises and Equipment, Net

Premises and equipment, net are as follows:

	(Unaudited)
	December 31, 2014	June 30, 2014	June 30, 2013
Land and land improvements	$1,345,583	$1,345,583	$1,345,583
Buildings and improvements	6,917,916	6,849,050	6,812,082
Furniture and equipment	1,241,635	1,231,338	1,260,192
Computer equipment	592,802	453,683	351,329
Vehicles	57,016	—	—
	10,154,952	9,879,654	9,769,186
Less accumulated depreciation	(4,568,882)	(4,416,056)	(4,191,018)

	$5,586,070	$5,463,598	$5,578,168

Depreciation expense was $152,826 and $140,046 for the six months ended December 31, 2014 and 2013, respectively and $271,632 and $326,434 for the years ended June 30, 2014 and 2013, respectively.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 7.                                 Deposits

Deposits are as follows:

	(Unaudited)
	December 31, 2014	June 30, 2014	June 30, 2013
Noninterest-bearing demand	$24,474,687	$20,582,628	$18,555,263
Interest-bearing NOW	36,540,170	34,500,090	28,530,556
Money market	40,683,844	39,970,420	34,264,592
Savings	13,809,745	11,558,964	9,235,197
Certificates of deposit	49,367,872	43,151,191	44,171,983

	$164,876,318	$149,763,293	$134,757,591

Certificates of deposit of $250,000 or more were approximately $2,074,000, $1,444,000 and $1,045,000 at December 31, 2014, June 30, 2014 and 2013, respectively.

At December 31, 2014, the scheduled maturities of certificates of deposit are as follows:

December 31,
2015	$28,935,055
2016	12,619,042
2017	3,326,709
2018	1,991,902
2019 and beyond	2,495,164

$49,367,872

Interest expense on deposit accounts is summarized as follows:

	(Unaudited)
	Six Months Ended		For the year ended
	December 31, 2014	December 31, 2013	June 30, 2014	June 30, 2013
Interest-bearing NOW	$58,673	$49,098	$113,528	$89,235
Money market	117,579	92,025	190,432	222,329
Savings	14,217	11,774	27,054	25,341
Certificates of deposit	250,489	219,208	434,779	593,847

	$440,958	$372,105	$765,793	$930,752

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 8.                                 Federal Home Loan Bank Borrowings

FHLB borrowings are summarized as follows:

(Unaudited)	Contractual Interest			Weighted Ave.
At December 31, 2014	Rate Range			Contractual Rate	Amount
Variable-rate FHLB advances due:
Within 1 year	0.340	-	0.340	0.340	$7,942,372
1 to 2 years	0.360	-	0.360	0.360	3,041,651

Total variable-rate FHLB advances	0.340	-	0.360	0.346	10,984,023

Open line advances up to $10 million, due on demand	0.250	-	0.250	0.250	—

Less prepayment penalty fee					(113,902)

Total FHLB borrowings	0.250%	-	0.360%	0.346%	$10,870,121

	Contractual Interest			Weighted Ave.
At June 30, 2014	Rate Range			Contractual Rate	Amount
Variable-rate FHLB advances due:
Within 1 year	0.300	-	0.300	0.300	$7,942,372
1 to 2 years	0.320	-	0.320	0.320	3,041,651

Total variable-rate FHLB advances	0.300	-	0.320	0.306	10,984,023

Open line advances up to $10 million, due on demand	0.240	-	0.240	0.240	—

Less prepayment penalty fee					(216,208)

Total FHLB borrowings	0.240%	-	0.320%	0.306%	$10,767,815

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 8.                                 Federal Home Loan Bank Borrowings (Continued)

	Contractual Interest			Weighted Ave.
At June 30, 2013	Rate Range			Contractual Rate	Amount
Variable-rate FHLB advances due:
1 to 2 years	0.310	-	0.310	0.310	$7,942,372
2 to 3 years	0.330	-	0.330	0.330	3,041,651

Total variable-rate FHLB advances	0.310	-	0.330	0.316	10,984,023

Open line advances up to $10 million, due on demand	0.180	-	0.180	—	—

Less prepayment penalty fee					(420,820)

Total FHLB borrowings	0.180%	-	0.330%	0.316%	$10,563,203

The Company maintains a collateral pledge agreement covering secured advances whereby the Company has agreed to pledge certain real estate loans to secure advances from the FHLB of Topeka.  All stock in the FHLB of Topeka is pledged as additional collateral for these advances.  At December 31, 2014, June 30, 2014 and 2013, approximately $38.7 million, $31.7 million and $29.1 million, respectively, of real estate loans collateralized the advances.  At December 31, 2014, the Company had the ability to borrow an additional $26.3 million in FHLB advances.

Note 9.                                 Regulatory Matters

The Bank is subject to regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory — and possibly additional discretionary — actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by regulators about components, risk weightings, and other factors.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition.  If only adequately capitalized, regulatory approval is required to accept brokered deposits.  If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.  Management believes, as of December 31, 2014, that the Bank meets all capital adequacy requirements to which it is subject.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 9.                                 Regulatory Matters (Continued)

Actual capital levels and minimum required levels for the Bank were:

					Minimum
					Required to Be
					Well Capitalized
			Minimum Required for		Under Prompt
			Capital Adequacy		Corrective Action
			Purposes		Provisions
(Dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
(Unaudited)
December 31, 2014
Total capital (to risk-weighted assets)	$19,861	11.7%	$13,572	8.0%	$16,965	10.0%
Tier 1 (core) capital (to risk-weighted assets)	17,737	10.5%	6,786	4.0%	10,179	6.0%
Tier 1 (core) capital (to adjusted total assets)	17,737	9.1%	7,833	4.0%	9,791	5.0%

June 30, 2014
Total capital (to risk-weighted assets)	$18,729	11.7%	$12,852	8.0%	$16,065	10.0%
Tier 1 (core) capital (to risk-weighted assets)	16,736	10.4%	6,426	4.0%	9,639	6.0%
Tier 1 (core) capital (to adjusted total assets)	16,736	9.3%	7,196	4.0%	8,994	5.0%

June 30, 2013
Total capital (to risk-weighted assets)	$16,750	12.8%	$10,442	8.0%	$13,053	10.0%
Tier 1 (core) capital (to risk-weighted assets)	15,110	11.6%	5,221	4.0%	7,832	6.0%
Tier 1 (core) capital (to adjusted total assets)	15,110	9.2%	6,563	4.0%	8,204	5.0%

Federal regulations require the Bank to comply with a Qualified Thrift Lender (QTL) test, which requires that 65% of assets be maintained in housing-related finance and other specified assets.  If the QTL test is not met, limits are placed on growth, branching, new investment, FHLB advances, and dividends or the institution must convert to a commercial bank charter.  Management believes the QTL test has been met.

In July 2013, the Federal Reserve Board and the Federal Deposit Insurance Corporation issued final rules implementing the Basel III regulatory capital framework and related Dodd-Frank Wall Street Reform and Consumer Protection Act changes. The rules revise minimum capital requirements and adjust prompt corrective action thresholds. The final rules revise the regulatory capital elements, add a new common equity Tier 1 capital ratio, increase the minimum Tier 1 capital ratio requirement, and implement a new capital conservation buffer.  The rules also permit certain banking organizations to retain, through a one-time election, the existing treatment for accumulated other comprehensive income.  The final rules took effect for community banks on January 1, 2015, subject to a transition period for certain parts of the rules. Management believes the Bank will remain well-capitalized under the new rules.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 10.                          Income Taxes

The income tax expense is as follows:

	(As Revised) For the year ended
	June 30, 2014	June 30, 2013
Current:
Federal	$(88,720)	$4,028
State	(63,491)	(27,102)
Deferred:
Federal	(443,844)	(238,109)

	$(596,055)	$(261,183)

A reconciliation of the provision for income taxes computed at the statutory federal corporate tax rate of 34% to the income tax expense in the statements of income is as follows:

	(As Revised) For the year ended
	June 30, 2014	June 30, 2013
Provision computed at the statutory federal tax rate	$(533,636)	$(211,732)
State income taxes, net of federal tax	(41,904)	9,184
Release of unearned ESOP shares and stock awards	17,363	21,435
Nondeductible expenses	(5,401)	(4,561)
Return-to-provision, net	(32,614)	(75,833)
Other	137	324

Total income tax expense	$(596,055)	$(261,183)

Retained earnings at June 30, 2014 and 2013 include certain historical additions to bad debt reserves of approximately $2,132,000 for which no deferred federal income tax liability has been recorded.  This amount represents an allocation of income to bad debt deductions for tax purposes alone.  If, in the future, this portion of retained earnings is used for any purpose other than to absorb bad debt losses, federal taxes would be imposed at the then-applicable rates. The related amount of unrecognized deferred tax liability was approximately $725,000 at June 30, 2014 and 2013.

At December 31, 2014, the Company had federal net operating loss carryforwards of approximately $4,300,000 which will expire in the fiscal years ending June 30, 2029 through 2032.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 10.                          Income Taxes (Continued)

The net deferred tax asset is as follows:

	(As Revised)
	June 30, 2014	June 30, 2013
Gross deferred tax assets:
Allowance for loan losses	$875,160	$779,620
Net operating loss carryover	1,697,062	2,174,831
Charitable contributions carryover	6,755	52,074
General business credits	324,364	323,893
Foreclosed asset writedowns	50,592	125,579
Unrealized loss on securities	1,729	9,788
Other	88,971	62,735
	3,044,633	3,528,520
Gross deferred tax liabilities:
Additions in excess of base year loan reserve	(362,000)	(35,000)
Depreciation	(63,976)	(58,905)
FHLB stock dividends	(186,864)	(525,595)
Other	(21,506)	(46,830)
	(634,346)	(666,330)

Valuation allowance for deferred tax assets	(79,000)	(79,000)

Net deferred tax asset	$2,331,287	$2,783,190

No significant income tax uncertainties were identified.  Therefore, the Company recognized no adjustment for unrecognized income tax benefits during the six months ended December 31, 2014 and 2013 and the years ended June 30, 2014 and 2013.  Corporate tax returns for the 2011 through 2013 years remain open to examination by taxing authorities.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in noninterest expenses.  During the six months ended December 31, 2014 and 2013 and the years ended June 30, 2014 and 2013, there were no interest and penalties recognized nor were any balances for the payment of interest and penalties accrued at December 31, 2014, June 30, 2014 and 2013.

Note 11.                          Employee Benefit Plans

The Company has a 401(k) and profit sharing plan (the Plans) covering substantially all employees.  Annual contributions to the Plans are made at the discretion of and determined by the Board of Directors.  Participant interests are vested over a period from one to five years of service.  Contributions were made of $42,000 and $37,000 for the six months ended December 31, 2014 and 2013, respectively, and $75,000 and $10,000 for the years ended June 30, 2014 and 2013, respectively.

On November 8, 2005, the Company adopted an employee stock ownership plan (the ESOP) for the benefit of substantially all employees.  The ESOP borrowed $1,292,620 from the Company and used those funds to acquire 129,262 shares of the Company’s stock in connection with the reorganization at a price of $10.00 per share.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 11.                         Employee Benefit Plans (Continued)

Shares purchased by the ESOP with the loan proceeds are held in a suspense account and are allocated to ESOP participants on a pro rata basis as principal and interest payments are made by the ESOP to the Company.  The loan is secured by shares purchased with the loan proceeds and will be repaid by the ESOP with funds from the Company’s discretionary contributions to the ESOP and earnings on ESOP assets.  Annual principal and interest payments of approximately $145,000 are to be made by the ESOP.

As shares are released from collateral, the Company will report compensation expense equal to the current market price of the shares and the shares will become outstanding for earnings-per-share computations.  Dividends on allocated ESOP shares reduce retained earnings; dividends on unearned ESOP shares reduce accrued interest.  Because participants may require the Company to purchase their ESOP shares upon termination of their employment, the fair value of all earned and allocated ESOP shares may become a liability.

The ESOP has a plan year-end of December 31.  On December 31, 2014 and 2013, 9,084 and 9,083 shares, respectively, were allocated to the ESOP.  The fair value of the shares allocated approximated $5.62 and $4.10 per share at December 31, 2014 and 2013, respectively.  The Company has recorded compensation expense of $39,761 and $27,797 for shares that were released and committed to be released for the years ended June 30, 2014 and 2013, respectively.  For presentation purposes, 74,761 released shares and 4,542 shares that have been committed to be released are disclosed as allocated shares as of June 30, 2014 and 65,678 released shares and 4,542 shares that have been committed to be released are disclosed as allocated shares as of June 30, 2013.

Shares held by the ESOP were as follows:

	(Unaudited)
	December 31, 2014	June 30, 2014	June 30, 2013
Allocated shares	83,845	79,303	70,220
Unearned ESOP shares	45,417	49,959	59,042

Total ESOP shares	129,262	129,262	129,262

Fair value of unearned ESOP shares	$255,244	$244,799	$236,168

Fair value of allocated shares subject to repurchase obligation	$444,578	$388,585	$280,880

The Company approved the Equitable Financial Corp. 2006 Equity Incentive Plan in November 2006.  Under this plan, the Company may award up to 161,577 stock options and 64,631 shares of restricted stock to employees and directors.

Note 12.                          Earnings per Share

Amounts reported in earnings per share reflect earnings available to common stockholders for the period divided by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share is calculated by dividing earnings available to common stockholders for the period by the sum of the weighted average common shares outstanding and the weighted average dilutive shares.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 12.                          Earnings per Share (Continued)

The following table presents a reconciliation of the components used to compute basic earnings per share for the six months ended December 31, 2014 and 2013 and the years ended June 30, 2014 and 2013:

	(Unaudited and As Revised)		(As Revised)
	December 31,		June 30,
	2014	2013	2014	2013
Weighted average common shares outstanding	3,077,625	3,060,467	3,065,598	3,053,638
Net income available to common stockholders	$501,928	$735,679	$973,462	$361,558
Basic earnings per share	$0.16	$0.24	$0.32	$0.12

The following table presents a reconciliation of the components used to compute diluted earnings per share for the six months ended December 31, 2014 and 2013 and the years ended June 30, 2014 and 2013:

	(Unaudited and As Revised)		(As Revised)
	December 31,		June 30,
	2014	2013	2014	2013
Weighted average common shares outstanding	3,077,625	3,060,467	3,065,598	3,053,638
Weighted average of net additional shares from restricted stock awards	41,703	41,874	41,486	14,877
Weighted average number of shares outstanding	3,119,328	3,102,341	3,107,084	3,068,515

Net income available to common stockholders	$501,928	$735,679	$973,462	$361,558
Diluted earnings per share	$0.16	$0.24	$0.31	$0.12

Note 13.                          Loan Commitments and Other Related Activities

The Company is party to various financial instruments with off-balance-sheet risk.  The Company uses these financial instruments in the normal course of business to meet the financing needs of customers and to effectively manage exposure to interest rate risk.  These financial instruments include commitments to extend credit, standby letters of credit, and unused lines of credit.  When viewed in terms of the maximum exposure, these instruments may involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.  Credit risk is the possibility that a counterparty to a financial instrument will be unable to perform its contractual obligations.  Interest rate risk is the possibility that, due to changes in economic conditions, the Company’s net interest income will be adversely affected.

The following is a summary of the contractual or notional amount of each significant class of off-balance-sheet financial instruments outstanding.  The Company’s exposure to credit loss in the event of nonperformance by the counterparty for commitments to extend credit, standby letters of credit, and unused lines of credit is represented by the contractual or notional amount of these instruments.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 13.                          Loan Commitments and Other Related Activities (Continued)

The contractual or notional amounts are as follows:

	(Unaudited)
	December 31, 2014	June 30, 2014	June 30, 2013
Financial instruments wherein contractual amounts represent credit risk:
Commitments to extend credit	$5,050,000	$11,022,000	$2,644,000
Standby letters of credit	$310,000	$310,000	$60,000
Unused lines of credit	$23,604,000	$19,131,000	$19,579,000

At December 31, 2014, fixed-rate commitments were approximately $10,655,000.

Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Company evaluates each customer’s creditworthiness on a case-by-case basis.  The amount of collateral obtained, if it is deemed necessary, by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty.  The collateral held varies but primarily consists of single-family residential real estate.

In April 2006, the Company entered into an operating lease for a branch facility, with expiration in June 2012.  The lease had a renewal option to extend the lease for five years (through June 2017) which was exercised during the prior period by the Company.  Future commitments under the operating lease approximate the following:

Year Ending June 30,
2015	$105,000
2016	105,000
2017	105,000

Rental expense, included in occupancy and equipment expense in the consolidated statements of income, totaled approximately $63,000 and $63,000 for the six months ended December 31, 2014 and 2013 and $159,000 and $155,000 for the years ended June 30, 2014 and 2013, respectively.

Note 14.                          Fair Value Measurements

The Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification defines fair value, establishes a framework for measuring fair value and requires disclosure of fair value measurements.  The fair value hierarchy set forth in the Topic is as follows:

Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:  Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3:  Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 14.                          Fair Value Measurements (Continued)

There were no transfers between levels during the six months ended December 31, 2014 and 2013 and the years ended June 30, 2014 and 2013 nor were there any changes in valuation techniques used for assets or liabilities measured at fair value at December 31, 2014, June 30, 2014 and 2013.

Assets and liabilities recorded at fair value on a recurring basis: A description of the valuation methodologies used for assets and liabilities measured at fair value on a recurring basis, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below:

Securities Available-for-Sale — Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities would include highly liquid government bonds and exchange traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow. Level 2 securities would include U.S. agency securities, mortgage-backed agency securities, obligations of states and political subdivisions and certain corporate, asset backed and other securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy.

The following tables summarize assets and liabilities measured at fair value on a recurring basis as of December 31, 2014, June 30, 2014 and 2013, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	(Unaudited)
	Fair Value Measurement at December 31, 2014 Using
		Quoted Prices in		Significant
		Active Markets for	Significant Other	Unobservable
		Identical Assets	Observable Inputs	Inputs
	Total	Level 1	Level 2	Level 3
Assets
Securities available-for-sale	$657,792	$—	$657,792	$—
Total assets	$657,792	$—	$657,792	$—

	Fair Value Measurement at June 30, 2014 Using
		Quoted Prices in		Significant
		Active Markets for	Significant Other	Unobservable
		Identical Assets	Observable Inputs	Inputs
	Total	Level 1	Level 2	Level 3
Assets
Securities available-for-sale	$882,308	$—	$882,308	$—
Total assets	$882,308	$—	$882,308	$—

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 14.                          Fair Value Measurements (Continued)

	Fair Value Measurement at June 30, 2013 Using
		Quoted Prices in		Significant
		Active Markets for	Significant Other	Unobservable
		Identical Assets	Observable Inputs	Inputs
	Total	Level 1	Level 2	Level 3
Assets
Securities available-for-sale	$1,342,221	$—	$1,342,221	$—
Total assets	$1,342,221	$—	$1,342,221	$—

Assets and liabilities recorded at fair value on a nonrecurring basis:  A description of the valuation methodologies used for assets and liabilities measured at fair value on a nonrecurring basis, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.

Impaired Loans — From time to time, a loan is considered impaired and an allowance for credit losses is established.  The specific reserves for collateral dependent impaired loans are based on the fair value of the collateral less estimated costs to sell.  The fair value of collateral was determined based on appraisals.  In some cases, adjustments were made to the appraised values due to various factors including age of the appraisal, age of comparables included in the appraisal, and known changes in the market and in the collateral.  When significant adjustments were based on unobservable inputs, the resulting fair value measurement has been categorized as a Level 3 measurement.

Foreclosed Assets — Foreclosed assets are carried at estimated fair value of the property, less disposal costs.  The fair value of the property is determined based upon appraisals.  As with impaired loans, if significant adjustments are made to the appraised value, based on unobservable inputs, the resulting fair value measurement has been categorized as a Level 3 measurement.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 14.                          Fair Value Measurements (Continued)

The following tables summarize assets and liabilities measured at fair value on a nonrecurring basis as of December 31, 2014, June 30, 2014 and 2013, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	(Unaudited)
	Fair Value Measurement at December 31, 2014 Using
		Quoted Prices in		Significant
		Active Markets for	Significant Other	Unobservable
		Identical Assets	Observable Inputs	Inputs
	Total	Level 1	Level 2	Level 3
Assets
Impaired loans	$97,000	$—	$—	$97,000
Foreclosed assets	390,000	—	—	390,000
Total assets	$487,000	$—	$—	$487,000

	Fair Value Measurement at June 30, 2014 Using
		Quoted Prices in		Significant
		Active Markets for	Significant Other	Unobservable
		Identical Assets	Observable Inputs	Inputs
	Total	Level 1	Level 2	Level 3
Assets
Impaired loans	$1,384,000	$—	$—	$1,384,000
Foreclosed assets	373,000	—	—	373,000
Total assets	$1,757,000	$—	$—	$1,757,000

	Fair Value Measurement at June 30, 2013 Using
		Quoted Prices in		Significant
		Active Markets for	Significant Other	Unobservable
		Identical Assets	Observable Inputs	Inputs
	Total	Level 1	Level 2	Level 3
Assets
Impaired loans	$3,817,000	$—	$—	$3,817,000
Foreclosed assets	1,730,000	—	—	1,730,000
Total assets	$5,547,000	$—	$—	$5,547,000

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 14.                          Fair Value Measurements (Continued)

The Financial Instruments Topic of the FASB Accounting Standards Codification requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value.  Fair value is determined under the framework discussed above.  The Topic excludes all nonfinancial instruments from its disclosure requirements.  Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.  The following methods and assumptions used in estimating fair value disclosure for financial instruments are described below:

Cash and due from financial institutions — For cash and due from financial institutions, the current carrying amount is a reasonable estimate of fair value.

Time deposits with financial institutions — The fair value of fixed rate time deposits is estimated by discounting the future cash flows using the current rates for the same remaining maturities.  The fair value of variable rate time deposits approximates carrying value.

Securities — The fair value of securities is determined using quoted prices, when available in an active market.  If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or a discounted cash flows model.

Federal Home Loan Bank stock — For restricted equity securities, the carrying value approximates fair value.

Loans, net — The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.  The fair value of variable rate loans approximates carrying value.

Deposits — The carrying value of noninterest-bearing deposits approximates fair value.  The fair value of fixed rate deposits is estimated by discounting the future cash flows using the current rates for the same remaining maturities.

Federal funds purchased and securities sold under agreements to repurchase — For federal funds purchased and securities sold under agreements to repurchase, the carrying value approximates fair value.

Federal Home Loan Bank borrowings — The estimated fair value of fixed rate advances from the Federal Home Loan Bank is determined by discounting the future cash flows of existing advances using rates currently available on advances from the Federal Home Loan Bank having similar characteristics.  Adjustable rate advances’ carrying value approximates fair value.

Accrued interest — The carrying amounts of accrued interest approximate fair value.

Off-balance sheet items — The fair value of off-balance-sheet items is based on current fees or cost that would be charged to enter into or terminate such arrangements.  There were not considered material and are not presented in the below tables.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 14.                          Fair Value Measurements (Continued)

The estimated fair value of financial instruments is as follows:

(Unaudited)	Fair Value	Carrying	Estimated
December 31, 2014	Hierarchy Level	Amount	Fair Value
Financial assets:
Cash and due from financial institutions	Level 1	$16,681,149	$16,681,000
Time deposits with financial institutions	Level 2	500,000	500,000
Securities available-for-sale	See previous table	657,792	658,000
Securities held-to-maturity	See previous table	3,437,736	3,456,000
Federal Home Loan Bank stock	Level 1	550,300	550,000
Loans, net	Level 2	165,202,999	163,089,000
Accrued interest receivable	Level 1	1,114,466	1,114,000
Financial liabilities:
Noninterest-bearing deposits	Level 2	(24,474,687)	(24,475,000)
Interest-bearing deposits	Level 2	(140,401,631)	(137,182,000)
Federal Home Loan Bank borrowings	Level 2	(10,870,121)	(10,870,000)
Accrued interest payable and other liabilities	Level 1	(738,733)	(739,000)

	Fair Value	Carrying	Estimated
June 30, 2014	Hierarchy Level	Amount	Fair Value
Financial assets:
Cash and due from financial institutions	Level 1	$7,776,305	$7,776,000
Time deposits with financial institutions	Level 2	1,250,000	1,250,000
Securities available-for-sale	See previous table	882,308	882,000
Securities held-to-maturity	See previous table	3,642,304	3,668,000
Federal Home Loan Bank stock	Level 1	549,600	550,000
Loans, net	Level 2	157,509,440	155,197,000
Accrued interest receivable	Level 1	983,958	984,000
Financial liabilities:
Noninterest-bearing deposits	Level 2	(20,582,628)	(20,583,000)
Interest-bearing deposits	Level 2	(129,180,665)	(127,003,000)
Federal Home Loan Bank borrowings	Level 2	(10,767,815)	(10,745,000)
Accrued interest payable and other liabilities	Level 1	(991,894)	(992,000)

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 14.                          Fair Value Measurements (Continued)

	Fair Value	Carrying	Estimated
June 30, 2013	Hierarchy Level	Amount	Fair Value
Financial assets:
Cash and due from financial institutions	Level 1	$19,556,397	$19,556,000
Time deposits with financial institutions	Level 2	3,287,000	3,287,000
Securities available-for-sale	See previous table	1,342,221	1,342,000
Securities held-to-maturity	See previous table	842,077	877,000
Federal Home Loan Bank stock	Level 1	2,587,100	2,587,000
Loans, net	Level 2	127,048,611	126,991,000
Accrued interest receivable	Level 1	785,460	785,000
Financial liabilities:
Noninterest-bearing deposits	Level 2	(18,555,263)	(18,555,000)
Interest-bearing deposits	Level 2	(116,202,328)	(113,939,000)
Federal funds purchased and securities sold under agreements to repurchase	Level 2	(1,015,192)	(1,015,000)
Federal Home Loan Bank borrowings	Level 2	(10,563,203)	(10,462,000)
Accrued interest payable and other liabilities	Level 1	(1,040,951)	(1,041,000)

Note 15.                          Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) components were as follows:

	(Unaudited)
	December 31, 2014	June 30, 2014	June 30, 2013
Unrealized holding gains (losses) on securities available-for-sale	$(4,027)	$(5,086)	$(28,788)
Tax benefit	1,369	1,730	9,789

	$(2,658)	$(3,356)	$(18,999)

Note 16.                          Transactions with Related Parties

In the ordinary course of business, the Company granted loans to principal officers, directors, and their affiliates.  Annual activity consisted of the following:

	(Unaudited)
	Six Months Ended	For the year ended
	December 31, 2014	June 30, 2014	June 30, 2013
Beginning balance	$1,603,501	$838,516	$1,121,135
New loans or transfers in	2,903,203	5,250,146	159,958
Repayments or transfers out	(2,831,441)	(4,485,161)	(442,577)

Ending balance	$1,675,263	$1,603,501	$838,516

Deposits from principal officers, directors, and their affiliates at December 31, 2014, June 30, 2014 and 2013 approximated $220,000, $314,000 and $262,000, respectively.

Equitable Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements

Note 17.                          Subsequent Event

On March 2, 2015, the Boards of Directors of the MHC, the Company and the Bank adopted a Plan of Conversion.  Pursuant to the Plan of Conversion, the MHC will convert from the mutual holding company form of organization to the fully public form.  The MHC will be merged into the Company, and the MHC will no longer exist.  The Company will then merge into a new Maryland corporation named Equitable Financial Corp.  As part of the conversion, the MHC’s ownership interest in the Company will be offered for sale in a public offering.  The existing publicly held shares of the Company, which represent the remaining ownership interest in the Company, will be exchanged for new shares of common stock of Equitable Financial Corp., the new Maryland corporation.  The exchange ratio will ensure that immediately after the conversion and public offering, the public shareholders of the Company will own the same aggregate percentage of common stock of the new Maryland corporation that they owned immediately prior to the completion of the conversion and public offering (excluding shares purchased in the stock offering, cash received in lieu of fractional shares and as adjusted to reflect assets held by the MHC).  When the conversion and public offering are completed, all of the capital stock of the Bank will be owned by the new Maryland corporation.  The Plan of Conversion provides for the establishment, upon the completion of the conversion, of special “liquidation accounts” for the benefit of certain depositors of the Bank in an amount equal to the MHC’s ownership interest in the equity of the Company as of the date of the latest balance sheet contained in the prospectus plus the value of the net assets of the MHC as of the date of the latest statement of financial condition of the MHC prior to the consummation of the conversion (excluding its ownership of the Company).  Following the completion of the conversion, Equitable Financial Corp. and the Bank will not be permitted to pay dividends on their capital stock if Equitable Financial Corp.’s shareholders’ equity or the Bank’s shareholder’s equity would be reduced below the amount of Equitable Financial Corp.’s or the Bank’s liquidation account, as applicable.  The liquidation accounts will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits.  Subsequent increases will not restore an eligible account holder’s interest in the liquidation accounts.  Direct costs of the conversion and public offering will be deferred and reduce the proceeds from the shares sold in the public offering.

Note 18.                          Revisions to Previously-Issued Consolidated Financial Statements

The Company’s consolidated financial statements and related notes herein, which have been previously-issued, have been revised to correctly reflect the deferred tax liability that arises from amounts in excess of the base-year loan reserves on a tax-basis pursuant to FASB Accounting Standards Codification 942-740-25-2.  As a result of the revisions, the Company’s previously-reported net deferred tax assets and retained earnings at December 31, 2014, June 30, 2014, and June 30, 2013 were reduced by $330,000, $362,000 and $35,000, respectively.  The Company’s previously-reported deferred income tax expense for the six months ended December 31, 2014 and 2013, was reduced by $32,000 and $14,000, respectively. The Company’s previously-reported deferred income tax expense for the years ended June 30, 2014 and 2013, was increased by $327,000 and $35,000, respectively.  The Company’s cash flows were not impacted by the previously described revisions.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Equitable Financial Corp. or Equitable Bank.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Equitable Financial Corp. or Equitable Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 1,725,000 Shares

(Subject to Increase to up to 1,983,750 Shares)

(Proposed Holding Company for

Equitable Bank)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

[Prospectus Date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until [                          , 2015], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Dear Fellow Stockholder:

Equitable Financial Corp. is soliciting stockholder votes regarding the mutual-to-stock conversion of Equitable Financial MHC.  Pursuant to a Plan of Conversion and Reorganization, our organization will convert from a partially public company to a fully public company by selling a minimum of 1,275,000 shares of common stock of a newly formed company, also named Equitable Financial Corp. (“New Equitable”), which will become the holding company for Equitable Bank.

The Proxy Vote

We have received regulatory approval of the application that includes the Plan of Conversion and Reorganization.  However, we must also receive the approval of our stockholders.  Enclosed is a proxy statement/prospectus describing the proposals being presented at our special meeting of stockholders.  Please promptly vote the enclosed proxy card.  Our Board of Directors urges you to vote “FOR” the approval of the Plan of Conversion and Reorganization and “FOR” the other matters being presented at the special meeting.

The Exchange

At the conclusion of the conversion, your shares of Equitable Financial Corp. common stock will be exchanged for shares of New Equitable common stock.  The number of new shares that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus.  Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each stockholder of Equitable Financial Corp. who holds stock certificates.  The transmittal form explains the procedure to follow to exchange your shares.  Please do not deliver your certificate(s) before you receive the transmittal form.  Shares of Equitable Financial Corp. that are held in street name (e.g., in a brokerage account) will be converted automatically at the conclusion of the conversion; no action or documentation is required of you.

The Stock Offering

We are offering the shares of common stock of New Equitable for sale at $8.00 per share.  The shares are first being offered in a subscription offering to eligible depositors of Equitable Bank.  If all shares are not subscribed for in the subscription offering, shares may be available in a community offering to Equitable Financial Corp. public stockholders and others not eligible to place orders in the subscription offering.  If you may be interested in purchasing shares of our common stock, contact our Stock Information Center at (877) 821-5783 to receive a stock order form and prospectus.  The stock offering period is expected to expire on [Expiration Date].

If you have any questions, please refer to the Questions & Answers section herein.

We thank you for your support as a stockholder of Equitable Financial Corp.

Sincerely,

Thomas E. Gdowski
President and Chief Executive Officer

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

PROSPECTUS OF EQUITABLE FINANCIAL CORP., A MARYLAND CORPORATION

PROXY STATEMENT OF EQUITABLE FINANCIAL CORP., A FEDERAL CORPORATION

Equitable Bank is converting from the mutual holding company structure to a fully public stock holding company structure.  Currently, Equitable Bank is a wholly-owned subsidiary of Equitable Financial Corp., a federally chartered corporation, which we sometimes refer to in this document as “Old Equitable,” and Equitable Financial MHC owns 57.0% of Old Equitable’s common stock.  The remaining 43.0% of Old Equitable’s common stock is owned by public stockholders.  As a result of the conversion, a newly formed Maryland corporation named Equitable Financial Corp. (“New Equitable”) will replace Old Equitable as the holding company of Equitable Bank.  Each share of Old Equitable common stock owned by the public will be exchanged for between 0.7010 and 0.9484 shares (or 1.0907 at the adjusted maximum) of common stock of New Equitable, so that immediately after the conversion Old Equitable’s existing public stockholders will own the same percentage of New Equitable common stock as they owned of Old Equitable’s common stock immediately prior to the conversion, excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares.  The actual number of shares that you will receive will depend on the percentage of Old Equitable common stock held by the public at the completion of the conversion, the final independent appraisal of New Equitable and the number of shares of New Equitable common stock sold in the offering described in the following paragraph.  It will not depend on the market price of Old Equitable common stock.  See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio” for a discussion of the exchange ratio.  Based on the [$        ] per share closing price of Old Equitable common stock as of the last trading day prior to the date of this proxy statement/prospectus, unless at least [                  ] shares of New Equitable common stock are sold in the offering (which is between the [                  ] and the [                  ] of the offering range), the initial value of the New Equitable common stock you receive in the share exchange would be less than the market value of the Old Equitable common stock you currently own.  See “Risk Factors—The market value of New Equitable common stock received in the share exchange may be less than the market value of Equitable Financial Corp. common stock exchanged.”

Concurrently with the exchange offer, we are offering for sale up to 1,725,000 shares (subject to increase to 1,983,750 shares) of common stock of New Equitable, representing the ownership interest of Equitable Financial MHC in Old Equitable.  We are offering the shares of common stock to eligible depositors of Equitable Bank, to Equitable Bank’s tax qualified benefit plans and to the public, including Old Equitable stockholders, at a price of $8.00 per share.  The conversion of Equitable Financial MHC and the offering and exchange of common stock by New Equitable is referred to herein as the “conversion and offering.”  After the conversion and offering are completed, Equitable Bank will be a wholly-owned subsidiary of New Equitable, and 100% of the common stock of New Equitable will be owned by public stockholders.  As a result of the conversion and offering, Old Equitable and Equitable Financial MHC will cease to exist.

Transactions in Old Equitable’s common stock are currently quoted on the OTC Pink Marketplace operated by OTC Markets Group Inc. under the symbol “EQFC,” and we expect transactions in the shares of New Equitable common stock also will be quoted on the OTC Pink Marketplace operated by OTC Markets Group Inc. under the symbol “EQFC.”

The conversion and offering cannot be completed unless the stockholders of Old Equitable approve the Plan of Conversion and Reorganization of Equitable Financial MHC.  Old Equitable is holding a special meeting of stockholders at [Meeting Location], on [Meeting Date], at [Meeting Time], Central Time, to consider and vote upon the Plan of Conversion and Reorganization.  We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Old Equitable stockholders, including shares held by Equitable Financial MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Old Equitable stockholders other than Equitable Financial MHC.  Equitable Financial Corp.’s Board of Directors unanimously recommends that stockholders vote “FOR” the Plan of Conversion and Reorganization.

This document serves as the proxy statement for the special meeting of stockholders of Old Equitable and the prospectus for the shares of New Equitable common stock to be issued in exchange for shares of Old Equitable common stock.  We urge you to read this entire document carefully.  You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission and the Board of Governors of the

Federal Reserve System (“Federal Reserve Board”).  This document does not serve as the prospectus relating to the offering by New Equitable of its shares of common stock in the offering, which is being made pursuant to a separate prospectus. Stockholders of Old Equitable are not required to participate in the stock offering.

This proxy statement/prospectus contains information that you should consider in evaluating the Plan of Conversion and Reorganization.  In particular, you should carefully read the section captioned “Risk Factors” beginning on page [    ] for a discussion of certain risk factors relating to the conversion and offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

For answers to your questions, please read this proxy statement/prospectus including the Questions and Answers section, beginning on page 1.  Questions about voting on the Plan of Conversion and Reorganization may be directed to Laurel Hill Advisory Group, LLC, at [Proxy Solicitor Telephone Number], Monday through Friday from        a.m. to        p.m., Central Time, and Saturdays from        a.m. to         p.m., Central Time.

The date of this proxy statement/prospectus is [Prospectus Date], and it is first being mailed to stockholders of Old Equitable on or about [Proxy Mailing Date].

EQUITABLE FINANCIAL CORP.

113 North Locust Street

Grand Island, Nebraska 68801

(308) 382-3136

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

On [Meeting Date], Equitable Financial Corp. will hold a special meeting of stockholders at [Meeting Location].  The meeting will begin at [Meeting Time], Central Time.  At the meeting, stockholders will consider and act on the following:

1.                                      The approval of a Plan of Conversion and Reorganization, whereby Equitable Financial MHC and Equitable Financial Corp., a federal corporation, will convert and reorganize from the mutual holding company structure to the stock holding company structure, as more fully described in the attached proxy statement/prospectus;

2.                                      The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion and Reorganization;

3.                                      The following informational proposals:

3a.                               Approval of a provision in New Equitable’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New Equitable’s articles of incorporation;

3b.                               Approval of a provision in New Equitable’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New Equitable’s bylaws;

3c.                                Approval of a provision in New Equitable’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New Equitable’s outstanding voting stock; and

4.                                      Such other business that may properly come before the meeting.

NOTE:  The Board of Directors is not aware of any other business to come before the meeting.

The provisions of New Equitable’s articles of incorporation that are summarized as informational proposals 3a through 3c were approved as part of the process in which our Board of Directors approved the Plan of Conversion and Reorganization.  These proposals are informational in nature only because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the Plan of Conversion and Reorganization.  While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the Plan of Conversion and Reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals.

The Board of Directors has fixed May 5, 2015, as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

Upon written request addressed to the Corporate Secretary of Old Equitable at the address given above, stockholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the Plan of Conversion and Reorganization.  In order to assure timely receipt of the additional copy of the proxy statement/prospectus and/or the Plan of Conversion and Reorganization, the written request should be received by Old Equitable by [Request Date].

Please complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope.  The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Teresa Hartwig
Corporate Secretary

Grand Island, Nebraska
[Prospectus Date]

QUESTIONS AND ANSWERS

FOR STOCKHOLDERS OF EQUITABLE FINANCIAL CORP.

REGARDING THE PLAN OF CONVERSION AND REORGANIZATION

You should read this document for more information about the conversion.  The application that includes the Plan of Conversion and Reorganization described herein has been approved by Equitable Financial Corp.’s primary federal regulator, the Federal Reserve Board.  However, such approval by the Federal Reserve Board does not constitute a recommendation or endorsement of the Plan of Conversion and Reorganization.

Q.                                   WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A.                                    Old Equitable stockholders as of May 5, 2015 are being asked to vote on the Plan of Conversion and Reorganization pursuant to which Equitable Financial MHC will convert from the mutual to the stock form of organization.  As part of the conversion, a newly formed Maryland corporation, New Equitable, is offering its common stock to eligible depositors of Equitable Bank, to Equitable Bank’s tax qualified benefit plans, to stockholders of Old Equitable as of May 5, 2015 and to the public.  The shares offered represent Equitable Financial MHC’s current ownership interest in Old Equitable. Voting for approval of the Plan of Conversion and Reorganization will also include approval of the exchange ratio and the articles of incorporation of New Equitable (including the anti-takeover provisions and provisions limiting stockholder rights). Your vote is important. Without sufficient votes “FOR” its adoption, we cannot implement the Plan of Conversion and Reorganization and complete the stock offering.

In addition, Old Equitable stockholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion and Reorganization.

Stockholders also are asked to vote on the following informational proposals with respect to the articles of incorporation of New Equitable:

•                  Approval of a provision requiring a super-majority vote to approve certain amendments to New Equitable’s articles of incorporation;

•                  Approval of a provision requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New Equitable’s bylaws; and

•                  Approval of a provision to limit the voting rights of shares beneficially owned in excess of 10% of New Equitable’s outstanding voting stock.

The provisions of New Equitable’s articles of incorporation that are included as informational proposals were approved as part of the process in which our Board of Directors approved the Plan of Conversion and Reorganization.  These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the Plan of Conversion and Reorganization.  While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the Plan of Conversion and Reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals.  The provisions of New Equitable’s articles of incorporation that are summarized above as informational proposals may have the effect of deterring, or rendering more difficult, attempts by third parties to obtain control of New Equitable if such attempts are not approved by the Board of Directors, or may make the removal of the Board of Directors or management, or the appointment of new directors, more difficult.

Your vote is important.  Without sufficient votes “FOR” adoption of the Plan of Conversion and Reorganization, we cannot implement the Plan of Conversion and Reorganization and the related stock offering.

Q.                                   WHAT ARE THE REASONS FOR THE CONVERSION AND RELATED OFFERING?

A.                                    The primary reasons for the conversion and offering are to:

•                  Enhance our regulatory capital position;

•                  Transition us to a more familiar and flexible organizational structure;

•                  Improve the liquidity of our shares of common stock; and

•                  Facilitate future mergers and acquisitions.

As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration in a merger or acquisition since Equitable Financial MHC is required to own a majority of Old Equitable’s outstanding shares of common stock.  Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and therefore will enhance our ability to compete with other bidders when acquisition opportunities arise. We currently have no arrangements or understandings regarding any specific acquisition.

Q.                                   WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING OLD EQUITABLE SHARES?

A.                                    As more fully described in “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio,” depending on the number of shares sold in the offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 0.7010 shares at the minimum and  0.9484 shares at the maximum of the offering range (or  1.0907 shares at the adjusted maximum of the offering range) of New Equitable common stock (cash will be paid in lieu of any fractional shares).  For example, if you own 100 shares of Old Equitable common stock, and the exchange ratio is 1.0907 (at the adjusted maximum of the offering range), after the conversion you will receive 109 shares of New Equitable common stock and $0.56 in cash, the value of the fractional share based on the $8.00 per share purchase price of stock in the offering.

If you own shares of Old Equitable common stock in a brokerage account in “street name,” your shares will be automatically exchanged within your account, and you do not need to take any action to exchange your shares of common stock or receive cash in lieu of fractional shares.  If you own shares in the form of Old Equitable stock certificates, after the completion of the conversion and stock offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificates.  A statement reflecting your ownership of shares of common stock of New Equitable and a check representing cash in lieu of fractional shares will be mailed to you within five business days after the transfer agent receives a properly executed transmittal form and your existing Old Equitable stock certificate(s).  New Equitable will not issue stock certificates.  You should not submit a stock certificate until you receive a transmittal form.

Q.                                   WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $8.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK PRIOR TO COMPLETION OF THE CONVERSION?

A.                                    The shares will be based on a price of $8.00 per share because that is the price at which New Equitable will sell shares in its stock offering.  The amount of common stock New Equitable will issue at $8.00 per share in the offering and the exchange is based on an independent appraisal of the estimated market value of New Equitable, assuming the conversion and offering are completed. RP Financial, LC., an appraisal firm experienced in the appraisal of financial institutions, has estimated that, as of February 6, 2015, this market value was $21.0 million.  Based on Federal Reserve Board regulations, the market value forms the

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midpoint of a range with a minimum of $17.9 million and a maximum of $24.2 million, which can be adjusted upward to $27.8 million.  Based on this valuation and the valuation range, the number of shares of common stock of New Equitable that existing public stockholders of Old Equitable will receive in exchange for their shares of Old Equitable common stock is expected to range from 959,956 to 1,298,764, and can be adjusted up to 1,493,579, with a midpoint of 1,129,360 (a value of approximately $7.7 million to $10.4 million, which can be adjusted up to $11.9 million, with a midpoint of $9.0 million, at $8.00 per share).  The number of shares received by the existing public stockholders of Old Equitable is intended to maintain their existing ownership in our organization (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares).  The independent appraisal is based in part on Old Equitable’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded savings and loan holding companies that RP Financial, LC. considered comparable to Old Equitable.

Q.                                   Does the exchange ratio depend on the TRADING price of OLD EQUITABLE common stock?

A.                                    No, the exchange ratio will not be based on the market price of Old Equitable common stock.  Instead, the exchange ratio will be based on the appraised value of New Equitable.  The purpose of the exchange ratio is to maintain the ownership percentage of existing public stockholders of Old Equitable.  Therefore, changes in the price of Old Equitable common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Q.                                   SHOULD I SUBMIT MY STOCK CERTIFICATES NOW?

A.                                    No.  If you hold stock certificate(s), instructions for exchanging the certificates will be sent to you by our exchange agent after completion of the conversion.  If your shares are held in “street name” (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

Q.                                   HOW DO I VOTE?

A.                                    Mark your vote, sign each proxy card enclosed and return the card(s) to us, in the enclosed proxy reply envelope.  For information on submitting your proxy, please refer to instructions on the enclosed proxy card.  YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.

Q.                                   IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER, BANK OR OTHER NOMINEE AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.                                    No.  Your broker, bank or other nominee will not be able to vote your shares without instructions from you.  You should instruct your broker, bank or other nominee to vote your shares, using the directions that they provide to you.

Q.                                   WHY SHOULD I VOTE? WHAT HAPPENS IF I DON’T VOTE?

A.                                    Your vote is very important.  We believe the conversion and offering are in the best interests of our stockholders.  Not voting all the proxy card(s) you receive will have the same effect as voting “against” the Plan of Conversion and Reorganization.   Without sufficient favorable votes “for” the Plan of Conversion and Reorganization, we cannot complete the conversion and offering.

Q.                                   WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER, BANK OR OTHER NOMINEE?

A.                                    Your vote is important.  If you do not instruct your broker, bank or other nominee to vote your shares, the unvoted proxy will have the same effect as a vote “against” the Plan of Conversion and Reorganization.

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Q.                                   MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE COMMUNITY OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A.                                    Yes. If you would like to receive a prospectus and stock order form, you must call our Stock Information Center at (877) 821-5783, Monday through Friday between 9:00 a.m. and 3:00 p.m., Central Time.  The Stock Information Center is closed on bank holidays.

Eligible depositors of Equitable Bank have priority subscription rights allowing them to purchase common stock in a subscription offering.  Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as described herein.  In the event orders for New Equitable common stock in a community offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in Hall, Lincoln and Douglas Counties, Nebraska; second to cover orders of Old Equitable stockholders as of May 5, 2015; and thereafter to cover orders of the general public.

Stockholders of Old Equitable are subject to an ownership limitation.  Shares of common stock purchased in the offering by a stockholder and his or her associates or individuals acting in concert with the stockholder, plus any shares a stockholder and these individuals receive in the exchange for existing shares of Old Equitable common stock, may not exceed 9.9% of the total shares of common stock of New Equitable to be issued and outstanding after the completion of the conversion.

Please note that properly completed and signed stock order forms, with full payment, must be received (not postmarked) no later than 5:00 p.m., Central Time on [Expiration Date].

Q.                                   WILL THE CONVERSION HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT EQUITABLE BANK?

A.                                    No.  The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged.  Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit.  Loans and rights of borrowers will not be affected.  Depositors will no longer have voting rights in Equitable Financial MHC as to matters currently requiring such vote.  Equitable Financial MHC will cease to exist after the conversion and offering.  Only stockholders of New Equitable will have voting rights after the conversion and offering.

OTHER QUESTIONS?

For answers to other questions, please read this proxy statement/prospectus.  Questions about voting on the Plan of Conversion and Reorganization may be directed to Laurel Hill Advisory Group, LLC, at [Proxy Solicitor Telephone Number], Monday through Friday from [          ] a.m. to [          ] p.m., Central Time, and Saturdays from [          ] a.m. to [          ] p.m., Central Time.  Questions about the stock offering may be directed to our Stock Information Center at (877) 821-5783, Monday through Friday between 9:00 a.m. and 3:00 p.m., Central Time.  The Stock Information Center is closed weekends and bank holidays.

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SUMMARY

This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 — Approval of The Plan of Conversion and Reorganization,” “Proposal 2 — Adjournment of the Special Meeting,” “Proposals 3a through 3c — Informational Proposals Related to the Articles of Incorporation of New Equitable” and the consolidated financial statements and the notes to the consolidated financial statements.

The Special Meeting

Date, Time and Place.  Old Equitable will hold its special meeting of stockholders at [Meeting Location], on [Meeting Date], at [Meeting Time], Central Time.

The Proposals.  Stockholders will be voting on the following proposals at the special meeting:

1.                                      The approval of a Plan of Conversion and Reorganization, whereby Equitable Financial MHC and Equitable Financial Corp., a federal corporation, will convert and reorganize from the mutual holding company structure to the stock holding company structure, as more fully described in the attached proxy statement/prospectus;

2.                                      The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion and Reorganization;

3.                                      The following informational proposals:

3a.                               Approval of a provision in New Equitable’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New Equitable’s articles of incorporation;

3b.                               Approval of a provision in New Equitable’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New Equitable’s bylaws;

3c.                                Approval of a provision in New Equitable’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New Equitable’s outstanding voting stock; and

4.                                      Such other business that may properly come before the meeting.

The provisions of New Equitable’s articles of incorporation that are summarized as informational proposals 3a through 3c were approved as part of the process in which our Board of Directors approved the Plan of Conversion and Reorganization.  These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the Plan of Conversion and Reorganization.  While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the Plan of Conversion and Reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals.  The provisions of New Equitable’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New Equitable, if such attempts are not approved by the Board of Directors, or may make the removal of the Board of Directors or management, or the appointment of new directors, more difficult.

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Vote Required for Approval of Proposals by the Stockholders of Old Equitable

Proposal 1: Approval of the Plan of Conversion and Reorganization.  We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Old Equitable stockholders, including shares held by Equitable Financial MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Old Equitable stockholders other than Equitable Financial MHC.

Proposal 1 also must be approved by the depositors of Equitable Bank at a special meeting of depositors called for that purpose. Depositors will receive separate informational materials from Equitable Financial MHC regarding the conversion.

Proposal 2: Approval of the adjournment of the special meeting.  We must obtain the affirmative vote of at least a majority of the votes cast by Old Equitable stockholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the Plan of Conversion and Reorganization.

Informational Proposals 3a through 3c.  The provisions of New Equitable’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the Board of Directors of Old Equitable approved the Plan of Conversion and Reorganization.  These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the Plan of Conversion and Reorganization.  While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the Plan of Conversion and Reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals.  The provisions of New Equitable’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New Equitable, if such attempts are not approved by the Board of Directors, or may make the removal of the Board of Directors or management, or the appointment of new directors, more difficult.

Other Matters.  We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Old Equitable.  At this time, we know of no other matters that may be presented at the special meeting.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting.  To revoke your proxy, you must advise the corporate secretary of Old Equitable in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person.  Attendance at the special meeting will not in itself constitute revocation of your proxy.

Vote by Equitable Financial MHC

Management anticipates that Equitable Financial MHC, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above.  If Equitable Financial MHC votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting, if necessary, would be assured.

As of May 5, 2015 the directors and executive officers of Old Equitable beneficially owned 229,137  shares, or approximately 7.2% of the outstanding shares of Old Equitable common stock, and Equitable Financial MHC owned 1,813,630 shares, or approximately 57.0% of the outstanding shares of Old Equitable common stock.

Vote Recommendations

Your Board of Directors unanimously recommends that you vote “FOR” the Plan of Conversion and Reorganization, “FOR” the adjournment of the special meeting, if necessary, and “FOR” the Informational Proposals 3a through 3c.

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Our Business

[Same as Prospectus]

Plan of Conversion and Reorganization

The Boards of Directors of Old Equitable, Equitable Financial MHC, Equitable Bank and New Equitable have adopted a Plan of Conversion and Reorganization pursuant to which Equitable Bank will reorganize from a mutual holding company structure to a stock holding company structure.  Public stockholders of Old Equitable will receive shares in New Equitable in exchange for their shares of Old Equitable common stock based on an exchange ratio. See “—The Exchange of Existing Shares of Old Equitable Common Stock.”  This conversion to a stock holding company structure also includes the offering by New Equitable of shares of its common stock to eligible depositors of Equitable Bank and to the public, including Old Equitable stockholders, in a subscription offering and, if necessary, in a community offering and/or in a separate public offering through a syndicate of broker-dealers, referred to in this proxy statement/prospectus as the syndicated offering.  Following the conversion and offering, Equitable Financial MHC and Old Equitable will no longer exist, and New Equitable will be the parent company of Equitable Bank.

The conversion and offering cannot be completed unless the stockholders of Old Equitable approve the Plan of Conversion and Reorganization.  Old Equitable’s stockholders will vote on the Plan of Conversion and Reorganization at Old Equitable’s special meeting.  This document is the proxy statement used by Old Equitable’s Board of Directors to solicit proxies for the special meeting.  It is also the prospectus of New Equitable regarding the shares of New Equitable common stock to be issued to Old Equitable’s stockholders in the share exchange. This document does not serve as the prospectus relating to the offering by New Equitable of its shares of common stock in the subscription offering and any community offering or syndicated community offering, which will be made pursuant to a separate prospectus.

Our Organizational Structure

[Same as Prospectus]

Business Strategy

[Same as Prospectus]

Reasons for the Conversion

[Same as Prospectus]

See “Proposal 1 — Approval of the Plan of Conversion and Reorganization” for a more complete discussion of our reasons for conducting the conversion and offering.

Conditions to Completion of the Conversion

[Same as Prospectus]

The Exchange of Existing Shares of Old Equitable Common Stock

[Same as Prospectus]

How We Determined the Offering Range, the Exchange Ratio and the $8.00 Per Share Stock Price

[Same as Prospectus]

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How We Intend to Use the Proceeds From the Offering

[Same as Prospectus]

Our Dividend Policy

[Same as Prospectus]

Purchases and Ownership by Officers and Directors

[Same as Prospectus]

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

[Same as Prospectus]

Market for Common Stock

[Same as Prospectus]

Tax Consequences

[Same as Prospectus]

Changes in Stockholders’ Rights for Existing Stockholders of Old Equitable

As a result of the conversion, existing stockholders of Old Equitable will become stockholders of New Equitable. Some rights of stockholders of New Equitable will be reduced compared to the rights stockholders currently have in Old Equitable  The reduction in stockholder rights results from differences between the federal and Maryland charters and bylaws, and from distinctions between federal and Maryland law.  Many of the differences in stockholder rights under the articles of incorporation and bylaws of New Equitable are not mandated by Maryland law but have been chosen by management as being in the best interests of New Equitable and all of its stockholders.  The differences in stockholder rights in the articles of incorporation and bylaws of New Equitable include the following: (i) greater lead time required for stockholders to submit proposals for certain provisions of new business or to nominate directors; (ii) approval by at least 80% of outstanding shares required to amend the bylaws and certain provisions of the articles of incorporation; and (iii) a limit on voting rights of shares beneficially owned in excess of 10% of New Equitable’s outstanding voting stock.  See “Comparison of Stockholders’ Rights For Existing Stockholders of Old Equitable” for a discussion of these differences.

Dissenters’ Rights

Stockholders of Old Equitable do not have dissenters’ rights in connection with the conversion and offering.

Important Risks in Owning New Equitable’s Common Stock

Before you vote on the conversion, you should read the “Risk Factors” section beginning on page [    ] of this proxy statement/prospectus.

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RISK FACTORS

You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of New Equitable common stock.

Risks Related to Our Business

[Same as Prospectus]

Risks Related to the Offering and the Exchange

The market value of New Equitable common stock received in the share exchange may be less than the market value of Old Equitable common stock exchanged.

The number of shares of New Equitable common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering.  The exchange ratio will be based on the percentage of Old Equitable common stock held by the public prior to the completion of the conversion and offering, the final independent appraisal of New Equitable common stock prepared by RP Financial, LC. and the number of shares of common stock sold in the offering.  The exchange ratio will ensure that existing public stockholders of Old Equitable common stock will own the same percentage of New Equitable common stock after the conversion and offering as they owned of Old Equitable common stock immediately prior to completion of the conversion and offering (excluding any new shares purchased by them in the offering, their receipt of cash in lieu of fractional exchange shares and as adjusted for assets held by Equitable Financial MHC).  The exchange ratio will not depend on the market price of Old Equitable common stock.

The exchange ratio ranges from 0.7010 shares at the minimum and 0.9484 shares at the maximum (or 1.0907 shares at the adjusted maximum) of the offering range of New Equitable common stock per share of Old Equitable common stock. Shares of New Equitable common stock issued in the share exchange will have an initial value of $8.00 per share.  Depending on the exchange ratio and the market value of Old Equitable common stock at the time of the exchange, the initial market value of the New Equitable common stock that you receive in the share exchange could be less than the market value of the Old Equitable common stock that you currently own. Based on the most recent closing price of Old Equitable common stock prior to the date of this proxy statement /prospectus, which was [$        ], unless at least [            ] shares of New Equitable common stock are sold in the offering (which is between the midpoint and the maximum of the offering range), the initial value of the New Equitable common stock you receive in the share exchange would be less than the market value of the Old Equitable common stock you currently own.

There may be a decrease in stockholders’ rights for existing stockholders of Old Equitable.

As a result of the conversion, existing stockholders of Old Equitable will become stockholders of New Equitable. In addition to the provisions discussed above that may discourage takeover attempts that may be favored by stockholders, some rights of stockholders of New Equitable will be reduced compared to the rights stockholders currently have in Old Equitable.  The reduction in stockholder rights results from differences between the federal and Maryland chartering documents and bylaws, and from differences between federal and Maryland law.  Many of the differences in stockholder rights under the articles of incorporation and bylaws of New Equitable are not mandated by Maryland law but have been chosen by management as being in the best interests of New Equitable and its stockholders.  The articles of incorporation and bylaws of New Equitable include the following provisions:  (i) greater lead time required for stockholders to submit proposals for new business or to nominate directors; and (ii) approval by at least 80% of the outstanding shares of capital stock entitled to vote generally is required to amend the bylaws and certain provisions of the articles of incorporation; and (iii) a limit on voting rights of shares beneficially owned in excess of 10% of New Equitable’s outstanding voting stock.  See “Comparison of Stockholders’ Rights For Existing Stockholders of Equitable Financial Corp.” for a discussion of these differences.

[Remaining risks same as Prospectus]

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INFORMATION ABOUT THE SPECIAL MEETING

General

This proxy statement/prospectus is being furnished to you in connection with the solicitation by the Board of Directors of Old Equitable of proxies to be voted at the special meeting of stockholders to be held at [Meeting Location], on [Meeting Date], at [Meeting Time], Central Time, and any adjournment or postponement thereof.

The purpose of the special meeting is to consider and vote upon the Plan of Conversion and Reorganization of Equitable Financial MHC.

In addition, stockholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal.  Stockholders also will vote on informational proposals with respect to the articles of incorporation of New Equitable.

Voting in favor of or against the Plan of Conversion and Reorganization includes a vote for or against the conversion of Equitable Financial MHC to a stock holding company as contemplated by the Plan of Conversion and Reorganization.  Voting in favor of the Plan of Conversion and Reorganization will not obligate you to purchase any shares of common stock in the offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at Equitable Bank.

Who Can Vote at the Meeting

You are entitled to vote your Old Equitable common stock if our records show that you held your shares as of the close of business on May 5, 2015.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee.  As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on May 5, 2015, there were 3,183,004 shares of Old Equitable common stock outstanding. Each share of common stock has one vote.

Attending the Meeting

If you are a stockholder as of the close of business on May 5, 2015, you may attend the meeting.  However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Old Equitable common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting.  If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes of determining the existence of a quorum.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Plan of Conversion and Reorganization.  We must obtain the affirmative vote of the holders of (i) two-thirds of the outstanding common stock of Old Equitable entitled to be cast at the special meeting, including shares held by Equitable Financial MHC, and (ii) a majority of the outstanding shares of common stock of Old Equitable entitled to be cast at the special meeting, other than shares held by Equitable Financial MHC.

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Proposal 2: Approval of the adjournment of the special meeting.  We must obtain the affirmative vote of at least a majority of the votes cast by Old Equitable stockholders entitled to vote at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the Plan of Conversion and Reorganization.

Informational Proposals 3a through 3c: Approval of certain provisions in New Equitable’s articles of incorporation.  The provisions of New Equitable’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the Board of Directors of Old Equitable approved the Plan of Conversion and Reorganization.  These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the Plan of Conversion and Reorganization.  While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the Plan of Conversion and Reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals.  The provisions of New Equitable’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New Equitable, if such attempts are not approved by the Board of Directors, or may make the removal of the Board of Directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Old Equitable. At this time, we know of no other matters that may be presented at the special meeting.

Shares Held by Equitable Financial MHC and Our Officers and Directors

As of May 5, 2015, Equitable Financial MHC beneficially owned 1,813,630 shares of Old Equitable common stock.  This equals approximately 57.0% of our outstanding shares.  We expect that Equitable Financial MHC will vote all of its shares in favor of Proposal 1—Approval of the Plan of Conversion and Reorganization, Proposal 2—Approval of the adjournment of the special meeting, and Informational Proposals 3a through 3c.

As of May 5, 2015, our officers and directors beneficially owned 229,137 shares of Old Equitable common stock. This equals 7.2% of our outstanding shares and 16.7% of shares held by persons other than Equitable Financial MHC.

Voting by Proxy

Our Board of Directors is sending you this proxy statement/prospectus to request that you allow your shares of Old Equitable common stock to be represented at the special meeting by the persons named in the enclosed proxy card.  All shares of Old Equitable common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors.  Our Board of Directors recommends that you vote “FOR” approval of the Plan of Conversion and Reorganization, “FOR” approval of the adjournment of the special meeting, if necessary, and “FOR” each of the Informational Proposals 3a through 3c.

If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the Board of Directors will use their judgment to determine how to vote your shares.  We do not know of any other matters to be presented at the special meeting.

If your Old Equitable common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted.  Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet.  Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

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Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting.  To revoke your proxy, you must advise the corporate secretary of Old Equitable in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the Board of Directors.  Old Equitable will pay the costs of soliciting proxies from its stockholders.  To the extent necessary to permit approval of the Plan of Conversion and Reorganization and the other proposals being considered, Laurel Hill Advisory Group, LLC, our proxy solicitor, and directors, officers or employees of Old Equitable and Equitable Bank may solicit proxies by mail, telephone and other forms of communication.  We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation. For its services as information agent and stockholder proxy solicitor, we will pay Laurel Hill Advisory Group, LLC $6,500 plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Participants in the Employee Stock Ownership Plan

If you participate in Equitable Bank Employee Stock Ownership Plan, you will receive a voting instruction form that reflects all shares you may direct the trustees to vote on your behalf under the plan.  Under the terms of the Employee Stock Ownership Plan, the Employee Stock Ownership Plan trustee votes all shares held by the Employee Stock Ownership Plan, but each Employee Stock Ownership Plan participant may direct the trustee how to vote the shares of common stock allocated to his or her account.  The Employee Stock Ownership Plan trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Old Equitable common stock held by the Employee Stock Ownership Plan and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.  The deadline for returning your voting instructions to the plan’s trustee is [ESOP Deadline].

The Board of Directors recommends that you promptly sign and mark the enclosed proxy in favor of the above described proposals, including the adoption of the Plan of Conversion and Reorganization, and promptly return it in the enclosed envelope.  Voting the proxy card will not prevent you from voting in person at the special meeting. For information on submitting your proxy, please refer to the instructions on the enclosed proxy card.

Your prompt vote is very important.  Failure to vote will have the same effect as voting against the Plan of Conversion and Reorganization.

12

PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

The Boards of Directors of Old Equitable and Equitable Financial MHC have approved the Plan of Conversion and Reorganization of Equitable Financial MHC.  The Plan of Conversion and Reorganization must also be approved by the depositors of Equitable Bank and the stockholders of Old Equitable.  A special meeting of depositors and a special meeting of stockholders have been called for this purpose.  The Federal Reserve Board has approved the application that includes the Plan of Conversion and Reorganization; however, such approval does not constitute a recommendation or endorsement of the Plan of Conversion and Reorganization by the Federal Reserve Board.

General

Pursuant to the Plan of Conversion and Reorganization, our organization will convert from the mutual holding company form of organization to the fully stock form.  Currently, Equitable Bank is a wholly-owned subsidiary of Old Equitable and Equitable Financial MHC owns approximately 57.0% of Old Equitable’s common stock.   The remaining 43.0%of Old Equitable’s common stock is owned by public stockholders.  As a result of the conversion, a newly formed company, New Equitable, will become the holding company of Equitable Bank.  Each share of Old Equitable common stock owned by the public will be exchanged for between 0.7010 shares at the minimum and 0.9484 shares at the maximum of the offering range (or 1.0907 shares at the adjusted maximum of the offering range) of New Equitable common stock, so that Old Equitable’s existing public stockholders will own the same percentage of New Equitable common stock as they owned of Old Equitable’s common stock immediately prior to the conversion (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares).  The actual number of shares that you will receive will depend on the percentage of Old Equitable common stock held by the public immediately prior to the completion of the conversion, the final independent appraisal of New Equitable and the number of shares of New Equitable common stock sold in the offering described in the following paragraph. It will not depend on the market price of Old Equitable common stock.

Concurrently with the exchange offer, New Equitable is offering up to 1,725,000 shares (subject to increase to 1,983,750 shares) of common stock for sale, representing the 57.0% ownership interest of Equitable Financial MHC in Old Equitable, to eligible depositors and to the public at a price of $8.00 per share.  After the conversion and offering are completed, Equitable Bank will be a wholly-owned subsidiary of New Equitable, and 100% of the common stock of New Equitable will be owned by public stockholders.  As a result of the conversion and offering, Old Equitable and Equitable Financial MHC will cease to exist.

New Equitable intends to contribute between $9.3 million and $12.9 million of the net proceeds to Equitable Bank and to retain between $4.0 million and $5.6 million of the net proceeds.  The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the Plan of Conversion and Reorganization.

The Plan of Conversion and Reorganization provides that we will offer shares of common stock in a “subscription offering” in the following descending order of priority:

(i)                                    To depositors with accounts at Equitable Bank with aggregate balances of at least $50 at the close of business on September 30, 2013.

(ii)                                 To our tax-qualified employee benefit plans (including Equitable Bank’s employee stock ownership plan and Equitable Bank’s 401(k) plan), which may subscribe for up to 10% of the shares of common stock sold in the offering.  We expect our employee stock ownership plan to purchase 6% of the shares of common stock sold in the stock offering.

(iii)                              To depositors with accounts at Equitable Bank with aggregate balances of at least $50 at the close of business on March 31, 2015.

(iv)                             To depositors of Equitable Bank at the close of business on May 5, 2015.

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Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in Hall, Lincoln and Douglas Counties, Nebraska, and then to Old Equitable’s public stockholders as of May 5, 2015.  The community offering, if any, may begin concurrently with, during or promptly after the subscription offering.  We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated offering.  Keefe, Bruyette & Woods, Inc. will act as sole book-running manager for the syndicated offering.  We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated offering.  Any determination to accept or reject stock orders in the community offering or syndicated offering will be based on the facts and circumstances available to management at the time of the determination.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated pro forma market value of New Equitable.  All shares of common stock to be sold in the offering will be sold at $8.00 per share.  Investors will not be charged a commission to purchase shares of common stock in the offering.  The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering.  See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

A copy of the Plan of Conversion and Reorganization is available for inspection at each branch office of Equitable Bank and at the Federal Reserve Bank of Kansas City.  The Plan of Conversion and Reorganization is also filed as an exhibit to Equitable Financial MHC’s application to convert from mutual to stock form of which this proxy statement/prospectus is a part, copies of which may be obtained from the Federal Reserve Board.  The Plan of Conversion and Reorganization is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website. See “Where You Can Find Additional Information.”

The Board of Directors recommends that you vote “FOR” the Plan of Conversion and Reorganization of Equitable Financial MHC.

[Remaining sections same as Prospectus under “The Conversion and Offering,” with the following to be added]

Exchange of Existing Stockholders’ Stock Certificates

The conversion of existing outstanding shares of Old Equitable common stock into the right to receive shares of New Equitable common stock will occur automatically at the completion of the conversion.  As soon as practicable after the completion of the conversion, our exchange agent will send a transmittal form to each public stockholder of Old Equitable who holds physical stock certificates.  The transmittal form will contain instructions on how to surrender certificates evidencing Old Equitable common stock in exchange for shares of New Equitable common stock in book entry form, to be held electronically on the books of our transfer agent.  New Equitable will not issue stock certificates.  We expect that a statement reflecting your ownership of shares of common stock of New Equitable common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, Old Equitable stock certificates and other required documents.  Shares held by public stockholders in street name (such as in a brokerage account) will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

No fractional shares of New Equitable common stock will be issued to any public stockholder of Old Equitable when the conversion is completed.  For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $8.00 offering purchase price per share.  Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Old Equitable stock certificates.  If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares in your account.

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You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions.  After the conversion, stockholders will not receive shares of New Equitable common stock and will not be paid dividends on the shares of New Equitable common stock until existing certificates representing shares of Old Equitable common stock are surrendered for exchange in compliance with the terms of the transmittal form.  When stockholders surrender their certificates, any unpaid dividends will be paid without interest.  For all other purposes, however, each certificate that represents shares of Old Equitable common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of New Equitable common stock into which those shares have been converted by virtue of the conversion.

If a certificate for Old Equitable common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.

All shares of New Equitable common stock that we issue in exchange for existing shares of Old Equitable common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the Plan of Conversion and Reorganization at the time of the special meeting, the proposals may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies.  In order to allow proxies that have been received by Old Equitable at the time of the special meeting to be voted for an adjournment, if necessary, Old Equitable has submitted the question of adjournment to its stockholders as a separate matter for their consideration.  The Board of Directors of Old Equitable recommends that stockholders vote “FOR” the adjournment proposal.  If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

The Board of Directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Plan of Conversion and Reorganization.

PROPOSALS 3a THROUGH 3c — INFORMATIONAL PROPOSALS RELATED TO THE ARTICLES OF INCORPORATION OF NEW EQUITABLE

By their approval of the Plan of Conversion and Reorganization as set forth in Proposal 1, the Board of Directors of Old Equitable has approved each of the informational proposals numbered 3a through 3c, all of which relate to provisions included in the articles of incorporation of New Equitable.  Each of these informational proposals is discussed in more detail below.

As a result of the conversion, the public stockholders of Old Equitable, whose rights are presently governed by the charter and bylaws of Old Equitable, will become stockholders of New Equitable, whose rights will be governed by the articles of incorporation and bylaws of New Equitable.  The following informational proposals address the material differences between the governing documents of the two companies.  This discussion is qualified in its entirety by reference to the charter and bylaws of Old Equitable and the articles of incorporation and bylaws of New Equitable.  See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.

The provisions of New Equitable’s articles of incorporation that are summarized as informational proposals 3a through 3c were approved as part of the process in which the Board of Directors of Old Equitable

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approved the Plan of Conversion and Reorganization.  These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the Plan of Conversion and Reorganization.  Old Equitable’s stockholders are not being asked to approve these informational proposals at the special meeting.  While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the Plan of Conversion and Reorganization, regardless of whether stockholders vote to approve any or all of the informational proposals.  The provisions of New Equitable’s articles of incorporation and bylaws that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New Equitable, if such attempts are not approved by the Board of Directors, or may make the removal of the Board of Directors or management, or the appointment of new directors, more difficult.

Informational Proposal 3a. — Approval of a Provision in New Equitable’s Articles of Incorporation Requiring a Super-Majority Vote to Amend Certain Provisions of the Articles of Incorporation of New Equitable.  No amendment of the charter of Old Equitable may be made unless it is first proposed by the Board of Directors, then preliminarily approved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting.  The articles of incorporation of New Equitable generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Section C, D, E or F of Article Fifth (Preferred Stock, Restrictions on Voting Rights of the Corporation’s Equity Securities, Majority Vote and Quorum), Article 7 (Directors), Article 8 (Bylaws), Article 9 (Evaluation of Certain Offers), Article 10 (Indemnification, etc. of Directors and Officers), Article 11 (Limitation of Liability), Article 12 (Choice of Forum) and Article 13 (Amendment of the Articles of Incorporation) must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the Board of Directors may amend the articles of incorporation without any action by the stockholders to increase or decrease the aggregate number of shares of capital stock.

These limitations on amendments to specified provisions of New Equitable’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote.  While this limits the ability of stockholders to amend those provisions, Equitable Financial MHC, as a 57.0% stockholder, currently can effectively block any stockholder proposed change to the charter.

The requirement of a super-majority stockholder vote to amend specified provisions of New Equitable’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquiror.  The Board of Directors believes that the provisions limiting certain amendments to the articles of incorporation will put the Board of Directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of New Equitable and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The Board of Directors recommends that you vote “FOR” the approval of a provision in New Equitable’s articles of incorporation requiring a super-majority vote to approve certain amendments to New Equitable’s articles of incorporation.

Informational Proposal 3b. — Approval of a Provision in New Equitable’s Articles of Incorporation Requiring a Super-Majority Vote of Stockholders to Approve Stockholder Proposed Amendments to New Equitable’s Bylaws.  An amendment to Old Equitable’s bylaws proposed by stockholders must be approved by the holders of a majority of the total votes eligible to be cast at a legal meeting subject to applicable approval by the Federal Reserve Board.  The articles of incorporation of New Equitable provides that stockholders may only amend the bylaws if such proposal is approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.

The requirement of a super-majority stockholder vote to amend the bylaws of New Equitable is intended to ensure that the bylaws are not limited or changed upon a simple majority vote of stockholders. While this limits the ability of stockholders to amend the bylaws, Equitable Financial MHC, as a 57.0% stockholder, currently can

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effectively block any stockholder proposed change to the bylaws.  Also, the Board of Directors of both Old Equitable and New Equitable may by a majority vote amend either company’s bylaws.

This provision in New Equitable’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the bylaws is an important element of the takeover strategy of the potential acquiror. T he Board of Directors believes that the provision limiting amendments to the bylaws will put the Board of Directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of New Equitable and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The Board of Directors recommends that you vote “FOR” the approval of the provision in New Equitable’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder proposed amendments to New Equitable’s bylaws.

Informational Proposal 3c. — Approval of a Provision in New Equitable’s Articles of Incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of New Equitable’s Outstanding Voting Stock.  The articles of incorporation of New Equitable provide that in no event shall any person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter, be entitled or permitted to vote in respect of the shares held in excess of the 10% limit.  Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (i) have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options and (ii) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by New Equitable to be beneficially, owned by such person and his or her affiliates).

The foregoing restriction does not apply to any employee benefit plans of New Equitable or any subsidiary or a trustee of a plan.

The provision in New Equitable’s articles of incorporation limiting the voting rights of beneficial owners of more than 10% of New Equitable’s outstanding voting stock is intended to limit the ability of any person to acquire a significant number of shares of New Equitable common stock and thereby gain sufficient voting control so as to cause New Equitable to effect a transaction that may not be in the best interests of New Equitable and its stockholders generally.  This provision will not prevent a stockholder from seeking to acquire a controlling interest in New Equitable, but it will prevent a stockholder from voting more than 10% of the outstanding shares of common stock unless that stockholder has first persuaded the Board of Directors of the merits of the course of action proposed by the stockholder.  The Board of Directors of New Equitable believes that fundamental transactions generally should be first considered and approved by the Board of Directors as it generally believes that it is in the best position to make an initial assessment of the merits of any such transactions and that its ability to make the initial assessment could be impeded if a single stockholder could acquire a sufficiently large voting interest so as to control a stockholder vote on any given proposal.  This provision in New Equitable’s articles of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most stockholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction.  Thus, it may be deemed to have an anti-takeover effect.

The Board of Directors recommends that you vote “FOR” the approval of a provision in New Equitable’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New Equitable’s outstanding voting stock.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

[Same as Prospectus]

RECENT DEVELOPMENTS

[Same as Prospectus]

FORWARD-LOOKING STATEMENTS

[Same as Prospectus]

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

[Same as Prospectus]

OUR DIVIDEND POLICY

[Same as Prospectus]

MARKET FOR THE COMMON STOCK

[Same as Prospectus]

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

[Same as Prospectus]

CAPITALIZATION

[Same as Prospectus]

PRO FORMA DATA

[Same as Prospectus]

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

[Same as Prospectus]

BUSINESS OF NEW EQUITABLE AND OLD EQUITABLE

[Same as Prospectus]

BUSINESS OF EQUITABLE BANK

[Same as Prospectus]

SUPERVISION AND REGULATION

[Same as Prospectus]

TAXATION

[Same as Prospectus]

MANAGEMENT

[Same as Prospectus]

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BENEFICIAL OWNERSHIP OF COMMON STOCK

[Same as Prospectus]

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

[Same as Prospectus]

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING STOCKHOLDERS OF

EQUITABLE FINANCIAL CORP.

[Same as Prospectus]

RESTRICTIONS ON ACQUISITION OF NEW EQUITABLE

[Same as Prospectus]

DESCRIPTION OF CAPITAL STOCK OF NEW EQUITABLE

FOLLOWING THE CONVERSION

[Same as Prospectus]

TRANSFER AGENT

[Same as Prospectus]

EXPERTS

[Same as Prospectus]

LEGAL MATTERS

[Same as Prospectus]

WHERE YOU CAN FIND ADDITIONAL INFORMATION

[Same as Prospectus]

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2015 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, [Meeting Location], no later than [                        , 2014].  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Provisions of Old Equitable’s Bylaws.  Under Old Equitable’s Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders.  These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must give written notice to the Secretary of Old Equitable at least five (5) days before the date fixed for such meeting.  The notice must include the stockholder’s name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided.

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Provisions of New Equitable’s Bylaws.  New Equitable’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, New Equitable’s Secretary must receive written notice not less than 80 days nor more than 90 days prior to any such meeting; provided, however, that if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice shall be delivered or mailed to and received by the Secretary of New Equitable at the principal executive office of New Equitable not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made. provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting:  (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on New Equitable’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of New Equitable which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of the Corporation; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of these Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

The 2015 annual meeting of stockholders is expected to be held [                  ].   If the conversion is completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no later than [                  ].   If notice is received after [                  ], it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.  If the conversion is not completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us by [                  ].   If notice is received after [                  ], it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this proxy statement/prospectus shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus and Proxy Card are available at [                  ].

OTHER MATTERS

As of the date of this document, the Board of Directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus.  However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

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PART II:                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                          Other Expenses of Issuance and Distribution

		Amount
*	Registrant’s Legal Fees and Expenses	$125,000
*	Registrant’s Accounting Fees and Expenses	125,000
*	Marketing Agent Fees and Expenses(1)	325,000
*	Records Management Fees and Expenses	25,000
*	Printing, Postage, Mailing and EDGAR Fees	115,000
	Filing Fees (SEC, FINRA and Nasdaq)	57,905
*	Transfer Agent Fees and Expenses	12,500
*	Proxy Solicitor Fees and Expenses	15,000
*	Business Plan Fees and Expenses	33,000
*	Appraisal Fees and Expenses	45,000
*	Other	21,595
	Total	$900,000

*                 Estimated.

(1)         Equitable Financial Corp. has retained Keefe, Bruyette & Woods, Inc., A Stifel Company, to assist in the sale of common stock on a best efforts basis.

Item 14.                          Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of Equitable Financial Corp. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE 10.  Indemnification, etc. of Directors and Officers.

A.                                    Indemnification.   The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred herein shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, to the fullest extent permitted by law.

B.                                    Procedure.   If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C.                                    Non-Exclusivity.  The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.                                    Insurance.   The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.                                    Miscellaneous.   The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.                                     Limitations Imposed by Federal Law.   Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11.  Limitation of Liability.   An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.                          Recent Sales of Unregistered Securities

Not Applicable.

Item 16.                          Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)                                 List of Exhibits

1.1	Engagement Letters between Equitable Financial MHC, Equitable Bank and Keefe, Bruyette & Woods, Inc., A Stifel Company*

1.2

Form of Agency Agreement between Equitable Financial MHC, Equitable Financial Corp., a Federal corporation, Equitable Bank and Equitable Financial Corp., a Maryland corporation, and Keefe, Bruyette & Woods, Inc., A Stifel Company*

2.1	Plan of Conversion and Reorganization*

3.1	Articles of Incorporation of Equitable Financial Corp.*

3.2	Bylaws of Equitable Financial Corp.*

4	Form of Common Stock Certificate of Equitable Financial Corp.*

5	Opinion of Cline Williams Wright Johnson & Oldfather, L.L.P. regarding legality of securities being registered*

8.1	Tax Opinion of Cline Williams Wright Johnson & Oldfather, L.L.P.*

10.1

Equitable Financial Corp. 2006 Equity Incentive Plan (Incorporated by reference to Appendix C to Equitable Financial Corp.’s definitive proxy statement on Schedule 14A for the Equitable Financial Corp. Annual Meeting of Shareholders, file no. 000-51514, originally filed on October 2, 2006)+

10.2	Equitable Financial Corp. Employment Agreement with Thomas E. Gdowski+*

21	Subsidiaries of Registrant*

23.1	Consent of Cline Williams Wright Johnson & Oldfather, L.L.P. (contained in Opinions included as Exhibits 5 and 8.1)

23.2	Consent of RP Financial, LC.*

23.3	Consent of McGladrey, LLP

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Equitable Financial Corp. and RP Financial, LC.*

99.2	Letter of RP Financial, LC. with respect to Subscription Rights*

99.3	Appraisal Report of RP Financial, LC.**

99.4	Marketing Materials*

99.5	Stock Order and Certification Form*

99.6	Letter of RP Financial, LC. with respect to Liquidation Accounts*

99.7	Form of Equitable Financial Corp. Stockholder Proxy Card*

+                                       Management contract or compensation plan or arrangement.

*                                       Previously field.

**                                 Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T.  Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.

(b)                             Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.                          Undertakings

The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)                                 That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                                 The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Grand Island, State of Nebraska on May 12, 2015.

EQUITABLE FINANCIAL CORP.

By:	/s/ Thomas E. Gdowski
Thomas E. Gdowski
President and CEO
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Equitable Financial Corp. (the “Company”) hereby severally constitute and appoint Thomas E. Gdowski as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Thomas E. Gdowski may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Thomas E. Gdowski shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Thomas E. Gdowski	President, CEO and Director	May 12, 2015
Thomas E. Gdowski	(Principal Executive Officer)

/s/ Darcy M. Ray	Vice President of Finance and CFO	May 12, 2015
Darcy M. Ray	(Principal Accounting and Financial Officer)

*	Director	May 12, 2015
Vincent J. Dugan

*	Director	May 12, 2015
Levi D. Fisher

*	Director	May 12, 2015
Gary L. Hedman

*	Director	May 12, 2015
Pamela L. Price

*	Director	May 12, 2015
Jack E. Rasmussen

*	Director	May 12, 2015
Douglas J. Redman

*	Director	May 12, 2015
David L. Richardson

*	Director	May 12, 2015
Benedict P. Wassinger, Jr.

*      Pursuant to the Power of Attorney field as Exhibit 24.0 to the Registrant’s Registration Statement on Form S-1 field on March 12, 2015.